FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-207340-08

December 13, 2017

FREE WRITING PROSPECTUS

STRUCTURAL AND COLLATERAL TERM SHEET

$890,961,565

(Approximate Total Mortgage Pool Balance)

$794,069,000

(Approximate Offered Certificates)

UBS 2017-C7

UBS Commercial Mortgage Securitization Corp.

Depositor

UBS AG Société Générale Ladder Capital Finance LLC KeyBank National Association Cantor Commercial Real Estate Lending, L.P. Natixis Real Estate Capital LLC

Sponsors and Mortgage Loan Sellers

UBS Securities LLC Cantor Fitzgerald & Co. Société Générale

Co-Lead Managers and Joint Bookrunners

KeyBanc Capital Markets Academy Securities NATIXIS

Co-Managers

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-207340) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-877-713-1030 (8 a.m. – 5 p.m. EST). The Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale and ultimately by the final prospectus relating to the offered certificates. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000, as amended, or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of the offered certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the offered certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of UBS Securities LLC, SG Americas Securities, LLC, Cantor Fitzgerald & Co., KeyBanc Capital Markets Inc., Natixis Securities Americas LLC, or Academy Securities, Inc. or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the offered certificates. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The offered certificates described herein are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with such class of certificates. For those reasons and for the reasons set forth under the heading “Risk Factors” in the Preliminary Prospectus, the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of such certificates. The interaction of these factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the certificates. Potential investors are advised and encouraged to review the Preliminary Prospectus in full and to consult with their legal, tax, accounting and other advisors prior to making any investment in the offered certificates described in this free writing prospectus.

This free writing prospectus is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this free writing prospectus may not pertain to any securities that will actually be sold. The information contained in this free writing prospectus may be based on assumptions regarding market conditions and other matters as reflected in this free writing prospectus. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this free writing prospectus should not be relied upon for such purposes. The Underwriters and their respective affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this free writing prospectus may, from time to time, have long or short positions in, and buy or sell, the offered certificates mentioned in this free writing prospectus or derivatives thereof (including options). Information contained in this free writing prospectus is current as of the date appearing on this free writing prospectus only. None of UBS Securities LLC, SG Americas Securities, LLC, Cantor Fitzgerald & Co., KeyBanc Capital Markets Inc., Natixis Securities Americas LLC, or Academy Securities, Inc. provides accounting, tax or legal advice.

The issuing entity will be relying upon an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” in the Preliminary Prospectus). See also “Legal Investment” in the Preliminary Prospectus.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

UBS 2017-C7

Capitalized terms used but not defined herein have the meanings assigned to them in the preliminary prospectus expected to be dated December 13, 2017 relating to the offered certificates (hereinafter referred to as the “Preliminary Prospectus”).

KEY FEATURES OF SECURITIZATION

Offering Terms:
Co-Lead Managers and Joint Bookrunners:	UBS Securities LLC SG Americas Securities, LLC Cantor Fitzgerald & Co.

Co-Managers:	KeyBanc Capital Markets Inc. Natixis Securities Americas LLC Academy Securities, Inc.

Mortgage Loan Sellers:	UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”) 20.5%, Société Générale (“SG”) 19.4%, Ladder Capital Finance LLC (“LCF”) 18.5%, KeyBank National Association (“KeyBank”) 17.8%, Cantor Commercial Real Estate Lending, L.P. (“CCRE”) 16.8%, Natixis Real Estate Capital LLC (“Natixis”) 7.0%.

Master Servicer:	Wells Fargo Bank, National Association

Operating Advisor:	Pentalpha Surveillance LLC

Asset Representations Reviewer:	Pentalpha Surveillance LLC

Special Servicer:	KeyBank National Association

Trustee:	Wilmington Trust, National Association

Certificate Administrator:	Wells Fargo Bank, National Association

Rating Agencies:	Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc.

U.S. Credit Risk Retention:

UBS AG is expected to act as the “retaining sponsor” for this securitization and intends to satisfy the U.S. credit risk retention requirement through the purchase by Prime Finance CMBS B-Piece Holdco XV, LP or an affiliate as a third party purchaser (as defined in Regulation RR), from the initial purchasers, on the Closing Date, of an “eligible horizontal residual interest”. The aggregate estimated fair value of the “eligible horizontal residual interest” will equal at least 5% of the estimated fair value of all of the Certificates (other than the Class R certificates) issued by the issuing entity.

The pooling and servicing agreement will include the required provisions applicable to an operating advisor necessary for the securitization to comply with the credit risk retention rules utilizing the “third party purchaser” option. See “Operating Advisor” below. For additional information, see “Credit Risk Retention” below.

EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.

Determination Date:	The 11th day of each month, or if such 11th day is not a business day, the succeeding business day, commencing in January 2018.

Distribution Date:	The 4th business day following the Determination Date in each month, commencing in January 2018.

Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in December 2017 (or, in the case of any mortgage loan that has its first due date after December 2017, the date that would have been its due date in December 2017 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date:	On or about December 28, 2017

Minimum Denominations:	$10,000 (or $1,000,000 with respect to the Class X Certificates) and in each case in multiples of $1 thereafter.

Clean-up Call:	1.0% (calculated without regard to the AvidXchange Headquarters mortgage loan, if the clean-up call occurs after January 2028 and such mortgage loan remains an asset of the trust fund).

Distribution of Collateral by Property Type

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C7

TRANSACTION HIGHLIGHTS

Mortgage Loan Sellers	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Outstanding Pool Balance(1)
UBS AG(2)	14	26	$182,817,070	20.5%
Société Générale(2)	8	24	$172,615,000	19.4%
Ladder Capital Finance LLC	10	27	$165,039,814	18.5%
KeyBank National Association	10	29	$158,380,681	17.8%
Cantor Commercial Real Estate Lending, L.P. (2)	7	15	$149,889,000	16.8%
Natixis Real Estate Capital LLC	1	1	$62,220,000	7.0%
Total	48	109	$890,961,565	100.0%

Pooled Collateral Facts:
Initial Outstanding Pool Balance:	$890,961,565
Number of Mortgage Loans:	48
Number of Mortgaged Properties:	109
Average Mortgage Loan Cut-off Date Balance:	$18,561,699
Average Mortgaged Property Cut-off Date Balance:	$8,173,959
Weighted Average Mortgage Rate:	4.606%
Weighted Average Mortgage Loan Original Term to Maturity Date (months):	119
Weighted Average Mortgage Loan Remaining Term to Maturity Date (months):	119
Weighted Average Mortgage Loan Seasoning (months):	1
% of Mortgaged Properties Leased to a Single Tenant:	9.1%
% of Mortgage Loans Secured by a Property or a Portfolio of Mortgaged Properties Leased to a Single Tenant:	5.2%

Credit Statistics:
Weighted Average Mortgage Loan U/W NCF DSCR(3):	2.06x
Weighted Average Mortgage Loan Cut-off Date LTV(3)(4):	57.8%
Weighted Average Mortgage Loan Maturity Date LTV(3)(4):	51.3%
Weighted Average U/W NOI Debt Yield(3)(4):	11.8%

Amortization Overview:
% Mortgage Loans with Amortization through Maturity Date:	38.2%
% Mortgage Loans which pay Interest Only through Maturity Date:	33.9%
% Mortgage Loans which pay Interest Only followed by Amortization through Maturity Date:	27.9%
Weighted Average Remaining Amortization Term (months)(5):	354

Loan Structural Features:
% Mortgage Loans with Upfront or Ongoing Tax Reserves:	86.3%
% Mortgage Loans with Upfront or Ongoing Replacement Reserves(6):	66.0%
% Mortgage Loans with Upfront or Ongoing Insurance Reserves:	68.2%
% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(7):	75.4%
% Mortgage Loans with Upfront Engineering Reserves:	53.5%
% Mortgage Loans with Upfront or Ongoing Other Reserves:	63.0%
% Mortgage Loans with In Place Hard Lockboxes:	64.3%
% Mortgage Loans with Cash Traps Triggered at DSCR Levels ≥ 1.05x:	86.7%
% Mortgage Loans with Defeasance Only After a Lockout Period and Prior to an Open Period:	71.4%
% Mortgage Loans with Prepayment with a Yield Maintenance Charge Only After a Lockout Period and Prior to an Open Period:	16.4%
% Mortgage Loans with Lockout Followed by a Period of Prepayment with a Yield Maintenance Charge Followed by a Period of Prepayment with a Yield Maintenance Charge or Defeasance Followed by an Open Period:	6.7%
% Mortgage Loans with Prepayment with a Yield Maintenance Charge or Defeasance After a Prepayment with a Yield Maintenance Charge Period Prior to an Open Period:	3.1%
% Mortgage Loans with Prepayment with a Yield Maintenance Charge or Defeasance After a Lockout Period and Prior to an Open Period:	2.4%

Please see footnotes on following page.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C7

TRANSACTION HIGHLIGHTS

(1)	Unless otherwise indicated, all references to “% of Outstanding Pool Balance” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to December 2017.

(2)	The UBS AG, Société Générale, and Cantor Commercial Real Estate Lending, L.P. allocations include the AFIN Portfolio (1 loan and 12 properties) and Tryad Industrial & Business Center (1 loan and 1 property) loans respectfully.

(3)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(4)	With respect to the mortgage loan secured by the mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Eagle Multifamily Portfolio, the Cut-off Date LTV, Maturity Date LTV, and appraised value are based on the “As-Renovated” appraised value of $22,200,000 for the Bay Mortgaged Property as of October 24, 2018, which assumes the completion of $2,700,000 in renovations for which the lender reserved at origination. The “As-Is” appraised value for the Bay Mortgaged Property is $19,500,000. The appraised value for the Eagle Multifamily Portfolio Mortgaged Properties assuming the “As-Is” appraised value is $79,700,000 as of October 24, 2017. The Cut-off Date LTV and Maturity Date LTV assuming the “As-Is” appraised value for the Eagle Multifamily Portfolio Mortgaged Properties are 74.7% and 65.8%, respectively. With respect to the whole loan secured by the mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as HRC Hotels Portfolio, the Cut-off Date LTV, Maturity Date LTV, and appraised value are based on the “As Portfolio” appraised value of $129,000,000 which reflects a 7.1% premium to $120,500,000, the aggregate sum of the “As-Is” and “As-Complete” appraised values, as applicable, for each of the HRC Hotels Portfolio Mortgaged Properties. The Cut-off Date LTV and Maturity Date LTV based on the appraised value on a stand-alone basis are 57.9% and 47.8%, respectively. Additionally, the “As-Complete” appraised value of $23,000,000 is being utilized for the Hampton Inn Traverse City Mortgaged Property, which assumes the completion of certain property improvements, for which the lender has fully reserved. The “As-Is” appraised value for the Hampton Inn Traverse City Mortgaged Property is $18,300,000. The Cut-off Date LTV and Maturity Date LTV based on the “As-Is” appraised value for each mortgaged property in the portfolio of $115,800,000 are 60.3% and 49.7%, respectively. With respect to the whole loan secured by the mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Griffin Portfolio, the Cut-off Date LTV, Maturity Date LTV, and appraised value are based on the “As-Is Portfolio Value” conclusion which includes a portfolio premium to the portfolio mortgaged properties if sold together on a bulk basis. The sum of the “As-Is” appraised values on a stand-alone basis is $592,060,000. The Cut-off Date LTV and Maturity Date LTV based on the aggregate stand-alone appraised “As-Is” appraised values are 63.3% and 63.3%, respectively. With respect to the whole loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Marketplace at Four Corners, the Cut-off Date LTV and Maturity Date LTV have been calculated based on the “As-Is” appraised value of $58.0 million; however, such mortgaged property was under a contract for sale dated October 19, 2017 with an agreed purchase price of $56.0 million. The Cut-off Date LTV and Maturity Date LTV based on the agreed upon purchase price are 75.0% and 61.5%, respectively. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Holiday Inn Express & Suites Charlotte Airport, the Cut-off Date LTV, Maturity Date LTV, U/W NOI Debt Yield and U/W NCF Debt Yield are based on the mortgage loan amount net of the $443,705 earnout reserve that was escrowed at origination. The Cut-off Date LTV, Maturity Date LTV, U/W NOI Debt Yield and U/W NCF Debt Yield based on the total mortgage loan amount without regard to the earnout reserve are 62.5%, 56.2%, 11.9% and 10.5%, respectively. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as 660 NCX, the Cut-off Date LTV, Maturity Date LTV, U/W NOI Debt Yield and U/W NCF Debt Yield are based on the mortgage loan amount net of the $410,000 Southwest Tow holdback reserve and the $260,000 Verizon holdback reserve that were escrowed at origination. The Cut-off Date LTV, Maturity Date LTV, U/W NOI Debt Yield and U/W NCF Debt Yield based on the total mortgage loan amount without regard to the holdback reserves are 70.2%, 59.3%, 13.0% and 10.7%, respectively. For additional information, see “Description of the Mortgage Pool—Mortgage Pool Characteristics – Appraised Value” in the Preliminary Prospectus and the footnotes to Annex A-1 in the Preliminary Prospectus.

(5)	Excludes mortgage loans that are interest-only for the full loan term.

(6)	Includes FF&E Reserves.

(7)	Represents the percent of the allocated aggregate principal balance of the mortgage pool as of the Cut-off Date of retail, office, industrial, mixed use, and the Greenpoint Multifamily Portfolio properties only.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C7

STRUCTURE OVERVIEW

OFFERED CERTIFICATES

Class(1)	Ratings(2) (Fitch/KBRA/Moody’s)	Initial Certificate Principal Balance or Notional Amount(3)		Initial Subordination Levels	Expected Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
Class A-1	AAAsf / AAA(sf) / Aaa(sf)	33,907,000		30.000%(7)	2.72	1-59	40.5%	16.9%
Class A-2	AAAsf / AAA(sf) / Aaa(sf)	49,837,000		30.000%(7)	4.92	59-61	40.5%	16.9%
Class A-SB	AAAsf / AAA(sf) / Aaa(sf)	47,439,000		30.000%(7)	7.30	61-114	40.5%	16.9%
Class A-3	AAAsf / AAA(sf) / Aaa(sf)	231,470,000		30.000%(7)	9.74	114-119	40.5%	16.9%
Class A-4	AAAsf / AAA(sf) / Aaa(sf)	261,020,000		30.000%(7)	9.95	119-120	40.5%	16.9%
Class X-A(8)	AAAsf / AAA(sf) / Aaa(sf)	623,673,000	(9)	N/A	N/A	N/A	N/A	N/A
Class X-B(8)	A-sf / AAA(sf) / NR	170,396,000	(9)	N/A	N/A	N/A	N/A	N/A
Class A-S	AAAsf / AAA(sf) / Aa3(sf)	98,005,000		19.000%	9.96	120-120	46.8%	14.6%
Class B	AA-sf / AA(sf) / NR	36,753,000		14.875%	10.05	120-121	49.2%	13.9%
Class C	A-sf / A-(sf) / NR	35,638,000	(11)	10.875%	10.05	121-121	51.5%	13.2%

NON-OFFERED CERTIFICATES(10)

Class(1)	Ratings(2) (Fitch/KBRA/Moody’s)	Initial Certificate Principal Balance or Notional Amount(3)		Initial Subordination Levels	Expected Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
Class D-RR	BBBsf / BBB+(sf) / NR	21,160,000	(11)	8.500%	10.05	121-121	52.9%	12.9%
Class E-RR	BBB-sf / BBB-(sf) / NR	17,820,000		6.500%	10.05	121-121	54.0%	12.6%
Class F-RR	BB-sf / BB-(sf) / NR	17,819,000		4.500%	10.05	121-121	55.2%	12.4%
Class G-RR	B-sf / B(sf) / NR	8,909,000		3.500%	12.81	121-181	55.8%	12.2%
Class NR-RR	NR / NR / NR	31,184,565		0.000%	15.05	181-181	57.8%	11.8%

Please see footnotes on following page.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C7

STRUCTURE OVERVIEW

(1)	The per annum pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR Certificates will equal one of: (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) or (iii) a rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (30-day months) less a specified percentage, which percentage may be zero.

(2)	Ratings shown are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus. Fitch, KBRA and Moody’s have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.

(3)	Approximate; subject to a permitted variance of plus or minus 5% on the Closing Date. In addition, the notional amounts of the Class X-A and Class X-B Certificates may vary depending upon the final pricing of the classes of principal balance certificates whose certificate principal balances comprise such notional amounts and, if as a result of such pricing the pass-through rate of the Class X-A and Class X-B Certificates, as applicable, would be equal to zero, such class of certificates will not be issued on the Closing Date of this securitization.

(4)	The principal window is expressed in months following the Closing Date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The expected weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no defaults or subsequent losses on the mortgage loans; (ii) no extensions of maturity dates of the mortgage loans; (iii) payment in full on the stated maturity date; and (iv) no prepayments of the mortgage loans prior to maturity. See the structuring assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

(5)	“Certificate Principal to Value Ratio” for any class of principal balance certificates is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate principal balance of the subject class of principal balance certificates and all other classes of principal balance certificates that are senior to such class, and the denominator of which is the total initial certificate principal balance of all the principal balance certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(6)	“Underwritten NOI Debt Yield” for any class of principal balance certificates is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate principal balance of all the principal balance certificates, and the denominator of which is the total initial certificate principal balance of the subject class of principal balance certificates and all other classes of principal balance certificates, if any, that are senior to such class. The Underwritten NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(7)	The initial subordination levels for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates in the aggregate.

(8)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date.

For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(9)	The Class X-A and Class X-B certificates (collectively referred to as the “Class X Certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates.

(10)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class R certificates, which do not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date, and which are not shown in the chart. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.

(11)	The approximate initial Certificate Balances of the Class C and Class D-RR Certificates are estimated based in part on the estimated ranges of Certificate Balances and estimated fair values described in “Credit Risk Retention” in the Preliminary Prospectus. The Class C Certificate Balances are expected to fall within a range of $34,156,000 and $35,638,000, with the ultimate Certificate Balance determined such that the aggregate fair value of the Yield-Priced Principal Balance Certificates will equal at least 5% of the estimated fair value of all the classes of certificates (other than the Class R Certificates) issued by the issuing entity. The Class D-RR Certificate Balances are expected to fall within a range of $21,160,000 and $22,642,000, with the ultimate Certificate Balance determined such that the aggregate fair value of the Yield-Priced Principal Balance Certificates will equal at least 5% of the estimated fair value of all the classes of certificates (other than the Class R Certificates) issued by the issuing entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Class A-2 Principal Paydown(1)

Class	Mortgage Loan Seller	Mortgage Loan	Property Type	Cut-off Date Balance	Remaining Term to Maturity (Mos.)	Cut-off Date LTV Ratio(2)	U/W NCF DSCR(2)	U/W NOI Debt Yield(2)
A-2	CCRE	Greenpoint Multifamily Portfolio	Multifamily	$25,400,000	59	58.4%	1.40x	6.8%
A-2	UBS AG	Town Center Commons	Retail	$10,185,000	60	70.0%	1.76x	10.3%
A-2	LCF	Holiday Inn Express & Suites Charlotte Airport	Hospitality	$10,000,000	60	59.7%	1.41x	12.5%
A-2	SG	Essex Centre	Office	$4,000,000	60	69.0%	1.45x	11.5%

(1)	This table reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 certificates, assuming (i) that none of the mortgage loans experience prepayments (prior to maturity or anticipated repayment date, as applicable), defaults or losses, (ii) there are no extensions of maturity dates and (iii) each mortgage loan is paid in full on its stated maturity date or anticipated repayment date, as applicable. See “Yield and Maturity Considerations—Yield Considerations” in the Preliminary Prospectus.

(2)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, Cut-Off Date LTV Ratio, U/W NCF DSCR and U/W NOI Debt Yield includes any related pari passu companion loans and excludes any subordinate companion loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Principal Distributions:

Payments in respect of principal of the certificates will be distributed, first, to the Class A-SB Certificates, until the certificate principal balance of such class is reduced to the planned principal balance for the related Distribution Date set forth on Annex E to the Preliminary Prospectus, then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR Certificates, in that order, until the certificate principal balance of each such class is reduced to zero. Notwithstanding the foregoing, if the aggregate certificate principal balances of the Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR Certificates have been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, or if the aggregate Cumulative Appraisal Reduction Amount equals or exceeds the aggregate certificate principal balances of the Class A-S through Class NR-RR Certificates, distributions in respect of principal of the certificates will be distributed, first, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, on a pro rata basis, based on the certificate principal balance of each such class, then, to the extent of any recoveries on realized losses, to the Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR Certificates, in that order, in each case until the certificate principal balance of each such class is reduced to zero (or previously allocated realized losses have been fully reimbursed).

The Class X Certificates will not be entitled to receive distributions of principal; however, (i) the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates and (ii) the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class A-S, Class B and Class C Certificates.

Interest Distributions:

On each Distribution Date, interest accrued for each class of the certificates at the applicable pass-through rate will be distributed in the following order of priority, to the extent of available funds: first, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A and Class X-B Certificates, on a pro rata basis, based on the accrued and unpaid interest on each such class and then, to the Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR Certificates, in that order, in each case until the interest payable to each such class is paid in full.

The per annum pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR Certificates for each Distribution Date will equal one of: (i) a fixed rate, (ii) a variable rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) for the related distribution date, (iii) a variable rate equal to the lesser of (a) a fixed rate and (b) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) for the related distribution date or (iv) a variable rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (30-day months) for the related distribution date less a specified percentage, which percentage may be zero.

As further described in the Preliminary Prospectus, the per annum pass-through rate on the Class X-A Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on a 30/360 basis), over (b) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, weighted on the basis of their respective certificate balances outstanding immediately prior to that Distribution Date as described in the Preliminary Prospectus. The per annum pass-through rate on the Class X-B Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on a 30/360 basis), over (b) the weighted average of the pass-through rates of the Class A-S, Class B and Class C Certificates, weighted on the basis of their respective certificate balances outstanding immediately prior to that Distribution Date as described in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Prepayment Interest Shortfalls:	Prepayment interest shortfalls will be allocated pro rata based on interest entitlements, in reduction of the interest otherwise payable with respect to each of the interest-bearing classes of certificates.

Realized Loss Allocation:	On each distribution date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any successor REO loans, expected to be outstanding immediately following that distribution date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that distribution date. Such amount will be applied to the Class NR-RR, Class G-RR, Class F-RR, Class E-RR, Class D-RR, Class C, Class B and Class A-S certificates, in that order, in each case until the related Certificate Balance has been reduced to zero, and then to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Prepayment Premiums/Yield Maintenance Charges:

If any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage loan, then on the immediately succeeding distribution date, the certificate administrator will pay that yield maintenance charge or prepayment premium in the following manner: (a) to the holders of each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B and Class C certificates, the product of (x) such yield maintenance charge or prepayment premium, (y) the related Base Interest Fraction for such class, and (z) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to such classes of Principal Balance Certificates for that distribution date, (b) to the holders of the Class X-A certificates, the excess, if any, of (x) the product of (1) such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B and Class C certificates for that distribution date, over (y) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates as described above, and (c) to the holders of the Class X-B certificates, any remaining portion of such yield maintenance charge or prepayment premium not distributed as described above.

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class NR-RR or Class R Certificates.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, however, that: under no circumstances will the Base Interest Fraction be greater than 1.0; if the discount rate referred to above is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass-through rate on that class, then the Base Interest Fraction will equal zero; and if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate - Discount Rate)
(Mortgage Rate - Discount Rate)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Whole Loans:

The mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as One State Street, AFIN Portfolio, National Office Portfolio, Tryad Industrial & Business Center, HRC Hotels Portfolio, Griffin Portfolio, General Motors Building, Marketplace at Four Corners, Harmon Corner, Belden Park Crossing, Murrieta Plaza and Airport Investment & Airport Outlook each secure both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. The National Office Portfolio whole loan, the HRC Hotels Portfolio whole loan, the Marketplace at Four Corners whole loan and the Belden Park Crossing whole loan will be principally serviced under the PSA for the UBS 2017-C7 securitization (each, a “Serviced Whole Loan”). The Griffin Portfolio whole loan is being serviced under the pooling and servicing agreement for the BANK 2017-BNK8 securitization. The General Motors Building whole loan is being serviced under the trust and servicing agreement for the BXP 2017-GM securitization. The Harmon Corner whole loan, the Murrieta Plaza whole loan and the Airport Investment & Airport Overlook whole loan are expected to be serviced under the pooling and servicing agreement for the UBS 2017-C6 securitization. The One State Street whole loan, the AFIN Portfolio whole loan and the Tryad Industrial & Business Center whole loan (each a “Servicing Shift Whole Loan” and collectively the “Servicing Shift Whole Loans”) are expected to initially be serviced under the UBS 2017-C7 PSA until the date of securitization of the related controlling pari passu note (each a “Servicing Shift Securitization Date”), after which the related whole loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu note (each a “Servicing Shift PSA”). The master servicer and special servicer under the related Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2017-C7 certificates after the securitization of the related controlling pari passu note.

As of the Closing Date, the pari passu companion loans in the whole loans are expected to be held by the party identified below under “Overview of Mortgage Pool Characteristics—Pari Passu Companion Loan Summary”.

Control Rights and Directing Certificateholder:

The “Directing Certificateholder” (i) with respect to a Servicing Shift Mortgage Loan, will be the related Loan-Specific Directing Certificateholder, and (ii) with respect to each Serviced Mortgage Loan (other than the Servicing Shift Mortgage Loans), will be the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided that (in the case of clause (ii) above) (1) absent that selection, (2) until a Directing Certificateholder is so selected, or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that (i) in the case of clause (3) of the preceding proviso, if no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans. Furthermore, the Directing Certificateholder will also have the right to receive notice and consent to certain material actions that the Master Servicer and the Special Servicer proposes to take with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans.

It is expected that Prime Finance CMBS B-Piece Holdco XV, L.P., or its affiliate, will be the initial Directing Certificateholder with respect to each Serviced Mortgage Loan (other than with respect to the Servicing Shift Mortgage Loans) and any related Serviced Companion Loans.

With respect to the One State Street mortgage loan and the General Motors Building mortgage loan, the rights of the Directing Certificateholder will be subject to the rights of the holder of the related subordinate companion loan. For a description of the rights of the holder

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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of the Subordinate Companion Loan with respect to the Serviced AB Whole Loan, see “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—One State Street Whole Loan” in the Preliminary Prospectus. With respect to the One State Street mortgage loan and the General Motors Building mortgage loan, the rights of the Directing Certificateholder described above will be subject to the consultation rights of the holders of the related pari passu companion loans as described below. With respect to each of the Servicing Shift Whole Loans, prior to the applicable Servicing Shift Securitization Date, the rights of the Directing Certificateholder described above will be, in each such case, subject to the control rights of the related controlling pari passu companion loan(s) as described below.

Notwithstanding any contrary description set forth above, with respect to the AFIN Portfolio mortgage loan and the Tryad Industrial & Business Center mortgage loan, the holders of the related pari passu companion loan(s) in the related whole loan (or its representative, including any directing certificateholder under any securitization of such pari passu companion loan(s)) will have consultation rights with respect to asset status reports and material special servicing actions involving the related whole loan, as provided for in the related intercreditor agreement and as described in the Preliminary Prospectus, and those rights will be in addition to the rights of the directing certificateholder in this transaction described above.

Notwithstanding any contrary description set forth above, with respect to the Griffin Portfolio mortgage loan, the General Motors Building mortgage loan, the Harmon Corner mortgage loan, the Murrieta Plaza mortgage loan and the Airport Investment & Airport Overlook mortgage loan, in general the related whole loan will be serviced under the pooling and servicing agreement or trust and servicing agreement as indicated in the “Pari Passu Companion Loan Summary” table below, which grants the related directing certificateholder under the related securitization control rights that may include the right to approve or disapprove various material servicing actions involving the related whole loan. The directing certificateholder for this securitization (so long as no Consultation Termination Event has occurred and is occurring) will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of the related whole loan, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the directing certificateholder (or equivalent) under the related securitization.

Notwithstanding any contrary description set forth above, with respect to each of the One State Street mortgage loan, the AFIN Portfolio mortgage loan and the Tryad Industrial & Business Center mortgage loan, in general, the related whole loan will be serviced (i) prior to the applicable Servicing Shift Securitization Date, under the pooling and servicing agreement for this securitization and (ii) after the applicable Servicing Shift Securitization Date, under the related Servicing Shift PSA, which grants, or is expected to grant, to the related controlling noteholder control rights that include the right to approve or disapprove various material servicing actions involving the related Whole Loan. The Directing Certificateholder for this securitization will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing each Servicing Shift Whole Loan, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the controlling noteholder, and the securitization of each related controlling pari passu companion loan will not limit the consultation rights of the Directing Certificateholder under this securitization.

For a description of the directing holder for each Non-Serviced Whole Loan, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—The Directing Certificateholder—Rights of the Directing Certificateholder with respect to the Non-Serviced Mortgage Loans or the Servicing Shift Whole Loans” in the Preliminary Prospectus.

Control Eligible Certificates:	Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR Certificates.

Controlling Class:	The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (as defined below) allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class NR-RR certificates.

Appraised-Out Class:

An “Appraised-Out Class” is any class of Control Eligible Certificates that is determined at any time of determination to no longer be the Controlling Class as a result of the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of the constituent classes. Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class, and the rights of the Controlling Class will be exercised by the next most subordinate class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

With respect to the Serviced AB Whole Loan, the holder of the related controlling Subordinate Companion Loan may in certain circumstances post collateral to avoid a change of control as described in “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—One State Street Whole Loan” in the Preliminary Prospectus.

Remedies Available to Holders of an Appraised-Out Class:	The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order a (or, with respect to a Non-Serviced Mortgage Loan, require the Master Servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any mortgage loan (or Serviced Whole Loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). With respect to any Serviced Mortgage Loan, the Special Servicer will be required to use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the Master Servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the Special Servicer. Upon receipt of such supplemental appraisal, the Master Servicer (for Collateral Deficiency Amounts on Non-Serviced Mortgage Loans), the Non-Serviced Special Servicer (for Appraisal Reduction Amounts on Non-Serviced Mortgage Loans to extent provided for in the applicable Non-Serviced PSA and applicable intercreditor agreement) and the Special Servicer (for any mortgage loan other than any Non-Serviced Mortgage Loan) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, such person will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (for any mortgage loan other than any Non-Serviced Mortgage Loan) receipt of information requested by the Special Servicer from the Master Servicer. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable. The Certificate Administrator, the Operating Advisor and the Special Servicer will be entitled to conclusively rely on the Master Servicer’s calculation or determination of any Collateral Deficiency Amount with respect to Non-Serviced Mortgage Loans.

Control Rights:	Subject to the rights of the Subordinate Companion Loan solely with respect to the Serviced AB Whole Loan, described under “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—One State Street Whole Loan” in the Preliminary Prospectus, prior to a Control Termination Event, and the rights of the holder of the related controlling pari passu companion loan with respect to each Servicing Shift Whole Loan, the Directing Certificateholder appointed by the Controlling Class Certificateholder will have certain consent and consultation rights under the PSA with respect to certain major decisions and other matters. A “Control Termination Event” will occur when (i) the Class D-RR certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of such class; or (ii) a holder of the Class D-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder; provided, however, that a Control Termination Event will not be deemed continuing in the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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event that the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder appointed by the Controlling Class Certificateholder will not have any consent rights, but such Directing Certificateholder will have certain non-binding consultation rights under the PSA with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; or (ii) a holder of the Class D-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder (provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class D-RR certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder); provided, however, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder appointed by the Controlling Class Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the PSA.

In no event will a Control Termination Event or a Consultation Termination Event affect the rights of a Loan Specific Directing Certificateholder.

Notwithstanding the proviso to the definitions of “Control Termination Event” and “Consultation Termination Event,” a Control Termination Event and a Consultation Termination Event will be deemed to have occurred with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan.

An “Excluded Loan” means a mortgage loan or whole loan with respect to which the Directing Certificateholder or, except in the case of a Servicing Shift Whole Loan, the holder of the majority of the Controlling Class is a Borrower Party. It is expected that there will be no Excluded Loans as of the Closing Date with respect to this securitization.

“Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the consent and/or consultation rights of a Controlling Class Certificateholder with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each Non-Serviced Whole Loan, the Directing Certificateholder will only have

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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STRUCTURE OVERVIEW
certain consultation rights with respect to certain “major decisions” and other matters related to such whole loan, in each case only prior to a Control Termination Event or Consultation Termination Event, as applicable, and the controlling noteholder (or its representative) will be entitled to similar consent and/or consultation rights with respect to such whole loan.

Operating Advisor Consultation Event:	An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR Certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.

Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder generally may replace the Special Servicer with or without cause at any time.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder appointed by the Controlling Class Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible classes of certificates as described in “Replacement of Special Servicer by Vote of Certificateholders” below.

Notwithstanding the foregoing, with respect to the Serviced AB Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, and with respect to a Servicing Shift Whole Loan, the Directing Certificateholder appointed by the Controlling Class Certificateholder will not be entitled to exercise the above-described rights and the holder of such Subordinate Companion Loan will be entitled to replace the Special Servicer with or without cause in accordance with the PSA and the related intercreditor agreement. However, during a Control Appraisal Period with respect to the Serviced AB Whole Loan, the Directing Certificateholder appointed by the Controlling Class Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to the Serviced AB Whole Loan as it does for the other mortgage loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—One State Street Whole Loan” in the Preliminary Prospectus.

The Operating Advisor may also recommend the replacement of the Special Servicer at any time as described in “Operating Advisor” below.

Replacement of Special Servicer by Vote of Certificateholders:

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights of all classes of certificates entitled to principal (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the related Special Servicer (other than with respect to the Servicing Shift Whole Loan) with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders of a Rating Agency Confirmation from each applicable Rating Agency, the Certificate Administrator will be required to promptly post such notice on its internet website and by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of at least 66 2/3% of a Certificateholder Quorum, the Trustee will be required to immediately replace the Special Servicer with a qualified replacement special servicer designated by such holders of certificates.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer or the Asset Representations Reviewer, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the Asset Representations Reviewer, any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all classes of certificates entitled to principal on an aggregate basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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STRUCTURE OVERVIEW

With respect to each Serviced Whole Loan, any holder of a related pari passu companion loan, following a Servicer Termination Event with respect to the related Special Servicer that remains unremedied and affects such holder, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided that any successor special servicer appointed to replace the Special Servicer with respect to such whole loan can generally not be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan, without the prior written consent of such holder of the related Serviced Companion Loan.

With respect to any Non-Serviced Whole Loan, the UBS Commercial Mortgage Trust 2017-C7, as holder of the related mortgage loan, has the right to terminate the Special Servicer under the related pooling and servicing agreement if a servicer termination event occurs, with respect to such special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Control Termination Event (or the Special Servicer (consistent with the servicing standard), following the occurrence and during the continuance of a Control Termination Event). The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

Cap on Workout and Liquidation Fees:	The Special Servicer will also be entitled (i) liquidation fees generally equal to 1.0% (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to such rate as would result in an aggregate liquidation fee equal to $25,000) of liquidation proceeds and certain other collections in respect of a Specially Serviced Loan (and any related Serviced Companion Loan) or related REO Property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers (less any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan or REO Property and received by the Special Servicer within the prior 12 months); and (ii) workout fees generally equal to 1.0% (or, with respect to interest and principal payments made in respect of a rehabilitated mortgage loan (and any related Serviced Companion Loan), subject to a floor of $25,000 with respect to any mortgage loan, whole loan or related REO Property, subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicer Compensation”.

Special Servicer Compensation:

The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each Serviced Mortgage Loan that is a Specially Serviced Loan (and any related Serviced Companion Loan) or as to which the related mortgaged property has become an REO Property at the special servicing fee rate, which will be a rate equal to the greater of a per annum rate of 0.25% and the rate that would result in a special servicing fee of $3,500. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related Specially Serviced Loan or REO Property and, then, from general collections on all the mortgage loans (other than a Non-Serviced Mortgage Loan) and any REO Properties.

With respect to any Non-Serviced Mortgage Loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such Non-Serviced Mortgage Loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Operating Advisor:

The Operating Advisor will initially be Pentalpha Surveillance LLC. The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of Specially Serviced Loans. With respect to each mortgage loan or Serviced Whole Loan (in each case, other than a Non-Serviced Mortgage Loan or Servicing Shift Whole Loan), the Operating Advisor will be responsible for:

reviewing the actions of the Special Servicer with respect to any Specially Serviced Loan to the extent described in the Preliminary Prospectus and required under the PSA;

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C7

STRUCTURE OVERVIEW

reviewing (i) all reports by the Special Servicer made available to Privileged Persons on the Certificate Administrator’s website and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

recalculating and verifying the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan; and

preparing an annual report (if any mortgage loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or an Operating Advisor Consultation Event occurred during the prior calendar year) that sets forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to major decisions on non-Specially Serviced Loans) during the prior calendar year on a “trust-level basis”. The Operating Advisor will identify (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply and (2) any deviations from the Special Servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan). In preparing any Operating Advisor Annual Report, the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the PSA that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan (other than the Servicing Shift Whole Loan), after the Operating Advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

to consult (on a non-binding basis) with the Special Servicer in respect of Asset Status Reports and to consult (on a non-binding basis) with the Special Servicer with respect to “major decisions” processed by the Special Servicer.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the PSA in accordance with the Servicing Standard and (2) the replacement of the Special Servicer would be in the best interest of the Certificateholders as a collective whole, then, the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed within 180 days of the report being posted to the Certificate Administrator’s internet website by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of a quorum of Certificateholders (which, for this purpose, is the holders of Principal Balance Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any appraisal reduction amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or certificate owners that are not affiliated with each other). In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of Certificateholders elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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STRUCTURE OVERVIEW
Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities.

Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of Certificateholders vote to direct a review as described below. The Asset Representations Reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The Certificate Administrator will be required to notify Certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

If Certificateholders evidencing not less than 5.0% of the Voting Rights request a vote to commence an Asset Review, and if subsequently (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum authorizes an Asset Review within 150 days of the request for a vote, the Asset Representations Reviewer will be required to conduct an Asset Review of delinquent loans.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an eligible Asset Representations Reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will be required to promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Appraisal Reduction Amounts), the Trustee will be required to terminate all of the rights and obligations of the Asset Representations Reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights represented by all certificates that have Voting Rights.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the Enforcing Servicer will be required to send a notice to the first Certificateholder (or beneficial owner) to deliver a Certificateholder repurchase request with respect to the mortgage loan (the “Initial Requesting Certificateholder”) (if any) and to the Certificate Administrator (which will be required to make such notice available to Certificateholders via the Certificate Administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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STRUCTURE OVERVIEW

to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or certificate owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or certificate owner may deliver a written notice to the Enforcing Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement has been entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Credit Risk Retention:

UBS AG is expected to act as the “retaining sponsor” for this securitization and intends to satisfy the U.S. credit risk retention requirement through the purchase by Prime Finance CMBS B-Piece Holdco XV, L.P., as a third party purchaser (as defined in Credit Risk Retention Rules), from the initial purchasers, on the Closing Date, of an “eligible horizontal residual interest”, which will be comprised of the Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR Certificates. The aggregate estimated fair value of the Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR Certificates will equal at least 5% of the estimated fair value of all of the Certificates (other than the Class R Certificates) issued by the issuing entity.

Prime Finance CMBS B-Piece Holdco XV, L.P., in its capacity as the “third party purchaser” for this transaction, will be required to comply with the hedging, transfer and financing restrictions applicable to a “third party purchaser” under the credit risk retention rules, which generally prohibit the transfer of the applicable Certificates, other than to a majority owned affiliate of Prime Finance CMBS B-Piece Holdco XV, L.P., until December 28, 2022. After that date, transfers are permitted under certain circumstances, in accordance with the credit risk retention rules, to another “third party purchaser”. The restrictions on hedging and transfer under the credit risk retention rules as in effect on the Closing Date of this transaction will expire on and after the date that is the latest of (i) the date on which the aggregate principal balance of the mortgage loans has been reduced to 33% of the aggregate principal balance of the mortgage loans as of the Cut-off Date; (ii) the date on which the total unpaid principal obligations under the Certificates has been reduced to 33% of the aggregate total unpaid principal obligations under the Certificates as of the Closing Date; or (iii) two years after the Closing Date.

For additional information, see “Credit Risk Retention” in the Preliminary Prospectus.

The PSA will include the required provisions applicable to an operating advisor necessary for the securitization to comply with the credit risk retention rules utilizing the “third party purchaser” option. See “Operating Advisor” above.

Notwithstanding any references in this Term Sheet to the credit risk retention rules, the Retaining Sponsor, the third party purchaser and other risk retention related matters, in the event the credit risk retention rules (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the third party purchaser or any other party will be required to comply with or act in accordance with the credit risk retention rules (or such relevant portion thereof).

For additional information, see “Credit Risk Retention” in the Preliminary Prospectus.

Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (other than any related Companion Loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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STRUCTURE OVERVIEW
Amount in effect from time to time and as to which no advance was made. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or that accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made.

Investor Communications:	The Certificate Administrator is required to include on any Form 10-D any request received from a Certificateholder to communicate with other Certificateholders related to Certificateholders exercising their rights under the terms of the PSA. Any Certificateholder wishing to communicate with other Certificateholders regarding the exercise of its rights under the terms of the PSA will be able to deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator.

Deal Website:	The Certificate Administrator will be required to maintain a deal website which will include, among other items: (a) summaries of Final Asset Status Reports prepared by the Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C7

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date Balances

							Weighted Averages
Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(4)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date LTV Ratio(1)(2)(3)
$2,900,000	-	$5,000,000	8	$31,294,013	3.5%	5.006%	112	1.60x	60.8%	53.8%
$5,000,001	-	$10,000,000	14	$107,330,844	12.0%	4.929%	114	1.74x	62.2%	51.6%
$10,000,001	-	$15,000,000	8	$93,985,000	10.5%	4.787%	114	1.72x	64.3%	55.0%
$15,000,001	-	$20,000,000	2	$34,936,639	3.9%	4.712%	115	1.46x	67.2%	56.3%
$20,000,001	-	$25,000,000	4	$91,350,000	10.3%	4.541%	120	1.59x	67.5%	60.2%
$25,000,001	-	$30,000,000	2	$52,790,000	5.9%	4.402%	91	1.77x	59.2%	59.2%
$30,000,001	-	$35,000,000	1	$34,500,000	3.9%	4.618%	119	1.38x	71.7%	61.5%
$35,000,001	-	$40,000,000	3	$112,300,000	12.6%	4.166%	138	2.91x	45.2%	44.1%
$40,000,001	-	$45,000,000	1	$41,890,256	4.7%	5.070%	119	1.88x	54.1%	44.6%
$45,000,001	-	$62,220,000	5	$290,584,814	32.6%	4.533%	120	2.40x	53.0%	47.3%
Total/Weighted Average			48	$890,961,565	100.0%	4.606%	119	2.06x	57.8%	51.3%

Distribution of Mortgage Rates

							Weighted Averages
Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(4)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date LTV Ratio(1)(2)(3)
3.4300%	-	4.5000%	11	$308,563,709	34.6%	4.066%	119	2.93x	48.8%	47.3%
4.5001%	-	5.0000%	24	$379,547,601	42.6%	4.734%	115	1.57x	66.2%	56.4%
5.0001%	-	5.5000%	10	$185,750,256	20.8%	5.146%	129	1.70x	54.7%	46.7%
5.5001%	-	5.6900%	3	$17,100,000	1.9%	5.650%	71	1.41x	64.6%	57.6%
Total/Weighted Average			48	$890,961,565	100.0%	4.606%	119	2.06x	57.8%	51.3%

Property Type Distribution(1)

					Weighted Averages
Property Type	Number of Mortgage Properties	Aggregate Cut-Off Date Balance	% of Initial Outstanding Pool Balance(1)	Number of Units/Rooms/ NRA/Beds	Cut-off Date Balance per Unit/Room/ NRA(1)(2)	Mortgage Rate	Stated Remaining Term (Mos.)(4)	Occupancy	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date LTV Ratio(1)(2)(3)
Office	34	$213,926,884	24.0%	6,350,028	119	4.496%	129	90.1%	2.75x	47.5%	42.5%
Suburban	32	$114,306,884	12.8%	5,257,005	88	4.452%	116	89.0%	1.87x	62.8%	54.4%
CBD	2	$99,620,000	11.2%	1,093,023	155	4.547%	143	91.4%	3.76x	29.9%	28.7%
Retail	22	$184,061,639	20.7%	4,162,523	125	4.623%	116	95.3%	1.75x	64.2%	57.2%
Anchored	21	$181,161,639	20.3%	4,157,522	117	4.613%	116	95.2%	1.75x	64.2%	57.1%
Free-Standing	1	$2,900,000	0.3%	5,001	580	5.270%	119	100.0%	1.39x	64.4%	64.4%
Mixed Use	6	$142,240,000	16.0%	2,572,864	606	4.100%	118	96.5%	2.47x	55.6%	52.3%
Office/Retail	2	$48,500,000	5.4%	2,054,470	609	3.711%	115	94.7%	3.73x	39.5%	36.5%
Retail/Industrial	1	$27,390,000	3.1%	165,528	165	4.060%	120	100.0%	2.12x	60.0%	60.0%
Office/Industrial	1	$23,725,000	2.7%	205,298	116	4.330%	120	92.7%	1.67x	65.0%	59.3%
Retail/Office	1	$21,825,000	2.4%	78,955	276	4.620%	119	97.2%	1.38x	75.0%	65.8%
Retail/Signage	1	$20,800,000	2.3%	68,613	2,084	4.250%	120	100.0%	2.02x	56.5%	56.5%
Multifamily	21	$139,273,620	15.6%	2,248	106,935	4.776%	109	97.2%	1.43x	68.6%	60.8%
Garden	11	$100,748,620	11.3%	1,857	53,260	4.772%	120	97.0%	1.44x	71.5%	62.2%
Mid Rise	9	$30,500,000	3.4%	132	304,218	4.718%	69	98.7%	1.39x	60.5%	58.4%
Student Housing	1	$8,025,000	0.9%	259	30,985	5.050%	119	94.2%	1.50x	63.7%	51.6%
Hospitality	16	$109,775,030	12.3%	1,467	93,552	5.067%	114	74.9%	1.90x	58.2%	47.4%
Limited Service	11	$78,571,564	8.8%	1,029	92,734	5.090%	112	73.8%	1.91x	59.0%	47.8%
Extended Stay	5	$31,203,466	3.5%	438	95,612	5.010%	119	77.8%	1.87x	56.3%	46.3%
Industrial	7	$89,184,393	10.0%	5,220,172	58	4.819%	121	80.5%	1.67x	55.2%	48.3%
Flex	3	$62,995,393	7.1%	3,546,857	34	5.018%	121	72.3%	1.41x	55.0%	45.3%
Warehouse/Distribution	4	$26,189,000	2.9%	1,673,315	118	4.340%	119	100.0%	2.29x	55.5%	55.5%
Self Storage	3	$12,500,000	1.4%	185,172	69	4.540%	120	93.2%	1.68x	57.6%	52.8%
Total/Weighted Average	109	$890,961,565	100.0%			4.606%	119	90.5%	2.06x	57.8%	51.3%

Please see footnotes on page 25.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C7

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Geographic Distribution(1)
				Weighted Averages

State/Location	Number of Mortgage Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(4)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date LTV Ratio(1)(2)(3)
New York	12	$187,045,000	21.0%	4.362%	111	3.15x	39.2%	36.0%
North Carolina	8	$90,136,559	10.1%	5.020%	137	1.85x	53.9%	48.5%
Florida	11	$85,225,714	9.6%	4.799%	120	1.61x	69.5%	60.7%
Texas	17	$77,590,678	8.7%	4.570%	119	1.75x	63.9%	54.0%
Indiana	7	$73,713,446	8.3%	4.788%	119	1.59x	63.2%	52.3%
California	8	$55,734,013	6.3%	4.228%	119	2.02x	60.4%	57.2%
California – Southern(5)	3	$43,190,000	4.8%	4.255%	120	2.00x	60.8%	57.8%
California - Northern(5)	5	$12,544,013	1.4%	4.137%	118	2.08x	59.0%	55.1%
Washington	4	$53,572,139	6.0%	4.381%	119	1.68x	63.6%	57.1%
Ohio	5	$50,879,286	5.7%	4.726%	120	1.61x	70.4%	60.6%
Other	37	$217,064,730	24.4%	4.645%	116	1.88x	61.7%	55.4%
Total/Weighted Average	109	$890,961,565	100.0%	4.606%	119	2.06x	57.8%	51.3%

Distribution of Cut-off Date LTV Ratios(1)(2)(3)
						Weighted Averages

Range of Cut-off Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(4)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date LTV Ratio(1)(2)(3)
21.8%	-	35.0%	2	$99,620,000	11.2%	3.846%	118	4.67x	25.1%	25.1%
35.1%	-	45.0%	1	$37,400,000	4.2%	5.298%	181	1.91x	43.5%	40.3%
45.1%	-	55.0%	5	$119,023,269	13.4%	4.959%	120	1.70x	53.3%	45.3%
55.1%	-	60.0%	14	$212,524,774	23.9%	4.490%	110	1.97x	58.1%	53.9%
60.1%	-	65.0%	11	$175,206,884	19.7%	4.499%	119	1.81x	63.2%	55.4%
65.1%	-	70.0%	7	$77,261,639	8.7%	4.910%	107	1.60x	67.8%	58.2%
70.1%	-	75.0%	8	$169,925,000	19.1%	4.771%	120	1.42x	72.6%	62.5%
Total/Weighted Average			48	$890,961,565	100.0%	4.606%	119	2.06x	57.8%	51.3%

Distribution of Maturity Date LTV Ratios(1)(2)(3)
						Weighted Averages

Range of LTV Ratios at Maturity			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(4)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date LTV Ratio(1)(2)(3)
21.8%	-	40.0%	2	$99,620,000	11.2%	3.846%	118	4.67x	25.1%	25.1%
40.1%	-	50.0%	12	$206,850,113	23.2%	4.986%	131	1.78x	53.3%	44.0%
50.1%	-	55.0%	12	$142,189,814	16.0%	4.816%	115	1.68x	62.0%	52.4%
55.1%	-	60.0%	13	$255,791,639	28.7%	4.475%	114	1.78x	62.7%	57.8%
60.1%	-	70.0%	9	$186,510,000	20.9%	4.612%	115	1.67x	70.2%	63.5%
Total/Weighted Average			48	$890,961,565	100.0%	4.606%	119	2.06x	57.8%	51.3%

Distribution of Underwritten NCF Debt Service Coverage Ratios(1)(2)
						Weighted Averages

Range of Underwritten NCF Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(4)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date LTV Ratio(1)(2)(3)
1.30x	-	1.40x	13	$172,345,651	19.3%	4.744%	110	1.37x	68.4%	59.2%
1.41x	-	1.50x	5	$135,525,000	15.2%	5.000%	114	1.45x	62.9%	54.1%
1.51x	-	1.60x	2	$31,100,000	3.5%	4.803%	117	1.54x	63.2%	51.5%
1.61x	-	1.70x	7	$110,339,814	12.4%	4.572%	119	1.65x	64.7%	55.1%
1.71x	-	1.80x	5	$49,577,070	5.6%	4.940%	108	1.74x	64.2%	55.1%
1.81x	-	1.90x	3	$59,025,030	6.6%	5.020%	119	1.88x	56.1%	45.5%
1.91x	-	2.00x	2	$48,000,000	5.4%	5.242%	168	1.93x	48.3%	43.3%
2.01x	-	2.25x	5	$72,040,000	8.1%	4.307%	120	2.08x	57.8%	55.8%
2.26x	-	2.50x	3	$107,000,000	12.0%	4.086%	120	2.39x	58.5%	57.2%
2.51x	-	4.87x	3	$106,009,000	11.9%	3.912%	118	4.54x	26.6%	26.6%
Total/Weighted Average			48	$890,961,565	100.0%	4.606%	119	2.06x	57.8%	51.3%

Please see footnotes on page 25.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C7

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Original Terms to Maturity(4)
				Weighted Averages
Original Terms to Maturity	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(4)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date LTV Ratio(1)(2)(3)
60	4	$49,585,000	5.6%	5.161%	59	1.48x	61.9%	60.2%
120	37	$655,776,565	73.6%	4.511%	119	2.17x	58.4%	51.3%
121	6	$148,200,000	16.6%	4.669%	121	1.84x	57.1%	50.7%
181	1	$37,400,000	4.2%	5.298%	181	1.91x	43.5%	40.3%
Total/Weighted Average	48	$890,961,565	100.0%	4.606%	119	2.06x	57.8%	51.3%

Distribution of Remaining Terms to Maturity(4)
						Weighted Averages
Range of Remaining Terms to Maturity			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(4)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date LTV Ratio(1)(2)(3)
59	-	119	19	$364,147,565	40.9%	4.566%	110	1.95x	60.7%	53.6%
120	-	181	29	$526,814,000	59.1%	4.634%	125	2.15x	55.8%	49.7%
Total/Weighted Average			48	$890,961,565	100.0%	4.606%	119	2.06x	57.8%	51.3%

Distribution of Underwritten NOI Debt Yields(1)(2)(3)
						Weighted Averages
Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(4)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date LTV Ratio(1)(2)(3)
6.8%	-	8.0%	2	$28,300,000	3.2%	4.821%	65	1.40x	59.0%	59.0%
8.1%	-	9.0%	7	$108,665,000	12.2%	4.527%	119	1.56x	66.8%	60.0%
9.1%	-	10.0%	6	$144,070,651	16.2%	4.658%	120	1.56x	68.2%	59.8%
10.1%	-	11.0%	10	$156,685,000	17.6%	4.681%	115	1.75x	61.1%	54.6%
11.1%	-	12.0%	7	$174,314,814	19.6%	4.479%	118	1.87x	61.7%	54.5%
12.1%	-	13.0%	4	$38,292,070	4.3%	5.070%	104	1.66x	59.9%	50.3%
13.1%	-	14.0%	4	$93,829,256	10.5%	5.132%	144	1.94x	50.3%	43.8%
14.1%	-	15.0%	3	$25,834,774	2.9%	4.999%	120	1.88x	62.7%	50.1%
15.1%	-	20.9%	5	$120,970,000	13.6%	4.013%	118	4.23x	31.1%	28.7%
Total/Weighted Average			48	$890,961,565	100.0%	4.606%	119	2.06x	57.8%	51.3%

Amortization Types
				Weighted Averages
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(4)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date LTV Ratio(1)(2)(3)
Amortizing	23	$340,452,565	38.2%	4.891%	117	1.63x	61.2%	49.9%
Full IO	11	$302,184,000	33.9%	4.142%	112	2.97x	47.6%	47.6%
Partial IO	14	$248,325,000	27.9%	4.781%	128	1.56x	65.5%	57.7%
Total/Weighted Average	48	$890,961,565	100.0%	4.606%	119	2.06x	57.8%	51.3%

Loan Purposes
				Weighted Averages
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(4)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date LTV Ratio(1)(2)(3)
Refinance	36	$651,632,565	73.1%	4.667%	115	2.06x	57.6%	49.7%
Recapitalization(6)	4	$162,290,000	18.2%	4.327%	134	2.24x	55.3%	54.5%
Acquisition	8	$77,039,000	8.6%	4.684%	120	1.72x	64.6%	58.0%
Total/Weighted Average	48	$890,961,565	100.0%	4.606%	119	2.06x	57.8%	51.3%

Please see footnotes on page 25.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C7

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all Balance per Unit/Room/NRA, LTV Ratio, U/W NCF DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

(2)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, Balance per Unit/Room/NRA, LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, Balance per Unit/Room/NRA, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(3)

With respect to the mortgage loan secured by the mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Eagle Multifamily Portfolio, the Cut-off Date LTV, Maturity Date LTV, and appraised value are based on the “As-Renovated” appraised value of $22,200,000 for the Bay Mortgaged Property as of October 24, 2018, which assumes the completion of $2,700,000 in renovations for which the lender reserved at origination. The “As-Is” appraised value for the Bay Mortgaged Property is $19,500,000. The appraised value for the Eagle Multifamily Portfolio Mortgaged Properties assuming the “As-Is” appraised value is $79,700,000 as of October 24, 2017. The Cut-off Date LTV and Maturity Date LTV assuming the “As-Is” appraised value for the Eagle Multifamily Portfolio Mortgaged Properties are 74.7% and 65.8%, respectively. With respect to the whole loan secured by the mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as HRC Hotels Portfolio, the Cut-off Date LTV, Maturity Date LTV, and appraised value are based on the “As Portfolio” appraised value of $129,000,000 which reflects a 7.1% premium to $120,500,000, the aggregate sum of the “As-Is” and “As-Complete” appraised values, as applicable, for each of the HRC Hotels Portfolio Mortgaged Properties. The Cut-off Date LTV and Maturity Date LTV based on the appraised value on a stand-alone basis are 57.9% and 47.8%, respectively. Additionally, the “As-Complete” appraised value of $23,000,000 is being utilized for the Hampton Inn Traverse City Mortgaged Property, which assumes the completion of certain property improvements, for which the lender has fully reserved. The “As-Is” appraised value for the Hampton Inn Traverse City Mortgaged Property is $18,300,000. The Cut-off Date LTV and Maturity Date LTV based on the aggregate sum of the “As-Is” appraised values for each mortgaged property in the portfolio of $115,800,000 are 60.3% and 49.7%, respectively. With respect to the whole loan secured by the mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Griffin Portfolio, the Cut-off Date LTV, Maturity Date LTV, and appraised value are based on the “As-Is Portfolio Value” conclusion which includes a portfolio premium to the portfolio mortgaged properties if sold together on a bulk basis. The sum of the “As-Is” appraised values on a stand-alone basis is $592,060,000. The Cut-off Date LTV and Maturity Date LTV based on the aggregate stand-alone appraised “As-Is” appraised values are 63.3% and 63.3%, respectively. With respect to the whole loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Marketplace at Four Corners, the Cut-off Date LTV and Maturity Date LTV have been calculated based on the “As-Is” appraised value of $58.0 million; however, such mortgaged property was under a contract for sale dated October 19, 2017 with an agreed purchase price of $56.0 million. The Cut-off Date LTV and Maturity Date LTV based on the agreed upon purchase price are 75.0% and 61.5%, respectively. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Holiday Inn Express & Suites Charlotte Airport, the Cut-off Date LTV, Maturity Date LTV, U/W NOI Debt Yield and U/W NCF Debt Yield are based on the mortgage loan amount net of the $443,705 earnout reserve that was escrowed at origination. The Cut-off Date LTV, Maturity Date LTV, U/W NOI Debt Yield and U/W NCF Debt Yield based on the total mortgage loan amount without regard to the earnout reserve are 62.5%, 56.2%, 11.9% and 10.5%, respectively. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as 660 NCX, the Cut-off Date LTV, Maturity Date LTV, U/W NOI Debt Yield and U/W NCF Debt Yield are based on the mortgage loan amount net of the $410,000 Southwest Tow holdback reserve and the $260,000 Verizon holdback reserve that were escrowed at origination. The Cut-off Date LTV, Maturity Date LTV, U/W NOI Debt Yield and U/W NCF Debt Yield based on the total mortgage loan amount without regard to the holdback reserves are 70.2%, 59.3%, 13.0% and 10.7%, respectively. For additional information, see “Description of the Mortgage Pool—Mortgage Pool Characteristics – Appraised Value” in the Preliminary Prospectus and the footnotes to Annex A-1 in the Preliminary Prospectus.

(4)	The Stated Remaining Term (Mos.) includes an interest-only payment in January 2018 for any mortgage loan that has a scheduled first payment date in February 2018.

(5)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

(6)	With respect to the whole loan secured by the mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as AFIN Portfolio, loan proceeds were used to refinance existing debt of approximately $18.0 million encumbering the San Pedro Crossing Mortgaged Property and recapitalize the borrower sponsors recent acquisition of the remaining 11 AFIN Portfolio Mortgaged Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C7

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Ten Largest Mortgage Loans
Mortgage Loan	Mortgage Loan Seller(s)	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Cut-off Date Balance per Unit/Room/ NRA(1)	Cut-off Date LTV Ratio(1)	U/W NCF DSCR(1)	U/W NOI Debt Yield(1)
One State Street	Natixis	New York, NY	Office	$62,220,000	7.0%	$137	21.8%	4.87x	20.9%
AFIN Portfolio	SG; UBS AG	Various, Various	Retail	$60,000,000	6.7%	$87	56.5%	2.34x	11.1%
Eagle Multifamily Portfolio(2)	SG	Various, FL	Multifamily	$59,500,000	6.7%	$47,907	72.2%	1.48x	9.9%
National Office Portfolio	LCF	Various, Various	Office	$54,864,814	6.2%	$72	64.1%	1.64x	11.2%
Tryad Industrial & Business Center	CCRE; UBS AG	Rochester, NY	Industrial	$54,000,000	6.1%	$33	52.6%	1.42x	10.5%
HRC Hotels Portfolio(2)	KeyBank	Various, Various	Hospitality	$41,890,256	4.7%	$100,601	54.1%	1.88x	13.6%
Griffin Portfolio(2)	KeyBank	Various, Various	Various	$37,500,000	4.2%	$101	61.5%	2.49x	10.2%
General Motors Building	CCRE	New York, NY	Mixed Use	$37,400,000	4.2%	$739	30.6%	4.33x	15.5%
AvidXchange Headquarters	UBS AG	Charlotte, NC	Office	$37,400,000	4.2%	$186	43.5%	1.91x	13.4%
Lockefield Gardens	LCF	Indianapolis, IN	Multifamily	$34,500,000	3.9%	$69,980	71.7%	1.38x	8.9%
Total/Weighted Average				$479,275,070	53.8%		52.6%	2.40x	12.7%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV Ratio, U/W NCF DSCR, Debt Yield and Balance per Unit/Room/NRA calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV Ratio, U/W NCF DSCR, Debt Yield and Balance per Unit/Room/NRA figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(2)	With respect to the mortgage loan secured by the mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Eagle Multifamily Portfolio, the Cut-off Date LTV, Maturity Date LTV, and appraised value are based on the “As-Renovated” appraised value of $22,200,000 for the Bay Mortgaged Property as of October 24, 2018, which assumes the completion of $2,700,000 in renovations for which the lender reserved at origination. The “As-Is” appraised value for the Bay Mortgaged Property is $19,500,000. The appraised value for the Eagle Multifamily Portfolio Mortgaged Properties assuming the “As-Is” appraised value is $79,700,000 as of October 24, 2017. The Cut-off Date LTV and Maturity Date LTV assuming the “As-Is” appraised value for the Eagle Multifamily Portfolio Mortgaged Properties are 74.7% and 65.8%, respectively. With respect to the whole loan secured by the mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as HRC Hotels Portfolio, the Cut-off Date LTV, Maturity Date LTV, and appraised value are based on the “As Portfolio” appraised value of $129,000,000 which reflects a 7.1% premium to $120,500,000, the aggregate sum of the “As-Is” and “As-Complete” appraised values, as applicable, for each of the HRC Hotels Portfolio Mortgaged Properties. The Cut-off Date LTV and Maturity Date LTV based on the appraised value on a stand-alone basis are 57.9% and 47.8%, respectively. Additionally, the “As-Complete” appraised value of $23,000,000 is being utilized for the Hampton Inn Traverse City Mortgaged Property, which assumes the completion of certain property improvements, for which the lender has fully reserved. The “As-Is” appraised value for the Hampton Inn Traverse City Mortgaged Property is $18,300,000. The Cut-off Date LTV and Maturity Date LTV based on the “As-Is” appraised value for each mortgaged property in the portfolio of $115,800,000 are 60.3% and 49.7%, respectively. With respect to the whole loan secured by the mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Griffin Portfolio, the Cut-off Date LTV, Maturity Date LTV, and appraised value are based on the “As-Is Portfolio Value” conclusion which includes a portfolio premium to the portfolio mortgaged properties if sold together on a bulk basis. The sum of the “As-Is” appraised values on a stand-alone basis is $592,060,000. The Cut-off Date LTV and Maturity Date LTV based on the aggregate stand-alone appraised “As-Is” appraised values are 63.3% and 63.3%, respectively.

Existing Mezzanine Debt Summary
Mortgage Loan	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Trust U/W NCF DSCR(1)	Total Debt U/W NCF DSCR(2)	Trust Cut-off Date LTV Ratio(1)	Total Debt Cut-off Date LTV Ratio(2)	Trust U/W NOI Debt Yield(1)	Total Debt U/W NOI Debt Yield(2)
Eagle Multifamily Portfolio	$59,500,000	$5,000,000	1.48x	1.27x	72.2%	78.3%	9.9%	9.1%
Tryad Industrial & Business Center	$54,000,000	$19,500,000	1.42x	1.10x	52.6%	61.9%	10.5%	9.0%
AvidXchange Headquarters(3)	$37,400,000	$8,000,000	1.91x	1.91x	43.5%	52.8%	13.4%	11.0%

(1)	With respect to any mortgage loan that is part of a whole loan, the Trust U/W NCF DSCR, Trust Cut-off Date LTV Ratio and Trust U/W NOI Debt Yield include the related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and the related mezzanine loan(s).

(2)	Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV Ratio and Total Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), related subordinate companion loan(s) and/or related mezzanine loan(s).

(3)	The AvidXchange Headquarters Whole Loan has two 1-year extension options for a total of up to $12,000,000 in mezzanine debt.

Subordinate Debt Summary
Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Mortgage Debt U/W NCF DSCR(1)	Trust Cut-off Date LTV Ratio	Total Mortgage Debt Cut-off Date LTV Ratio(1)	Trust U/W NOI Debt Yield	Total Mortgage Debt U/W NOI Debt Yield(1)
One State Street	$62,220,000	$59,780,000	$238,000,000	4.87x	1.51x	21.8%	64.3%	20.9%	7.1%
General Motors Building	$37,400,000	$1,432,600,000	$830,000,000	4.33x	2.77x	30.6%	47.9%	15.5%	9.9%

(1)	Total Mortgage Debt U/W NCF DSCR, Total Mortgage Debt Cut-off Date LTV, Total Mortgage Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), related subordinate companion loan(s) and excludes related mezzanine loan(s), if any.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C7

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Pari Passu Companion Loan Summary
Mortgage Loan	Note(s)	Original Balance	Holder of Note(1)	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
One State Street(2)	A-A-5, A-A-6, A-A-7, A-A-8, A-A-9, A-A-10	$62,220,000	UBS 2017-C7	No	Wells Fargo Bank, National Association	KeyBank National Association
	A-A-1 (controlling), A-A-2, A-A-3, A-A-4	$59,780,000	Natixis	Yes
AFIN Portfolio(3)	A-3, A-4, A-9, A-14	$60,000,000	UBS 2017-C7	No	Wells Fargo Bank, National Association	KeyBank National Association
	A-1, A-2, A-5, A-6, A-7, A-8 (controlling)	$80,000,000	SG	Yes
	A-10, A-11, A-12, A-13, A-15, A-16	$70,000,000	UBS AG	No
National Office Portfolio	A-1-A (controlling), A-1-B	$55,000,000	UBS 2017-C7	Yes	Wells Fargo Bank, National Association	KeyBank National Association
	A-2-A	$25,000,000	CCUBS 2017-C1	No
	A-3	$30,000,000	WFCM 2017-C41	No
	A-4-B	$40,000,000	UBS 2017-C6(6)	No
	A-5-A	$35,000,000	UBS 2017-C5	No
Tryad Industrial & Business Center(4)	A-1-1, A-2-1	$54,000,000	UBS 2017-C7	No	Wells Fargo Bank, National Association	KeyBank National Association
	A-1-2 (controlling), A-1-3, A-1-4	$28,250,000	CCRE	Yes
	A-2-2, A-2-3, A-2-4	$28,250,000	UBS AG	No
HRC Hotels Portfolio	A-1 (controlling)	$41,940,000	UBS 2017-C7	Yes	Wells Fargo Bank, National Association	KeyBank National Association
	A-2	$27,960,000	UBS 2017-C6(6)	No
Griffin Portfolio	A-1-1 (controlling), A-1-3	$110,000,000	BANK 2017-BNK8	Yes	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-1-2	$96,250,000	BANK 2017-BNK9(6)	No
	A-2-1, A-2-4	$55,000,000	DBNY	No
	A-2-2, A-2-6	$36,250,000	UBS 2017-C6(6)	No
	A-2-3, A-2-5	$40,000,000	UBS 2017-C5	No
	A-3	$37,500,000	UBS 2017-C7	No
General Motors Building	A-2-C2-2-B, A-2-A2, A-2-A3	$45,200,000	JPMDB 2017-C7	No	Wells Fargo Bank, National Association	AEGON USA, Realty Advisors, LLC
	A-1-S (controlling)(5), A-2-S, A-3-S, A-4-S, A-1-C1, A-2-C1, A-3-C1, A-4-C1	$725,000,000	BXP Trust 2017-GM	Yes
	A-1-C2, A-1-C3-1, A-4-A3	$90,000,000	BANK 2017-BNK6(6)	No
	A-1-C4, A-1-A3	$111,900,000	BANK 2017-BNK7	No
	A-4-A2, A-4-C2, A-4-C3	$115,000,000	WFCM 2017-C38	No
	A-2-C2-2-A, A-2-C3	$50,000,000	UBS 2017-C2	No
	A-2-C2-1, A-3-C2, A-3-C3-2	$100,000,000	CD 2017-CD5	No
	A-1-A2, A-3-C3-1, A-1-C3-2, A-3-A2-2	$92,700,000	CGCMT 2017-B1	No
	A-3-A2-1, A-3-A3	$55,200,000	CGCMT 2017-P8	No
	A-1-A1, A-2-A1	$47,600,000	CCUBS 2017-C1	No
	A-3-A1, A-4-A1	$37,400,000	UBS 2017-C7	No
Marketplace at Four Corners	A-1 (controlling)	$25,000,000	UBS 2017-C7	Yes	Wells Fargo Bank, National Association	KeyBank National Association
	A-2	$17,000,000	UBS 2017-C6(6)	No
Harmon Corner	A-1 (controlling)	$30,000,000	UBS 2017-C6(6)	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors LLC
	A-2, A-4	$35,000,000	CCUBS 2017-C1	No
	A-3	$20,800,000	UBS 2017-C7	No
	A-5, A-6	$57,200,000	MSC 2017-HR2(6)	No
Belden Park Crossing	A-1-A (controlling)	$13,000,000	UBS 2017-C7	Yes	Wells Fargo Bank, National Association	KeyBank National Association
	A-1-B	$15,000,000	UBS 2017-C6(6)	No
	A-2	$23,000,000	WFCM 2017-C41	No
Murrieta Plaza	A-1 (controlling)	$15,000,000	UBS 2017-C6(6)	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors LLC
	A-2	$10,000,000	UBS 2017-C5	No
	A-3	$8,000,000	UBS 2017-C7	No
Airport Investment & Airport Overlook	A-1 (controlling)	$22,000,000	UBS 2017-C6(6)	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors LLC
	A-2	$6,000,000	UBS 2017-C7	No

(1)	Identifies the expected holder as of the Closing Date.

(2)	The One State Street Whole Loan is expected to initially be serviced under the UBS 2017-C7 pooling and servicing agreement until the securitization of the related controlling pari passu Note A-A-1 (the “One State Street Servicing Shift Securitization Date”), after which the One State Street Whole Loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu Note A-A-1 (the “One State Street Servicing Shift PSA”). The master servicer and special servicer under the One State Street Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2017-C7 certificates after the securitization of the related controlling pari passu Note A-A-1.

(3)	The AFIN Portfolio Whole Loan is expected to initially be serviced under the UBS 2017-C7 pooling and servicing agreement until the securitization of the related controlling pari passu Note A-8 (the “AFIN Portfolio Servicing Shift Securitization Date”), after which the AFIN Portfolio Whole Loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu Note A-8 (the “AFIN Portfolio Servicing Shift PSA”). The master servicer and special servicer under the AFIN Portfolio Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2017-C7 certificates after the securitization of the related controlling pari passu Note A-8.

(4)	The Tryad Industrial & Business Center Whole Loan is expected to initially be serviced under the UBS 2017-C7 pooling and servicing agreement until the securitization of the related controlling pari passu Note A-1-2 (the “Tryad Industrial & Business Center Servicing Shift Securitization Date”), after which the Tryad Industrial & Business Center Whole Loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu Note A-1-2 (the “Tryad Industrial & Business Center Servicing Shift PSA”). The master servicer and special servicer under the Tryad Industrial & Business Center Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2017-C7 certificates after the securitization of the related controlling pari passu Note A-1-2.

(5)	The related whole loan will be serviced pursuant to the indicated pooling and servicing agreement or trust and servicing agreement, as applicable. However, so long as no “control appraisal period” (or similar term) has occurred and is continuing, the holder of the related subordinate companion loan will be the controlling noteholder and will have the right to approve certain modifications and consent to certain actions taken with respect to the related whole loan. If a control appraisal period has occurred and is continuing, the holder of the note indicated as the “controlling” note will be the controlling noteholder.

(6)	The BANK 2017-BNK9 securitization, the MSC 2017-HR2 securitization and the UBS 2017-C6 securitization are expected to close on or about December 20th / December 22nd, and December 13th respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C7

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Previous Securitization History(1)
Mortgage Loan	Mortgage Loan Seller(s)	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Previous Securitization(s)
One State Street	Natixis	New York, NY	Office	$62,220,000	7.0%	LBUBS 2007-C7
HRC Hotels Portfolio	KeyBank	Various, Various	Hospitality	$41,890,256	4.7%	BSCMS 2007-PW18
Harmon Corner	CCRE	Las Vegas, NV	Mixed Use	$20,800,000	2.3%	COMM 2012-CR5; COMM 2013-LC6
Covington Center II	KeyBank	Covington, WA	Retail	$16,436,639	1.8%	MSC 2008-T29
900 on Nine	UBS AG	Woodbridge, NJ	Office	$13,500,000	1.5%	MLMT 2007-C1
West Carmel Marketplace	KeyBank	Carmel, IN	Retail	$12,600,000	1.4%	COMM 2007-C9
South Coast Plaza	UBS AG	Corpus Christi, TX	Retail	$11,000,000	1.2%	BSCMS 2007-PW18
Hampton Inn & Suites Lake City	SG	Lake City, FL	Hospitality	$9,500,000	1.1%	JPMCC 2008-C2
Candlewood Suites Fayetteville	KeyBank	Fayetteville, NC	Hospitality	$8,984,774	1.0%	COMM 2012-CR5
660 NCX	UBS AG	Plano, TX	Office	$6,250,000	0.7%	JPMCC 2007-CB20
San Pedro Crossing(2)	SG; UBS AG	San Antonio, TX	Retail	$4,477,143	0.5%	COMM 2013-LC6
Ace Hardware HQ(3)	KeyBank	Oak Brook, IL	Office	$2,275,000	0.3%	JPMCC 2012-C6

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in one or more conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers.

(2)	Part of AFIN Portfolio Mortgage Loan.

(3)	Part of Griffin Portfolio Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

One State Street Plaza New York, NY 10004	Collateral Asset Summary – Loan No. 1 One State Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$62,220,000 21.8% 4.87x 20.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

One State Street Plaza New York, NY 10004	Collateral Asset Summary – Loan No. 1 One State Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$62,220,000 21.8% 4.87x 20.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

One State Street Plaza New York, NY 10004	Collateral Asset Summary – Loan No. 1 One State Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$62,220,000 21.8% 4.87x 20.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

One State Street Plaza New York, NY 10004	Collateral Asset Summary – Loan No. 1 One State Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$62,220,000 21.8% 4.87x 20.9%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Natixis			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	BBB+/AA/A3			Location:	New York, NY 10004
				General Property Type:	Office
Original Balance(1):	$62,220,000			Detailed Property Type:	CBD
Cut-off Date Balance(1):	$62,220,000			Title Vesting:	Fee
% of Initial Pool Balance:	7.0%			Year Built/Renovated:	1970/2008-2017
Loan Purpose:	Refinance			Size:	891,573 SF
Borrower Sponsor:	BF&W Realty Company, LLC			Cut-off Date Balance per SF(1):	$137
Mortgage Rate:	4.09561%			Maturity Date Balance per SF(1):	$137
Note Date:	11/29/2017			Property Manager:	ACTA Realty Corp.
First Payment Date:	1/6/2018				(borrower-related)
Maturity Date:	12/6/2027
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	0 months
Prepayment Provisions(2):	LO (24); DEF (89); O (7)
Lockbox/Cash Mgmt Status:	Hard/Springing			Underwriting and Financial Information
Additional Debt Type(1)(3):	Pari Passu/Subordinate Debt			UW NOI(5):	$25,451,725
Additional Debt Balance(1)(3):	$59,780,000/$238,000,000			UW NOI Debt Yield(1):	20.9%
Future Debt Permitted (Type):	No (N/A)			UW NOI Debt Yield at Maturity(1):	20.9%
Reserves(4)				UW NCF DSCR(1):	4.87x
Type	Initial	Monthly	Cap	Most Recent NOI(5):	$18,023,075 (8/31/2017 TTM)
RE Tax:	$0	$979,581	N/A	2nd Most Recent NOI:	$18,339,984 (12/31/2016)
Insurance:	$123,489	$61,744	N/A	3rd Most Recent NOI:	$16,254,244 (12/31/2015)
Replacements:	$0	Springing	$397,099	Most Recent Occupancy(6):	86.3% (11/1/2017)
TI/LC(4):	$0	$51,452	$1,234,844	2nd Most Recent Occupancy:	84.7% (12/31/2016)
Unfunded Obligations:	$7,108,952	$0	N/A	3rd Most Recent Occupancy:	78.6% (12/31/2015)
Air Rights Lease Reserve:	$0	(4)	N/A	Appraised Value (as of)(7):	$560,000,000 (10/1/2017)
Accretive Leasing Reserve:	$11,000,000	$0	N/A	Cut-off Date LTV Ratio(1)(7):	21.8%
Rent Abatement Reserve(4):	$2,211,252	$0	N/A	Maturity Date LTV Ratio(1)(7):	21.8%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$360,000,000	100.0%	Loan Payoff:	$276,938,887	76.9%
			Reserves:	$20,443,692	5.7%
			Closing Costs:	$12,976,960	3.6%
			Return of Equity:	$49,640,461	13.8%
Total Sources:	$360,000,000	100.0%	Total Uses:	$360,000,000	100.0%

(1)	The One State Street Mortgage Loan (as defined below) is part of the One State Street Whole Loan (as defined below), which is comprised of 10 pari passu senior promissory notes with an aggregate original principal balance of $122,000,000 and four subordinate promissory notes with an aggregate original principal balance of $238,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the One State Street Senior Loan (as defined below), without regard to the One State Street Subordinate Companion Loans (as defined below). The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the One State Street Whole Loan are $404, $404, 7.1%, 7.1%, 1.51x, 64.3% and 64.3%, respectively.

(2)	Prior to the open prepayment date of June 6, 2027, the One State Street Whole Loan can be prepaid with defeasance after the earlier to occur of (a) January 6, 2022 and (b) the first monthly payment date following the end of the two-year period commencing on the closing date of the securitization of the last One State Street Whole Loan promissory note.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The increase in Most Recent NOI to UW NOI is primarily due to the borrower sponsor signing leases with new tenants and renewing leases with existing tenants totaling approximately 397,000 SF. New York State Department of Financial Services (“NYS DFS”) recently signed a long-term renewal and expansion of its space through October 2031.

(6)	Includes Atlantic Specialty Insurance (27,156 SF) and Fruchthandler Family Office (“FBE”) (17,671 SF), which have an anticipated rent commencement date of March 1, 2018 and February 1, 2019, respectively.

(7)	The Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the “as-is” appraised value of the One State Street Property of $560.0 million, as of October 1, 2017. The appraisal concluded an “as stabilized” appraised value, which assumes that the One State Street Property will reach stabilized income by October 1, 2020 following the leasing of vacant space and the burn-off of contractual free rent of $640.0 million as of October 1, 2020. Based on the “as stabilized” appraised value and the One State Street Senior Loan, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 19.1% and 19.1%, respectively. Based on the “as stabilized” appraised value and the One State Street Whole Loan, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 56.3% and 56.3%, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

One State Street Plaza New York, NY 10004	Collateral Asset Summary – Loan No. 1 One State Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$62,220,000 21.8% 4.87x 20.9%

The Mortgage Loan. The largest mortgage loan (the “One State Street Mortgage Loan”) is part of a whole loan (the “One State Street Whole Loan”) evidenced by 10 pari passu senior promissory notes with an aggregate original principal balance of $122,000,000 (collectively, the “One State Street Senior Loan”) and four subordinate companion notes with an aggregate original principal balance of $238,000,000 (collectively, the “One State Street Subordinate Companion Loans”). The One State Street Whole Loan is secured by a first priority mortgage encumbering the borrower’s fee interest in a 35-story Class A office building totaling 891,573 SF and the borrower’s leasehold interest in certain air rights granted pursuant to an air rights lease, both located in New York, New York (the “One State Street Property”). Promissory Notes A-A-5, A-A-6, A-A-7, A-A-8, A-A-9 and A-A-10, with an aggregate original principal balance of $62,220,000, represent the One State Street Mortgage Loan and will be included in the UBS 2017-C7 Trust. The remaining senior pari passu Promissory Notes, with an aggregate original principal balance of $59,780,000, are currently held by Natixis Real Estate Capital LLC (“Natixis”), or an affiliate thereof, and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The One State Street Subordinate Companion Loans are currently held by Natixis, but may be otherwise transferred at any time. The lender provides no assurances that any of the non-securitized notes will not be split further. The One State Street Whole Loan will initially be serviced pursuant to the pooling and servicing agreement for the UBS 2017-C7 Trust, and from and after the securitization of Promissory Note A-A-1, will be serviced pursuant to the pooling and servicing agreement of such securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

One State Street Whole Loan Summary

Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-A-1	$40,000,000	$40,000,000	Natixis	No
Note A-A-2	$9,780,000	$9,780,000	Natixis	No
Note A-A-3	$5,000,000	$5,000,000	Natixis	No
Note A-A-4	$5,000,000	$5,000,000	Natixis	No
Note A-A-5	$25,000,000	$25,000,000	UBS 2017-C7	No
Note A-A-6	$25,000,000	$25,000,000	UBS 2017-C7	No
Note A-A-7	$3,000,000	$3,000,000	UBS 2017-C7	No
Note A-A-8	$3,000,000	$3,000,000	UBS 2017-C7	No
Note A-A-9	$3,000,000	$3,000,000	UBS 2017-C7	No
Note A-A-10	$3,220,000	$3,220,000	UBS 2017-C7	No
Note A-B(1)	$84,496,000	$84,496,000	Natixis	No
Note B-1-A(2)	$45,504,000	$45,504,000	Natixis	No
Note B-1-B(3)	$83,000,000	$83,000,000	Natixis	No
Note B-2(4)	$25,000,000	$25,000,000	Natixis	Yes
Total	$360,000,000	$360,000,000

(1)	Note A-B is generally senior in right of payment to Note B-1-A, Note B-1-B and Note B-2 and is subordinate to the One State Street Senior Loan.

(2)	Note B-1-A is generally senior in right of payment to Note B-1-B and Note B-2 and is subordinate to the One State Street Senior Loan and Note A-B.

(3)	Note B-1-B is generally senior in right of payment to Note B-2 and is subordinate to the One State Street Senior Loan, Note A-B and Note B-1-A.

(4)	Note B-2 is generally subordinate to the One State Street Senior Loan, Note A-B, Note B-1-A and Note B-1-B.

The proceeds of the One State Street Whole Loan were used to refinance the One State Street Property, fund reserves, pay closing costs, and return equity to the borrower sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

One State Street Plaza New York, NY 10004	Collateral Asset Summary – Loan No. 1 One State Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$62,220,000 21.8% 4.87x 20.9%

(1)	Cumulative Loan Per SF is calculated based on 891,573 SF.

(2)	Based on the “as-is” appraised value of $560.0 million ($628 PSF) as of October 1, 2017 according to the appraisal.

(3)	Based on the UW NOI of $25,451,725.

(4)	Based on the UW NCF of $24,691,437 and the coupon of 4.09561% on the One State Street Senior Loan, 4.25000% on Note A-B, 4.50000% on Note B-1-A, 5.00000% on Note B-1-B, and 5.50000% on Note B-2.

(5)	Implied Equity is based on the “as-is” appraised value of $560.0 million, less total debt of $360.0 million.

The Borrower and the Borrower Sponsor. The borrower is One State Street, LLC (the “One State Street Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors. The guarantor and borrower sponsor of the One State Street Whole Loan is BF&W Realty Company, LLC. BF&W Realty Company, LLC is owned by managing general partner, Aaron Wolfson (0.004%), and various Wolfson Family Trusts (99.996%), none of which own more than 15.5% of the One State Street Property. Aaron Wolfson is the Principal of Wolfson Group. Wolfson Group is based in New York, New York and is a principal investment firm specializing in fund of fund investments. Wolfson Group invests in venture capital funds, private equity funds, hedge funds, distressed debt/turnaround funds, and LP secondary investment funds. Wolfson Group generally invests between $5 million and $25 million per investment.

The Property. The One State Street Property is a 35-story Class A office located at One State Street Plaza in the Financial District of Downtown Manhattan and is comprised of approximately 891,573 SF, including approximately 13,865 SF of retail space and 55,410 SF of storage/other space. The One State Street Property is situated on a 0.7-acre site across from Battery Park and fronts State Street, to the south and west, Pearl Street to the north and Whitehall Street to the east. Amenities at the One State Street Property include banking, concierge, restaurant, courtyard, and on-site property management. As of November 1, 2017, the One State Street Property was 81.3% physically occupied and 86.3% leased by 17 tenants (15 office tenants including one office tenant with storage space and two retail tenants) excluding antenna licenses and including Atlantic Specialty Insurance (27,156 SF) and FBE (17,671 SF), which have an anticipated rent commencement date of March 1, 2018 and February 1, 2019, respectively. Investment grade tenants include NYS DFS (Moody’s: Aa1), Atlantic Specialty Insurance (Fitch/Moody’s: AA-/A2), and Verizon (Fitch/Moody’s/S&P: A-/Baa1/BBB+), collectively representing 32.8% of NRA and 32.6% of underwritten base rent.

The One State Street Whole Loan is secured by the borrower sponsor’s fee interest in the office building, as well as the leasehold interest in certain air rights granted pursuant to an air rights lease entered into with the adjacent parcel owner, 17 State Street (Block 9, Lot 14) (the “Air Rights Lease”). The Air Rights Lease was originally dated as of July 9, 1968 and was subsequently amended. The borrower sponsor made an upfront lump-sum payment in order to lease the excess air rights. The Air Rights Lease’s original expiration date was July 31, 2019, with renewal options through July 31, 2071. The renewal options were exercised prior to the One State Street Whole Loan origination and the Air Rights Lease expiration date was extended through July 31, 2071. There is no rental payment due under the extension of the Air Rights Lease through 2071. Under the terms of the Air Rights Lease, the borrower sponsor is responsible for 50.0% of the taxable land assessment of Block 9, Lot 14 based on the assessed land value as of fiscal tax year 1999/2000.

The One State Street Property was built by the borrower sponsor in 1970, which has since 2008 invested approximately $23.2 million ($26.00 PSF), in a number of value-enhancing projects. Capital improvements at the One State Street Property include approximately $9.9 million for a full-scale redesign and build-out of the lobby in 2017, approximately $5.4 million for riser replacement, approximately $2.8 million for elevator modernization, and approximately $1.7 million for roof replacement. The borrower sponsor has budgeted to replace the elevator cabs at a cost of approximately $650,000 ($0.73 PSF) commencing in 2017. In addition, the borrower sponsor has obtained New York City Department of Buildings approval to construct an approximately 2,923 SF rentable rooftop deck and is currently marketing this option to potential tenants for the available 33rd through 35th floor space as a single penthouse with an exclusive set of internal elevators and staircase.

Major Tenants.

New York State Department of Financial Services (265,021 SF, 29.7% of NRA, 28.5% of underwritten base rent). NYS DFS is the department within the New York State Government responsible for regulating financial services and products, including those subject to the New York insurance, banking and financial services laws. NYS DFS supervises approximately 4,400 entities and operates under five divisions: the insurance division, banking division,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

One State Street Plaza New York, NY 10004	Collateral Asset Summary – Loan No. 1 One State Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$62,220,000 21.8% 4.87x 20.9%

financial frauds and consumer protection division, capital markets division, and real estate division. NYS DFS occupies the 2nd through 7th, 11th, 19th, 20th, and 22nd floors at the One State Street Property totaling 265,021 SF with a lease expiration date of October 31, 2031 at a current annual average rental rate of $39.21 PSF. NYS DFS has a right of first offer for the 8th floor space based on a rental rate that is the greater of the rent payable for the 7th floor space and fair market value if the space is available on or before January 1, 2022 and NYS DFS occupies 100.0% of its existing premises. The lease will only be deemed executory to the extent of the funds available to the Commissioner of General Services for the leasing of the premises. Mizuho Corporate Bank (USA) (“Mizuho”) (Fitch/Moody’s/S&P: A-/A1/A by) previously leased the 2nd through 6th floors (approximately 135,150 SF) at the One State Street Property with an initial lease expiration date of March 2022. In 2002, Mizuho sought to sublease the space to NYS DFS; however, Mizuho was unable to directly sublease space to NYS DFS due to the fact that NYS DFS regulates Mizuho. As a result, the borrower sponsor entered into a direct lease with NYS DFS. As part of the transaction, Mizuho is responsible for its rental obligations for the 2nd through 6th floors, inclusive of recoveries. However, the Mizuho obligation is adjusted by the amount of base rent, porter’s wage escalation, real estate tax escalation, and condenser water payments made by NYS DFS for the 2nd through 6th floors. In addition, Mizuho is responsible for an air intake charge. These payments are required to continue through 2022.

Ambac Assurance Corporation (103,484 SF, 11.6% of NRA, 15.1% of underwritten base rent). Ambac Assurance Corporation (“Ambac”), headquartered in New York City, is a holding company whose subsidiaries, including its principal operating subsidiaries, Ambac Assurance Corporation, Everspan Financial Guarantee Corp. and Ambac Assurance UK Limited, provide financial guarantees to clients in both the public and private sectors globally. Ambac occupies the 15th through 17th floors at the One State Street Property totaling 77,613 SF with a lease expiration date of September 30, 2019 with one 10.25-year renewal option with respect to the 17th floor or both the 16th and 17th floors. Ambac also occupies the 18th floor at the One State Street Property totaling 25,871 SF with a lease expiration date of December 31, 2029. Ambac has a current annual rental rate of $53.00 PSF for all four floors.

SourceMedia, Inc. (79,296 SF, 8.9% of NRA, 11.0% of underwritten base rent). SourceMedia, Inc. (“SourceMedia”) is a business-to-business digital marketing services, subscription information, and event company serving senior-level professionals in the financial, technology and healthcare sectors. Brands include American Banker, PaymentsSource, The Bond Buyer, Financial Planning, Accounting Today, Mergers & Acquisitions, National Mortgage News, Employee Benefit News and Health Data Management. SourceMedia occupies the 25th through 27th floor at the One State Street Property totaling 79,296 SF with a lease expiration date of February 28, 2025 at a current annual rental rate of $50.50 PSF with one five-year renewal option. SourceMedia has a right of first offer for the 28th floor.

Integro (54,060 SF, 6.1% of NRA, 7.9% of underwritten base rent). Integro is an international insurance brokerage and risk management firm with approximately 40 offices across the United States, United Kingdom and Bermuda. The One State Street Property serves as Integro’s global headquarters. Integro originally entered into a sublease agreement dated November 21, 2007 with Mizuho for the entire 8th and 9th floors at the One State Street Property and most recently entered into a direct lease with the borrower sponsor starting November 1, 2017 with a lease expiration date of September 30, 2032 at a current annual rental rate of $53.50 PSF.

Continental Stock Transfer & Trust Company (37,773 SF, 4.2% of NRA, 3.8% of underwritten base rent). Continental Stock Transfer & Trust Company (“Continental”) is the 4th largest stock transfer agent in North America, handling more than 1,100 public & private issues and aggregating more than 2 million shareholders. Continental occupies 16,989 SF on the 30th floor and 20,784 SF of below grade space, both with a lease expiration date of August 31, 2027 at a current annual average rental rate of $36.74 PSF with one five-year renewal option. Continental is entitled to free rent totaling $37,500 pertaining to its below grade space, to be taken equally during the months of September 2018, 2019, 2020, 2021 and 2022, which was reserved at origination.

The following table presents certain information relating to the leases at the One State Street Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration
New York State Department of Financial Services	NR/Aa1/NR	265,021	29.7%	$10,392,324	28.5%	$39.21	10/31/2031
Ambac Assurance Corporation	NR/NR/NR	103,484	11.6%	$5,484,652	15.1%	$53.00	Various(4)
SourceMedia, Inc.	NR/NR/NR	79,296	8.9%	$4,004,448	11.0%	$50.50	2/28/2025
Integro	NR/NR/NR	54,060	6.1%	$2,892,210	7.9%	$53.50	9/30/2032
Continental Stock Transfer & Trust Company	NR/NR/NR	37,773	4.2%	$1,387,937	3.8%	$36.74	8/31/2027
Subtotal/Wtd. Avg.		539,634	60.5%	$24,161,571	66.3%	$44.77
Remaining Tenants(5)(6)		229,946	25.8%	$12,257,718	33.7%	$53.31
Vacant Space		121,993	13.7%	$0	0.0%	$0.00
Total/Wtd. Avg.		891,573	100.0%	$36,419,289	100.0%	$47.32

(1)	Information is based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant Name” field whether or not the parent company guarantees the lease.

(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	Ambac has two separate leases at the One State Street Property. Ambac leases 77,613 SF on the 15th through 17th floors through September 30, 2019 with one 10.25-year renewal option with respect to the 17th floor or both the 16th and 17th floors and 25,871 SF on the 18th floor through December 31, 2029 with no renewal options.

(5)	Mizuho subleases the entire 10th floor (27,030 SF) to T3 Capital Management, LLC through February 2022.

(6)	Includes Atlantic Specialty Insurance (27,156 SF) and FBE (17,671 SF), which have anticipated rent commencement dates of March 1, 2018 and February 1, 2019, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

One State Street Plaza New York, NY 10004	Collateral Asset Summary – Loan No. 1 One State Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$62,220,000 21.8% 4.87x 20.9%

The following table presents certain information relating to the lease rollover schedule at the One State Street Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017	1	0	0.0%	0.0%	$0.00	$52,340	0.1%	0.1%
2018	1	0	0.0%	0.0%	$0.00	$36,465	0.1%	0.2%
2019	3	103,139	11.6%	11.6%	$54.86	$5,658,351	15.5%	15.8%
2020	4	5,189	0.6%	12.2%	$106.89	$554,636	1.5%	17.3%
2021	0	0	0.0%	12.2%	$0.00	$0	0.0%	17.3%
2022(4)	3	66,667	7.5%	19.6%	$46.84	$3,122,608	8.6%	25.9%
2023	1	26,652	3.0%	22.6%	$60.00	$1,599,120	4.4%	30.3%
2024	0	0	0.0%	22.6%	$0.00	$0	0.0%	30.3%
2025	1	79,296	8.9%	31.5%	$50.50	$4,004,448	11.0%	41.3%
2026	0	0	0.0%	31.5%	$0.00	$0	0.0%	41.3%
2027	2	37,773	4.2%	35.7%	$36.74	$1,387,937	3.8%	45.1%
2028 & Beyond(5)	13	450,864	50.6%	86.3%	$44.37	$20,003,385	54.9%	100.0%
Vacant	0	121,993	13.7%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	29	891,573	100.0%		$47.32	$36,419,289	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

(4)	Mizuho subleases the entire 10th floor (27,030 SF) to T3 Capital Management, LLC through February 2022.

(5)	Includes Atlantic Specialty Insurance (27,156 SF) and FBE (17,671 SF), which have an anticipated rent commencement date of March 1, 2018 and February 1, 2019, respectively.

The Market. The One State Street Property is located in New York, New York along Whitehall Street between State Street and Pearl Street, in close proximity to Wall Street, Battery Park, the Federal Reserve, the New York Stock Exchange, the National Museum of the American Indian, Federal Hall, the National September 11 Memorial and Museum, St. Paul’s Chapel and New York City Hall, as well as the Fulton Street Transit Center, which is a recently completed $1.4 billion project by the Metropolitan Transit providing access to five different subway lines. Additionally, the One State Street Property is near the World Trade Center Transportation Hub, which connects 11 different subway lines, the PATH rail system, the Battery Park City Ferry Terminal, and the Westfield World Trade Center, which opened in August 2016. Santiago Calatrava designed the center that is now home to over 125 retail shops and restaurants including Apple, Michael Kors, Breitling and Eataly. Since 2005, Lower Manhattan has received $6.4 billion of investment in transportation infrastructure that has improved commuting to and from the region. In addition to the area’s access to numerous subway lines, ferry routes and the PATH rail system, the Brooklyn-Battery tunnel and the Brooklyn and Manhattan bridges connect Lower Manhattan with Brooklyn, Queens and Long Island, while the Holland Tunnel, directly north of the district, connects Lower Manhattan to New Jersey. Furthermore, the area is accessible via the FDR Drive, located on the east side of the district, and the West Side Highway.

According to a third party research report, the One State Street Property is located in Lower Manhattan within the Class A Financial District submarket. As of the second quarter of 2017, the Class A Financial District submarket of New York City had approximately 35.2 million SF of office inventory with a vacancy of 9.5% and asking rents of $54.40 PSF. According to a third party research report, the Downtown office market had year over year rent growth of 5.2% as of the second quarter of 2017, the strongest rent growth in Manhattan.

According to a third party research report, the estimated 2017 population within a one-, three- and five-mile radius of the One State Street Property is 68,575, 805,706 and 2,287,221, respectively. The estimated 2017 average household income within a one-, three- and five-mile radius of the One State Street Property is $197,019, $139,645 and $114,174, respectively.

The appraisal identified six comparable office buildings ranging in size from 395,000 SF to 2,103,750 SF, which are similar in class, quality, tenancy and location to the One State Street Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

One State Street Plaza New York, NY 10004	Collateral Asset Summary – Loan No. 1 One State Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$62,220,000 21.8% 4.87x 20.9%

The following table presents certain information relating to the directly competitive buildings with respect to the One State Street Property:

Comparable Office Buildings

Property Name	Year Built/ Renovated	Net Rentable Area (SF)	Directly Available NRA (SF)	Direct Occupancy	Direct Asking Rents
One State Street Property	1970/2008-2017	891,573(1)	121,993(1)	86.3%(1)	$47.32(1)
33 Whitehall Street	1987/N/A	395,000	0	100.0%	N/A
110 William Street	1958/1999	848,592	28,679	96.6%	$50.00 - $56.00
One New York Plaza	1968/1994	2,103,750	188,496	91.0%	$52.00 - $60.00
85 Broad Street	1983/N/A	1,170,000	138,534	88.2%	$50.00 - $55.00
199 Water Street	1984/N/A	933,310	0	100.0%	N/A
88 Pine Street	1971/N/A	624,000	17,309	97.2%	$55.00 - $56.00
Total/Wtd. Avg.(2)		6,074,652	373,018	93.9%	$50.00 - $60.00

Source: Appraisal

(1)	Based on the underwritten rent roll.

(2)	Total/Wtd. Avg. excludes the One State Street Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the One State Street Property:

Cash Flow Analysis

	2014(1)	2015(1)	2016	8/31/2017 TTM	UW	UW PSF
Gross Potential Rent(2)	$35,078,988	$27,013,505	$28,680,122	$28,547,040	$44,011,586	$49.36
Total Recoveries	$16,219,906	$11,312,390	$11,411,474	$11,151,605	$9,604,689	$10.77
Other Income(3)	$244,158	$406,963	$452,775	$544,827	$544,827	$0.61
Less Vacancy & Credit Loss	$0	$0	$0	$0	($6,431,130)	($7.21)
Effective Gross Income	$51,543,052	$38,732,858	$40,544,371	$40,243,472	$47,729,972	$53.53
Total Operating Expenses	$22,467,492	$22,478,614	$22,204,387	$22,220,397	$22,278,246	$24.99
Net Operating Income	$29,075,560	$16,254,244	$18,339,984	$18,023,075	$25,451,725	$28.55
Capital Expenditures	$0	$0	$0	$0	$133,736	$0.15
TI/LC	$0	$0	$0	$0	$626,552	$0.70
Net Cash Flow	$29,075,560	$16,254,244	$18,339,984	$18,023,075	$24,691,437	$27.69

Occupancy %(4)	100.0%	78.6%	84.7%	81.1%	86.3%
NOI DSCR(5)	5.74x	3.21x	3.62x	3.56x	5.02x
NCF DSCR(5)	5.74x	3.21x	3.62x	3.56x	4.87x
NOI Debt Yield(5)	23.8%	13.3%	15.0%	14.8%	20.9%
NCF Debt Yield(5)	23.8%	13.3%	15.0%	14.8%	20.2%

(1)	The decline in Net Operating Income from 2014 to 2015 is due to the relocations of Mizuho and Fitch, with Fitch most recently vacating portions of the 28th and 30th floors as well as the 32nd through 35th floors in December 2014. The borrower sponsor has signed leases with new tenants and renewal leases with existing tenants totaling approximately 397,000 SF. NYS DFS recently signed a long-term renewal and expansion of its space through October 2031.

(2)	UW Gross Potential Rent is based on the underwritten rent roll and includes (i) rent steps through December 2018 of $700,732, (ii) vacancy gross up of $6,431,130, and (iii) straight line rent of $1,161,167 associated with NYS DFS and Atlantic Specialty Insurance.

(3)	Other Income includes miscellaneous income associated with film location fees and building engineering services and sundry income associated with tenant charges for overtime HVAC, freight and building engineering services.

(4)	UW Occupancy % is based on the underwritten rent roll.

(5)	Debt service coverage ratios and debt yields are based on the One State Street Senior Loan.

Escrows and Reserves. The One State Street Borrower deposited in escrow at loan origination (i) $123,489 for insurance premiums, (ii) $7,108,952 for unfunded obligations with respect to outstanding tenant allowances ($6,515,827) and landlord’s work ($593,125), (iii) $11,000,000 for accretive leasing reserves, and (iv) $2,211,252 for outstanding free rent with respect to the LiRo Engineers, Inc. ($28,826), Atlantic Specialty Insurance ($977,616), Dos Toros ($154,700), Continental ($37,500) and FBE ($1,014,610) leases. The One State Street Borrower is required to escrow monthly (i) 1/12 of the annual estimated tax payments, (ii) 1/12 of the annual insurance premiums, (iii) on each monthly payment date commencing on November 6, 2018, $11,031 for capital expenditures, subject to a cap of $397,099, (iv) $51,452 for tenant improvements and leasing commissions, subject to a cap of $1,234,844, so long as the NYS DFS lease remains in full force and effect with no event of default, otherwise $73,537, subject to a cap of $1,764,886 and (v) 1/12 of the anticipated annual additional rent payable during the next 12 months under the Air Rights Lease. In the event FBE, Dos Toros or Atlantic Specialty Insurance exercises its right to terminate its lease as a result of the One State Street Borrower’s failure to complete all landlord work with respect to the initial lease-up of the applicable space, the One State Street Borrower will deposit with the lender no later than 30 days following the exercise of such termination option, (i) with respect to the termination of the FBE lease, $963,563, (ii) with respect to the termination of the Dos Toros lease, $371,280 or (iii) with respect to the termination of the Atlantic Specialty Insurance lease, $1,466,424. Subject to the terms of the One State Street Whole Loan documents, the One State Street Borrower is permitted to deliver a letter of credit in lieu of its requirement to maintain cash reserves.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

One State Street Plaza New York, NY 10004	Collateral Asset Summary – Loan No. 1 One State Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$62,220,000 21.8% 4.87x 20.9%

Lockbox and Cash Management. A hard lockbox is in place with respect to the One State Street Whole Loan. The One State Street Whole Loan has springing cash management during the continuance of a Cash Management Trigger Period (as defined below). During the continuance of a Cash Management Trigger Period, funds in the lockbox account are required to be applied on each monthly payment date to fund the required reserves deposits as described above under “Escrows and Reserves,” to pay debt service on the One State Street Whole Loan, to pay operating expenses not otherwise paid or reserved for as described above under “Escrows and Reserves” and referenced in the annual budget approved by the lender together with other amounts incurred by the One State Street Borrower in connection with the operation and maintenance of the One State Street Property, and during the continuance of a Cash Sweep Event Period (as defined below), to disburse the remainder to an account to be held by the lender as additional security for the One State Street Whole Loan.

A “Cash Management Trigger Period” will occur upon (i) an event of default, (ii) any bankruptcy action involving the One State Street Borrower, the guarantor, or the affiliated property manager, (iii) the debt service coverage ratio based on any calendar quarter falling below 1.10x, (iv) a Material Tenant Trigger Event (as defined below), (v) any indictment for fraud by the One State Street Borrower, the guarantor, or the affiliated property manager or (vi) a Vacant Space DSCR Trigger Event (as defined below). A Cash Management Trigger Period will continue until, in regard to clause (i) above, the cure of such event of default (or the waiver of such default) by the lender, provided that the lender has not accelerated the One State Street Whole Loan, moved to appoint a receiver or commenced a foreclosure action, in regard to clause (ii) above, the filing being discharged, stayed or dismissed within 90 days for the One State Street Borrower or the guarantor (or the guarantor has been replaced by a guarantor acceptable to Lender), or within 120 days for the property manager (or the manager has been replaced by a qualified manager), and the lender’s determination that such filing does not materially affect the monetary obligations of the One State Street Borrower, the guarantor, or the property manager, in regard to clause (iii) above, the debt service coverage ratio is at least 1.15x for two consecutive quarters, or the One State Street Borrower deposits with the lender, cash or a letter of credit in an amount that would result in a debt service coverage ratio of at least 1.15x as of the end of the most recently completed quarter, provided that if such event would not have occurred but for a monetary default by the tenant under the NYS DFS lease solely as a result of NYS’s delay in passing its budget where such monetary default continued for more than 90 days, then such event shall be deemed cured immediately upon such monetary default being cured under the NYS DFS lease, in regard to clause (iv) above, a Material Tenant Trigger Event cure, in regard to clause (v) above, dismissal of the related indictment for the One State Street Borrower, or replacement of the guarantor or property manager with a replacement guarantor or a qualified manager pursuant to the loan documents, or in regard to clause (vi) above, once the Vacancy Adjusted DSCR (as define below) is at least 1.05x for a succeeding quarter or the One State Street Borrower deposits with the lender, cash or a letter of credit in an amount that would result in a debt service coverage ratio of at least 1.05x as of the end of the most recently completed quarter, provided that if such event would not have occurred but for a monetary default by the tenant under the NYS DFS lease solely as a result of NYS’s delay in passing its budget where such monetary default continued for more than 90 days, then such event shall be deemed cured immediately upon such monetary default being cured under the NYS DFS lease.

A “Cash Sweep Event Period” will occur upon (i) an event of default, (ii) any bankruptcy action involving the One State Street Borrower, the guarantor, or the affiliated property manager, (iii) the debt service coverage ratio based on any calendar quarter falling below 1.10x, or (iv) a Vacant Space DSCR Trigger Event. A Cash Sweep Event Period will continue until, in regard to clause (i) above, the cure of such event of default or waiver of such default by the lender, provided that the lender has not accelerated the One State Street Whole Loan, moved to appoint a receiver or commenced a foreclosure action, in regard to clause (ii) above, the filing being discharged, stayed or dismissed within 90 days for the One State Street Borrower or the guarantor, (or the guarantor has been replaced by a guarantor acceptable to lender), or within 120 days for the affiliated property manager, (or the manager has been replaced by a qualified manager), and the lender’s determination that such filing does not materially affect the monetary obligations of the One State Street Borrower, the guarantor, or the affiliated property manager, in regard to clause (iii) above, the debt service coverage ratio is at least 1.15x for two consecutive quarters, or the One State Street Borrower deposits with the lender, cash or a letter of credit in an amount that would result in a debt service coverage ratio of at least 1.15x as of the end of the most recently completed quarter, provided that if such event would not have occurred but for a monetary default by the tenant under the NYS DFS lease solely as a result of NYS DFS’s delay in passing its budget where such monetary default continued for more than 90 days, then such event shall be deemed cured immediately upon such monetary default being cured under the NYS DFS lease, or in regard to clause (iv) above, (a) once the Vacancy Adjusted DSCR is at least 1.05x for a succeeding quarter or (b) the One State Street Borrower deposits with the lender, cash or a letter of credit in an amount that would result in a debt service coverage ratio of at least 1.15x as of the end of the most recently completed quarter, provided that if such event would not have occurred but for a monetary default by the tenant under the NYS DFS lease solely as a result of NYS DFS’s delay in passing its budget where such monetary default continued for more than 90 days, then such event shall be deemed cured immediately upon such monetary default being cured under the NYS DFS lease.

A “Material Tenant Trigger Event” will occur upon (i) the Material Tenant (as defined below) giving written notice of its intent to terminate, cancel, not extend or not renew its Material Tenant lease, unless such notice of intent to terminate, cancel, not extend or not renew applies to less than 15% of the leased area by such Material Tenant, (ii) a monetary event of default under the Material Tenant’s lease, (iii) the Material Tenant or lease guarantor of the Material Tenant’s lease becoming insolvent or a debtor in any bankruptcy action, (iv) the Material Tenant’s lease being terminated unless such termination effects less than 15% of the leased area by such Material Tenant, (v) the Material Tenant “going dark,” vacating, ceasing to occupy or discontinuing its operations, in each case with respect to more than 50% of the Material Tenants space at the One State Street Property, or (vi) if NYS DFS is downgraded below “BBB” (or the equivalent) by Fitch, Moody’s or S&P. A Material Tenant Trigger Event will continue until, in regard to clause (i) above, the Material Tenant has entered into a renewal of all of its leased premises in accordance with the requirements of the loan documents or certain re-leasing conditions have been satisfied with respect to the Material Tenant space, in regard to clause (ii) above, the applicable event of default has been cured, in regard to clause (iii) above, the Material Tenant’s lease is unconditionally affirmed in the applicable bankruptcy and the Material Tenant is paying full unabated rent or, if applicable, the guarantor bankruptcy has been discharged or dismissed, in regard to clause (iv) above, certain re-leasing conditions have been satisfied with respect to the Material Tenant space, in regard to clause (v) above, the applicable Material Tenant re-commences its operations at its leased premises and is paying full unabated rent, or in regard to clause (vi) above, NYS DFS achieves a rating of “BBB” (or the equivalent) by each of Fitch, Moody’s and S&P.

A “Material Tenant” means (i) NYS DFS or (ii) any lease which, either individually or when taken together with any other lease with the same tenant or an affiliate of such tenant, comprises 20% or more of either (a) the total rentable SF at the One State Street Property, provided that for purposes of such determination, any portion of such Tenant’s space which has been subleased to a subtenant (other than One State Street Borrower or an affiliate of One State Street Borrower, guarantor, Aaron Wolfson, Abraham Wolfson or a permitted successor sponsor) pursuant to a sublease which is on commercially reasonable sublease terms and which is in full force and effect shall be deemed occupied or (b) the total in-place base rent at the One State Street Property, provided that, Mizuho (and its successors or assigns) under its existing lease is not a Material Tenant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

One State Street Plaza New York, NY 10004	Collateral Asset Summary – Loan No. 1 One State Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$62,220,000 21.8% 4.87x 20.9%

A “Vacant Space DSCR Trigger Event” means (i) any tenant that does not constitute an investment grade tenant, has “gone dark,” vacates, ceases to occupy or discontinues its operations with respect to 25% or more of its space at the One State Street Property and (ii) the lender determines the debt service coverage ratio excluding all gross income from operations and variable operating expenses allocated to the portion of such dark, vacant or unoccupied space (the “Vacancy Adjusted DSCR”) is less than 1.05x as of the last day of any calendar quarter.

Additional Secured Indebtedness (not including trade debts). In addition to the One State Street Mortgage Loan, the One State Street Property also secures four additional pari passu senior notes, which combined with the One State Street Mortgage Loan comprise the One State Street Senior Loan with an aggregate original principal balance of $122,000,000, and four subordinate notes with an aggregate original principal balance of $238,000,000 comprising the One State Street Subordinate Companion Loans. Note A-B accrues interest at a rate of 4.25000% and is entitled to payments of interest on a subordinate basis to the One State Street Senior Loan. Note B-1-A accrues interest at a rate of 4.50000% and is entitled to payments of interest on a subordinate basis to the One State Street Senior Loan and Note A-B. Note B-1-B accrues interest at a rate of 5.00000% and is entitled to payments of interest on a subordinate basis to the One State Street Senior Loan, Note A-B and Note B-1-A. Note B-2 accrues interest at a rate of 5.50000% and is entitled to payments of interest on a subordinate basis to the One State Street Senior Loan, Note A-B, Note B-1-A and Note B-1-B. The One State Street Mortgage Loan along with the other notes that comprise the One State Street Senior Loan are each pari passu in right of payment and the One State Street Senior Loan is senior in right of payment to the One State Street Subordinate Companion Loans. The holders of the One State Street Mortgage Loan, the other notes that comprise the One State Street Senior Loan and the One State Street Subordinate Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the One State Street Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The One State Street Borrower is required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the One State Street Whole Loan documents, provided, however, that if TRIPRA is not in effect, the One State Street Borrower will not be required to pay annual premiums in excess of the Terrorism Premium Cap (defined below) in order to obtain the terrorism coverage.

“Terrorism Premium Cap” means an amount equal to two times the amount of the insurance premium that is payable in respect of the One State Street Property and business interruption/rental loss insurance required under the One State Street Whole Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time that such terrorism coverage is excluded from the applicable policy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Various	Collateral Asset Summary – Loan No. 2 AFIN Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$60,000,000 56.5% 2.34x 11.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 AFIN Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$60,000,000 56.5% 2.34x 11.1%

Kokomo
Lafayette
INDIANA
Muncie
Anderson
Fishers
Carmel
Marysville
Springfield
Plainfield
INDIANAPOLIS
Huber Heights
DAYTON
Greenwood
Centerville
Hamilton
OHIO
Bloomington
Columbus
CINCINNATI
Covington
Florence
Bedford
Portsmouth
HOOSIER NATIONAL FOREST
KENTUCKY
LOUISVILLE
Frankfort
LEXINGTON
Owensboro
Elizabethtown

Bloomington
Bristol
VIRGINIA
TENNESSEE
Boone
WINSTON-SALEM
GREENSBORO
Henderson
Newport
High Point
DURHAM
RALEIGH
Cary
Asheville
Statesville
Hickory
Gastonia
Concord
CHARLOTTE
FAYETTEVILLE
Greenville
Spartanburg
Rock Hill
NORTH CAROLINA
Clinton
Clemson
Laurinburg
SOUTH CAROLINA
Elizabethtown
Anderson
Greenwood
Whiteville
Irmo
Florence
Athens
Lexington
COLUMBIA
Sumter
Lake City
Conway
North Myrtle Beach
Myrtle Beach
North Augusta
Orangeburg
AUGUSTA
Milledgeville
GEORGIA
North Charleston
Atlantic Ocean
Charleston
Dublin
Statesboro
Beaufort

SPRING MTS.
NORTH LAS VEGAS
Nellis Air Force Base
Summerlin
LAS VEGAS
Sunrise Manor
Downtown
MUDDY MTS.
Winchester
Strip
CLARK COUNTY
Enterprise
HENDERSON

COLO
KANSAS
Wichita
Springfield
MO
TULSA
Santa Fe
OKLAHOMA CITY
Amarillo
Fort Smith
ALBUQUERQUE
Norman
OKLAHOMA
NEW MEXICO
AR
Wichita Falls
Lubbock
Denton
Plano
Shreveport
Las Cruces
FT. WORTH
DALLAS
Arlington
EL PASO
Abilene
CIUDAD JUAREZ
Midland
Odessa
TEXAS
Waco
San Angelo
AUSTIN
Beaumont
HOUSTON
SAN ANTONIO
Galveston
CHIHUAHUA
Victoria
MEXICO
Laredo
Corpus Christi
Gulf of Mexico
McAllen
MONTERREY
Brownsville

AFIN Portfolio

1	Montecito Crossing	Las Vegas, NV
2	Jefferson Commons	Louisville, KY
3	Best on the Boulevard	Las Vegas, NV
4	Northpark Center	Huber Heights, OH
5	Anderson Station	Anderson, SC
6	Cross Pointe Center	Fayetteville, NC
7	San Pedro Crossing	San Antonio, TX
8	Riverbend Marketplace	Asheville, NC
9	Shops at Rivergate South	Charlotte, NC
10	Centennial Plaza	Oklahoma City, OK
11	Shoppes of West Melbourne	West Melbourne, FL
12	North Lakeland Plaza	Lakeland, FL

Ocala
Daytona Beach
Atlantic Ocean
Hernando
Wildwood
Deltona
Leesburg
Apopka
Titusville
Winter Park
Spring Hill
Winter Garden
ORLANDO
New Port Richey
Zephyrhills
Kissimmee
Palm Harbor
Lutz
Lakeland
Melbourne
Clearwater
TAMPA
Winter Haven
Palm Bay
Brandon
Lake Wales
ST PETERSBURG
Ft. Meade
Vero Beach
FLORIDA
Wauchula
Bradenton
Ellenton
Ft. Pierce
Port St. Lucie
Sarasota
Arcadia
Okeechobee
Gulf of Mexico
Venice
Port Charlotte
Cape Coral
Ft. Myers
Belle Glade

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 AFIN Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$60,000,000 56.5% 2.34x 11.1%

Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):	Société Générale; UBS AG			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Various
				General Property Type:	Retail
Original Balance(2):	$60,000,000			Detailed Property Type:	Anchored
Cut-off Date Balance(2):	$60,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	6.7%			Year Built/Renovated:	Various
Loan Purpose(3):	Recapitalization			Size:	2,418,910 SF
Borrower Sponsor:	American Finance Operating Partnership, L.P.			Cut-off Date Balance per SF(2):	$87
				Maturity Date Balance per SF(2):	$87
Mortgage Rate:	4.1910%			Property Manager:	American Finance Properties, LLC
Note Date:	12/8/2017
First Payment Date(4):	1/1/2018
Maturity Date:	1/1/2028
Original Term to Maturity(4):	121 months
Original Amortization Term:	0 months
IO Period(4):	121 months
Seasoning(4):	0 months
Prepayment Provisions(4)(5):	LO (12); YM1 (107); O (2)			Underwriting and Financial Information
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI:	$23,341,476
Additional Debt Type(2):	Pari Passu			UW NOI Debt Yield(2):	11.1%
Additional Debt Balance(2):	$150,000,000			UW NOI Debt Yield at Maturity(2):	11.1%
Future Debt Permitted (Type):	No (N/A)			UW NCF DSCR(2):	2.34x
Reserves(6)				Most Recent NOI:	$26,006,908 (9/30/2017 TTM)
Type	Initial	Monthly	Cap	2nd Most Recent NOI:	$27,004,951 (12/31/2016)
RE Tax:	$832,502	$355,956	N/A	3rd Most Recent NOI:	N/A
Insurance:	$203,509	$43,761	N/A	Most Recent Occupancy:	90.3% (11/28/2017)
Replacements:	$0	Springing	N/A	2nd Most Recent Occupancy:	97.6% (12/31/2016)
Deferred Maintenance:	$101,926	$0	N/A	3rd Most Recent Occupancy:	N/A
TI/LC:	$798,196	Springing	N/A	Appraised Value (as of):	$371,735,000 (Various)
Environmental:	$9,827	$0	N/A	Cut-off Date LTV Ratio(2):	56.5%
Free Rent:	$154,430	$0	N/A	Maturity Date LTV Ratio(2):	56.5%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(2):	$210,000,000	100.0%	Loan Payoff(3):	$17,985,000	8.6%
			Reserves:	$2,100,391	1.0%
			Closing Costs:	$4,431,142	2.1%
			Return of Equity:	$185,483,468	88.3%
Total Sources:	$210,000,000	100.0%	Total Uses:	$210,000,000	100.0%

(1)	The AFIN Portfolio Whole Loan was co-originated by Société Générale and UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”).
(2)	The AFIN Portfolio Mortgage Loan (as defined below) is part of the AFIN Portfolio Whole Loan, which is comprised of sixteen pari passu senior promissory notes with an aggregate principal balance of $210,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the AFIN Portfolio Whole Loan.
(3)	Loan proceeds were used to refinance existing debt of approximately $18.0 million encumbering the San Pedro Crossing Property and recapitalize the borrower sponsor’s recent acquisition of the remaining 11 AFIN Portfolio Properties.
(4)	The first payment date for the AFIN Portfolio Whole Loan is February 1, 2018. On the Closing Date, Société Générale and UBS AG will deposit sufficient funds to pay the amount of interest that would be due with respect to a January 1, 2018 payment for the AFIN Portfolio Whole Loan. First Payment Date, Original Term to Maturity, IO Period, Seasoning and Prepayment Provisions are inclusive of the additional January 2018 interest-only payment to be funded by Société Générale and UBS AG on the Closing Date.
(5)	Prior to the open prepayment date occurring in December 2027, the AFIN Portfolio Whole Loan can be prepaid with yield maintenance. Partial release is permitted. See “Release of Property” below for further discussion of release requirements.
(6)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The second largest mortgage loan (the “AFIN Portfolio Mortgage Loan”) is part of a whole loan (the “AFIN Portfolio Whole Loan”) evidenced by sixteen pari passu promissory notes with an aggregate original principal balance of $210,000,000. The AFIN Portfolio Whole Loan is secured by a first priority fee mortgage encumbering a 2,418,910 SF, 12-property portfolio of anchored retail properties located in North Carolina (three properties), Florida (two properties), Nevada (two properties), Kentucky (one property), Ohio (one property), Oklahoma (one property), Texas (one property) and South Carolina (one property) (collectively, the “AFIN Portfolio Properties”). The AFIN Portfolio Whole Loan was co-originated by Société Générale and UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”). Promissory Notes A-3, A-4, A-9 and A-14, with an aggregate original principal balance of $60,000,000, collectively represent the AFIN Portfolio Mortgage Loan and will be included in the UBS 2017-C7

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 AFIN Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$60,000,000 56.5% 2.34x 11.1%

Trust. The table below table summarizes the remaining promissory notes, which are currently held by Société Générale and UBS AG and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time.

AFIN Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$25,000,000	$25,000,000	Société Générale	No
Note A-2	$25,000,000	$25,000,000	Société Générale	No
Note A-3	$20,000,000	$20,000,000	UBS 2017-C7	No
Note A-4	$12,000,000	$12,000,000	UBS 2017-C7	No
Note A-5	$10,000,000	$10,000,000	Société Générale	No
Note A-6	$10,000,000	$10,000,000	Société Générale	No
Note A-7	$5,000,000	$5,000,000	Société Générale	No
Note A-8	$5,000,000	$5,000,000	Société Générale	Yes
Note A-9	$20,000,000	$20,000,000	UBS 2017-C7	No
Note A-10	$20,000,000	$20,000,000	UBS AG	No
Note A-11	$15,000,000	$15,000,000	UBS AG	No
Note A-12	$15,000,000	$15,000,000	UBS AG	No
Note A-13	$10,000,000	$10,000,000	UBS AG	No
Note A-14	$8,000,000	$8,000,000	UBS 2017-C7	No
Note A-15	$5,000,000	$5,000,000	UBS AG	No
Note A-16	$5,000,000	$5,000,000	UBS AG	No
Total	$210,000,000	$210,000,000

The proceeds of the AFIN Portfolio Whole Loan were used to refinance existing debt of approximately $18.0 million encumbering the San Pedro Crossing Property, recapitalize the borrower sponsor’s investment in the remaining 11 AFIN Portfolio Properties, fund reserves, and pay closing costs.

The Borrower and the Borrower Sponsor. The borrowers are ARC CPOKCOK001, LLC; ARC SMWMBFL001, LLC; ARC CPFAYNC001, LLC; ARC SPSANTX001, LLC; ARC JCLOUKY001, LLC; ARC NPHUBOH001, LLC; ARC ASANDSC001, LLC; ARC NLLKLFL001, LLC; ARC RBASHNC001, LLC; ARC MCLVSNV001, LLC; ARC BBLVSNV001, LLC; and ARC RGCHRNC001, LLC (collectively, the “AFIN Portfolio Borrowers”), all single-purpose Delaware limited liability companies structured to be bankruptcy remote with two independent directors. The AFIN Portfolio Borrowers are 99.99% owned by the borrower sponsor and nonrecourse carve-out guarantor, American Finance Operating Partnership, L.P. (the “Guarantor”) and 0.01% owned by American Finance Advisors, LLC, a Delaware limited liability company.

American Finance Trust, Inc. (“AFIN”) is a public non-traded real estate investment trust that acquires and manages a diversified portfolio of commercial properties, which are net leased primarily to investment grade and national tenants, as well as a portfolio of stabilized core retail properties consisting primarily of power centers and lifestyle centers. As of the second quarter 2017, the borrower sponsor had a portfolio of 516 properties totaling approximately 19.2 million square feet. AFIN is externally managed by AR Global Investments, LLC, which has raised and invested over $30.0 billion in capital, served over 150,000 shareholders, and has grown to become one of the largest external managers of direct investment programs in the United States. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

The Properties. The following table describes each property comprising the AFIN Portfolio Properties by descending Allocated Whole Loan Cut-off Date Balance.

Portfolio Summary
Property Name	Location	Year Built/ Renovated	Net Rentable Area (SF)(1)	UW NCF	% of UW NCF	Allocated Whole Loan Cut-off Date Balance(2)	% of Whole Loan Cut-off Date Balance	Appraised Value	Allocated Cut-off Date LTV Ratio(2)
Montecito Crossing	Las Vegas, NV	2005/N/A	179,721	$3,101,756	14.9%	$33,040,000	15.7%	$52,450,000	63.0%
Jefferson Commons	Louisville, KY	2014/N/A	205,918	$2,424,762	11.6%	$24,440,000	11.6%	$38,800,000	63.0%
Best on the Boulevard	Las Vegas, NV	1996/2000	204,568	$2,260,490	10.8%	$24,350,000	11.6%	$38,650,000	63.0%
Northpark Center	Huber Heights, OH	1994/2017	318,330	$2,394,795	11.5%	$20,350,000	9.7%	$36,330,000	56.0%
Anderson Station	Anderson, SC	2001/N/A	244,171	$1,864,006	8.9%	$15,860,000	7.6%	$28,000,000	56.6%
Cross Pointe Center	Fayetteville, NC	1986/2003	226,089	$1,686,632	8.1%	$15,730,000	7.5%	$27,675,000	56.8%
San Pedro Crossing	San Antonio, TX	1995-1999/N/A	207,121	$1,398,161	6.7%	$15,670,000	7.5%	$39,800,000	39.4%
Riverbend Marketplace	Asheville, NC	2004/N/A	142,617	$1,237,445	5.9%	$14,120,000	6.7%	$22,580,000	62.5%
Shops at RiverGate South	Charlotte, NC	2014/N/A	140,697	$1,081,973	5.2%	$14,090,000	6.7%	$25,000,000	56.4%
Centennial Plaza	Oklahoma City, OK	1992-1994/N/A	233,797	$1,209,463	5.8%	$13,360,000	6.4%	$25,600,000	52.2%
Shoppes of West Melbourne	West Melbourne, FL	1984/N/A	144,484	$1,529,708	7.3%	$12,480,000	5.9%	$21,900,000	57.0%
North Lakeland Plaza	Lakeland, FL	1986/N/A	171,397	$649,325	3.1%	$6,510,000	3.1%	$14,950,000	43.5%
Total/Wtd. Avg.			2,418,910	$20,838,516	100.0%	$210,000,000	100.0%	$371,735,000	56.5%

(1)	Information is based on the underwritten rent roll.

(2)	Based on the AFIN Portfolio Allocated Whole Loan amount.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 AFIN Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$60,000,000 56.5% 2.34x 11.1%

The AFIN Portfolio Properties benefit from nine distinct retailers (23.8% of underwritten base rent), representing investment grade tenants, including Kohl’s (rated BBB/Baa2/BBB- by Fitch/Moody’s/S&P), Best Buy (rated BBB-/Baa1/BBB- by Fitch/Moody’s/S&P), The Home Depot (rated A/A2/A by Fitch/Moody’s/S&P), Bed Bath & Beyond (rated NR/Baa1/BBB by Fitch/Moody’s/S&P), Ross Dress For Less (rated NR/A3/A- by Fitch/Moody’s/S&P), The TJX Companies, Inc. (parent company of TJ Maxx and Marshalls, rated NR/A2/A+ by Fitch/Moody’s/S&P), and Gap, Inc. (parent company of Old Navy, rated BB+/Baa2/BB+ by Fitch/Moody’s/S&P), among others.

The AFIN Portfolio Properties have a weighted average tenant tenure of 11.6 years and a weighted average remaining lease term of 5.2 years. Additionally, 59.2% of tenants by NRA have been in occupancy for more than 11 years.

The following table presents certain information relating the tenants at the AFIN Portfolio Properties:

Tenant Summary(1)
Tenant Name	Portfolio Locations	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent(3)	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration
Kohl’s	2	BBB/Baa2/BBB-	169,139	7.0%	$1,353,380	5.0%	$8.00	Various
Best Buy	3	BBB-/Baa1/BBB-	155,347	6.4%	$1,529,407	5.6%	$9.85	Various
Home Depot	1	A/A2/A	102,962	4.3%	$854,585	3.1%	$8.30	1/31/2019
Elder Beerman	1	NR/NR/NR	101,840	4.2%	$407,360	1.5%	$4.00	10/31/2019
Bealls	1	NR/NR/NR	84,146	3.5%	$483,839	1.8%	$5.75	4/30/2020
Bed Bath & Beyond	3	NR/Baa1/BBB	77,986	3.2%	$770,152	2.8%	$9.88	Various
Academy Sports + Outdoors	1	NR/B3/NR	71,914	3.0%	$701,162	2.6%	$9.75	2/28/2030
PetSmart	3	NR/B1/B	66,351	2.7%	$899,498	3.3%	$13.56	Various
Ross Dress For Less	2	NR/A3/A-	62,034	2.6%	$707,021	2.6%	$11.40	Various
Toys R Us(4)	1	NR/NR/NR	60,687	2.5%	$0	0.0%	$0.00	1/31/2021
Office Depot	3	NR/B1/B	57,262	2.4%	$589,295	2.2%	$10.29	Various
Shoe Carnival	4	NR/NR/NR	56,287	2.3%	$730,967	2.7%	$12.99	Various
Hobby Lobby	1	NR/NR/NR	55,000	2.3%	$426,240	1.6%	$7.75	8/31/2019
Jo-Ann Fabric	2	NR/B1/B	54,859	2.3%	$566,586	2.1%	$10.33	Various
Party City	3	NR/NR/NR	52,427	2.2%	$616,513	2.3%	$11.76	Various
HomeGoods	2	NR/A2/A+	49,000	2.0%	$370,894	1.4%	$7.57	Various
Seafood City Supermarket	1	NR/NR/NR	42,618	1.8%	$500,369	1.8%	$11.74	2/28/2022
Barnes & Noble	1	NR/NR/NR	35,475	1.5%	$645,000	2.4%	$18.18	2/28/2021
Michaels	2	NR/NR/NR	34,502	1.4%	$412,785	1.5%	$11.96	Various
ULTA Beauty	3	NR/NR/NR	30,415	1.3%	$595,426	2.2%	$19.58	Various
Pier 1 Imports	3	NR/NR/B	30,300	1.3%	$533,550	2.0%	$17.61	Various
TJ Maxx	1	NR/A2/A+	30,000	1.2%	$330,000	1.2%	$11.00	10/31/2026
Marshalls	1	NR/A2/A+	29,500	1.2%	$309,750	1.1%	$10.50	5/31/2026
Aldi	1	NR/NR/NR	24,067	1.0%	$264,737	1.0%	$11.00	5/31/2028
The Container Store	1	NR/NR/NR	22,817	0.9%	$607,389	2.2%	$26.62	1/31/2023
Liquor Barn	1	NR/NR/NR	22,000	0.9%	$302,500	1.1%	$13.75	5/31/2025
Dollar Tree	2	NR/Ba1/BB+	21,563	0.9%	$192,530	0.7%	$8.93	Various
Old Navy	1	BB+/Baa2/BB+	20,000	0.8%	$260,000	1.0%	$13.00	1/31/2022
Five Below	2	NR/NR/NR	15,815	0.7%	$243,364	0.9%	$15.39	Various
Guitar Center	1	NR/NR/NR	15,200	0.6%	$149,720	0.6%	$9.85	10/31/2025
Kirkland’s	2	NR/NR/NR	13,661	0.6%	$227,784	0.8%	$16.67	Various
Cavender’s Boot City	1	NR/NR/NR	13,548	0.6%	$270,960	1.0%	$20.00	6/30/2022
Big 5 Sports	1	NR/NR/NR	10,080	0.4%	$157,308	0.6%	$15.61	1/31/2021
Tuesday Morning	1	NR/NR/NR	10,000	0.4%	$115,000	0.4%	$11.50	7/31/2021
Subtotal/Wtd. Avg.	59		1,698,802	70.2%	$17,125,071	62.9%	$10.08
Remaining Tenants	145		484,411	20.0%	$10,096,411	37.1%	$20.84
Vacant Space	28		235,697	9.7%	$0	0.0%	$0.00
Total/Wtd. Avg.	232		2,418,910	100.0%	$27,221,482	100.0%	$12.47

(1)	Information is based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the Tenant Name field whether or not the parent company guarantees the lease.
(3)	Annual UW Base Rent and Annual UW Base Rent PSF excludes vacant space and Toys R Us, which was underwritten as vacant.
(4)	Toys R Us was underwritten as vacant; however, is currently in occupancy and paying annual base rent of $910,305.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 AFIN Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$60,000,000 56.5% 2.34x 11.1%

The following table presents certain information relating to the lease rollover schedule at the AFIN Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	3	1,200	0.0%	0.0%	$13.00	$15,600	0.1%	0.1%
2017	1	6,450	0.3%	0.3%	$17.05	$110,000	0.4%	0.5%
2018	12	30,119	1.2%	1.6%	$23.72	$714,319	2.6%	3.1%
2019	37	385,633	15.9%	17.5%	$10.43	$4,021,681	14.8%	17.9%
2020	40	305,740	12.6%	30.1%	$11.70	$3,575,705	13.1%	31.0%
2021	24	304,056	12.6%	42.7%	$13.22	$4,020,214	14.8%	45.8%
2022	20	209,122	8.6%	51.4%	$13.25	$2,770,175	10.2%	55.9%
2023	15	147,255	6.1%	57.4%	$15.59	$2,295,977	8.4%	64.4%
2024	10	107,970	4.5%	61.9%	$13.97	$1,508,345	5.5%	69.9%
2025	22	375,206	15.5%	77.4%	$13.66	$5,126,583	18.8%	88.7%
2026	5	80,723	3.3%	80.8%	$13.24	$1,068,564	3.9%	92.7%
2027	3	13,563	0.6%	81.3%	$28.03	$380,233	1.4%	94.1%
2028 & Beyond	12	216,176	8.9%	90.3%	$7.47	$1,614,086	5.9%	100.0%
Vacant	0	235,697	9.7%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	204	2,418,910	100.0%		$12.47	$27,221,482	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market.

The following table presents certain market information relating to the AFIN Portfolio Properties:

Market Overview(1)
Property Name	Location	Market	Submarket	Estimated 2017 Population(2)	Estimated 2017 Average Household Income(2)	Rental Rate PSF
						Actual(3)	Submarket(4)
Montecito Crossing	Las Vegas, NV	Las Vegas	Northwest	233,930	$86,121	$21.10	$19.80
Jefferson Commons	Louisville, KY	Louisville	South Central	176,569	$59,649	$14.29	$9.67
Best on the Boulevard	Las Vegas, NV	Las Vegas	Central East	448,909	$50,073	$14.33	$15.48
Northpark Center	Huber Heights, OH	Dayton	NE Central Dayton	83,316	$71,020	$8.74	$7.42
Anderson Station	Anderson, SC	Greenville/Spartanburg	Anderson	56,860	$64,691	$11.61	$8.73
Cross Pointe Center	Fayetteville, NC	Fayetteville	N/A(5)	151,777	$58,794	$9.55	$10.26(5)
San Pedro Crossing	San Antonio, TX	San Antonio	North Central	322,165	$78,955	$17.34	$18.72
Riverbend Marketplace	Asheville, NC	Asheville	East Asheville	87,541	$66,334	$12.13	$13.57
Shops at RiverGate South	Charlotte, NC	Charlotte	Southwest	99,238	$95,171	$17.44	$20.75
Centennial Plaza	Oklahoma City, OK	Oklahoma City	Penn Square	243,184	$63,794	$9.31	$12.72
Shoppes of West Melbourne	West Melbourne, FL	Orlando	Brevard County	132,623	$61,786	$12.34	$11.85
North Lakeland Plaza	Lakeland, FL	Tampa/St. Pete	Polk County	124,578	$55,569	$7.33	$13.41
Avg.						$12.96	$13.53

(1)	Information is based on third party market research reports.

(2)	Information is based on a five-mile radius.

(3)	Information is based on the underwritten rent roll.

(4)	Information is based on the appraisals.

(5)	Submarket and Submarket Rental Rate PSF for the Cross Pointe Center property reflect the appraisal’s market rental rate PSF conclusion as there was no observable submarket.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 AFIN Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$60,000,000 56.5% 2.34x 11.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the AFIN Portfolio Properties:

Cash Flow Analysis
	2014(1)	2015(1)	2016	9/30/2017 TTM	UW	UW PSF
Gross Potential Rent(2)	N/A	N/A	$29,685,333	$28,957,564	$27,221,482	$11.25
Percentage Rent	N/A	N/A	$201,989	$196,835	$201,169	$0.08
Total Recoveries	N/A	N/A	$6,993,844	$7,437,869	$6,265,070	$2.59
Other Income(3)	N/A	N/A	$513,017	$475,555	$475,555	$0.20
Less Vacancy & Credit Loss	N/A	N/A	$0	$0	($910,305)	($0.38)
Effective Gross Income	N/A	N/A	$37,394,183	$37,067,823	$33,252,972	$13.75
Total Operating Expenses	N/A	N/A	$10,389,232	$11,060,915	$9,911,495	$4.10
Net Operating Income	N/A	N/A	$27,004,951	$26,006,908	$23,341,476	$9.65
Capital Expenditures	N/A	N/A	$0	$0	$406,890	$0.17
TI/LC	N/A	N/A	$0	$0	$2,096,069	$0.87
Net Cash Flow	N/A	N/A	$27,004,951	$26,006,908	$20,838,518	$8.61

Occupancy %	N/A	N/A	97.6%	91.4%	89.2%(4)
NOI DSCR(5)	N/A	N/A	3.03x	2.91x	2.62x
NCF DSCR(5)	N/A	N/A	3.03x	2.91x	2.34x
NOI Debt Yield(5)	N/A	N/A	12.9%	12.4%	11.1%
NCF Debt Yield(5)	N/A	N/A	12.9%	12.4%	9.9%

(1)	The AFIN Portfolio Properties were acquired between 2012 and 2015 and as such, historical financial information for 2014 and 2015 is unavailable.
(2)	UW Gross Potential Rent includes underwritten rent steps of $229,592 taken through June 5, 2018.
(3)	Other Income is primarily from utility expenses which are fully reimbursable at several of the AFIN Portfolio Properties.
(4)	UW Occupancy % excludes all dark and bankrupt tenants.
(5)	Debt service coverage ratios and debt yields are based on the AFIN Portfolio Whole Loan.

Escrows and Reserves. The AFIN Portfolio Whole Loan documents provide for upfront escrows in the amount of $832,502 for real estate taxes, $203,509 for insurance premiums, $101,926 for deferred maintenance, $9,827 for environmental insurance, $154,430 for free rent and $798,196 for tenant improvement and leasing commissions. In addition, the AFIN Portfolio Whole Loan documents provide for ongoing monthly escrows of $355,956 for real estate taxes and $43,761 for insurance premiums and other assessments.

The AFIN Portfolio Whole Loan documents also provide for on-going replacement reserves and tenant improvement and leasing commissions in an amount initially equal to 1/12 of the product by multiplying $0.25 by the aggregate number of rentable square feet in the AFIN Portfolio Properties initially equal to $50,394 and 1/12 of the product by multiplying $1.00 by the aggregate number of rentable square feet of space in AFIN Portfolio Properties initially equal to $201,576, respectively. Notwithstanding the foregoing, the AFIN Portfolio Borrowers are not required to make deposits into the capital reserve subaccount or rollover reserve subaccount, for so long as the occurrence and continuance of a Cash Management Period (as defined below) is then in effect.

Lockbox and Cash Management. The AFIN Portfolio Whole Loan has a hard lockbox with springing cash management upon the occurrence and continuance of a Cash Management Period (as defined below).

A “Cash Management Period” will commence upon the lender giving notice to the clearing bank of the occurrence of any of the following: (i) the AFIN Portfolio Whole Loan maturity date, (ii) an event of default, (iii) the trailing 12-month debt service coverage ratio falling below 1.80x, or (iv) the commencement of a Lease Sweep Period (as defined below), and will end upon the lender giving notice to the clearing bank that the sweeping of funds into the deposit account may cease, which notice the lender will only be required to give if (1) the AFIN Portfolio Whole Loan and all other obligations under the AFIN Portfolio Whole Loan documents have been repaid in full or (2) the AFIN Portfolio Whole Loan maturity date has not occurred and (A) with respect to the matters described in clause (ii) above, such event of default has been cured and no other event of default has occurred and is continuing or (B) with respect to the matter described in clause (iii) above, the debt service coverage ratio is at least 1.80x for two consecutive calendar quarters, or (C) with respect to the matter described in clause (iv) above, such Lease Sweep Period has ended.

A “Lease Sweep Period” will occur upon any of the following: (i) the date that is twelve (12) months prior to the end of the term of any Major Lease (as defined below)(including any renewal terms), (ii) the date under a Major Lease by which the applicable Major Tenant (as defined below) is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised), (iii) any Major Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date, (iv) any Major Tenant discontinues its business at its premises (i.e., “goes dark”) or gives notice that it intends to discontinue its business, (v) the occurrence and continuance (beyond any applicable notice and cure periods) of a material default under any Major Lease by the applicable Major Tenant thereunder, or (vi) the occurrence of a Major Tenant insolvency proceeding and will end upon the earlier to occur of (x) the date that funds in an amount equal to $15 per square foot of the space demised under the Major Lease (or Major Leases) that gave rise to the subject Lease Sweep Period have been accumulated in the special rollover reserve subaccount (or the AFIN Portfolio Borrowers have provided lender with a letter of credit equal to the initial rollover deposit or (y), with respect to the occurrence of a Lease Sweep Period caused by a matter described in clauses (i), (ii), (iii) or (iv) above, upon the earlier to occur of (A) the date on which a Major Tenant irrevocably exercises its renewal or extension option (or otherwise enters into an extension agreement with the AFIN Portfolio Borrowers that is acceptable to the lender in its reasonable discretion) with respect to all of the space demised under its Major Lease, and in the lender’s good faith judgment, sufficient funds have been accumulated in the special rollover reserve subaccount (during the continuance of the subject Lease Sweep Period) to pay for all anticipated major leasing

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 AFIN Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$60,000,000 56.5% 2.34x 11.1%

expenses for such Major Lease and any other anticipated expenses in connection with such renewal or extension, or (B) the date on which all of the space demised under the Major Lease (or portion thereof) that gave rise to the Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases, and all major lease leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full, (2) with respect to a Lease Sweep Period caused by a matter described in clause (v) above, if the subject Major Tenant default has been cured, and no other Major Tenant default has occurred for a period of three consecutive months following such cure, or (3) with respect to a Lease Sweep Period caused by a matter described in clause (vi) above, if the applicable Major Tenant insolvency proceeding has terminated and the applicable Major Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender in the exercise of lender’s reasonable discretion.

A “Major Lease” means (i) any lease (or leases) to a tenant or replacement tenant that, together with its affiliates, demises space comprising 50,000 or more rentable square feet of the improvements at any AFIN Portfolio Property or (ii) any lease (or leases) to a tenant that, together with its affiliates, provides for rent, in the aggregate, equal to 30% or more of the total in-place base rent at any AFIN Portfolio Property.

A “Major Tenant” means any tenant under either a Major Lease, or under one or more leases (leased by such tenant and/or its affiliates), which when taken together either (i) demises space comprising 50,000 or more rentable square feet of the improvements at any AFIN Portfolio Property or (ii) provides for rent, in the aggregate, equals 30% or more of the total in-place base rent at any AFIN Portfolio Property.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Any time after the expiration of the lockout period, the AFIN Portfolio Borrowers may obtain the release of any AFIN Portfolio Properties, provided, among other things, (i) the sale of such property is pursuant to an arm’s-length agreement to a third party not affiliated with any AFIN Portfolio Borrower or Guarantor, (ii) the AFIN Portfolio Borrowers may obtain a release of the property if the AFIN Portfolio Borrowers make a prepayment of principal equal to the Release Amount (as defined below) for the property in question, together with any yield maintenance premium applicable thereto, (iii) no event of default under the AFIN Portfolio Whole Loan documents has or will be continuing; (iv) the AFIN Portfolio Borrowers will remain special purpose bankruptcy remote entities; (v) the AFIN Portfolio Borrowers and the Guarantor execute and deliver such documents as lender may reasonably request to confirm the continued validity of the loan documents and liens; (vi) the debt service coverage ratio for all of the remaining AFIN Portfolio Properties will not be less than the greater of (a) the debt service coverage ratio immediately preceding such release and (b) 2.34x; and (vii) the loan-to-value ratio (such value to be determined, in lender’s sole discretion, by any commercially reasonable method permitted to a REMIC trust; and which will exclude the value of personal property or going concern value, if any) is greater than 125%, the AFIN Portfolio Borrowers will also make payment of principal in an amount such that the loan-to-value ratio (such value to be determined, in lender’s sole discretion, by any commercially reasonable method permitted to a REMIC trust; and which will exclude the value of personal property or going concern value, if any) is no more than 125%.

A “Release Amount” is the greater of (i) 100% of the net sales proceeds with respect to such AFIN Portfolio Property and (ii) the percentage of the allocated loan amount for such property as set forth in the loan agreement.

Substitution. Any time after the expiration of the lockout period, the AFIN Portfolio Borrowers may obtain the release of any AFIN Portfolio Properties by providing one or more substitute properties (individually or collectively, the “Substitute Property”), provided that among other things, (i) no event of default has occurred and is continuing, (ii) the allocated loan amounts for all AFIN Portfolio Properties theretofore substituted do not exceed 25% of the AFIN Portfolio Whole Loan, (iii) unless otherwise agreed to by lender in its sole discretion, the total number of substitutions requested by AFIN Portfolio Borrowers (taking into account the then requested substitution) will not exceed three substitutions, (iv) no substitution will occur during the twelve month period preceding January 1, 2028, (v) the AFIN Portfolio Borrowers will deliver to lender a rating agency comfort letter as to the substitution, (vi) after giving effect to the substitution, the debt service coverage ratio for all of the AFIN Portfolio Properties will be no less than the debt service coverage ratio for all of the AFIN Portfolio Properties immediately preceding such substitution, (vii) the AFIN Portfolio Borrowers will deliver to lender an acceptable appraisal of each proposed substitute property and each proposed released AFIN Portfolio Property indicating an appraised value of the substitute property (as reflected in such acceptable appraisal) that is equal to or greater than the appraised value of the released property as of the substitution date (as reflected in such acceptable appraisal) (provided however, with respect to the AFIN Portfolio Properties known as Montecito Crossing, Best on the Boulevard or Jefferson Common, such properties may only be substituted if the value of the substitute property is equal to or greater than 110% of the appraised value of the released AFIN Portfolio Property), (viii) with respect to the Mortgaged Properties known as Montecito Crossing, Best on the Boulevard or Jefferson Common, such properties may only be substituted if the net operating income of the substitute Property is equal to or greater than 110% of the net operating income of the released AFIN Portfolio Property and (ix) the AFIN Portfolio Borrowers will deliver to lender such other documents, instruments and agreements as lender may reasonably require relating to such substitution (including any documents as may be reasonably required by a special servicer in a securitization). See “Description of the Mortgage Pool—Releases; Partial Releases” in the Preliminary Prospectus.

Terrorism Insurance. The AFIN Portfolio Borrowers are required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the AFIN Portfolio Mortgage Whole Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, FL	Collateral Asset Summary – Loan No. 3 Eagle Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$59,500,000 72.2% 1.48x 9.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, FL	Collateral Asset Summary – Loan No. 3 Eagle Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$59,500,000 72.2% 1.48x 9.9%

Apopka
Lockhart
Maitland
Casselberry
SEMINOLE COUNTY
Beggs Rd
Kennedy Blvd
Rosemont Plaza
Clarcona Ocoee Rd
Edgewater Dr
Center of Winter Park
SUNRAIL
Lake Maitland
Interlachen Country Club
Forest Lake Golf Club of Ocoee
Lake Meadow
Lake Orlando
Lake Orlando Golf Club
Orange Blossom Trail
Fairview Shores
Winter Park Village
Winter Park
WINTER PARK
Aloma Shopping Center
Winter Park Memorial Hospital
Rollins College
North Ln
Pine Hills
Seaboard Industrial
Apopka Vineland Rd
Hiawassee Rd
Powers Dr
Pine Hills Rd
MAX Plaza
Silver Crossing
Silver Star Rd
Lake Lucy
Starke Lake
ORANGE COUNTY
Gordon Barnett Park
Princeton St
FLORIDA HEALTH VILLAGE
Orlando Museum of Art
Orlando Science Ctr
Lake Baldwin
Winter Pines Golf Club
Goldenrod Rd
Semoran Blvd
Ocoee
West Oaks Mall
Westland Terrace Plaza
Highland Lakes Center
Pine Hills Marketplace
Parkwood Plaza
ORLANDO
Orange Tech Coll. - Orlando Campus
Colonial Plaza Mall
Orlando Fashion Square
Azalea Park
Colonial Dr
East - West Expwy
Bob Carr Theater
LYNX CENTRAL
Downtown
Orlando Executive Airport
Camping World Stadium
Amway Center
CHURCH ST.
Old Winter Garden Rd
Lake Rose
Ivey Ln
Lake Mann
Dr. Phillips Center for the Performing Arts
Lake Steer
Raleigh St
ORLANDO HEALTH
Orlando Regional Medical Ctr.
Curry Ford Rd
Conway Rd
Florida's Tpke
Metro West Village
Valencia College-W. Campus
Metro Plaza
Southwest Orlando
Eagle Nest Park
Clear Lake
Rio Grande Ave
Sodo Shopping Ctr
Windermere
Lake Down
Main St
Turkey Lake
Lake Holden
Market at Southside
Lake Margaret Dr
Ventura Country Club
Pershing Ave
Conway
Cascades at Isleworth
6th Ave
Walt Disney World Complex 9 miles
Millenia Plaza
Universal Studios Florida
The Mall at Millenia
Sky Lake
Little Lake Conway
Orlando Intl. Airport 3 miles
Hoffner Ave

Tallahassee
Jacksonville
Daytona Beach
Orlando
New Smyrna Beach
Tampa
Sarasota
Miami

Eagle Multifamily Portfolio

1	Bay	Daytona Beach, FL
2	Brookside	Orlando, FL
3	Millennium	Orlando, FL
4	Ridge	Daytona Beach, FL
5	Rose	New Smyrna Beach, FL
6	Park	Daytona Beach, FL

Florida Hospital Ormond Mem.
Holly Hill
Ocean Walk Shoppes
Ocean Center
Advanced Technology College
Tanger Outlets Daytona
Bethune-Cookman College
DAYTONA BEACH
Daytona State College
LPGA Intl. Golf Course
Volusia Mall
Embry-Riddle Aeronautical Univ.
Daytona Intl. Speedway
International Speedway Square
Volusia Square
Daytona International Airport
Daytona Beach Shores
Daytona Beach Municipal Stadium
Daytona Flea & Farmers Market
South Daytona
Tiger Bay State Forest
Atlantic Ocean
Port Orange
Ponce Inlet
VOLUSIA COUNTY
Spruce Creek Park
DeLand Municipal Airport
Spruce Creek Airport
New Smyrna Beach Mun. Airport
Marine Discovery Center
DeLand
Glencoe
New Smyrna Beach
Daytona State College
Volusia County Fair Grounds
Samsula-Spruce Creek
New Smyrna Beach Regional Ctr.
Orlando 35 miles

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, FL	Collateral Asset Summary – Loan No. 3 Eagle Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$59,500,000 72.2% 1.48x 9.9%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Société Générale			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Various, FL
				General Property Type:	Multifamily
Original Balance:	$59,500,000			Detailed Property Type:	Garden
Cut-off Date Balance:	$59,500,000			Title Vesting:	Fee
% of Initial Pool Balance:	6.7%			Year Built/Renovated:	Various/2016
Loan Purpose:	Refinance			Size:	1,242 Units
Borrower Sponsors:	TriSpan LP; Adam M. Hendry; Elan Schultz			Cut-off Date Balance per Unit:	$47,907
Mortgage Rate:	4.8200%			Maturity Date Balance per Unit:	$42,235
Note Date:	12/1/2017			Property Manager:	Tzadik Property Management, LLC (borrower-related)
First Payment Date:	1/1/2018
Maturity Date:	12/1/2027
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	36 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI:	$5,886,073
Prepayment Provisions:	LO (12); YM1 (12); DEF/YM1 (92); O (4)			UW NOI Debt Yield:	9.9%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI Debt Yield at Maturity:	11.2%
Additional Debt Type(1):	Mezzanine			UW NCF DSCR:	1.91x (IO) 1.48x (P&I)
Additional Debt Balance(1):	$5,000,000			Most Recent NOI:	$6,761,767 (9/30/2017 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(3):	N/A
Reserves(2)				3rd Most Recent NOI(3):	N/A
Type	Initial	Monthly	Cap	Most Recent Occupancy(4):	97.6% (11/15/2017)
RE Tax:	$141,935	$70,967	N/A	2nd Most Recent Occupancy(3):	N/A
Insurance:	$30,224	$18,336	N/A	3rd Most Recent Occupancy(3):	N/A
Deferred Maintenance:	$271,799	$0	N/A	Appraised Value (as of)(5):	$82,400,000 (Various)
Replacements:	$900,000	$28,105	N/A	Cut-off Date LTV Ratio (5):	72.2%
Eagle Bay Reserve	$2,100,000	$0	N/A	Maturity Date LTV Ratio(5):	63.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$59,500,000	92.2%	Loan Payoff:	$55,500,000	86.0%
Mezzanine Loan(1):	$5,000,000	7.8%	Reserves:	$3,443,958	5.3%
			Closing Costs:	$1,526,842	2.4%
			Return of Equity:	$2,919,200	4.5%
			Yield Maintenance Costs:	$1,110,000	1.7%
Total Sources:	$64,500,000	100.0%	Total Uses:	$64,500,000	100.0%

(1)	See “The Mortgage Loan” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(3)	The Eagle Multifamily Portfolio Properties (as defined below) were acquired in August 2016 and as such, the 2nd and 3rd Most Recent NOI and 2nd and 3rd Most Recent Occupancy are unavailable.

(4)	Most Recent Occupancy is as of the underwritten rent roll dated November 15, 2017 and includes pre-leased units.

(5)	Appraised Value (as of) includes an “As-Renovated” appraised value of $22,200,000 for the Bay property (the “Bay Property”) as of October 24, 2018, which assumes the completion of $2,700,000 in renovations for which the lender reserved at origination. The “As-Is” appraised value for the Bay Property is $19,500,000. The Appraised Value (as of) for the Eagle Multifamily Portfolio Properties assuming the “As-Is” appraised value is $79,700,000 as of October 24, 2017. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio assuming the “As-Is” appraised value for the Eagle Multifamily Portfolio Properties are 74.7% and 65.8%, respectively.

The Mortgage Loan. The third largest mortgage loan (the “Eagle Multifamily Portfolio Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $59,500,000. The Eagle Multifamily Portfolio Mortgage Loan is secured by a first priority fee mortgage encumbering a six-property garden-style multifamily portfolio comprised of 1,242 units located in central and eastern Florida (collectively, the “Eagle Multifamily Portfolio Properties”). The proceeds of the Eagle Multifamily Portfolio Mortgage Loan, along with a $5,000,000 mezzanine loan (the “Eagle Multifamily Portfolio Mezzanine Loan”), were used to refinance existing debt, fund reserves, pay closing costs, and return equity to the borrower sponsors. The borrower sponsors have approximately $6.7 million of cash equity remaining in the Eagle Multifamily Portfolio Properties following the refinance.

The Borrowers and the Borrower Sponsors. The borrowers are Tzadik Eagle Briar LLC, Tzadik Eagle Oaks LLC, Tzadik Eagle Park LLC, Tzadik Eagle Reserve LLC, Tzadik Eagle Millennium LLC and Tzadik Eagle Bay LLC (collectively, the “Eagle Multifamily Portfolio Borrower”), all of which are single-purpose Delaware limited liability companies whose sole member has two independent directors. Legal counsel to the Eagle Multifamily Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Eagle Multifamily Portfolio Mortgage Loan. The Eagle Multifamily Portfolio Mortgage Loan non-recourse carveout guarantor is Adam M. Hendry, who also serves as a borrower sponsor along with TriSpan LP (“TriSpan”) and Elan Schultz.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, FL	Collateral Asset Summary – Loan No. 3 Eagle Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$59,500,000 72.2% 1.48x 9.9%

Adam M. Hendry is the founder and managing director of Tzadik Property Management, LLC (“Tzadik”), which is the property manager of the Eagle Multifamily Portfolio. Founded in 2007, Tzadik is a commercial real estate owner and operator specializing in multifamily properties located in Florida. Tzadik manages a portfolio of over $400 million of real estate comprised of approximately 5,000 apartments. The borrower sponsors are subject to ongoing civil litigation; however, the costs of the litigation are expected to be fully covered by the borrower sponsors’ insurance. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

TriSpan was founded in 2015 and is an independent and management-controlled investment and wealth manager. TriSpan has offices in London, New York, and Dubai with investment business lines including alternative, liquid investment management and advisory solutions. TriSpan’s three founding partners are Elan Schultz, Osama Abbasi, and Fady Michel Abouchalache.

Elan Schultz has over 25 years of private equity experience during which time he served as a managing partner at Quilvest Private Equity Ltd., co-founded and served as a managing director of SG Merchant Banking Fund, L.P. and Cowen Capital Partners, LLC.

The Properties. The Eagle Multifamily Portfolio Properties are comprised of six garden-style multifamily properties totaling 1,242 units including four properties (699 units) located in the Daytona Beach metropolitan statistical area and two properties (543 units) located in the Orlando metropolitan statistical area. Including pre-leased units, the Eagle Multifamily Portfolio Properties were approximately 97.6% leased as of November 15, 2017. The Eagle Multifamily Portfolio Properties were built between 1964 and 1984, were all renovated in 2016, and range in size from 100 units to 343 units. Amenities at the Eagle Multifamily Portfolio Properties cumulatively include courtyards, swimming pools, clubhouses, leasing offices, fitness centers, playgrounds and laundry facilities. The Eagle Multifamily Portfolio Properties have recently benefited from a capital expenditure program, including both interior and exterior renovations and enhancements. Since the borrower sponsors acquired the Eagle Multifamily Portfolio Properties in August 2016, the borrower sponsors have invested approximately $2.9 million in the Eagle Multifamily Portfolio Properties, and will be escrowing approximately $6.0 million over the first three years of the Eagle Multifamily Portfolio Mortgage Loan term specifically for capital improvement renovations.

The following table represents each property comprising the Eagle Multifamily Portfolio Properties by descending Allocated Cut-off Date Loan Amount:

Eagle Multifamily Portfolio Properties Summary
Property Name	Location	Year Built/ Renovated	No. of Units(1)	Occupancy(1)	UW NCF	% of UW NCF	Allocated Cut-off Date Loan Amount	% of Allocated Loan Amount	Appraised Value(2)	Cut-off Date LTV Ratio(2)
Bay	Daytona Beach, FL	1974/2016	248	97.2%	$1,192,806	21.5%	$15,871,498	26.7%	$22,200,000	71.5%
Brookside	Orlando, FL	1984/2016	343	96.8%	$1,334,519	24.1%	$13,117,540	22.0%	$18,100,000	72.5%
Millennium	Orlando, FL	1975/2016	200	99.0%	$992,631	17.9%	$11,957,978	20.1%	$16,500,000	72.5%
Ridge	Daytona Beach, FL	1973/2016	232	98.7%	$1,099,086	19.8%	$10,363,581	17.4%	$14,300,000	72.5%
Rose	New Smyrna Beach, FL	1973/2016	100	97.0%	$492,366	8.9%	$4,203,410	7.1%	$5,800,000	72.5%
Park	Daytona Beach, FL	1964/2016	119	96.6%	$437,418	7.9%	$3,985,993	6.7%	$5,500,000	72.5%
Total/Wtd. Avg.			1,242	97.6%	$5,548,827	100.0%	$59,500,000	100.0%	$82,400,000	72.2%

(1)	Occupancy is based on the rent roll as of November 15, 2017 and includes pre-leased units. Beginning in October 2016 through and including August 2017, occupancy declined as a result of 148 units being taken offline for renovations at the Bay Property. Additionally, the occupancy further declined in September 2017 as a result of Hurricane Irma. The nine units damaged by Hurricane Irma were underwritten as vacant, but are pre-leased and expected to be ready for occupancy by January 1, 2018.

(2)	Appraised Value includes an “As-Renovated” appraised value of $22,200,000 for the Bay Property as of October 24, 2018, which assumes the completion of $2,700,000 in renovations for which the lender reserved at origination. The Cut-off Date LTV Ratio assuming the $19,500,000 “As-Is” appraised value for the Bay Property is 81.4%. The Appraised Value for the Eagle Multifamily Portfolio Properties assuming the “As-Is” appraised value is $79,700,000 as of October 24, 2017. The Cut-off Date LTV Ratio assuming the “As-Is” appraised value for the Eagle Multifamily Portfolio Properties is 74.7%.

The Market. According to the appraisals, the Eagle Multifamily Portfolio Properties are located in the Orlando and Daytona Beach metropolitan statistical area multifamily markets, which support overall average occupancies of 95.5% and 96.2%, respectively. The appraisal also provided the average monthly rental rates which ranged from $888 to $1,094 per unit. Additionally, the appraisal identified two observable submarkets within the Eagle Multifamily Portfolio Properties. As of the second quarter 2017, the Eagle Multifamily Portfolio Properties identified as Brookside and Millennium are located in submarkets with occupancies of 98.2% and 95.2%, respectively, and average monthly rental rates of $827 and $1,080 per unit, respectively. The chart below summarizes the appraisals’ findings with respect to asking rents, concluded market rents and vacancy statistics for each individual property included in the Eagle Multifamily Portfolio Properties.

Eagle Multifamily Portfolio Properties Market Rent and Vacancy

Property Name	Metropolitan Statistical Area	Allocated Cut-off Date Loan Amount	% of Allocated Loan Amount	No. of Units(1)	Contract Rent Per Unit(1)	Appraiser Rent Per Unit(2)	Market Vacancy(2)	UW Vacancy(1)
Bay	Daytona Beach	$15,871,498	26.7%	248	$830	$888	3.8%	7.0%
Brookside	Orlando	$13,117,540	22.0%	343	$683	$827	1.8%	5.0%
Millennium	Orlando	$11,957,978	20.1%	200	$846	$1,080	4.8%	7.2%
Ridge	Daytona Beach	$10,363,581	17.4%	232	$772	$888	3.8%	5.0%
Rose	Daytona Beach	$4,203,410	7.1%	100	$708	$888	3.8%	5.0%
Park	Daytona Beach	$3,985,993	6.7%	119	$698	$888	3.8%	5.0%
Total/Avg.		$59,500,000	100.0%	1,242	$756	$910	3.6%	5.8%

(1)	Information is based on the underwritten rent roll.

(2)	Appraiser Market Rent Per Unit and Market Vacancy represents the appraisers’ submarket rent and vacancy with the exception of the Bay, Ridge, Rose and Park properties, which reflects the appraisers market conclusions as there was no observable submarket.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, FL	Collateral Asset Summary – Loan No. 3 Eagle Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$59,500,000 72.2% 1.48x 9.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Eagle Multifamily Portfolio Properties:

Cash Flow Analysis
	2014(1)	2015(1)	2016(1)	9/30/2017 TTM	UW	UW per Unit
Gross Potential Rent	N/A	N/A	N/A	$11,457,295	$11,322,564	$9,116
Other Income(2)	N/A	N/A	N/A	$1,020,770	$970,043	$781
Less Vacancy & Concessions	N/A	N/A	N/A	($1,064,470)	($1,040,525)	($838)
Effective Gross Income	N/A	N/A	N/A	$11,413,595	$11,252,082	$9,060
Total Operating Expenses	N/A	N/A	N/A	$4,651,828	$5,366,008	$4,320
Net Operating Income	N/A	N/A	N/A	$6,761,767	$5,886,073	$4,739
Capital Expenditures	N/A	N/A	N/A	$0	$337,246	$272
Net Cash Flow	N/A	N/A	N/A	$6,761,767	$5,548,827	$4,468

Occupancy %(3)	N/A	N/A	N/A	94.8%	94.2%
NOI DSCR (P&I)	N/A	N/A	N/A	1.80x	1.57x
NCF DSCR (P&I)	N/A	N/A	N/A	1.80x	1.48x
NOI Debt Yield	N/A	N/A	N/A	11.4%	9.9%
NCF Debt Yield	N/A	N/A	N/A	11.4%	9.3%

(1)	The Eagle Multifamily Portfolio Properties were acquired in August 2016 and as such, historical financial information is unavailable.

(2)	Other Income includes ratio utility billing systems (RUBS) income, termination fees, late fees and other miscellaneous income.

(3)	Beginning in October 2016 through and including August 2017, occupancy declined as a result of 148 units being taken offline for renovations at the Bay Property. Additionally, the occupancy further declined in September 2017 as a result of Hurricane Irma. The nine units damaged by Hurricane Irma were underwritten as vacant, but are pre-leased and expected to be ready for occupancy by January 1, 2018. Including pre-leased units, the Eagle Multifamily Portfolio Properties were 97.6% physically occupied as of November 15, 2017.

Escrows and Reserves. The Eagle Multifamily Portfolio Mortgage Loan documents provide for upfront escrows in the amount of $141,935 for real estate taxes, $30,224 for insurance premiums, $900,000 for replacement reserves, $271,799 for deferred maintenance, and $2,100,000 for the completion of capital expenses, repairs and work related to the Bay Property. In addition, the Eagle Multifamily Portfolio Mortgage Loan documents provide for ongoing monthly escrows of $70,967 for real estate taxes, $18,336 for insurance premiums and other assessments, and $28,105 for replacement reserves. The Eagle Multifamily Portfolio Mortgage Loan documents also provide for an additional $1,686,064 for replacement reserves to be deposited from and including January 2019 through and including December 1, 2020, which is equal to the difference between the interest-only and principal and interest debt service payments for years two and three of the Eagle Multifamily Portfolio Mortgage Loan term.

Lockbox and Cash Management. The Eagle Multifamily Portfolio Mortgage Loan has a soft lockbox with springing cash management upon the occurrence and continuance of a Cash Management Period (as defined below).

A “Cash Management Period” will commence upon the lender giving notice to the clearing bank of the occurrence of any of the following: (i) the Eagle Multifamily Portfolio Mortgage Loan maturity date, (ii) an event of default, (iii) the trailing 12-month debt service coverage ratio falling below 1.20x, or (iv) the lender’s receipt of notice from Eagle Multifamily Portfolio Mezzanine Loan lender that an event of default has occurred and is continuing under the Eagle Multifamily Portfolio Mezzanine Loan documents, and will end upon the lender giving notice to the clearing bank that the sweeping of funds into the deposit account may cease, which notice the lender will only be required to give if (1) the Eagle Multifamily Portfolio Mortgage Loan and all other obligations under the Eagle Multifamily Portfolio Mortgage Loan documents have been repaid in full or (2) the Eagle Multifamily Portfolio Mortgage Loan maturity date has not occurred and (A) with respect to the matters described in clause (ii) above, such event of default has been cured and no other event of default has occurred and is continuing or (B) with respect to the matter described in clause (iii) above, the debt service coverage ratio is at least 1.25x for two consecutive calendar quarters, or (C) with respect to the matter described in clause (iv) above, the lender’s receipt of notice from mezzanine lender that no event of default is then continuing under the mezzanine loan documents.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. The Eagle Multifamily Portfolio Mezzanine Loan is secured by the equity in the Eagle Multifamily Portfolio Borrower. The Eagle Multifamily Portfolio Mezzanine Loan has an original principal balance $5,000,000, has an interest only coupon of 11.0000% until November 30, 2020 and 12.0000% thereafter and is coterminous with the Eagle Multifamily Portfolio Mortgage Loan. Including the Eagle Multifamily Portfolio Mortgage Loan and the Eagle Multifamily Portfolio Mezzanine Loan, the cumulative Cut-off Date LTV Ratio, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 78.3%, 1.27x and 9.1%, respectively. The Eagle Multifamily Portfolio Mortgage Loan lender and Eagle Multifamily Portfolio Mezzanine Loan lender have entered into an intercreditor agreement.

Release of Properties. Provided no event of default exists under the Eagle Multifamily Portfolio Mortgage Loan, (1) at any time after two years from the closing date of the securitization of the last promissory note to be securitized or (2) at any time after one year from the origination date of the Eagle Multifamily Portfolio Mortgage Loan, the Eagle Multifamily Portfolio Borrower may obtain a release of any of the Eagle Multifamily Portfolio Properties upon a bona fide third-party sale of such individual property(ies), provided that among other conditions, (a) no event of default has occurred and is continuing, (b) (x) in the event of (1) above, partial defeasance of 115% of the released property’s allocated loan balance or (y) in the event of (2) above, partial prepayment of 115% of the released property’s allocated loan balance plus a yield maintenance premium, (c) the loan-to-value ratio with respect to the remaining Eagle Multifamily Portfolio Properties being no greater than the loan-to-value ratio immediately prior to the release, unless the lender receives an opinion of counsel that the applicable securitization will not fail to maintain its status as a REMIC Trust as a result of the release, and (d) the amortizing debt service coverage ratio with respect to the remaining Eagle Multifamily Portfolio Properties being no less than the greater of 1.50x and the debt service coverage ratio immediately prior to the release.

Terrorism Insurance. The Eagle Multifamily Portfolio Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Various	Collateral Asset Summary – Loan No. 4 National Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$54,864,814 64.1% 1.64x 11.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 4 National Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$54,864,814 64.1% 1.64x 11.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 4 National Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$54,864,814 64.1% 1.64x 11.2%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Various
				General Property Type:	Office
Original Balance(1):	$55,000,000			Detailed Property Type:	Suburban
Cut-off Date Balance(1):	$54,864,814			Title Vesting:	Fee
% of Initial Pool Balance:	6.2%			Year Built/Renovated:	Various
Loan Purpose:	Refinance			Size:	2,572,700 SF
Borrower Sponsor:	Andrew J. Segal			Cut-off Date Balance per SF(1):	$72
Mortgage Rate:	4.6100%			Maturity Date Balance per SF(1):	$58
Note Date:	10/6/2017			Property Manager:	Boxer Property Management Corporation (borrower-related)
First Payment Date:	11/6/2017
Maturity Date:	10/6/2027
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	0 months
Seasoning:	2 months
Prepayment Provisions:	LO (26); DEF (90); O (4)			Underwriting and Financial Information
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI(4):	$20,578,171
Additional Debt Type(1)(2):	Pari Passu			UW NOI Debt Yield(1):	11.2%
Additional Debt Balance(1)(2):	$129,680,470			UW NOI Debt Yield at Maturity(1):	13.7%
Future Debt Permitted (Type)(2):	Yes (Mezzanine)			UW NCF DSCR(1):	1.64x
Reserves(3)				Most Recent NOI(4):	$16,618,026 (8/31/2017 TTM)
Type	Initial	Monthly	Cap	2nd Most Recent NOI:	$14,293,715 (12/31/2016)
RE Tax:	$2,076,255	$337,483	N/A	3rd Most Recent NOI:	$16,387,470 (12/31/2015)
Insurance:	$271,808	$20,908	N/A	Most Recent Occupancy:	77.5% (8/31/2017)
Replacements:	$150,000	$53,598	$1,157,715	2nd Most Recent Occupancy:	72.1% (12/31/2016)
TI/LC:	$7,176,724	$0	$3,859,050	3rd Most Recent Occupancy:	70.7% (12/31/2015)
Outstanding TI/LC:	$2,575,793	$0	N/A	Appraised Value (as of):	$287,750,000 (Various)
Deferred Maintenance:	$196,044	$0	N/A	Cut-off Date LTV Ratio(1):	64.1%
Free Rent Reserve:	$1,656,704	$0	N/A	Maturity Date LTV Ratio(1):	52.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$185,000,000	99.7%	Loan Payoff(5):	$169,099,307	91.2%
Borrower Equity:	$500,000	0.3%	Reserves:	$14,103,328	7.6%
			Closing Costs:	$2,297,365	1.2%
Total Sources:	$185,500,000	100.0%	Total Uses:	$185,500,000	100.0%

(1)	The National Office Portfolio Mortgage Loan (as defined below) is part of the National Office Portfolio Whole Loan (as defined below), which is comprised of six pari passu promissory notes with an aggregate original principal balance of $185,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the National Office Portfolio Whole Loan.

(2)	See “The Mortgage Loan” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements and caps.

(4)	The increase in Net Operating Income from 8/31/2017 TTM to UW is primarily due to an increase in portfolio-wide occupancy from 72.1% as of 12/31/2016 to 77.5% as of 8/31/2017.

(5)	Includes $129,463,638 of the allocated loan amount for the National Office Portfolio Properties (as defined below) as well as $39,635,669 in an additional required pay down of the Beal Bank Facility (as defined below).

The Mortgage Loan. The fourth largest mortgage loan (the “National Office Portfolio Mortgage Loan”) is part of a whole loan (the “National Office Portfolio Whole Loan”) evidenced by six pari passu promissory notes with an aggregate original principal balance of $185,000,000. The National Office Portfolio Whole Loan is secured by a first priority fee mortgage encumbering an 18-property portfolio of office properties totaling 2,572,700 SF located throughout the Dallas, Texas metropolitan statistical area (“MSA”) (1,605,894 SF; 62.4% of NRA), the Atlanta, Georgia MSA (490,913 SF; 19.1% of NRA), the Phoenix, Arizona MSA (263,681 SF; 10.2% of NRA), and the Chicago, Illinois MSA (212,212 SF; 8.2% of NRA) (collectively, the “National Office Portfolio Properties” or “National Office Portfolio”). The National Office Portfolio Whole Loan was originated by Ladder Capital Finance LLC, by and through its branch office at 345 Park Avenue, New York, New York (“LCF”). Promissory Notes A-1-A and A-1-B, with an aggregate original principal balance of $55,000,000, represent the National Office Portfolio Mortgage Loan and will be included in the UBS 2017-C7 Trust. Promissory Note A-5-A, with an original principal balance of $35,000,000, was contributed to the UBS 2017-C5 Trust, Promissory Note A-3, with an original principal balance of $30,000,000, was contributed to the WFCM 2017-C41 Trust, Promissory Note A-2-A, with an original principal balance of $25,000,000, was contributed to the CCUBS 2017-C1 Trust, and Promissory Note A-4-B, with an original principal balance of $40,000,000, is expected to be contributed to the UBS 2017-C6 Trust. The National Office Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2017-C7 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 4 National Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$54,864,814 64.1% 1.64x 11.2%

National Office Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1-A	$35,000,000	$34,913,973	UBS 2017-C7	Yes
Note A-1-B	$20,000,000	$19,950,842	UBS 2017-C7	No
Note A-2-A	$25,000,000	$24,938,552	CCUBS 2017-C1	No
Note A-3	$30,000,000	$29,926,262	WFCM 2017-C41	No
Note A-4-B	$40,000,000	$39,901,683	UBS 2017-C6(1)	No
Note A-5-A	$35,000,000	$34,913,973	UBS 2017-C5	No
Total	$185,000,000	$184,545,285

(1)	Promissory Note A-4-B is expected to be contributed to the UBS 2017-C6 Trust.

The Borrower and the Borrower Sponsor. The borrower is JBA Portfolio, LLC (the “National Office Portfolio Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy remote. Andrew J. Segal is the borrower sponsor and nonrecourse carve-out guarantor.

Andrew J. Segal is the Chairman & CEO of Boxer Property, which specializes in acquiring underperforming assets and engaging in an aggressive leasing program to attract smaller commercial tenants. The Boxer Property portfolio currently includes 90 properties totaling 12,005,023 SF of office space, 1,265 hotel keys, and 1,090,395 SF of retail space. The properties are located in Texas, Illinois, Georgia, Arizona, Colorado, Massachusetts, California, Ohio, New Jersey, and Minnesota.

The Properties. The National Office Portfolio Properties are comprised of 18 office properties totaling 2,572,700 SF located throughout the Dallas, Texas MSA (1,605,894 SF; 62.4% of NRA; 64.0% of UW NOI), the Atlanta, Georgia MSA (490,913 SF; 19.1% of NRA; 17.8% of UW NOI), the Phoenix, Arizona MSA (263,681 SF; 10.2% of NRA; 4.7% of UW NOI), and the Chicago, Illinois MSA (212,212 SF; 8.2% of NRA; 13.5% of UW NOI). The National Office Portfolio Properties were constructed between 1973 and 1987 and range in size from 46,769 SF to 381,383 SF. The National Office Portfolio Properties are 77.5% occupied as of August 31, 2017 and are leased to more than 1,000 tenants.

The following table presents certain information relating to the National Office Portfolio Properties:

Portfolio Summary
Property Name	Location	Year Built/ Renovated	Net Rentable Area (SF)(1)	UW NCF	% of UW NCF	Allocated Cut-off Date Balance(2)	% of Whole Loan Cut-off Date Balance	Appraised Value	Allocated Cut-off Date LTV Ratio(2)(3)
8330 LBJ Freeway	Dallas, TX	1984/2010	381,383	$3,200,440	17.2%	$34,167,811	18.5%	$42,750,000	79.9%
101 East Park Boulevard	Plano, TX	1983/2012	225,445	$2,678,991	14.4%	$26,754,079	14.5%	$36,100,000	74.1%
13601 Preston Road	Dallas, TX	1973/2009	261,975	$2,018,081	10.8%	$21,493,042	11.6%	$27,500,000	78.2%
1750 East Golf Road	Schaumburg, IL	1985/2013	212,212	$2,623,222	14.1%	$17,456,986	9.5%	$35,400,000	49.3%
14800 Quorum Drive	Addison, TX	1981/2011	103,877	$828,328	4.4%	$9,696,109	5.3%	$13,550,000	71.6%
1995 North Park Place	Atlanta, GA	1985/2013	99,920	$824,186	4.4%	$8,618,764	4.7%	$12,200,000	70.6%
Northlake - 2295 Parklake Dr NE	Atlanta, GA	1973/2014	121,528	$935,783	5.0%	$8,511,029	4.6%	$10,600,000	80.3%
4751 Best Road	Atlanta, GA	1987/2013	93,084	$809,188	4.3%	$8,080,091	4.4%	$11,900,000	67.9%
The Centre - 4099 McEwen Road	Farmers Branch, TX	1979/2013	123,711	$727,275	3.9%	$7,020,701	3.8%	$11,800,000	59.5%
The Centre - 4101 McEwen Road	Farmers Branch, TX	1979/2013	124,326	$551,675	3.0%	$7,020,701	3.8%	$12,100,000	58.0%
11225 North 28th Drive	Phoenix, AZ	1982/2011	135,501	$391,454	2.1%	$6,571,807	3.6%	$9,070,000	72.5%
10000 North 31st Ave	Phoenix, AZ	1982/2012	128,180	$375,262	2.0%	$5,901,459	3.2%	$9,900,000	59.6%
The Centre - 4001 McEwen Road	Farmers Branch, TX	1980/2013	95,192	$591,253	3.2%	$5,486,481	3.0%	$10,000,000	54.9%
4425 W Airport Fwy	Irving, TX	1981/2015	85,212	$558,699	3.0%	$4,632,585	2.5%	$8,400,000	55.1%
Northlake - 2302 Parklake Dr NE	Atlanta, GA	1979/2014	111,223	$147,597	0.8%	$4,089,923	2.2%	$11,800,000	34.7%
Northlake - 2305&2309 Parklake Dr NE	Atlanta, GA	1973/2014	65,158	$578,297	3.1%	$3,357,727	1.8%	$5,880,000	57.1%
12100 Ford Road	Farmers Branch, TX	1979/2012	158,004	$391,528	2.1%	$3,092,380	1.7%	$12,500,000	24.7%
The Centre - 4000N&S McEwen Road	Farmers Branch, TX	1979/2013	46,769	$417,387	2.2%	$2,593,609	1.4%	$6,300,000	41.2%
Total/Wtd. Avg.			2,572,700	$18,648,646	100.0%	$184,545,285	100.0%	$287,750,000	64.1%

(1)	Information is based on the underwritten rent roll.

(2)	Based on the National Office Portfolio Whole Loan principal amount outstanding as of the Cut-off Date.

(3)	There are no release provisions in the National Office Portfolio Whole Loan documents.

The four largest properties (by NRA) in the National Office Portfolio (collectively making up approximately 56.4% of the National Office Portfolio’s UW NCF) are summarized below:

The 8330 LBJ Freeway property consists of 381,383 SF of Class B office space in two eight- and 12-story office buildings and, as of August 31, 2017, was 85.3% occupied. Built in 1984, the buildings within the property include two common conference rooms, an 85-seat stadium style auditorium, a fitness center and on-site café. The 8330 LBJ Freeway property is located 0.1 miles south of I-635 and 0.2 miles east of I-75. The largest tenant at the 8330 LBJ Freeway property is Trinity Universal Insurance Co, which occupies 84,114 SF (22.1% of the NRA of the 8330 LBJ Freeway property) and comprises 22.0% of the 8330 LBJ Freeway property’s underwritten base rent (3.9% of the National Office Portfolio’s underwritten base rent).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 4 National Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$54,864,814 64.1% 1.64x 11.2%

The 13601 Preston Road property consists of a 261,975 SF midrise office building and, as of August 31, 2017, was 82.0% occupied. Built in 1973, the building is located on the north side of Alpha Road, approximately 550 feet west of Preston Road. The 13601 Preston Road property is located in North Dallas, which is located immediately north of LBJ Freeway between Preston Road and Montfort Drive. The 13601 Preston Road property is located adjacent to the north of the current Dallas Midtown, an over $4 billion redevelopment of the former Valley View Mall, and less than one-mile east of the North Dallas Tollway and Galleria Mall. The largest tenant at the 13601 Preston Road property is AT&T, which occupies 13,358 SF (5.1% of the NRA of the 13601 Preston Road property) and comprises 5.9% of the 13601 Preston Road property’s underwritten base rent (0.5% of the National Office Portfolio’s underwritten base rent).

The 101 East Park Boulevard property consists of a 225,445 SF, 13-story office building and, as of August 31, 2017, was 87.1% occupied. Built in 1983, the building is located at the southwest corner of Park Boulevard and Republic Drive in Plano, Collin County, Texas. The largest tenant at the 101 East Park Boulevard property is M. White & Associates, LLC, which occupies 24,896 SF (11% of the NRA of the 101 East Park Boulevard property) and represents 11.2% of the 101 East Park Boulevard property’s underwritten base rent (1.1% of the National Office Portfolio’s underwritten base rent).

The 1750 East Golf Road property consists of a Class B, 12-story office building encompassing 212,212 rentable SF and 244,050 gross SF. Additionally, there is a two-story parking garage at the rear of the 1750 East Golf Road property that contains 295 parking spaces, with an additional 417 surface parking spaces surrounding the improvements. The 1750 East Golf Road property was constructed in 1985 and the 1750 East Golf Road property’s site consists of approximately 357,192 SF or approximately 8.20 acres of land. The 1750 East Golf Road property is located on the north side of East Golf Road, opposite the Woodfield Mall. The 1750 East Golf Road property benefits from its location near the core of the commercial district of Schaumburg and to the city of Chicago, O’Hare International Airport, and the growing industrial, residential, office and retail sectors of the Schaumburg, Rolling Meadows, Elk Grove Village, Hoffman Estates, and Barrington areas. The largest tenant at the 1750 East Golf Road property is Career Education Corporation, which occupies 116,387 SF (54.8% of the NRA of the 1750 East Golf Road property) and comprises 56.4% of the 1750 East Golf Road property’s underwritten base rent (8.8% of the National Office Portfolio’s underwritten base rent).

The following table presents certain information relating to the major leases at the National Office Portfolio Properties:

Tenant Summary(1)
Tenant Name	Property	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration
Career Education Corporation	1750 East Golf Road	NR/NR/NR	116,387	4.5%	$3,176,713	8.8%	$27.29	5/31/2020
Trinity Universal Insurance Co(4)	8330 LBJ Freeway	A-/A3/A-	84,114	3.3%	$1,387,881	3.9%	$16.50	6/30/2025
Assurance Agency, Ltd(5)	1750 East Golf Road	NR/NR/NR	63,113	2.5%	$1,716,198	4.8%	$27.19	9/30/2023
Nurtur Health, Inc.(6)	The Centre - 4001 McEwen Road	NR/NR/NR	47,780	1.9%	$788,370	2.2%	$16.50	12/31/2020
Centene Corporation(6)	The Centre - 4000N&S McEwen Road	NR/NR/NR	46,769	1.8%	$748,304	2.1%	$16.00	12/31/2020
Subtotal/Wtd. Avg.			358,163	13.9%	$7,817,466	21.7%	$21.83
Remaining Tenants			1,635,654	63.6%	$28,172,756	78.3%	$17.22
Vacant Space			578,883	22.5%	$0	0.0%	$0.00
Total/Wtd. Avg.			2,572,700	100.0%	$35,990,222	100.0%	$18.05

(1)	Information is based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant Name” field whether or not the parent company guarantees the lease.

(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	Trinity Universal Insurance Co has a one-time termination option right effective June 30, 2022 with nine months’ notice.

(5)	Assurance Agency, Ltd has a one-time termination option right effective September 30, 2019 with 12 months’ notice and payment of a termination fee.

(6)	Centene Corporation and Nurtur Health, Inc. are affiliates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 4 National Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$54,864,814 64.1% 1.64x 11.2%

The following table presents certain information relating to the lease rollover schedule at the National Office Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM/Other	51	39,513	1.5%	1.5%	$6.85	$270,677	0.8%	0.8%
2017	109	85,872	3.3%	4.9%	$16.82	$1,444,085	4.0%	4.8%
2018	497	472,242	18.4%	23.2%	$17.17	$8,109,026	22.5%	27.3%
2019	136	237,336	9.2%	32.5%	$16.53	$3,923,323	10.9%	38.2%
2020	129	453,555	17.6%	50.1%	$19.60	$8,888,453	24.7%	62.9%
2021	48	169,035	6.6%	56.7%	$16.28	$2,752,426	7.6%	70.5%
2022	41	125,942	4.9%	61.5%	$18.23	$2,295,525	6.4%	76.9%
2023	16	178,109	6.9%	68.5%	$21.88	$3,897,421	10.8%	87.7%
2024	7	31,737	1.2%	69.7%	$18.26	$579,435	1.6%	89.4%
2025	7	105,069	4.1%	73.8%	$16.72	$1,756,997	4.9%	94.2%
2026	5	11,420	0.4%	74.2%	$20.78	$237,306	0.7%	94.9%
2027	3	29,575	1.1%	75.4%	$24.76	$732,317	2.0%	96.9%
2028 & Beyond	5	54,412	2.1%	77.5%	$20.28	$1,103,231	3.1%	100.0%
Vacant	0	578,883	22.5%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	1,054	2,572,700	100.00%		$18.05	$35,990,222	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The National Office Portfolio Properties are located across the Dallas, Texas MSA (ten properties), the Atlanta, Georgia MSA (five properties), the Phoenix, Arizona MSA (two properties), and the Chicago, Illinois MSA (one property).

Dallas:

There are 10 National Office Portfolio Properties located in the Dallas, Texas MSA totaling 1,605,894 SF (62.4% of total portfolio SF), which generate $11,963,658 in UW NCF (64.2% of total UW NCF). According to the appraisal, the Dallas/Fort Worth office market has an inventory of 359.2 million SF of office space with 705,773 SF of positive absorption. As of second quarter 2017, the Dallas-Fort Worth MSA office market is 85.7% occupied with an average asking rent of $24.64 PSF. The properties are located in several submarkets: LBJ Freeway, Richardson/Plano, Las Colinas, and Mid Cities, which are discussed below.

According to the appraisal, the LBJ Freeway office submarket contains a total inventory of approximately 22.6 million SF of office space across 265 buildings. As of the second quarter 2017, the LBJ Freeway office submarket had a direct vacancy rate of 22.1% and a weighted average rental rate of $21.83 PSF. The Richardson/Plano office submarket contains a total inventory of 40.8 million SF of office space across 1,371 buildings. As of the second quarter of 2017, the Richardson Plano office submarket had a direct vacancy rate of 15.3% and a direct weighted average rental rate of $24.20 PSF. The Las Colinas submarket contains a total inventory of 39.8 million SF of office space across 433 buildings. As of the second quarter of 2017, the Las Colinas office submarket had a direct vacancy rate of 14.5% and a direct weighted average rental rate of $25.03 PSF. The Mid-Cities office submarket contains a total inventory of approximately 40.3 million SF of office space across 2,578 buildings. As of the second quarter 2017, the Mid-Cities office submarket had a direct vacancy rate of 13.3% and a weighted average rental rate of $21.73 PSF.

The following table presents certain market information relating to the National Office Portfolio Properties located in Dallas:

Dallas Office Market and Submarket Overview(1)
Submarket	Inventory (SF)	Number of Buildings	Direct Vacancy Rate	Under Construction SF	Direct Net Absorption 2Q2017	Direct Wtd. Avg. Rental Rate (PSF)
Las Colinas	39,798,523	433	14.5%	845,749	783,960	$25.03
LBJ Freeway	22,597,412	265	22.1%	0	(34,659)	$21.83
Mid-Cities	40,307,595	2,578	13.3%	752,298	(139,772)	$21.73
Richardson/Plano	40,752,851	1,371	15.3%	866,960	(8,030)	$24.20

(1)	Information is based on the appraisals.

Atlanta:

There are five National Office Portfolio Properties located in the Atlanta, Georgia MSA totaling 490,913 SF (19.1% of total portfolio SF), which generate $3,295,050 in UW NCF (17.7% of total UW NCF). As of the second quarter 2017, the Atlanta office submarket is 88.1% occupied with an average asking rent of $22.71 PSF. Total office inventory in the Atlanta market area amounted to 307,054,764 SF in 16,077 buildings for the same period. Quoted rents in the market are on average $22.71 PSF, and have seen a steady increase since a 10-year low of $18.78 PSF in 2012. In the Atlanta market, there is currently 5,273,668 SF of office space under construction. The properties are located in several submarkets: Northlake, South Atlanta, and Northwest Atlanta, which are discussed below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 4 National Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$54,864,814 64.1% 1.64x 11.2%

According to the appraisal, the Northlake office submarket contains a total inventory of approximately 29.8 million SF across 2,308 buildings. As of the second quarter 2017, the Northlake office submarket had a direct vacancy rate of 10.0% and a weighted average rental rate of $18.67 PSF. The South Atlanta office submarket contains a total inventory of 24.7 million SF of office space across 2,560 buildings. As of the second quarter 2017, the South Atlanta office submarket had a direct vacancy rate of 10.3% and a direct weighted average rental rate of $16.70 PSF. The Northwest Atlanta office submarket contains a total inventory of 50.2 million SF of office space across 3,185 buildings. As of the second quarter 2017, the Northwest Atlanta office submarket had a direct vacancy rate of 12.0% and a weighted average rental rate of $21.65 PSF.

The following table presents certain market information relating to the National Office Portfolio Properties located in Atlanta:

Atlanta Office Market and Submarket Overview(1)
Submarket	Inventory (SF)	Number of Buildings	Direct Vacancy Rate	Under Construction SF	Direct Net Absorption 2Q2017	Direct Wtd. Avg. Rental Rate (PSF)
Northlake	29,818,728	2,308	10.0%	319,066	(244,795)	$18.67
Northwest Atlanta	50,157,394	3185	12.0%	762,139	157,831	$21.65
South Atlanta	24,714,942	2,560	10.3%	60,000	224,395	$16.70

(1)	Information is based on the appraisals.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the National Office Portfolio Properties:

Cash Flow Analysis
	2014	2015	2016	8/31/2017 TTM(1)	UW(1)(2)(3)	UW PSF
Gross Potential Rent	$42,129,832	$44,419,786	$42,402,377	$43,350,092	$45,744,828	$17.78
Total Recoveries	$1,053,998	$1,438,663	$1,599,768	$1,768,146	$2,773,638	$1.08
Other Income	$675,665	$835,275	$680,692	$707,505	$707,505	$0.28
Less Vacancy & Credit Loss	($12,422,571)	($12,813,958)	($12,620,315)	($11,220,908)	($10,595,946)	($4.12)
Effective Gross Income	$31,436,924	$33,879,766	$32,062,523	$34,604,835	$38,630,025	$15.02
Total Operating Expenses	$16,957,854	$17,492,296	$17,768,808	$17,986,810	$18,051,854	$7.02
Net Operating Income	$14,479,070	$16,387,470	$14,293,715	$16,618,026	$20,578,171	$8.00
Tenant Improvements	$0	$0	$0	$0	$643,175	$0.25
Leasing Commissions	$0	$0	$0	$0	$643,175	$0.25
Replacement Reserves	$0	$0	$0	$0	$643,175	$0.25
Net Cash Flow	$14,479,070	$16,387,470	$14,293,715	$16,618,026	$18,648,646	$7.25

Occupancy %	66.3%	70.7%	72.1%	75.3%	78.2%
NOI DSCR(4)	1.27x	1.44x	1.25x	1.46x	1.81x
NCF DSCR(4)	1.27x	1.44x	1.25x	1.46x	1.64x
NOI Debt Yield(4)	7.8%	8.9%	7.7%	9.0%	11.2%
NCF Debt Yield(4)	7.8%	8.9%	7.7%	9.0%	10.1%

(1)	The increase in Net Operating Income from TTM 8/31/2017 to UW is primarily due to an increase in portfolio-wide occupancy from 72.1% as of 12/31/2016 to 77.5% as of 8/31/2017.

(2)	UW Gross Potential Rent is based on the underwritten rent roll as of August 31, 2017.

(3)	UW Total Recoveries represent utility reimbursement due from tenants under their leases. The increase in UW Total Recoveries when compared to the TTM is due to the gross up of vacant spaces on the rent roll. On a net basis, LCF has underwritten reimbursements of approximately $2.25 million, consistent with the TTM Utility Reimbursements of $2.0 million.

(4)	Debt service coverage ratios and debt yields are based on the National Office Portfolio Whole Loan.

Escrows and Reserves. The National Office Portfolio Whole Loan documents provide for escrows in the amount of $2,076,255 for upfront tax reserves and $337,483 to be collected on a monthly basis. The National Office Portfolio Whole Loan documents also provide for upfront insurance premium reserves of $271,808 and $20,908 to be collected on a monthly basis. At origination, a replacement reserve was established in the amount of $150,000. Throughout the loan term $53,598 per month ($0.02 PSF) will be collected on an ongoing basis. Such reserve is capped at $1,157,715 ($0.45 PSF), however, collections will resume if the reserve is drawn down upon. In addition, every four years the National Office Portfolio Borrower will be required to provide a summary of the capital expenditures for the prior four-year period, and if such expenditures exceeded $0.45 PSF, the National Office Portfolio Borrower will be required to make additional deposits into the replacement reserve during the following 24 months equal to 1/24th of such excess. At origination, $196,044 was collected to complete all deferred maintenance items identified by the engineer. The National Office Portfolio Borrower has covenanted to complete all repairs within 180 days of origination with the exception of the fire/life safety/ADA items which are to be completed within 60 days of origination.

At origination, $7,176,724 ($2.79 PSF) was collected upfront for future TI / LCs in connection with new leases at the National Office Portfolio Properties. If such reserve falls below $3,859,050 ($1.50 PSF), the National Office Portfolio Borrower is required to replenish such reserve at a rate of $0.50 PSF per year ($1,286,350) to the cap of $3,859,050 ($1.50 PSF). The National Office Portfolio Borrower is permitted to use TI/LC reserve funds to renovate vacant space without having a tenant for a cost up to $10 PSF for a cumulative square footage not to exceed the aggregate cap of 150,000 SF during the loan term. At origination, $2,575,793 was collected in connection with outstanding obligations owed by the National Office Portfolio Borrower to tenants and $1,656,704 was collected in connection with free rent owed tenants. Funds will be disbursed based on the schedule within the related National Office Portfolio Properties Loan agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 4 National Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$54,864,814 64.1% 1.64x 11.2%

Lockbox and Cash Management. A hard lockbox is in place with respect to the National Office Portfolio Whole Loan. The National Office Portfolio Whole Loan has springing cash management during the continuance of a Cash Flow Sweep Event (as defined below). On a daily basis, funds on deposit in the lockbox account will be transferred to the National Office Portfolio Borrower’s operating account, provided that during the continuance of a Cash Flow Sweep Event, funds deposited into the lockbox account are required to be swept on a daily basis into a cash management account controlled by the lender and applied and disbursed in accordance with the National Office Portfolio Whole Loan documents, with any excess cash held by the lender as additional collateral for the National Office Portfolio Whole Loan. Upon the termination of any Cash Flow Sweep Event, excess cash will no longer be held by the lender and, provided that no other Cash Flow Sweep Event is then in effect, all amounts then on deposit in the lockbox account will be disbursed to the National Office Portfolio Borrower.

A “Cash Flow Sweep Event” will occur if (i) an event of default occurs under the loan documents, (ii) an event of default occurs under the management agreement, or (iii) the debt service coverage ratio falls below 1.15x, based on trailing three-month income (a “DSCR Sweep Event”). A Cash Flow Sweep Event will continue until, in regard to clause (i) above, the cure of such event of default, or in regard to clause (ii) above, a replacement manager acceptable to the lender is put in place, or in regard to clause (iii) above, the debt service coverage ratio is in excess of 1.25x for two consecutive quarters.

In the event a DSCR Sweep Event occurs, in lieu of establishing the clearing management account, the National Office Portfolio Borrower may elect to post cash collateral in the sum of $209,000 per month during the DSCR Sweep Event with the lender (such deposit, the “Sweep Event Deposit”), to be held as additional collateral for the National Office Portfolio Whole Loan and applied in accordance with the loan documents; provided that if the National Office Portfolio Borrower makes such election, upon the National Office Portfolio Borrower’s failure to make any monthly Sweep Event Deposit, the National Office Portfolio Borrower will be required to establish the cash management account and the National Office Portfolio will be subject to in-place cash management. Provided that another Cash Flow Sweep Event is not then occurring, upon the date that the DSCR Sweep Event is cured (by the debt service coverage ratio being in excess of 1.25x for two consecutive quarters) the Sweep Event Deposit will be returned in full to the National Office Portfolio Borrower, and provided that no other Cash Flow Sweep Event then exists, any amounts in the cash management account will be returned to the National Office Portfolio Borrower.

Beal Bank Pledge. The National Office Portfolio Properties were collateral under a large corporate facility that Boxer F2, L.P. has with Beal Bank USA, a Nevada Thrift (“Beal Bank”), in the amount of $464,000,000 (the “Beal Bank Facility”). In connection with funding of the National Office Portfolio Whole Loan, each National Office Portfolio Property was released from the Beal Bank Facility and dropped into a newly-formed SPE subsidiary of the Beal Bank Facility borrower. The Beal Bank Facility will continue to provide that the parent of the National Office Portfolio Borrower (i.e. the Beal Bank Facility borrower) will be required to submit any and all distributions received from the National Office Portfolio Borrower to Beal Bank, including periodic distributions and net proceeds of any sale or refinancing. These remaining obligations of the parent company are secured by a pledge to Beal Bank of ownership interests in the National Office Portfolio Borrower (the “Beal Pledge”). The Beal Pledge does not secure any principal amount or regular payments and may only be foreclosed upon in the event of the failure of the parent to make the required payments of distributions to Beal Bank (the parent is only obligated to make distributions to Beal Bank if it receives distributions from the property owner) or upon the occurrence of an event of default under the National Office Portfolio Whole Loan. The Beal Pledge is subject to an intercreditor agreement with the National Office Portfolio Whole Loan lender, which will permit Beal Bank to foreclose upon the equity in the National Office Portfolio Borrower as long as the foreclosing party is Beal Bank or another qualified transferee (provided that Beal Bank or such other qualified transferee has assets (in name or under management or advisement) in excess of $1 billion and capital surplus/equity or market capitalization of at least $400 million). Beal Bank also has additional cure rights beyond the National Office Portfolio Borrower cure periods and consistent with customary intercreditor provisions. Beal Bank has an option to purchase the National Office Portfolio Properties in the event that (i) the National Office Portfolio Whole Loan has been accelerated or (ii) the lender under the National Office Portfolio Whole Loan has received written notice from the National Office Portfolio Borrower that it will no longer perform under the National Office Portfolio Whole Loan. Beal Bank is pre-approved as an assuming National Office Portfolio Borrower pursuant to the National Office Portfolio Whole Loan documents as long as it is a qualified transferee at the time of the assumption (and meets the required net worth and capital surplus/equity or market capitalization test); Beal Bank is otherwise required to satisfy all of the assumption requirements in the National Office Portfolio Whole Loan documents in connection with an exercise of its purchase option for the National Office Portfolio Properties.

Mezzanine Loan and Preferred Equity. In connection with a sale of the properties and assumption of the loan by the purchaser, the loan documents permit mezzanine financing from an institutional lender subject to: (i) no event of default under the related loan documents has occurred and is continuing, (ii) a maximum combined loan-to-value ratio up to 70%, (iii) a minimum combined net operating income debt yield of 11.12%, (iv) the lender’s review and approval of (a) the terms and conditions of the mezzanine loan and the mezzanine loan documents and (b) the structure of the mezzanine borrower, (v) the receipt of a rating agency confirmation from each of the applicable rating agencies that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C7 certificates or any other securities evidencing an interest in a National Office Portfolio companion loan, and (vi) the execution of an intercreditor agreement acceptable to the lender.

Release of Property. Not permitted.

Release of Parcel. Not permitted.

Terrorism Insurance. The National Office Portfolio Borrower is required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the National Office Portfolio Whole Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Rochester Technology Park Rochester, NY 14624	Collateral Asset Summary – Loan No. 5 Tryad Industrial & Business Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$54,000,000 52.6% 1.42x 10.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Rochester Technology Park Rochester, NY 14624	Collateral Asset Summary – Loan No. 5 Tryad Industrial & Business Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$54,000,000 52.6% 1.42x 10.5%

Tryad Industrial & Business Center
Rochester Technology Park
Rochester, NY 14624
ONTARIO
Kingston
Barrie
Peterborough
Newmarket
Markham
Oshawa
TORONTO
Brampton
MISSISSAUGA
Oakville
Hamilton
Lake Ontario
Watertown
Oswego
Fulton
Syracuse Hancock Int. Airport
Brockport
ROCHESTER
Lockport
Niagara Falls
Buffalo Niagara Int. Airport
Ft. Erie
BUFFALO
Baldwinsville
Macedon
SYRACUSE
Auburn
Geneva
West Seneca
Lake Erie
Cortland
Dunkirk
NEW YORK
Ithaca
Corning
Elmira
Binghamton
Jamestown
Olean
Sayre
Warren
PENNSYLVANIA
Lake Ontario St. Pkwy
Lake Shore CC
Ontario Beach Park
Charlotte-Genesee Lighthouse
Latta Rd
Sawyer Park
Long Pond Rd
Mt Read Blvd
Dewey Ave
Denise Rd
Northgate Plaza
Lake Ave
English Road Park
Irondequoit
Bennington Dr
Turning Point Park
Genesee River
St. Paul Blvd
Maiden Ln
Stone Rd
Mc Call Rd
Fetzner Rd
Greece
Homewood Suites by Hilton/ Rochester
Rochester Airport Marriott
Stoneridge Plaza
Seneca Park
Seneca Park Zoo
Hudson Ave
Mall at Greece Ridge
Ridge Rd
Kodak Center
Greece Canal Park
Straub Rd
Big Ridge Rd
Quintel Corp. HQ
Ridgeway Ave
Holleder Technology Park
Unity Hospital
Erie Canal
EASTMAN BUSINESS PARK
Gannett Co.
General Motors Components
Driving Park Ave
Maplewood Park
St. Paul St
N. Clinton Ave
Ave D
Lexington Ave
Canal Landing Professional Park
Li Destri Foods
Thermo Fisher Scientific
MONROE COUNTY
Spencerport Rd
Gates Mem. Park
ROCHESTER
Gillett Rd
Lyell Rd
Elmgrove Rd
Lyell Ave
North American Breweries
ROCHESTER AMTRAK
North St
Frontier Field
Ogden
Gates
Downtown
Manitou Rd
Wegman Rd
Buffalo Rd
West Ave
W. Main St
Reynolds St
Blue Cross Arena
Westmar Plaza
Howard Rd
West Gates Shopping Center
Genesee St
Wegmans Corporate HQ
Brooklea Country Club
Staybridge Suites Roch. Univ.
Highland Park
Univ. of Rochester River Campus
Westside Dr
Fisher Rd
Fairfield Inn by Marriott Rochester Airport
Ramada Plaza Rochester Airport
Strong Memorial Hospital
Elmwood Ave
Genesee Valley Park
Greater Rochester International Airport
Scottsville Rd
Univ. of Rochester School of Medicine
Chili Ave
Chili
E. River Rd
Monroe Community Hospital
Genesee Valley Golf Course
University of Rochester
Paul Rd
Chili Paul Plaza
Crittenden Rd
Monroe Community College
Archer Rd
Radisson Hotel Rochester Airport
Brighton Henrietta Town Line Rd
Buffalo 67 miles
Ballantyne Rd
South Town Plaza
W. Henrietta Ave
W. Jefferson Rd
John St
Marketplace Mall
Rochester Institute of Technology
Gene Polisseni Center
Henrietta
E. River Rd
18
390
104
386
31
531
490
33
33A
383
15
204
252A
252

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Rochester Technology Park Rochester, NY 14624	Collateral Asset Summary – Loan No. 5 Tryad Industrial & Business Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$54,000,000 52.6% 1.42x 10.5%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CCRE; UBS AG			Single Asset/Portfolio:	Single Asset
Credit Assessment: (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Rochester, NY 14624
				General Property Type:	Industrial
Original Balance(1):	$54,000,000			Detailed Property Type:	Flex
Cut-off Date Balance(1):	$54,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	6.1%			Year Built/Renovated:	1966-1983/2000-2004, 2017
Loan Purpose:	Refinance			Size:	3,353,230 SF
Borrower Sponsor:	Leslie Westreich, Mort Yashar			Cut-off Date Balance per SF(1):	$33
Mortgage Rate:	5.0210%			Maturity Date Balance per SF(1):	$27
Note Date:	12/11/2017			Property Manager:	Tech Park Manager LLC (borrower related)
First Payment Date(2):	1/6/2018
Maturity Date:	1/6/2028
Original Term to Maturity(2):	121 months
Original Amortization Term:	360 months
IO Period(2):	1 month
Seasoning(3):	0 months
Prepayment Provisions(2)(3):	LO (24); DEF (92); O (5)			Underwriting and Financial Information
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI(7):	$11,640,635
Additional Debt Type(1)(4):	Pari Passu/Mezzanine			UW NOI Debt Yield(1):	10.5%
Additional Debt Balance(1)(4):	$56,500,000/$19,500,000			UW NOI Debt Yield at Maturity(1):	12.8%
Future Debt Permitted (Type):	No (N/A)			UW NCF DSCR(2):	1.42x
Reserves(5)				Most Recent NOI(7):	$10,759,437 (9/30/2017 TTM)
Type	Initial	Monthly	Cap	2nd Most Recent NOI(7):	$9,528,464 (12/31/2016)
RE Tax:	$700,000	$100,000	N/A	3rd Most Recent NOI(7):	$5,920,327 (12/31/2015)
Insurance:	$144,000	$24,000	N/A	Most Recent Occupancy(6)(7):	68.3% (12/7/2017)
Replacements:	$0	$51,576	N/A	2nd Most Recent Occupancy(7):	66.9% (12/31/2016)
Immediate Repairs:	$45,250	$0	N/A	3rd Most Recent Occupancy(7):	61.7% (12/31/2015)
Rollover:	$3,000,000	Springing	$3,000,000	Appraised Value (as of):	$210,000,000 (12/1/2017)
TI/LC(6):	$9,203,324	$0	N/A	Cut-off Date LTV Ratio(1):	52.6%
Free Rent Holdback(6):	$1,917,974	$0	N/A	Maturity Date LTV Ratio(1):	43.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$110,500,000	85.0%	Loan Payoff:	$58,876,247	45.3%
Mezzanine Loan(4):	$19,500,000	15.0%	Partnership Payoff(8):	$31,657,140	24.4%
			Reserves:	$15,010,548	11.5%
			Closing Costs:	$2,390,858	1.8%
			Return of Equity	$22,065,207	17.0%
Total Sources:	$130,000,000	100.0%	Total Uses:	$130,000,000	100.0%

(1)	The Tryad Industrial & Business Center Mortgage Loan (as defined below) is part of the Tryad Industrial & Business Center Whole Loan, which is comprised of eight pari passu promissory notes with an aggregate original principal balance of $110,500,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Tryad Industrial & Business Center Whole Loan. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the Tryad Industrial & Business Center Whole Loan and the Tryad Industrial & Business Center Mezzanine Loan (as defined below) are $39, $33, 9.0%, 10.5%, 1.10x, 61.9%, and 52.6%, respectively.
(2)	The first payment date for the Tryad Industrial & Business Center Whole Loan is February 6, 2018. On the Closing Date, CCRE and UBS AG will deposit sufficient funds to pay the amount of interest that would be due with respect to a January 6, 2018 payment for the Tryad Industrial & Business Center Whole Loan. First Payment Date, Original Term to Maturity, IO Period, Seasoning and Prepayment Provisions are inclusive of the additional January 2018 interest-only payment to be funded by CCRE and UBS AG on the Closing Date.
(3)	The lockout period for defeasance will be at least 24 payment dates beginning with and including the first payment date of January 6, 2018. Following the lockout period, the borrower has the right to defease the Tryad Industrial & Business Center Whole Loan in whole, but not in part, on any date before September 6, 2027. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) February 6, 2021. For the purposes of this term sheet, the assumed lockout period of 24 months is based on the expected UBS 2017-C7 securitization closing date in December 2017. The actual lockout period may be longer. Partial release of vacant parcels is permitted. See “Release of Property” below for further discussion of release requirements.
(4)	See “The Mortgage Loan” and “Mezzanine Loan and Preferred Equity” below for further discussion of mezzanine debt.
(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(6)	Kodak Alaris (248,184 SF) executed a 10-year lease in July 2017. The tenant is expected to take occupancy of a portion of its space in March 2018 and its remaining space in May 2018. At loan origination, the Tryad Industrial & Business Center Borrower (as defined below) deposited (i) approximately $9,203,324 into a TI/LC reserve, of which approximately $8,729,407 is earmarked for Kodak Alaris, and (ii) approximately $1,917,974 into a free rent reserve earmarked for Kodak Alaris.
(7)	The borrower sponsor acquired the Tryad Industrial & Business Center Property (as defined below) in 2007 and has since leased up over 1.7 million SF of space bringing occupancy from approximately 20% at acquisition to 68.3% as of December 7, 2017.
(8)	Leslie Westreich, one of the non-recourse carveout guarantors, structured certain capital projects related to the Tryad Industrial & Business Center Property as loans to the partnership. The “Partnership Payoff” represents the payoff of such loans.

The Mortgage Loan. The fifth largest mortgage loan (the “Tryad Industrial & Business Center Mortgage Loan”) is part of a whole loan (the “Tryad Industrial & Business Center Whole Loan”) with an aggregate original principal balance of $110,500,000. The Tryad Industrial & Business Center Whole Loan is secured by a first priority fee mortgage encumbering eleven office and industrial/flex buildings totaling 3,353,230 SF located in Rochester, New York (the “Tryad Industrial & Business Center Property”). Promissory Notes A-1-1 and A-2-1, with an aggregate original principal balance of $54,000,000, represent

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Rochester Technology Park Rochester, NY 14624	Collateral Asset Summary – Loan No. 5 Tryad Industrial & Business Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$54,000,000 52.6% 1.42x 10.5%

the Tryad Industrial & Business Center Mortgage Loan and will be included in the UBS 2017-C7 Trust. The remaining pari passu notes, with an aggregate original principal balance of $56,500,000 (collectively, the “Tryad Industrial & Business Center Pari Passu Companion Loans”), are currently held by CCRE and UBS AG, or affiliates thereof, and are expected to be contributed to one or more future securitization transactions. The Tryad Industrial & Business Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2017-C7 Trust until the securitization of the controlling Tryad Industrial & Business Center Pari Passu Companion Loan, from and after which the Tryad Industrial & Business Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Tryad Industrial & Business Center Whole Loan Summary

Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1-1	$27,000,000	$27,000,000	UBS 2017-C7	No
Note A-1-2	$13,000,000	$13,000,000	CCRE	Yes
Note A-1-3	$10,000,000	$10,000,000	CCRE	No
Note A-1-4	$5,250,000	$5,250,000	CCRE	No
Note A-2-1	$27,000,000	$27,000,000	UBS 2017-C7	No
Note A-2-2	$13,000,000	$13,000,000	UBS AG	No
Note A-2-3	$10,000,000	$10,000,000	UBS AG	No
Note A-2-4	$5,250,000	$5,250,000	UBS AG	No
Total	$110,500,000	$110,500,000		No

The proceeds of the Tryad Industrial & Business Center Whole Loan, together with a mezzanine loan with an original principal balance of $19,500,000 (the “Tryad Industrial & Business Center Mezzanine Loan”), were used to refinance the Tryad Industrial & Business Center Property, pay off a partnership loan, fund reserves, pay closing costs and return equity to the borrower sponsor.

The Borrower and the Borrower Sponsor. The borrower is Tech Park Owner LLC (the “Tryad Industrial & Business Center Borrower”), a Delaware limited liability company and single-purpose entity structured to be bankruptcy remote with two independent directors. The Tryad Industrial & Business Center Borrower provided a non-consolidation opinion at origination. The borrower sponsors and the nonrecourse carve-out guarantors, who are jointly and severally liable, are Leslie Westreich and Mort Yashar. Mr. Westreich and Mr. Yashar are principals of Tryad Group and each have more than 25 years of experience as real estate developers having owned and developed properties in more than 15 states.

Founded in 2004, the Tryad Group is a diversified real estate organization based in New York City. The Tryad Group’s portfolio includes approximately 6.0 million SF of commercial real estate throughout New York, New Jersey, Florida, Pennsylvania and Michigan. Tryad Group oversees all leasing and management functions at their properties.

The Property. The Tryad Industrial & Business Center Property is a 3.4 million SF industrial/flex office park comprised of 14 buildings located in Rochester, New York. Eleven of the buildings are occupied by a variety of office and industrial tenants including high tech manufacturing tenants, call centers and warehouse tenants. The three other buildings include a service garage, salt storage building and storage shed. The Tryad Industrial & Business Center Property also features a full-service cafeteria.

The Tryad Industrial & Business Center Property is one of the largest technology parks in the United States with office, research, distribution, industrial, and manufacturing space in 11 connected buildings. The Tryad Industrial & Business Center Property has sophisticated telecommunications and onsite security configurations with a direct digital energy management system for HVAC and lighting control throughout the complex, and has its own utility plant for chilled water, and compressed air services. The Tryad Industrial & Business Center Property is located near access to major highways and is within 6 miles of Greater Rochester International Airport.

The Tryad Industrial & Business Center Property is situated along NY-531 and has its own highway exit, offering ease of access for the 4,000+ employees that travel there on a daily basis. There are several bus stops within the campus providing access from downtown Rochester. Additionally, the Tryad Industrial & Business Center Property includes 8,429 parking spaces situated across six interconnected parking lots. Given the vast size of the parking areas, the borrower sponsor added a shuttle service throughout the park and parking lot for employees.

The Tryad Industrial & Business Center Property was originally constructed from 1966 to 1983 for Kodak as one of their primarily facility in Rochester and was renovated from 2000 to 2004 as well as 2017. Since 2007, the Tryad Industrial & Business Center Property has undergone approximately $34.3 million of capital expenditures and tenant improvements. Additionally, the borrower sponsor has invested approximately $1.25 million in capital expenditures since 2015, which include upgrading and expanding the parking lot, installing new server technology to better accommodate tenants and the building systems and new property maintenance equipment.

Since acquiring the Tryad Industrial & Business Center Property in 2007, the borrower sponsor has leased up over 1.7 million SF of space, bringing occupancy from approximately 20% at acquisition to 68.3% as of December 7, 2017. Notable new tenants include Bottling Group LLC (a subsidiary of PepsiCo) (107,236 SF), Jacobson Warehouse Co. (107,447 SF), University of Rochester (150,963 SF), Kodak Alaris (248,184 SF) and Bridgestone Tires (31,624 SF), among others.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Rochester Technology Park Rochester, NY 14624	Collateral Asset Summary – Loan No. 5 Tryad Industrial & Business Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$54,000,000 52.6% 1.42x 10.5%

Tryad Industrial & Business Center Historical Occupancy

2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017
20.0%	34.6%	36.5%	37.2%	41.2%	46.1%	50.9%	55.9%	61.7%	66.9%	68.3%

Major Tenants.

Maximus (195,450 SF, 5.8% of NRA, 17.9% of underwritten base rent). Founded in 1975, Maximus is a for-profit operator of government health and human services programs in the United States, United Kingdom, Canada, Australia and Saudi Arabia. The company focuses on administering government-sponsored programs, such as Medicaid, the Children’s Health Insurance Program, welfare-to-work and Medicare, among others. Maximus, Inc. is a publicly-traded company (NYSE: MMS) and is the lessee on the lease. As of December 6, 2017, MMS had a market capitalization of over $4.5 billion and as of Q3 2017, the company reported a net income of approximately $209.43 million.

Maximus utilizes its space at the Tryad Industrial & Business Center Property as a call center for New York State healthcare programs with nearly 2,000 employees. According to the borrower sponsor, upon taking its space in August 2016, Maximus received an $8.6 million tenant improvement package, which Maximus is currently paying back to the Tryad Industrial & Business Center Borrower under the terms of its lease. Maximus has a lease expiration of August 31, 2019 with an ongoing termination option if their contract with the government has been terminated, materially altered or permitted to expire, subject to a termination fee. Maximus has three, one-year renewal options.

Harris Corporation (260,108 SF, 7.8% of NRA, 13.9% of underwritten base rent). Harris Corporation (NYSE: HRS) is an American technology company, specializing in IT services, wireless equipment, tactical radios, electronics, night vision equipment and antennas of which it provides primarily to the United States Department of Defense. Harris Corporation has a market capitalization of nearly $17.0 billion as of December 6, 2017 and reported annual revenues of $5.9 billion as of June 30, 2017.

Harris Corporation acquired ITT Space Systems in 2015 for approximately $4.7 billion and subsequently took over its space at the Tryad Industrial & Business Center Property.

Harris Corporation occupies three spaces at the Tryad Industrial & Business Center Property totaling 107,283 SF, 111,322 SF and 41,503 SF with lease expirations of 8/31/2020, 12/31/2022 and 4/30/2027, respectively. Each lease has two, five-year renewal options with no termination options.

Kodak Alaris (248,184 SF, 7.4% of NRA, 12.7% of underwritten base rent). Founded in 2013, Kodak Alaris is a Rochester-based company that offers retail photo print, photographic paper and workflow products supply, still camera films and retail and souvenir photo products. In 2017, Kodak Alaris received a $2.0 million grant from New York State as an incentive to move to the Tryad Industrial & Business Center Property. The Tryad Industrial & Business Center Property serves as the headquarters for three of its four business units.

Kodak Alaris executed a ten-year lease in July 2017. The Tryad Industrial & Business Center Borrower is expected to deliver and the tenant is expected to take occupancy of approximately 148,964 SF of its space in March 2018 with and the remaining approximately 99,220 SF of the space by May 2018. The lease has a rent commencement date of September 1, 2018 and expiration date of December 31, 2028. The lease includes a termination option on or after December 31, 2025 with one-year notice and the payment of a termination fee. Kodak Alaris has two, five-year renewal options. At loan origination, the Tryad Industrial & Business Center Borrower deposited (i) approximately $9.2 million into a TI/LC reserve, of which approximately $8.7 million is earmarked for Kodak Alaris, and (ii) approximately $1.9 million into a free rent reserve earmarked for Kodak Alaris.

Other tenants include the University of Rochester, Hammer Packaging Corporation, Bottling Group LLC (PepsiCo), Mercury Print, Eastman Kodak Company, Pharmasmart and Jacobson Warehouse Co. Overall, the Tryad Industrial & Business Center Property is leased to 34 tenants.

Tryad Industrial & Business Center Tenancy Mix

Tenant Industry	Occupied Net Rentable Area	% of Occupied Net Rentable Area	Notable Tenants
Label/Package Printing	268,109	11.7%	Hammer Packaging Corporation
Medical	263,220	11.5%	Ortho Clinical
Defense	260,108	11.4%	Harris Corporation
Digital Photography/Imaging	248,184	10.8%	Kodak Alaris
Software & Services	195,450	8.5%	Maximus
Education	194,428	8.5%	University of Rochester
Photography	177,123	7.7%	Eastman Kodak Company
Printing - Educational Material	169,688	7.4%	Mercury Print
Warehousing/Logistics	164,483	7.2%	Jacobson Warehouse Co.
Other	148,711	6.5%	Weldrite Closures Inc.
Food & Beverage	125,236	5.5%	Bottling Group LLC (PepsiCo)
Automotive	74,170	3.2%	Bridgestone

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Rochester Technology Park Rochester, NY 14624	Collateral Asset Summary – Loan No. 5 Tryad Industrial & Business Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$54,000,000 52.6% 1.42x 10.5%

The following table presents certain information relating to the largest tenants at the Tryad Industrial & Business Center Property based on UW Base Rent:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual Base UW Rent	Annual UW Base Rent PSF(3)	Lease Expiration
Maximus(4)	NR/NR/NR	195,450	5.8%	$2,562,350	17.9%	$13.11(4)	8/31/2019
Harris Corporation	BBB-/Baa3/BBB-	260,108	7.8%	$1,990,778	13.9%	$7.65	Various(5)
Kodak Alaris(6)	NR/NR/NR	248,184	7.4%	$1,814,153	12.7%	$7.31	12/31/2028
University of Rochester	AA-/Aa3/AA-	150,963	4.5%	$1,355,712	9.5%	$8.98	Various(7)
Hammer Packaging Corporation	NR/NR/NR	268,109	8.0%	$938,382	6.5%	$3.50	12/31/2018
Bottling Group LLC(8)	A/A1/A+	107,236	3.2%	$723,946	5.0%	$6.75	1/31/2020
Mercury Print	NR/NR/NR	169,688	5.1%	$626,149	4.4%	$3.69	12/31/2024
Eastman Kodak Company	NR/Caa1/CCC+	177,123	5.3%	$575,650	4.0%	$3.25	11/30/2018
Pharmasmart(9)	NR/NR/NR	53,000	1.6%	$384,250	2.7%	$7.25	9/30/2023
Jacobson Warehouse Co.	NR/NR/NR	107,447	3.2%	$351,314	2.5%	$3.27	1/31/2021
Subtotal/Wtd. Avg.		1,737,308	51.8%	$11,322,684	79.0%	$6.52
Remaining Tenants		551,602	16.4%	$3,015,131	21.0%	$5.47
Vacant Space		1,064,320	31.7%	$0	0.0%	$0.00
Total/Wtd. Avg.		3,353,230	100.0%	$14,337,815	100.0%	$6.26

(1)	Information is based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed under the heading “Tenant Name” whether or not the parent company guarantees the lease.

(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	Maximus’ current rent is $21.76 PSF, which includes amortizing tenant improvements. Annual UW Base Rent PSF of $13.11 is based on the renewal option after the tenant improvement allowance has been repaid and is in line with the appraiser’s market rent conclusion of $13.00 PSF. Maximus has the right to terminate its lease at any time if their contract with the government has been terminated, materially altered or permitted to expire, subject to a termination fee.

(5)	Harris Corporation has three leases at the Tryad Industrial & Business Center Property as follows: 107,283 SF, 111,322 SF and 41,503 SF with lease expirations of 8/31/2020, 12/31/2022 and 4/30/2027, respectively.

(6)	Kodak Alaris executed a ten-year lease in July 2017. The Tryad Industrial & Business Center Borrower is expected to deliver and the tenant is expected to take occupancy of approximately 148,964 SF in March 2018 with the remainder of the space being delivered by May 2018. The lease has a rent commencement date of September 1, 2018 and expiration date of December 31, 2028. The lease includes a termination option on or after December 31, 2025 with one-year notice and the payment of a termination fee. Kodak Alaris has two five-year renewal options. At loan origination, the Tryad Industrial & Business Center Borrower deposited (i) approximately $9.2 million into a TI/LC reserve, of which approximately $8.7 million is earmarked for Kodak Alaris, and (ii) approximately $1.9 million into a free rent reserve earmarked for Kodak Alaris.

(7)	University of Rochester occupies six spaces at the Tryad Industrial & Business Center Property as follows: 81,562 SF, 28,482 SF, 20,350 SF, 10,870 SF, 5,000 SF and 4,699 SF with lease expirations of 11/30/2027, 11/30/2026, 11/30/2027, 12/31/2018, 5/31/2018 and 12/31/2017, respectively. According to the borrower sponsor, University of Rochester is currently negotiating a renewal for the 4,699 SF that expires in 12/31/2017.

(8)	Bottling Group LLC is a subsidiary of PepsiCo, Inc.

(9)	Pharmasmart has a one-time right to terminate its lease in December 2022 with 180 days’ prior written notice and the payment of a termination fee.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Rochester Technology Park Rochester, NY 14624	Collateral Asset Summary – Loan No. 5 Tryad Industrial & Business Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$54,000,000 52.6% 1.42x 10.5%

The following table presents certain information relating to the lease rollover schedule at the Tryad Industrial & Business Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017	3	11,725	0.3%	0.3%	$4.72	$55,299	0.4%	0.4%
2018	9	634,446	18.9%	19.3%	$3.91	$2,478,139	17.3%	17.7%
2019	6	250,740	7.5%	26.7%	$11.05	$2,769,764	19.3%	37.0%
2020	7	250,967	7.5%	34.2%	$9.71	$2,436,545	17.0%	54.0%
2021	3	147,447	4.4%	38.6%	$3.56	$524,914	3.7%	57.6%
2022	7	161,556	4.8%	43.4%	$4.74	$765,082	5.3%	63.0%
2023	3	84,475	2.5%	46.0%	$8.38	$708,000	4.9%	67.9%
2024	1	169,688	5.1%	51.0%	$3.69	$626,149	4.4%	72.3%
2025	3	126,161	3.8%	54.8%	$5.03	$635,045	4.4%	76.7%
2026	1	28,482	0.8%	55.6%	$9.25	$263,459	1.8%	78.6%
2027	4	175,039	5.2%	60.9%	$7.21	$1,261,268	8.8%	87.3%
2028 & Beyond	3	248,184	7.4%	68.3%	$7.31	$1,814,153	12.7%	100.0%
Vacant	0	1,064,320	31.7%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	50	3,353,230	100.0%		$6.26	$14,337,815	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The Tryad Industrial & Business Center Property is located approximately 6.0 miles west of downtown Rochester in an industrial area in the Town of Gates. The greater Rochester area is New York State’s third largest metropolitan area with a 2016 population of approximately 1.1 million individuals. Rochester is known as a technology hub and the area has been the birthplace to such corporations as Kodak, Western Union, Bausch & Lomb, Gleason and Xerox, companies that conduct extensive research and manufacturing in the fields of industrial and consumer products. Additionally, Rochester is known as the world capital of imaging.

The immediate area offers adequate access to the Tryad Industrial & Business Center Property with three freeway exits providing access to the interstate system via State Route 531 and Interstate 490. One exit is dedicated to the Tryad Industrial & Business Center Property. In addition, there are several bus stops within the campus providing access from downtown Rochester.

According to a third party market research report, the 2016 population within a three- and five-mile radius of the Tryad Industrial & Business Center Property is 39,868 and 140,951, respectively, and the median household income within a three- and five-mile radius of the Tryad Industrial & Business Center Property is $51,601 and $47,290, respectively.

As of Q2 2017, the Rochester market had a total industrial inventory of 93.6 million SF with a vacancy rate of 6.2%, which is in line with the 2016 average of 6.1%. As of Q3 2017, the Rochester market had a total office inventory of approximately 46.4 million SF with a vacancy rate of 8.8%, which is in line with the average vacancy rate for the past 9 years of 9.0%.

The appraisal identified fifteen comparable leases and concluded a weighted average market rent of $6.33 PSF, which is in line with UW Base Rent PSF of $6.26 PSF.

Tryad Industrial & Business Center Market Rent
	Net Rentable Area	UW Base Rent PSF(1)	Market Rent PSF
Flex/Office	1,128,937	$9.33	$10.00
Flex/Office-Small Unit	27,799	$6.83	$12.00
Maximus Office Unit	195,450	$13.11	$13.00
Industrial-Small Unit	37,283	$4.19	$5.00
Industrial	1,963,761	$3.90	$3.50
Total/Wtd. Avg.	3,353,230	$6.26(2)	$6.33

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

(2)	Wtd. Avg. UW Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Rochester Technology Park Rochester, NY 14624	Collateral Asset Summary – Loan No. 5 Tryad Industrial & Business Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$54,000,000 52.6% 1.42x 10.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Tryad Industrial & Business Center Property:

Cash Flow Analysis(1)
	2014	2015	2016	9/30/2017 TTM	UW	UW PSF
Gross Potential Rent(2)(3)(4)	$7,403,937	$9,027,325	$11,875,899	$14,009,391	$21,101,242	$6.29
Total Recoveries	$5,677,471	$5,959,222	$5,975,325	$5,788,021	$6,137,110	$1.83
Other Income(5)	$270,130	$220,565	$869,517	$267,735	$267,735	$0.08
Less Vacancy & Credit Loss	$0	$0	$0	$0	($6,763,427)	($2.02)
Effective Gross Income	$13,351,538	$15,207,112	$18,720,741	$20,065,147	$20,742,660	$6.19

Real Estate Taxes(6)	$1,113,064	$1,145,405	$1,160,289	$1,197,181	$1,197,181	$0.36
Insurance	$274,313	$290,098	$299,443	$303,861	$299,032	$0.09
Management Fee	$630,057	$584,343	$673,030	$658,938	$622,280	$0.19
Other Operating Expenses	$8,009,960	$7,266,939	$7,059,515	$7,145,730	$6,983,532	$2.08
Total Operating Expenses	$10,027,394	$9,286,785	$9,192,277	$9,305,710	$9,102,025	$2.71
Net Operating Income	$3,324,144	$5,920,327	$9,528,464	$10,759,437	$11,640,635	$3.47
Capital Expenditures	$0	$0	$0	$0	$611,684	$0.18
TI/LC	$0	$0	$0	$0	$871,840	$0.26
Net Cash Flow	$3,324,144	$5,920,327	$9,528,464	$10,759,437	$10,157,111	$3.03

Occupancy %	55.9%	61.7%	66.9%	71.2%	68.3%
NOI DSCR(7)	0.47x	0.83x	1.34x	1.51x	1.63x
NCF DSCR(7)	0.47x	0.83x	1.34x	1.51x	1.42x
NOI Debt Yield(7)	3.0%	5.4%	8.6%	9.7%	10.5%
NCF Debt Yield(7)	3.0%	5.4%	8.6%	9.7%	9.2%

(1)	The borrower sponsor acquired the Tryad Industrial & Business Center Property in 2007 and has since leased up over 1.7 million SF of space bringing occupancy from approximately 20% at acquisition to 68.3% as December 7, 2017.

(2)	Includes contractual rent steps through January 31, 2019 ($59,639).

(3)	Maximus’ current rent is $21.76 PSF, which includes amortizing tenant improvements. Underwritten rent is $13.11 PSF, which is based on the renewal option after the tenant improvement allowance has been repaid and is in-line with the appraiser’s market rent conclusion of $13.00 PSF.

(4)	UW Gross Potential Rent includes rent for Kodak Alaris ($1,814,153). Kodak Alaris executed a ten-year lease in July 2017 and is currently building out its space. A portion of the space is expected to be delivered in March 2018 with the remainder of the space expected to be delivered by May 2018. The lease has a rent commencement date of September 1, 2018 and expiration date of December 31, 2028. At loan origination, the Tryad Industrial & Business Center Borrower deposited (i) approximately $9.2 million into a TI/LC reserve of which approximately $8.7 million is earmarked for Kodak Alaris and (ii) approximately $1.9 million into a free rent reserve earmarked for Kodak Alaris.

(5)	The increase in 2016 Other Income is a primarily a result of a one-time termination fee for a tenant that vacated.

(6)	The Tryad Industrial & Business Center Property is subject to a 20-year PILOT agreement with the Monroe County Industrial Development Authority, which abates the real estate taxes through 2028. The real estate taxes reflect the PILOT payment paid. The 9/30/2017 TTM and the underwritten real estate taxes ($1,197,181) reflect the current PILOT payment based on the trailing 12-months and is subject to annual increases of 3%. See “PILOT Agreement and IDA Ground Lease” below for further discussion.

(7)	Debt service coverage ratios and debt yields are based on the Tryad Industrial & Business Center Whole Loan.

Escrows and Reserves. At origination, the Tryad Industrial & Business Center Borrower deposited in escrow (i) $700,000 upfront for annual real estate taxes and is required to escrow monthly 1/12 of the annual estimated tax payments, (ii) $144,000 upfront for annual insurance premiums and is required to escrow monthly 1/12 of the annual estimated insurance premiums, (iii) $9,203,324 upfront for owed tenant improvements of which approximately $8.7 million is earmarked for Kodak Alaris, (iv) $3,000,000 upfront for future rollover and is required to escrow $97,803 monthly into a rollover reserve in the event that the balance of the rollover reserve falls below $1,500,000 until such time as the amount on deposit equals $3,000,000, (v) $1,917,974 upfront in escrow for free rent associated with Kodak Alaris, (vi) $51,576 monthly for capital expenditures and (vii) $45,250 upfront for immediate repairs.

Lockbox and Cash Management. The Tryad Industrial & Business Center Whole Loan is structured with a hard lockbox and in place cash management. The Tryad Industrial & Business Center Borrower is required to send tenant direction letters to all tenants instructing them to deposit all rents and payments directly into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and amounts in this account are used to pay monthly debt service payments on the Tryad Industrial & Business Center Whole Loan & Tryad Industrial & Business Center Mezzanine Loan and any reserves due under the Tryad Industrial & Business Center Whole Loan documents with excess amounts remaining in this account returned to the borrower in accordance with the Tryad Industrial & Business Center Whole Loan documents, unless a Cash Trap Period (as defined below) is continuing.

All excess cash will be swept into a lender-controlled account during the continuation of a Cash Trap Period.

A “Cash Trap Period” will commence upon written notice from lender to borrower of the occurrence of (i) an event of default under the Tryad Industrial & Business Center Mortgage Loan or the Tryad Industrial & Business Center Mezzanine Loan, (ii) the filing of a bankruptcy or insolvency proceeding by or against the Tryad Industrial & Business Center Borrower, guarantor or property manager, (iii) a Primary Tenant Cash Trap Period (as defined below) or (iv) the failure by the Tryad Industrial & Business Center Borrower, after the end of two consecutive calendar quarters, to maintain a debt service coverage ratio (in the aggregate taking into account both the Tryad Industrial & Business Center Whole Loan and the Tryad Industrial & Business Center Mezzanine Loan) of at least 1.05x. A Cash Sweep Period will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, with respect to a bankruptcy action by or against the property manager only, the Tryad Industrial &

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Rochester Technology Park Rochester, NY 14624	Collateral Asset Summary – Loan No. 5 Tryad Industrial & Business Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$54,000,000 52.6% 1.42x 10.5%

Business Center Borrower replacing the manager with a qualified manager under an acceptable replacement management agreement, with regard to clause (iii) above, such Primary Tenant Cash Trap Period having terminated and no other Cash Trap Period then existing, or with regard to clause (iv) above, the debt service coverage ratio being at least 1.05x (in the aggregate taking into account both the Tryad Industrial & Business Center Whole Loan and the Tryad Industrial & Business Center Mezzanine Loan) for two consecutive calendar quarters and no other Cash Trap Period then being in effect or event that would trigger another Cash Trap Period has occurred.

A “Primary Tenant Cash Trap Period” will commence upon the earlier of (i) six months prior to the then current expiration of any Primary Tenant lease, (ii) the date upon which any Primary Tenant (as defined below) becomes a debtor in any bankruptcy or insolvency proceeding, (iii) the date upon which any Primary Tenant vacates, surrenders, “goes dark” or otherwise gives notice of its intent to discontinue business at the space under their respective lease(s) or (iv) a monetary or material non-monetary default by the Primary Tenant under its lease. A Primary Tenant Cash Trap Period will end upon (a) the occurrence of a Primary Tenant Trigger Cure Event (as defined below), or (b) the NCF debt yield being equal to or greater than 8.50% (without including any income from any Primary Tenant who triggered such Primary Tenant Trigger Event) for a period of two consecutive calendar quarters subsequent to the commencement of the existing Primary Tenant Cash Trap Period.

A “Primary Tenant Trigger Cure Event” will occur upon the Tryad Industrial & Business Center Borrower satisfying all of the following conditions: (i) with respect to any Primary Tenant Cash Trap Period, the Tryad Industrial & Business Center Borrower has entered into one or more leases with one or more replacement tenants reasonably satisfactory to Lender demising not less than 85.0% of the applicable Primary Tenant space for a term of not less than three years, each at a net effective rental rate of not less than either (x) the net effective rental rate under the Primary Tenant lease at loan origination, (y) the effective fair market rent then prevailing for similar properties and leases in the market area (and taking into account the type and creditworthiness of the tenant, the length of the term including any renewals, and the location and size of the premises covered thereby) or (z) the net effective rental rate reasonably acceptable to the lender; (ii) with respect to a Primary Tenant Cash Trap Period that is triggered solely due to a bankruptcy trigger, the date on which Primary Tenant is no longer a debtor in any bankruptcy or insolvency proceeding).

A “Primary Tenant” means, individually and collectively, (i) Maximus, (ii) Harris Corporation, (iii) Eastman Kodak Company, (iv) University of Rochester, (v) Hammer Packaging Corporation, (vi) Kodak Alaris or (vii) any tenant or its affiliates that collectively occupy at least 200,000 SF at the Tryad Industrial & Business Center Property.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. In connection with the loan origination, Sound Mark Partners, LLC funded a mezzanine loan with an original principal balance of $19,500,000 that accrues interest at a rate of 10.7500% per annum. The Tryad Industrial & Business Center Mezzanine Loan is co-terminous with the Tryad Industrial & Business Center Whole Loan and is interest-only for its full term. The mezzanine lender entered into a standard intercreditor agreement with the lenders.

Release of Property. The Tryad Industrial & Business Center Borrower may obtain the free release of one or more vacant release parcels, subject to the terms of the Tryad Industrial & Business Center Whole Loan documents, which parcels are defined in the Tryad Industrial & Business Center Whole Loan documents. The identified vacant parcels were not included in the underwriting or appraised value of the Tryad Industrial & Business Center Whole Loan.

PILOT Agreement and IDA Ground Lease. In August 2007, the Tryad Industrial & Business Center Borrower entered into a 20-year payment in lieu of taxes (“PILOT”) agreement with the County of Monroe Industrial Development Agency (“IDA”) pursuant to which the borrower is required to pay, in lieu of taxes, an amount equal to $1,082,118 (the “Base Amount”) in special district charges and assessments during years 1-5 with a 3% per annum increase in the Base Amount in years 6-20; provided that the agreement permits the reduction of the Base Amount in the event there are special charges and assessments in excess of $60,000; and provided, further, that in the event the borrower constructs additional improvements that lead to an increase in the assessed value, the Base Amount may increase. In connection with the PILOT agreement, the Tryad Industrial & Business Center Borrower leased the Tryad Industrial & Business Center Property to IDA pursuant to a ground lease that requires rent of $1.00 per year and is co-terminous with the PILOT agreement. The IDA subleased the Tryad Industrial & Business Center Property back to the borrower to operate the related property. The lender has the right to terminate the ground lease and the related sub-lease in connection with a foreclosure proceeding against the Tryad Industrial & Business Center Borrower. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

Terrorism Insurance. The Tryad Industrial & Business Center Borrower is required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the Tryad Industrial & Business Center Whole Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Various	Collateral Asset Summary – Loan No. 6 HRC Hotels Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$41,890,256 54.1% 1.88x 13.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 6 HRC Hotels Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$41,890,256 54.1% 1.88x 13.6%

Westfield
Noblesville
Whitestown
Zionsville
Carmel
Fishers
Fortville
Meridian Hills
Lawrence
INDIANAPOLIS
Rocky Ripple
Brownsburg
Speedway
Greenfield
Warren Park
Avon
Plainfield
Beech Grove
Mooresville
Greenwood
Whiteland
Fairland
HENDRICKS COUNTY
HAMILTON COUNTY
HANCOCK COUNTY
MARION COUNTY
SHELBY COUNTY
JOHNSON COUNTY
MORGAN COUNTY
BOONE COUNTY

Grand Rapids 41 miles
Cooper Township
KALAMAZOO COUNTY
Parchment
Comstock Northwest
Westwood
Eastwood
KALAMAZOO
Portage
Detroit 134 miles
Kalamazoo/ Battle Creek International Airport

Beaver Island
Lake Michigan
Brutus
Indian River
Petoskey
Charlevoix
Horton Bay
Boyne City
MICHIGAN
Eastport
East Jordan
Omena
Gaylord
Alba
Glen Arbor
Elk Rapids
Mancelona
Rapid City
Traverse City
Kalkaska
Bear Lake
S. Boardman
Grayling

Petoskey
Traverse City
MICHIGAN
Lansing
Kalamazoo
Detroit
Valparaiso
INDIANA
Indianapolis
Plainfield
Bloomington

Gary
Burns Harbor
Porter
Chesterton
Lake Station
Portage
South Haven
Hobart
Wheeler
VALPARAISO
Merrillville
Shorewood Forest
Aberdeen
Winfield
Lakes of the Four Seasons

Ellettsville
Griffy Lake Park
MONROE COUNTY
BLOOMINGTON

HRC Hotels Portfolio

1	Hampton Inn Traverse City	Traverse City, MI
2	Homewood Suites by Hilton Indianapolis-Downtown	Indianapolis, IN
3	Homewood Suites by Hilton Indianapolis-Airport/Plainfield	Plainfield, IN
4	Homewood Suites by Hilton Indianapolis Northwest	Indianapolis, IN
5	Homewood Suites by Hilton Bloomington	Bloomington, IN
6	Hampton Inn & Suites Petoskey	Petoskey, MI
7	Hampton Inn & Suites Valparaiso	Valparaiso, IN
8	Hampton Inn & Suites Kalamazoo-Oshtemo	Kalamazoo, MI

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 6 HRC Hotels Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$41,890,256 54.1% 1.88x 13.6%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	KeyBank			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Various
				General Property Type:	Hospitality
Original Balance(1):	$41,940,000			Detailed Property Type:	Various
Cut-off Date Balance(1):	$41,890,256			Title Vesting(4):	Fee
% of Initial Pool Balance:	4.7%			Year Built/Renovated:	Various
Loan Purpose:	Refinance			Size:	694 Rooms
Borrower Sponsor:	HRC Hotels, LLC			Cut-off Date Balance per Room(1):	$100,601
Mortgage Rate:	5.0700%			Maturity Date Balance per Room(1):	$82,983
Note Date:	10/5/2017			Property Manager:	Good Hospitality Services, Inc.
First Payment Date:	12/1/2017
Maturity Date:	11/1/2027
Original Term:	120 months
Original Amortization Term:	360 months
IO Period:	0 months
Seasoning:	1 month			Underwriting and Financial Information
Prepayment Provisions(2):	LO (25); DEF (92); O (3)			UW NOI:	$9,526,079
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield(1):	13.6%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	16.5%
Additional Debt Balance(1):	$27,926,837			UW NCF DSCR(1):	1.88x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI:	$9,990,636 (7/31/2017 TTM)
Reserves(3)				2nd Most Recent NOI:	$9,808,779 (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$9,605,351 (12/31/2015)
RE Tax:	$137,629	$63,673	N/A	Most Recent Occupancy:	74.7% (7/31/2017)
Insurance:	$0	Springing	N/A	2nd Most Recent Occupancy:	74.8% (12/31/2016)
Replacements:	$84,554	$84,554	N/A	3rd Most Recent Occupancy:	74.7% (12/31/2015)
Deferred Maintenance:	$67,188	$0	N/A	Appraised Value (as of)(5):	$129,000,000 (9/1/2017)
Traverse City PIP Reserve:	$3,486,000	$0	N/A	Cut-off Date LTV Ratio(1)(5):	54.1%
Future PIP Reserve:	$0	Springing	N/A	Maturity Date LTV Ratio(1)(5):	44.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$69,900,000	100.0%	Loan Payoff(6):	$60,408,390	86.4%
			Reserves:	$3,775,371	5.4%
			Closing Costs:	$1,178,706	1.7%
			Return of Equity:	$4,537,534	6.5%
Total Sources:	$69,900,000	100.0%	Total Uses:	$69,900,000	100.0%

(1)	The HRC Hotels Portfolio Mortgage Loan (as defined below) is part of the HRC Hotels Portfolio Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance of $69,900,000. The Cut-off Date Balance per Room, Maturity Date Balance Per Room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the HRC Hotels Portfolio Whole Loan.

(2)	Partial release is permitted. See “Release of Property” below for further discussion of release requirements.

(3)	See “Escrows and Reserves” below for further discussion of the reserve requirements.

(4)	A portion of the parking lot at the Hampton Inn Traverse City is subject to a ground lease.

(5)	The appraised value represents the “As Portfolio” appraised value of $129.0 million which reflects a 7.1% premium attributed to the aggregate “As-is” and “As-completed” values of the HRC Hotels Portfolio Properties (as defined below) as a whole. The sum of the “As-is” and “As-complete” values, as applicable, for each of the HRC Hotels Portfolio Properties on an individual basis is $120.5 million. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the appraised value on a stand-alone basis are 57.9% and 47.8%, respectively. Additionally, the “As-complete” appraised value of $23,000,000 is being utilized for Hampton Inn Traverse City, which assumes the completion of certain property improvements, for which the lender has fully reserved. The “As-is” appraised value for the Hampton Inn Traverse City is $18,300,000.

(6)	The HRC Hotels Portfolio Whole Loan paid off debt totaling $87,064,335 which includes loans secured by properties that are not part of the HRC Hotels Portfolio Properties. The allocated loan payoff for the HRC Hotels Portfolio is $60,408,390.

The Mortgage Loan. The sixth largest mortgage loan (the “HRC Hotels Portfolio Mortgage Loan”) is part of a whole loan (the “HRC Hotels Portfolio Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal amount of $69,900,000. The HRC Hotels Portfolio Whole Loan is secured by the fee interest in a hospitality portfolio consisting of eight properties totaling 694 rooms located across Indiana and Michigan (the “HRC Hotels Portfolio Properties”). Promissory Note A-1, with an original principal balance of $41,940,000, represents the HRC Hotels Portfolio Mortgage Loan and will be included in the UBS 2017-C7 Trust. Promissory Note A-2, with an original principal balance of $27,960,000, represents the non-serviced pari passu companion loan (“HRC Hotels Portfolio Non-Serviced Pari Passu Companion Loan”). The HRC Hotels Portfolio Non-Serviced Pari Passu Companion Loan is expected to be contributed to the UBS 2017-C6 Trust. The HRC Hotels Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2017-C7 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 6 HRC Hotels Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$41,890,256 54.1% 1.88x 13.6%

HRC Hotels Portfolio Whole Loan Summary

Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$41,940,000	$41,890,256	UBS 2017-C7	Yes
Note A-2	$27,960,000	$27,926,837	UBS 2017-C6(1)	No
Total	$69,900,000	$69,817,093

(1)	Promissory Note A-2 is expected to be contributed to the UBS 2017-C6 Trust.

The Borrowers and the Borrower Sponsor. The borrowers consist of eight single-purpose Delaware limited liability companies, each structured to be bankruptcy remote, with two independent directors in its organizational structure (collectively, the “HRC Hotels Portfolio Borrower”). The HRC Hotels Portfolio Borrower is 100.0% owned by HRC Hotels, LLC (“HRC Hotels”), the borrower sponsor and nonrecourse carve-out guarantor. Formed in 1999, HRC Hotels is a privately-held partnership that is engaged in the acquisition, ownership, development, operation and financing of premium brand select service hotels, with emphasis on the extended stay hotel segment of the lodging industry. HRC Hotels owns 21 premium brand select service hotels located in Ohio, Indiana, Michigan, Iowa, Tennessee and Florida and has a long term on-site hotel management contract with Good Hospitality Services, Inc.

The Properties. The HRC Hotels Portfolio Properties are comprised of eight hotels offering a range of amenities, spanning the limited service and extended stay varieties. The hotels range in size from 77 to 124 rooms, with an average count of 87 rooms. The HRC Hotels Portfolio Properties were built between 1987 and 2007, renovated between 2009 and 2017, and are located across Indiana and Michigan.

A summary of the individual HRC Hotels Portfolio Properties is provided below:

HRC Hotels Portfolio Property Summary
Property Name	City / State	Rooms	Year Built/ Renovated	Original Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value(1)	UW NCF	% of UW NCF	TTM Occupancy	TTM RevPAR Penetration(2)
Hampton Inn Traverse City	Traverse City, MI	124	1987/2009(3)	$13,264,852	19.0%	$23,000,000(3)	$1,599,257	18.8%	67.7%	98.4%
Homewood Suites by Hilton Indianapolis-Downtown	Indianapolis, IN	92	2006/2013	$13,207,178	18.9%	$22,200,000	$1,681,569	19.7%	80.1%	114.6%
Homewood Suites by Hilton Indianapolis-Airport/Plainfield	Plainfield, IN	82	2003/2016	$9,054,703	13.0%	$15,700,000	$999,330	11.7%	85.5%	117.6%
Homewood Suites by Hilton Indianapolis Northwest	Indianapolis, IN	82	2007/2017	$8,477,970	12.1%	$14,700,000	$782,538	9.2%	70.0%	111.6%
Homewood Suites by Hilton Bloomington	Bloomington, IN	82	2006/2017	$7,728,218	11.1%	$13,400,000	$1,023,530	12.0%	80.0%	122.0%
Hampton Inn & Suites Petoskey	Petoskey, MI	77	2002/2013	$6,747,772	9.7%	$11,700,000	$948,759	11.1%	70.2%	121.3%
Hampton Inn & Suites Valparaiso	Valparaiso, IN	77	2001/2013	$5,940,347	8.5%	$10,300,000	$822,598	9.6%	76.0%	169.0%
Hampton Inn & Suites Kalamazoo-Oshtemo	Kalamazoo, MI	78	2003/2013-2014	$5,478,960	7.8%	$9,500,000	$670,124	7.9%	70.2%	110.1%
Total/Wtd. Avg.(4)		694		$69,900,000	100.0%	$129,000,000	$8,527,704	100.0%	74.7%	118.9%

(1)	Total Appraised Value of $129.0 million reflects a 7.1% premium attributed to the aggregate “As-is” and “As-completed” values of the HRC Hotels Portfolio Properties as a whole. The sum of the “As-is” and “As-completed” values, as applicable, for each of the HRC Hotels Portfolio Properties on an individual basis is $120.5 million.

(2)	TTM RevPAR Penetration is based competitive set data provided from third-party hospitality research reports for the month of July 2017.

(3)	“As-complete” appraised value as of August 12, 2019 is shown for Hampton Inn Traverse City, which assumes the completion of certain property improvements, for which the lender has fully reserved. The “As-is” appraised value for the Hampton Inn Traverse City is $18,300,000.

(4)	TTM Occupancy and TTM RevPAR Penetration are weighted based on property room count.

A portion of the parking lot at the Hampton Inn Traverse City representing 16 parking spaces is subject to a ground lease that expires on December 31, 2026 with two, five-year renewal options. The ground rent adjusts annually based on the United States Bureau of Labor and Statistics Consumer Price Index and for the trailing 12-month period ending July 31, 2017 the ground rent was $8,704.32. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Fee & Leasehold Estates; Ground Leases” in the Preliminary Prospectus. The Hampton Inn & Suites Petoskey is one unit of a nine-unit condominium with a 10.67% interest. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Condominium Interests” in the Preliminary Prospectus.

All of the HRC Hotels Portfolio Properties are subject to franchise agreements with Hilton Worldwide (“Hilton”), a lodging company that owns, manages or franchises over 5,000 properties and more than 825,000 rooms in 103 countries and territories. Hilton has an established portfolio of 14 brands including Hilton Hotels & Resorts, Waldorf Astoria Hotels & Resorts, Conrad Hotels & Resorts, Embassy Suites by Hilton, Hilton Garden Inn, Hampton by Hilton and Homewood Suites by Hilton and has more than 65 million members in its award-winning customer loyalty program, Hilton Honors. According to the appraisal, Hilton currently commands a RevPAR premium over its closest rivals of between 5.0% and 10.0%. Hilton does not release revenue figures for its franchised and managed locations in its publicly available financials; however, IBISWorld has used RevPAR figures and the company’s reported number of rooms to determine the company market share. Based on these metrics, IBISWorld estimates that Hilton’s total U.S. system-wide sales have grown an annualized 7.2% over the five years prior to 2016 to $23.3 billion. During the five-year period, operating profit earned by the company’s U.S. hotels is estimated to have almost doubled to $6.4 billion. According to the appraisal, Hilton’s system-wide RevPAR grew from $86.20 in 2011 to $106.50 in 2016, bolstered by greater travel rates and corporate spending. The company also added more than 145,000 rooms over the five years leading up to 2016, further increasing its global footprint over major competitors.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 6 HRC Hotels Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$41,890,256 54.1% 1.88x 13.6%

A summary of franchise agreement expirations within the HRC Hotels Portfolio Whole Loan is provided below:

HRC Hotels Portfolio Franchise Expiration Schedule(1)
Year	# of Hotels	# of Rooms	% of Total Rooms	UW NCF	% of Total UW NCF	Cumulative Rooms Expiring	Cumulative % of Rooms Expiring	Cumulative UW NCF Expiring	Cumulative % of UW NCF Expiring
2017	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2018	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2019	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2020	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2021	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2022	2	154	22.2%	$1,771,357	20.8%	154	22.2%	$1,771,357	20.8%
2023	1	78	11.2%	$670,124	7.9%	232	33.4%	$2,441,481	28.6%
2024	1	82	11.8%	$999,330	11.7%	314	45.2%	$3,440,811	40.3%
2025	0	0	0.0%	$0	0.0%	314	45.2%	$3,440,811	40.3%
2026	1	92	13.3%	$1,681,569	19.7%	406	58.5%	$5,122,380	60.1%
2027	2	164	23.6%	$1,806,068	21.2%	570	82.1%	$6,928,448	81.2%
2028 & Beyond	1	124	17.9%	$1,599,257	18.8%	694	100.0%	$8,527,705	100.0%
Total	8	694	100.0%	$8,527,704	100.0%

(1)	For individual franchise agreement expirations, see “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties” in the Preliminary Prospectus.

Historically, the HRC Hotels Portfolio Properties as a whole have outperformed their competitive set with the weighted average occupancy, ADR and RevPAR penetration rates all in excess of 100.0% for 2014 through the trailing 12-month period ended July 31, 2017. The HRC Hotels Portfolio Properties have generally also outperformed their respective competitive sets on an individual basis, with all but Hampton Inn Traverse City having achieved a RevPAR penetration in excess of 110.0% for the trailing 12-month period ended July 31, 2017. Hampton Inn Traverse City will undergo a property improvement plan (“PIP”) over the next 12 months at an estimated cost of $3,486,000 or $28,113 per room, for which the lender has fully reserved at origination (the “Hampton Inn Traverse City PIP”). The renovations will address the softgoods and casegoods in all guest units, corridors, public areas, meeting space, back-of-the-house and exterior. The borrower sponsor has invested approximately $4.0 million in capital expenditures at the HRC Hotels Portfolio Properties throughout 2016 and 2017, notably investing $1,685,204 or $20,551 per room at the Homewood Suites by Hilton Indianapolis-Airport/Plainfield and $1,764,839 or $21,522 per room at the Homewood Suites by Hilton Indianapolis Northwest. Additionally, Homewood Suites by Hilton Bloomington is currently undergoing a non-required, elective PIP at an estimated cost of $2,264,100 or $27,611 per room.

A summary of the HRC Hotels Portfolio Properties historical performance is provided below:

HRC Hotels Portfolio Historical Occupancy, ADR, RevPAR(1)
Year	HRC Hotels Portfolio			Competitive Set			Penetration Factor
	Occupancy(2)	ADR(2)	RevPAR(2)	Occupancy(3)	ADR(3)	RevPAR(3)	Occupancy(3)	ADR(3)	RevPAR(3)
2014	72.9%	$121.55	$88.89	64.3%	$114.33	$73.71	113.2%	107.7%	122.2%
2015	74.7%	$124.14	$93.00	65.1%	$119.22	$77.91	115.4%	105.5%	125.8%
2016	74.8%	$128.96	$96.75	67.1%	$122.62	$82.53	112.6%	106.4%	120.2%
7/31/2017 TTM	74.7%	$130.84	$98.23	67.5%	$125.00	$84.16	111.6%	106.2%	118.9%

Source: Industry Reports

(1)	The variances between the underwriting, the hospitality research report and the above table with respect to Occupancy, ADR and RevPAR at the HRC Hotels Portfolio Properties are attributable to variances in reporting methodologies and/or timing differences.

(2)	Based on operating statements provided by the borrower sponsor and weighted based on number of rooms.

(3)	Competitive Set data for each individual property obtained from a third party hospitality research reports dated August 16-17, 2017. The 2014-2016 periods are for the trailing 12-month period ending in December. Portfolio level statistics are weighted based on total room count.

The Markets. The HRC Hotels Portfolio Properties have diverse locations across seven cities in Indiana and Michigan, with no individual property accounting for more than 17.9% of total rooms or 19.7% of underwritten net cash flow. The Hampton Inn Traverse City (19.0% of the allocated loan amount) and Hampton Inn & Suites Petoskey (9.7% of the allocated loan amount) are both located in the northern portion of Michigan’s Lower Peninsula along the coastline of Lake Michigan; Homewood Suites by Hilton Bloomington (11.1% of the allocated loan amount) is located approximately 4.5 miles southwest of the Indiana University Bloomington campus; Hampton Inn & Suites Valparaiso (8.5% of the allocated loan amount) is located 0.7 miles southeast of the Valparaiso University campus; and Hampton Inn & Suites Kalamazoo-Oshtemo (7.8% of the allocated loan amount) is located approximately 4.9 miles southwest of Western Michigan University’s campus.

Three of the HRC Hotels Portfolio Properties, representing 44.0% of the allocated loan amount, are located in the Indianapolis, Indiana area. The Homewood Suites by Hilton Indianapolis-Downtown is located in the heart of the Indianapolis central business district (“Indianapolis CBD”) while the Homewood Suites by Hilton Indianapolis Northwest and the Homewood Suites by Hilton Indianapolis-Airport/Plainfield are located approximately five miles north and 15.0 miles southwest of the Indianapolis CBD, respectively. Indianapolis is the capital of Indiana and the 15th most populous city in the United States with an estimated 2016 population of 855,164.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 6 HRC Hotels Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$41,890,256 54.1% 1.88x 13.6%

Downtown Indianapolis is the largest employment cluster in Indiana, with nearly 43,000 jobs per square mile. In 2015, the Indianapolis metropolitan area had a gross domestic product of $134.0 billion and, as of March 2017, the unemployment rate was 3.5%. According to the appraisal, as of 2016, three Fortune 500 companies were based in Indianapolis: health insurance company Anthem Inc. (#33); pharmaceutical company Eli Lilly (#141); and Simon Property Group (#488). Additionally, Columbus, Indiana-based Cummins opened its Global Distribution Headquarters in downtown Indianapolis in 2017 investing approximately $30.0 million. Other notable companies based in the Indianapolis metropolitan area include hydrocarbon manufacturer Calumet Specialty Products Partners, automotive transmission manufacturer Allison Transmission, media conglomerate Emmis Communications, financial services company OneAmerica and truckload carrier Celdadon Group. According to the appraisal, Indianapolis ranks among the fastest high-tech job growth areas in the United States and is home to approximately 28,500 information technology-related jobs at such companies as Angie’s List, Appirio, Formstack, Genesys, Ingram Micro and Salesforce Marketing Cloud.

According to the appraisal, Indianapolis hosted 28.2 million visitors in 2015 which generated $4.9 billion, the fourth straight year of record growth. The city has long been a sport tourism destination, but more recently has become convention oriented. The Indiana Convention Center (“ICC”) and Lucas Oil Stadium are considered mega convention center facilities, with a combined 750,000 SF of exhibition space. In 2008, ICC hosted 42 national conventions with an attendance of 317,815 and in 2014, hosted 106 conventions for an attendance of 635,701. Since 2003, Indianapolis has hosted Gen Con, one of the largest conventions in North America.

A summary of demand segmentation and recent performance of the HRC Hotels Portfolio Properties is below:

HRC Hotels Portfolio Property Summary
Property Name	Property Sub-Type	# Rooms	Commercial Demand	Leisure Demand	Extended Stay Demand	7/31/2017 TTM Occupancy	7/31/2017 TTM ADR	7/31/2017 TTM RevPAR
Hampton Inn Traverse City	Limited Service	124	37.0%	55.0%	5.0%	67.7%	$130.99	$88.68
Homewood Suites by Hilton Indianapolis-Downtown	Extended Stay	92	8.0%	14.0%	63.0%	80.1%	$167.25	$134.02
Homewood Suites by Hilton Indianapolis-Airport/Plainfield	Extended Stay	82	9.0%(1)	17.0%	71.0%	85.5%	$122.19	$104.52
Homewood Suites by Hilton Indianapolis Northwest	Extended Stay	82	9.0%	16.0%	71.0%	70.0%	$124.54	$90.65
Homewood Suites by Hilton Bloomington	Extended Stay	82	9.0%	16.0%	71.0%	80.0%	$122.87	$98.26
Hampton Inn & Suites Petoskey	Limited Service	77	36.0%	50.0%	10.0%	70.2%	$138.37	$97.14
Hampton Inn & Suites Valparaiso	Limited Service	77	36.0%	49.0%	10.0%	76.0%	$118.06	$89.70
Hampton Inn & Suites Kalamazoo-Oshtemo	Limited Service	78	36.0%	49.0%	10.0%	70.2%	$116.90	$82.05
Total/Wtd. Avg.		694				74.7%	$131.01	$98.23

Source: Appraisals and Borrower Operating Statements

(1)	Represents airline and commercial demand segmentation.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the HRC Hotels Portfolio Properties:

Cash Flow Analysis
	2014	2015	2016	7/31/2017 TTM	UW	UW per Room(1)
Occupancy	72.9%	74.7%	74.8%	74.7%	73.6%
ADR	$121.89	$124.43	$129.42	$131.01	$129.75
RevPAR	$88.89	$93.00	$96.75	$98.23	$95.50

Rooms Revenue	$22,516,937	$23,558,711	$24,574,920	$24,883,415	$24,190,094	$34,856
Other Income	$849,760	$856,429	$791,339	$776,315	$769,303	$1,109
Total Revenue	$23,366,697	$24,415,140	$25,366,259	$25,659,730	$24,959,397	$35,965
Total Expenses	$14,993,860	$14,809,789	$15,557,480	$15,669,094	$15,433,318	$22,238
Net Operating Income	$8,372,837	$9,605,351	$9,808,779	$9,990,636	$9,526,079	$13,726
FF&E	$0	$0	$0	$0	$998,376	$1,439
Net Cash Flow	$8,372,837	$9,605,351	$9,808,779	$9,990,636	$8,527,704	$12,288

NOI DSCR(2)	1.84x	2.12x	2.16x	2.20x	2.10x
NCF DSCR(2)	1.84x	2.12x	2.16x	2.20x	1.88x
NOI Debt Yield(2)	12.0%	13.7%	14.0%	14.3%	13.6%
NCF Debt Yield(2)	12.0%	13.7%	14.0%	14.3%	12.2%

(1)	U/W per Room is based on a total of 694 rooms.

(2)	Debt service coverage ratios and debt yields are based on the HRC Hotels Portfolio Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 6 HRC Hotels Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$41,890,256 54.1% 1.88x 13.6%

Escrows and Reserves. At origination, the HRC Hotels Portfolio Borrower deposited (i) $3,486,000 for the Hampton Inn Traverse City PIP, (ii) $137,629 for real estate taxes, (iii) $84,554 for replacement reserve, and (iv) $67,188 for deferred maintenance. On a monthly basis, the HRC Hotels Portfolio Borrower is required to deposit (i) 1/12 of the annual estimated tax payments, which currently equates to $63,673 and (ii) an amount into the replacement reserve equal to the greater of (a) any monthly amount required to be escrowed pursuant to the franchise agreement and (b) 1/12 of 4.0% of the greater of (x) total gross income from operations for the immediately preceding calendar year and (y) total projected gross income from operations set forth in the annual budget for the immediately following calendar year, which was estimated at $84,554 at origination. Monthly escrows for insurance premiums are waived, provided that (i) no event of default has occurred and is continuing, (ii) the HRC Hotels Portfolio Properties are insured via an acceptable blanket insurance policy, and (iii) the HRC Hotels Portfolio Borrower provides acceptable evidence of payment of premiums and renewal of the policy. Upon a franchisor requiring a PIP after the loan origination date and there are insufficient funds in the replacement reserve to fund the required future PIP renovations, the HRC Hotels Portfolio Borrower is required to deposit an amount equal to 120% of the amount required to complete the required PIP renovations in the form of a cash deposit or a letter of credit.

Lockbox and Cash Management. The HRC Hotels Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The HRC Hotels Portfolio Borrower is required to direct each credit card company to remit all receipts payable with respect to the HRC Hotels Portfolio Properties directly into the lockbox account controlled by the lender. Notwithstanding the foregoing, the HRC Hotels Portfolio Borrower and property manager are required to deposit all revenues received into the lockbox account within five business day of receipt. Until the occurrence of a Cash Sweep Period (as defined below), all funds in the lockbox account will be transferred to an account controlled by the HRC Hotels Portfolio Borrower. Upon the occurrence and continuance of a Cash Sweep Period, all sums on deposit in the lockbox account are required to be swept on a daily basis into a cash management account for the payment of, among other things, debt service, monthly escrows and property operating expenses pursuant to an annual approved budget.

A “Cash Sweep Period” will commence upon: (i) the occurrence of an event of default and continue until such event of default is cured; (ii) the occurrence of any bankruptcy action of the HRC Hotels Portfolio Borrower or a property manager and, in the case of any bankruptcy action of the property manager, continue until the manager is replaced with a qualified manager under a replacement agreement within 60 days of such bankruptcy action (in no event will a Cash Sweep Period due to a bankruptcy action of the HRC Hotels Portfolio Borrower be cured); (iii) the date the debt service coverage ratio for the immediately preceding 12-month period is less than 1.40x and will continue until such time as the debt service coverage ratio for the immediately preceding 12-month period is at least 1.45x for two consecutive calendar quarters; (iv) the occurrence of (a) an event of default under a franchise agreement, (b) a franchise agreement or any replacement franchise agreement is terminated, modified or amended, or (c) borrower enters into any replacement franchise agreement without prior written consent of lender and will continue until, with respect to (a), such event of default is cured and with respect to clause (b) or (c), the HRC Hotels Portfolio Borrower renews the term of the applicable franchise agreement upon terms acceptable to the lender or replaces the applicable franchise agreement with a replacement franchise agreement acceptable to the lender; or (v) the date that is 12 months prior the expiration of a franchise agreement and continuing until the HRC Hotels Portfolio Borrower renews the applicable franchise agreement for a term beyond the maturity date or replaces the applicable franchise agreement with an acceptable replacement franchise agreement, provides an acceptable comfort letter or similar tri-party agreement and deposits an amount equal to 120% of the amount required to complete the required PIP renovations in the form of a cash deposit or a letter of credit.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. At any time after the lockout period and prior to the open prepayment period, the HRC Hotels Portfolio Borrower may obtain the release of a HRC Hotels Portfolio Property, provided that, among other things, (i) no event of default has occurred and is continuing; (ii) the HRC Hotels Portfolio Borrower defeases a portion of the HRC Hotels Portfolio Whole Loan equal to the greater of (a) 120% of the allocated loan amount of the property being released or (b) 80% of the net proceeds from the sale of the property being released; (iii) the debt service coverage ratio for the remaining properties following the release based on the trailing 12 months is no less than the greater of the debt service coverage ratio immediately preceding such release and 1.89x; (iv) the loan-to-value ratio for the remaining properties is no greater than the lesser of the loan-to-value ratio immediately preceding such release and 57.7%; and (v) the net cash flow debt yield for the remaining properties is no less than the greater of the net cash flow debt yield immediately preceding such release and 12.28%.

Terrorism Insurance. The HRC Hotels Portfolio Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Various	Collateral Asset Summary – Loan No. 7 Griffin Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,500,000 61.5% 2.49x 10.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 7 Griffin Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,500,000 61.5% 2.49x 10.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 7 Griffin Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,500,000 61.5% 2.49x 10.2%

Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):	KeyBank			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Various
				General Property Type:	Various
Original Balance(2):	$37,500,000			Detailed Property Type:	Various
Cut-off Date Balance(2):	$37,500,000			Title Vesting(6):	Fee
% of Initial Pool Balance:	4.2%			Year Built/Renovated:	Various
Loan Purpose:	Recapitalization			Size:	3,708,698 SF
Borrower Sponsor:	Griffin Capital Essential Asset REIT Inc.			Cut-off Date Balance per SF(2):	$101
Mortgage Rate:	3.7700%			Maturity Date Balance per SF(2):	$101
Note Date:	9/29/2017			Property Manager:	Griffin Capital Essential Asset Property Management, LLC (borrower-related)
First Payment Date:	11/1/2017
Maturity Date:	10/1/2027
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	2 months			Underwriting and Financial Information
Prepayment Provisions(3):	LO (24); YM1 (90); O (6)			UW NOI:	$38,310,729
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield(2):	10.2%
Additional Debt Type(2)(4):	Pari Passu			UW NOI Debt Yield at Maturity(2):	10.2%
Additional Debt Balance(2)(4):	$337,500,000			UW NCF DSCR(2):	2.49x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI:	$36,689,111 (6/30/2017 TTM)
Reserves(5)				2nd Most Recent NOI:	$36,419,432 (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent NOI(7):	$26,778,722 (12/31/2015)
RE Tax:	$930,000	$466,667	N/A	Most Recent Occupancy:	98.4% (Various)
Insurance:	$0	Springing	N/A	2nd Most Recent Occupancy:	98.4% (12/31/2016)
Replacements:	$0	Springing	Springing	3rd Most Recent Occupancy:	98.4% (12/31/2015)
TI/LC:	$0	Springing	Springing	Appraised Value (as of)(8):	$610,000,000 (9/21/2017)
T-Mobile Work Reserve:	$3,653,980	$0	N/A	Cut-off Date LTV Ratio(2)(8):	61.5%
Unfunded Obligations Reserve:	$2,003,531	$0	N/A	Maturity Date LTV Ratio(2)(8):	61.5%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(2):	$375,000,000	100.0%	Return of Equity(9):	$363,553,632	96.9%
			Reserves:	$6,587,511	1.8%
			Closing Costs:	$4,858,857	1.3%
Total Sources:	$375,000,000	100.0%	Total Uses:	$375,000,000	100.0%

(1)	The Griffin Portfolio Whole Loan (as defined below) was originated by Bank of America, N.A. (“BAML”). KeyBank National Association (“KeyBank”) acquired one pari passu note, with an aggregate original principal balance of $37,500,000, from BAML and has re-underwritten such mortgage loan in accordance with the procedures described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—KeyBank National Association” in the Preliminary Prospectus.

(2)	The Griffin Portfolio Mortgage Loan (as defined below) is part of the Griffin Portfolio Whole Loan, which is comprised of ten pari passu promissory notes with an aggregate principal balance of $375,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Griffin Portfolio Whole Loan.

(3)	Partial release and substitution is permitted. See “Release of Property” below for further discussion of release requirements.

(4)	See “The Mortgage Loan” below for further discussion of additional debt.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	See “The Properties” and “Escrows and Reserves” below for further discussion of the title to the State Farm Regional HQ Property.

(7)	The 3rd Most Recent NOI includes partial year cash flow for the Restoration Hardware Distribution Property as the single tenant lease rent recommencement was in August 2015 and excludes the Royal Ridge V Property as the single tenant lease rent commencement was in December 2015.

(8)	The Appraised Value represents the “as-is portfolio value” conclusion, which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “as-is” appraised values on a stand-alone basis is $592,060,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the aggregate stand-alone appraised “as-is” values are 63.3% and 63.3%, respectively.

(9)	Proceeds from the Griffin Portfolio Whole Loan were used to return equity to the borrower sponsor to pay down a portion of the borrower sponsor’s credit facility. The borrower sponsor maintains a current cost basis in the Griffin Portfolio Properties (as defined below) of approximately $522.5 million.

The Mortgage Loan. The seventh largest mortgage loan (the “Griffin Portfolio Mortgage Loan”) is part of a whole loan (the “Griffin Portfolio Whole Loan”) with an aggregate original principal balance of $375,000,000. The Griffin Portfolio Whole Loan is secured by the first priority fee mortgage encumbering one industrial and nine office properties located across eight states (the “Griffin Portfolio Properties”). The Griffin Portfolio Whole Loan was originated by BAML. KeyBank acquired from BAML one pari passu note, Promissory Note A-3, with an original principal balance of $37,500,000, which represents the Griffin Portfolio Mortgage Loan and will be included in the UBS 2017-C7 Trust. The table below summarizes the remaining promissory notes, which are currently held by BAML, Deutsche Bank AG, New York Branch (“DBNY”) and UBS AG, or affiliates thereof, and have been previously contributed to securitization trusts, or contributed to one or more future securitization transactions or may otherwise be transferred at any time. The Griffin Portfolio Whole

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 7 Griffin Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,500,000 61.5% 2.49x 10.2%

Loan is serviced pursuant to the pooling and servicing agreement related to the BANK 2017-BNK8 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Griffin Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1-1	$100,000,000	$100,000,000	BANK 2017-BNK8	Yes
Note A-1-2	$96,250,000	$96,250,000	BANK 2017-BNK9(1)	No
Note A-1-3	$10,000,000	$10,000,000	BANK 2017-BNK8	No
Note A-2-1	$35,000,000	$35,000,000	DBNY	No
Note A-2-2	$30,000,000	$30,000,000	UBS 2017-C6(2)	No
Note A-2-3	$25,000,000	$25,000,000	UBS 2017-C5	No
Note A-2-4	$20,000,000	$20,000,000	DBNY	No
Note A-2-5	$15,000,000	$15,000,000	UBS 2017-C5	No
Note A-2-6	$6,250,000	$6,250,000	UBS 2017-C6(2)	No
Note A-3	$37,500,000	$37,500,000	UBS 2017-C7	No
Total	$375,000,000	$375,000,000

(1)	Promissory Note A-1-2 is currently held by BAML and is expected to be contributed to the BANK 2017-BNK9 Trust.

(2)	Promissory Notes A-2-2 and A-2-6 are currently held by UBS AG and are expected to be contributed to the UBS 2017-C6 Trust.

The Borrowers and the Borrower Sponsor. The borrowers are WR Griffin Patterson, LLC, The GC Net Lease (Frisco Parkwood) Investors, LLC, The GC Net Lease (West Chester) Investors, LLC, The GC Net Lease (Lynnwood I) Investors, LLC, The GC Net Lease (Phoenix Deer Valley) Investors, LLC, The GC Net Lease (Atlanta Perimeter) Investors, LLC, The GC Net Lease (Charlotte Research) Investors, L.P., The GC Net Lease (Irving Carpenter) Investors, LLC, The GC Net Lease (Oak Brook) Investors, LLC and The GC Net Lease (Irving) Investors, LLC (collectively, the “Griffin Portfolio Borrower”). Each borrowing entity is a single-purpose Delaware limited liability company, with the exception of The GC Net Lease (Charlotte Research) Investors, L.P., which is a Delaware limited partnership, structured to be bankruptcy remote with at least two independent directors. The Griffin Portfolio Borrower is indirectly wholly-owned by the borrower sponsor and nonrecourse carve-out guarantor, Griffin Capital Essential Asset REIT Inc. (the “Griffin Portfolio Guarantor”), of which, no shareholder owns or is permitted to own more than a 9.8% interest therein.

The sponsor of the Griffin Portfolio Guarantor is Griffin Capital Company, LLC (“Griffin”), a privately-held investment asset management firm based in El Segundo, California with approximately $9.5 billion in assets under management as of June 30, 2017. Founded in 1995, Griffin is led by a team of senior executives with more than two decades of investment and real estate experience and who have collectively executed more than 650 transactions valued at over $22 billion. As of June 30, 2017, the Griffin Portfolio Guarantor had total assets of approximately $2.8 billion, a net worth of approximately $1.2 billion and liquidity of approximately $54 million.

The Properties. The Griffin Portfolio Properties are comprised of nine Class A office buildings and one distribution center totaling 3,708,698 SF. The Griffin Portfolio Properties range in size from 87,385 SF to 1,501,387 SF, with an average size of 370,870 SF and were constructed between 1971 and 2015. Located across eight different states and occupied by tenants from a diverse range of industries including insurance, wireless telecommunications, healthcare, and retail, no single property accounts for more than 16.1% of the portfolio underwritten base rent. Investment grade tenants, including State Farm (Moody’s/S&P: Aa1/AA), General Electric Co. (Fitch/Moody’s/S&P: AA-/A1/AA-), and Wells Fargo Bank (Fitch/Moody’s/S&P: AA-/Aa2/AA), account for approximately 44.9% of portfolio NRA and 62.4% of portfolio underwritten base rent. The Griffin Portfolio consists of predominantly mission-critical facilities utilized as either regional or corporate headquarters locations or business essential distribution centers.

The Restoration Hardware Distribution Property is a 1,501,387 SF (40.5% of portfolio NRA) distribution center located in Patterson, California, which is 100.0% leased to Restoration Hardware through August 31, 2030. Restoration Hardware (NYSE: RH) sells upscale home and outdoor furnishings, garden products, hardware, bathware, lighting, textiles, and more through approximately 85 retail and outlet stores in the United States and Canada. As of the fiscal year ended January 31, 2017, Restoration Hardware had total revenues of approximately $2.1 billion and net income of $5.4 million. The Restoration Hardware Distribution Property was built-to-suit for Restoration Hardware in 2015, and features cross-dock configuration with 39-foot clear heights. The Restoration Hardware Distribution Property is one of the company’s four furniture fulfillment centers and is strategically located adjacent to I-5 approximately 76 miles southeast of Oakland, within the Central Valley. Restoration Hardware’s lease provides for three, five-year renewal options, no termination options and annual rent steps of 2.0%.

The State Farm Regional HQ Property is comprised of two Class A suburban office buildings located in Atlanta, Georgia totaling 584,785 SF (15.8% of portfolio NRA). 64 Perimeter Center consists of a 15-story, 384,575 SF building built and renovated in 1985 and 2012, respectively, and includes a café on the 2nd floor, an entire 15th floor breakroom with market café and 1,146 parking spaces in a six-story garage. 66 Perimeter Center consists of an eight-story, 200,201 SF building built and renovated in 1971 and 2012, respectively, and includes a fitness center on the ground floor and 766 surface parking spaces. State Farm leases 503,201 SF (86.0% of property NRA, 90.6% of property underwritten base rent) at the State Farm Regional HQ Property through December 31, 2023 with annual rent steps of 2.5% and has three, five-year renewal options and no termination options. The State Farm Regional HQ Property houses State Farm’s largest concentration of employees in Atlanta and is the primary training site for all regional operations. Additionally, State Farm has invested approximately $60 PSF in its space since 2008.

The State Farm Regional HQ Property is subject to a revenue bond lease structure with the Dunwoody Development Authority, whereby for purposes of being able to offer a tax abatement, the Dunwoody Development Authority has sold revenue bonds to the Griffin Portfolio Borrower in exchange for the fee interest in the State Farm Regional HQ Property and leases the property back to the Griffin Portfolio Borrower at an amount equal to the payments called for by the revenue bonds. The lease and the revenue bonds are co-terminous. The lender has obtained a collateral assignment and subordination of the bond lease documents from the Dunwoody Development Authority. The Dunwoody Development Authority has joined the fee interest to the Griffin Portfolio Borrower’s leasehold interest in the State Farm Regional HQ Property as collateral for the Griffin Portfolio Whole Loan. Full unabated taxes were underwritten by the lender. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 7 Griffin Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,500,000 61.5% 2.49x 10.2%

The North Pointe I Property is comprised of two suburban Class A office buildings located in West Chester, Ohio totaling 409,798 SF (11.0% of portfolio NRA). The North Pointe I Property was built-to-suit for General Electric Co. (NYSE: GE) in 2010, and its space is utilized as GE Aviation’s Product Engineering Center and Worldwide Call Center, which houses approximately 1,700 employees and operates 24/7, 365 days a year. General Electric Co. leases 100.0% of the property through March 31, 2020 with annual rent steps of 2.0% and has four, five-year renewal options and no termination options. Since 2010, General Electric Co. has invested approximately $15 million ($37 PSF) in the North Pointe I Property beyond the landlord’s provided tenant allowance. The North Pointe I Property provides for 1,715 parking spaces (4.2 spaces per 1,000 SF).

The following tables present certain information relating to the Griffin Portfolio Properties:

Portfolio Summary
Property Name	Location	Year Built/ Renovated	Net Rentable Area (SF)(1)	UW NCF	Allocated Cut-off Date Balance(2)	% of Allocated Cut-off Date Balance(2)	Appraised Value(3)	Allocated Cut-off Date LTV Ratio(3)
Restoration Hardware Distribution	Patterson, CA	2015/N/A	1,501,387	$5,666,121	$78,000,000	20.8%	$120,000,000	65.0%
State Farm Regional HQ	Atlanta, GA	1971 & 1985/2012	584,785	$7,067,365	$69,461,000	18.5%	$122,000,000	56.9%
North Pointe I	West Chester, OH	2010/N/A	409,798	$4,401,038	$39,650,000	10.6%	$61,000,000	65.0%
Corporate Campus at Norterra	Phoenix, AZ	2000/N/A	232,648	$3,573,164	$39,000,000	10.4%	$60,000,000	65.0%
CHRISTUS Health HQ	Irving, TX	1997/2012	253,340	$3,490,579	$36,198,500	9.7%	$55,690,000	65.0%
Duke Bridges I	Frisco, TX	2005/N/A	158,135	$2,937,681	$27,475,500	7.3%	$42,270,000	65.0%
Wells Fargo Operations Center	Charlotte, NC	1984/2014	155,579	$2,478,560	$26,975,000	7.2%	$41,500,000	65.0%
Ace Hardware HQ	Oak Brook, IL	1974/2012	206,030	$2,463,507	$22,750,000	6.1%	$35,000,000	65.0%
Royal Ridge V	Irving, TX	2004/N/A	119,611	$1,999,560	$21,385,000	5.7%	$32,900,000	65.0%
Comcast Regional HQ	Lynnwood, WA	2007/N/A	87,385	$1,575,427	$14,105,000	3.8%	$21,700,000	65.0%
Total/Wtd. Avg.			3,708,698	$35,653,002	$375,000,000	100.0%	$610,000,000	61.5%

(1)	Information is based on the underwritten rent roll.

(2)	Based on the Griffin Portfolio Whole Loan amount.

(3)	Total Appraised Value and Wtd. Avg. Cut-off Date LTV Ratio are based on the “as-is portfolio value” conclusion, which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “as-is” appraised values on a stand-alone basis is $592,060,000. The Cut-off Date LTV Ratio based on the aggregate stand-alone appraised “as-is” values is 63.3%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 7 Griffin Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,500,000 61.5% 2.49x 10.2%

The following table presents certain information relating to the leases at the Griffin Portfolio Properties:

Tenant Summary(1)
Tenant Name	Property	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration
Restoration Hardware(4)	Restoration Hardware Distribution	NR/NR/NR	1,501,387	40.5%	$6,781,152	16.1%	$4.52	8/31/2030
State Farm	State Farm Regional HQ	NR/Aa1/AA	503,201	13.6%	$6,801,718	16.1%	$13.52	12/31/2023
General Electric Co.	North Pointe I	AA-/A1/AA-	409,798	11.0%	$5,151,942	12.2%	$12.57	3/31/2020
CHRISTUS Health	CHRISTUS Health HQ	NR/NR/NR	247,721	6.7%	$5,363,160	12.7%	$21.65	11/30/2024
Cigna Health Care	Corporate Campus at Norterra	BBB+/Baa1/A	232,648	6.3%	$3,941,057	9.3%	$16.94	7/31/2023
Ace Hardware Corporation	Ace Hardware HQ	NR/NR/NR	206,030	5.6%	$2,917,385	6.9%	$14.16	11/30/2024
T-Mobile West(5)	Duke Bridges I	BBB+/Baa1/BBB+	158,135	4.3%	$3,044,099	7.2%	$19.25	4/30/2027
Wells Fargo Bank(6)	Wells Fargo Operations Center	AA-/Aa2/AA	155,579	4.2%	$2,761,527	6.6%	$17.75	1/31/2025
NEC(7)	Royal Ridge V	NR/Baa2/BBB-	119,611	3.2%	$2,990,275	7.1%	$25.00	3/31/2026
Comcast(8)	Comcast Regional HQ	A-/A3/A-	87,385	2.4%	$1,620,118	3.8%	$18.54	7/31/2027
Subtotal/Wtd. Avg.			3,621,495	97.6%	$41,372,433	98.1%	$11.42
Remaining Tenants			15,889	0.4%	$786,371	1.9%	$49.49
Management Office/Fitness Centers			10,281	0.3%	$0	0.0%	$0.00
Vacant Space			61,033	1.6%	$0	0.0%	$0.00
Total/Wtd. Avg.			3,708,698	100.0%	$42,158,803	100.0%	$11.59

(1)	Information is based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant Name” field whether or not the parent company guarantees the lease.

(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space and building space, such as management office and fitness centers, for which no rent is collected.

(4)	Restoration Hardware occupies industrial space as a distribution center.

(5)	T-Mobile West is entitled to a rent abatement in connection with its recent renewal and expansion equal to $401,177, which amount has been fully reserved by the lender.

(6)	Wells Fargo Bank has a one-time option to terminate its lease effective January 31, 2023 with prior written notice no later than April 30, 2022 and a termination fee of approximately $1,491,930.

(7)	NEC has a one-time option to terminate its lease effective March 31, 2024 with at least 12 months’ prior written notice and a termination fee of approximately $2,695,119 and three months of then applicable operating expenses.

(8)	Comcast is entitled to a rent abatement in connection with its recent renewal equal to $262,155, which amount has been fully reserved by the lender. Comcast has a one-time option to terminate its lease effective November 30, 2024 with prior written notice no later than August 31, 2023 and a termination fee equal to five months of base rent and unamortized tenant improvement and leasing commissions and rent abatement costs. Comcast’s termination option will be null and void upon any extension and renewal of its initial lease term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 7 Griffin Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,500,000 61.5% 2.49x 10.2%

The following table presents certain information relating to the lease rollover schedule at the Griffin Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	3	3,233	0.1%	0.1%	$16.65	$53,820	0.1%	0.1%
2019	0	0	0.0%	0.1%	$0.00	$0	0.0%	0.1%
2020(4)	3	412,184	11.1%	11.2%	$12.57	$5,151,942	12.2%	12.3%
2021	0	0	0.0%	11.2%	$0.00	$0	0.0%	12.3%
2022	0	0	0.0%	11.2%	$0.00	$0	0.0%	12.3%
2023	9	748,505	20.2%	31.4%	$15.27	$11,432,041	27.1%	39.5%
2024	2	453,751	12.2%	43.6%	$18.25	$8,280,544	19.6%	59.1%
2025	1	155,579	4.2%	47.8%	$17.75	$2,761,527	6.6%	65.7%
2026	2	119,611	3.2%	51.0%	$25.36	$3,033,560	7.2%	72.9%
2027	3	245,520	6.6%	57.7%	$19.00	$4,664,217	11.1%	83.9%
2028 & Beyond(5)	3	1,509,282	40.7%	98.4%	$4.52	$6,781,152	16.1%	100.0%
Vacant	0	61,033	1.6%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	26	3,708,698	100.0%		$11.59	$42,158,803	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	2020, 2028 & Beyond and Wtd. Avg. UW Base Rent PSF Rolling exclude vacant space and building space, such as management office and fitness centers, for which no rent is collected.

(4)	Includes 2,386 SF of fitness center space for which no rent is collected.

(5)	Includes 7,895 SF of management office and fitness center space for which no rent is collected.

The Market. The Griffin Portfolio Properties are geographically diverse, located across eight states. One property is located in California (40.5% of NRA), one property is located in Georgia (15.8%) and three properties are located in Texas (14.3%), with no other state representing more than 11.0% of NRA.

The following table presents certain demographic information relating to the Griffin Portfolio Properties:

Demographic Summary(1)

Property Name	Location	Estimated 2017 Population		Estimated 2017 Average Household Income
		3-Mile Radius	5-Mile Radius	3-Mile Radius	5-Mile Radius
Restoration Hardware Distribution	Patterson, CA	21,828	25,727	$70,296	$70,412
State Farm Regional HQ	Atlanta, GA	101,478	253,831	$114,286	$113,591
North Pointe I	West Chester, OH	45,888	130,679	$103,400	$105,841
Corporate Campus at Norterra	Phoenix, AZ	45,028	139,930	$90,117	$84,956
CHRISTUS Health HQ	Irving, TX	95,560	226,747	$88,384	$78,026
Duke Bridges I	Frisco, TX	95,550	275,209	$130,166	$138,479
Wells Fargo Operations Center	Charlotte, NC	83,299	190,359	$63,948	$68,375
Ace Hardware HQ	Oak Brook, IL	72,494	292,527	$127,665	$117,906
Royal Ridge V	Irving, TX	35,357	165,228	$112,173	$99,649
Comcast Regional HQ	Lynnwood, WA	139,202	326,004	$88,748	$93,168

(1)	Information is based on third party market research reports.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 7 Griffin Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,500,000 61.5% 2.49x 10.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Griffin Portfolio Properties:

Cash Flow Analysis
	2014(1)	2015(2)	2016	6/30/2017 TTM	UW	UW PSF
Gross Potential Rent(3)	N/A	$28,945,010	$40,014,721	$41,038,947	$45,573,634	$12.29
Total Recoveries(4)	N/A	$8,286,631	$12,164,850	$11,783,658	$13,125,514	$3.54
Other Income	N/A	$461,007	$288,903	$256,280	$261,221	$0.07
Less Vacancy & Credit Loss	N/A	$0	$0	$0	($4,053,927)	($1.09)
Effective Gross Income	N/A	$37,692,649	$52,468,474	$53,078,885	$54,906,442	$14.80
Total Operating Expenses(5)	N/A	$10,913,927	$16,049,042	$16,389,774	$16,595,713	$4.47
Net Operating Income	N/A	$26,778,722	$36,419,432	$36,689,111	$38,310,729	$10.33
Capital Expenditures	N/A	$0	$0	$0	$591,601	$0.16
TI/LC	N/A	$0	$0	$0	$2,066,126	$0.56
Net Cash Flow	N/A	$26,778,722	$36,419,432	$36,689,111	$35,653,002	$9.61

Occupancy %	N/A	98.4%	98.4%	98.4%(6)	93.1%
NOI DSCR(7)	N/A	1.87x	2.54x	2.56x	2.67x
NCF DSCR(7)	N/A	1.87x	2.54x	2.56x	2.49x
NOI Debt Yield(7)	N/A	7.1%	9.7%	9.8%	10.2%
NCF Debt Yield(7)	N/A	7.1%	9.7%	9.8%	9.5%

(1)	2014 financial information is not available as the Griffin Portfolio Sponsor acquired the Griffin Portfolio Properties between 2013 and 2016.

(2)	2015 financial information includes partial year cash flow for the Restoration Hardware Distribution Property as the single tenant lease rent recommencement was in August 2015 and excludes the Royal Ridge V Property as the single tenant lease rent commencement was in December 2015.

(3)	UW Gross Potential Rent is based on the underwritten rent roll and includes (i) for investment grade tenants, the average base rent over their respective lease terms of $1,589,396 and (ii) vacancy gross up of $1,825,435.

(4)	All leases at the properties are triple net leases, with the exception of NEC and CHRISTUS Health, which have full service gross plus electric leases.

(5)	The State Farm Regional HQ Property is currently subject to a revenue bond lease structure whereby until the Griffin Office & Industrial Borrower exercises its right to repurchase the fee interest from the local development authority, the State Farm Regional HQ Property will benefit from a property tax abatement. UW Operating Expenses are underwritten to the property’s full unabated taxes.

(6)	6/30/2017 TTM Occupancy % is based on the underwritten rent rolls as of September 1, 2017 and November 1, 2017.

(7)	Debt service coverage ratios and debt yields are based on the Griffin Office & Industrial Whole Loan.

Escrows and Reserves. The Griffin Portfolio Borrower deposited in escrow at loan origination (i) $930,000 for taxes, (ii) $3,653,980 for landlord obligations due to T-Mobile and (iii) $2,003,531 for unfunded landlord obligations and is required to escrow monthly (x) 1/12 of the annual estimated tax payments and (y) 1/12 of the annual insurance premiums, provided that such monthly tax and insurance payments will be waived if (a) such taxes and insurance premiums are paid for directly by all tenants and the blanket insurance policies in place are satisfactory to the lender, (b) no event of default has occurred and is continuing and (c) no Debt Yield Sweep Period (as defined below) has occurred and is continuing.

During the continuation of a Debt Yield Sweep Period, the Griffin Portfolio Borrower is required to establish an account for replacement reserve escrows (the “Replacement Reserve Account”), and on each monthly payment date, deposit 1/12 of $0.10 PSF per annum of industrial space and 1/12 of $0.20 PSF per annum of office space (the “Monthly Replacement Reserve Escrow”), subject to a cap of two years’ worth of collections (the “Replacement Reserve DY Sweep Cap”), provided that the Griffin Portfolio Borrower is required to resume monthly payments if, at any time during the loan term, the balance of the Replacement Reserve Account is less than the Replacement Reserve DY Sweep Cap or an event of default occurs. On each monthly payment date occurring in October 2022 and thereafter, the Griffin Portfolio Borrower is required to deposit the Monthly Replacement Reserve Escrow into the Replacement Reserve Account, subject to a cap of one years’ worth of collections (the “Replacement Reserve Midterm Sweep Cap”), provided that the Griffin Portfolio Borrower is required to resume monthly payments if, at any time during the loan term, the balance of the Replacement Reserve Account is less than the Replacement Reserve Midterm Sweep Cap or an event of default occurs. The funds held in the Replacement Reserve Account are attributable towards each of the Replacement Reserve DY Sweep Cap and Replacement Reserve Midterm Sweep Cap and such amounts are not exclusive of each other.

Upon any tenant electing to exercise an early termination option or the occurrence of a Debt Yield Sweep Period, the Griffin Portfolio Borrower is required to establish an account for tenant improvement and leasing commissions escrows (the “Leasing Reserve Account”). During the continuation of a Debt Yield Sweep Period, on each monthly payment date, the Griffin Portfolio Borrower is required to deposit 1/12 of $0.50 PSF per annum of industrial space and 1/12 of $1.00 PSF per annum of office space (the “Monthly Leasing Reserve Escrow”), subject to a cap of two years’ worth of collections (the “Leasing Reserve DY Sweep Cap”), provided that the Griffin Portfolio Borrower is required to resume the monthly payments if, at any time during the loan term, the balance of the Leasing Reserve Account is less than the Leasing Reserve DY Sweep Cap or an event of default occurs. On each monthly payment date occurring in October 2022 and thereafter, the Griffin Portfolio Borrower is required to deposit Monthly Leasing Reserve Escrow into the Leasing Reserve Account, subject to a cap of one years’ worth of collections (the “Leasing Reserve Midterm Sweep Cap”), provided that the Griffin Portfolio Borrower is required to resume monthly payments if, at any time during the loan term, the balance of the Leasing Reserve Account is less than the Leasing Reserve Midterm Sweep Cap or an event of default occurs. The funds held in the Leasing Reserve Account are attributable towards each of the Leasing Reserve DY Sweep Cap and Leasing Reserve Midterm Sweep Cap and such amounts are not exclusive of each other.

A “Debt Yield Sweep Period” commences on the first day of the month following the debt yield falling below 7.5% in a calendar quarter and will expire on the last day of the month during which the debt yield equals or exceeds 7.5% in a calendar quarter.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 7 Griffin Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,500,000 61.5% 2.49x 10.2%

Lockbox and Cash Management. A hard lockbox is in place with respect to the Griffin Portfolio Whole Loan. The Griffin Portfolio Whole Loan has springing cash management (i.e., has cash management only after the initial occurrence of a Cash Sweep Period (as defined below)). On a daily basis, funds on deposit will be transferred to the Griffin Portfolio Borrower’s operating account, provided that during the continuation of a Cash Sweep Period, funds in the lockbox account are required to be transferred to a cash management account and be applied on each monthly payment date to pay debt service on the Griffin Portfolio Whole Loan, to fund the required reserves deposits as described above under “Escrows and Reserves,” and fund operating expenses not otherwise paid or reserved for as described above under “Escrows and Reserves” and referenced in the annual budget approved by the lender, together with other amounts incurred by the Griffin Portfolio Borrower in connection with the operation and maintenance of the Griffin Portfolio Properties reasonably approved by the lender, while the remaining deposits will be held as additional security for the Griffin Portfolio Whole Loan (the “Excess Cash Reserve Account”). Upon the commencement of a T-Mobile Sweep Period (as defined below), funds held in the Excess Cash Reserve Account are required to be deposited into the T-Mobile Work Reserve.

A “Cash Sweep Period” will commence upon (i) any period of time during which an event of default is continuing, (ii) a Debt Yield Sweep Period, (iii) a Restoration Hardware Sweep Period (as defined below), (iv) a State Farm Sweep Period (as defined below), or (v) a T-Mobile Sweep Period.

A “Restoration Hardware Sweep Period” will commence upon (i) Restoration Hardware being in monetary default under its lease beyond notice and cure periods, (ii) Restoration Hardware terminating vacating, or going dark in at least 50% of its space or giving written notice that it intends to do so, (iii) any termination or cancellation of the Restoration Hardware lease and/or the lease fails to be in full force and effect, (iv) any bankruptcy or similar insolvency of Restoration Hardware or its assets are subject to similar proceedings, and (v) Restoration Hardware failing to renew or extend its lease prior to its extension deadline, or if no such date exists, the date that is 12 months prior to the then applicable expiration. The Restoration Hardware Sweep Period will expire upon receipt of evidence of each of the following (as applicable): (i) Restoration Hardware has cured all defaults under its lease, (ii) Restoration Hardware has revoked or rescinded all cancellation or termination notices and reaffirms the lease is in full force and effect, (iii) Restoration Hardware has extended or renewed its lease, (iv) Restoration Hardware is no longer insolvent or subject to bankruptcy proceedings, and (v) Restoration Hardware is paying full, unabated rent (or if rent is abated, the Griffin Portfolio Borrower has deposited such amount of abated rent with the lender), and if cure is in regards to clause (ii) or (v) above, at least 85% of the Restoration Hardware space being re-leased to an acceptable replacement tenant who is in physical occupancy of the space, open to the public and paying full rent. Notwithstanding the foregoing, a Restoration Hardware Sweep Period will be cured if and when $6.00 PSF is deposited into the Excess Cash Reserve Account.

A “State Farm Sweep Period” will commence upon (i) State Farm being in monetary default under its lease beyond notice and cure periods, (ii) State Farm terminating, vacating, or going dark in at least 50% of its space or gives written notice that it intends to do so, (iii) any termination or cancellation of the State Farm lease and/or the lease fails to be in full force and effect, (iv) any bankruptcy or similar insolvency of State Farm or its assets are subject to similar proceedings, and (v) State Farm failing to renew or extend its lease prior to its extension deadline, or if no such date exists, the date that is 12 months prior to the then applicable expiration. The State Farm Sweep Period will expire upon receipt of evidence showcasing each of the following (as applicable): (i) State Farm has cured all defaults under its lease, (ii) State Farm has revoked or rescinded all cancellation or termination notices and reaffirms the lease is in full force and effect, (iii) State Farm has extended or renewed its lease, (iv) State Farm is no longer insolvent or subject to bankruptcy proceedings, and (v) State Farm is paying full, unabated rent (or if rent is abated, the Griffin Portfolio Borrower has deposited such amount of abated rent with the lender), and if cure is in regards to clauses (ii) or (v) above, at least 85% of the State Farm space being re-leased to an acceptable replacement tenant who is in physical occupancy of the space, open to the public and paying full rent. Notwithstanding the foregoing, a State Farm Sweep Period will be cured if and when $35.00 PSF is deposited into the Excess Cash Reserve Account.

A “T-Mobile Sweep Period” will commence upon T-Mobile delivering notice that it is exercising its right to require the Griffin Portfolio Borrower to construct a parking structure for the tenant and will end when sufficient funds have been deposited into the T-Mobile Work Reserve.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Any time after the expiration of the yield maintenance lockout period, the Griffin Portfolio Borrower may obtain the release of one or more of the Griffin Portfolio Properties (individually or collectively, the “Release Property”), provided that among other things, (i) no event of default has occurred and is continuing, (ii) prior notice is given not less than 30 days and not more than 90 days identifying the Release Property and specifying a date, (iii) the Griffin Portfolio Borrower prepays in an amount equal to the Release Amount (as defined below) with any applicable yield maintenance premium, (iv) after release, each remaining borrower remains a single-purpose entity, (v) the debt yield with respect to the remaining Griffin Portfolio Properties is no less than the greater of (a) the debt yield at origination of the Griffin Portfolio Whole Loan and (b) the debt yield immediately prior to the release, and (vi) simultaneously with the property release, the Griffin Portfolio Borrower conveys fee title of the applicable Release Property to a person other than the Griffin Portfolio Borrower or any of its affiliates pursuant to an arm’s length sale; provided, however, that if a tenant has vacated, cancelled its lease, given notice to terminate or terminated its lease, or an event of default has occurred with respect to the applicable Release Property, such that a material adverse effect will result, such Release Property may be released without the requirement of an arm’s length sale, provided that among other conditions (a) the lender receives payment of a release price equal to 120% of the Allocated Cut-off Date Balance for the applicable Release Property and (b) the aggregate allocated loan amounts for all Released Properties during the loan term must not exceed $84,375,000.

The “Release Amount” is an amount equal to 110% of the Allocated Cut-off Date Balance (identified in the “Portfolio Summary” chart above).

Substitution. At any time after the earlier of the full disposition of the Griffin Portfolio Mortgage Loan by the lender or the second anniversary of the origination date, the Griffin Portfolio Borrower may replace one of more of the Griffin Portfolio Properties (individually or collectively, the “Replaced Property”) with one more or more replacement properties (individually or collectively, the “Replacement Property”), provided that among other things, (i) no event of default has occurred and is continuing, (ii) each Replaced Property has less than two years remaining on the lease term for such property or the substitution cures a Cash Sweep Period, (iii) the aggregate allocated loan amounts for all Replaced Properties during the loan term does not exceed $84,375,000, (iv) the Griffin Portfolio Borrower gives the lender no less than 60 days’ prior written notice of a substitution, (v) the Griffin Portfolio Borrower delivers to the lender current appraisals of the Replacement Property and Replaced Property, showcasing that the “as-is” market value of the Replacement Property is equal to or greater than the “as-is” market value of the Replaced Property, (vi) the Replacement Property must have a net operating income (“NOI”) equal to or greater than the NOI of the Replaced Property immediately prior to the substitution, (vii) the Replacement Property must be owned in fee by a newly formed single-purpose bankruptcy remote entity or acceptable “recycled entity” satisfying conditions set forth in the loan agreement, (viii) the Replacement Property must satisfy current environmental and engineering standards and, if it does not, the Griffin Portfolio Borrower is required to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 7 Griffin Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,500,000 61.5% 2.49x 10.2%

deposit 115% of the amount required to fund corrective measures, (ix) the Replacement Property must be Class A office or industrial property, (x) each lease at the Replacement Property must have an average remaining lease term of no less than five years, (xi) the Replacement Property must be leased to a tenant with credit (or whose guarantor under its respective lease has credit) that is equal to or better than the tenant at the Replaced Property, (xii) the Griffin Portfolio Borrower pays a fee of 0.25% of the Allocated Cut-off Date Balance of the Replaced Property, (xiii) the delivery of a legal opinion covering compliance in all respects with all laws, rules and regulations governing REMICs, and (xiii) receipt of a rating agency confirmation. See “Description of the Mortgage Pool—Releases; Partial Releases” in the Preliminary Prospectus.

Terrorism Insurance. The Griffin Portfolio Borrower is required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the Griffin Portfolio Mortgage Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

767 Fifth Avenue New York, NY 10153	Collateral Asset Summary – Loan No. 8 General Motors Building	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,400,000 30.6% 4.33x 15.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

767 Fifth Avenue New York, NY 10153	Collateral Asset Summary – Loan No. 8 General Motors Building	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,400,000 30.6% 4.33x 15.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

767 Fifth Avenue New York, NY 10153	Collateral Asset Summary – Loan No. 8 General Motors Building	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,400,000 30.6% 4.33x 15.5%

General Motors Building
767 Fifth Avenue
New York, NY 10153
MANHATTAN
Upper East Side
Midtown
East Side
Sutton Place
Murray Hill
CENTRAL PARK
East River
Apple Store, FAO Schwarz, GM Building
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
York Ave.
FDR Drive
6th Ave.
7th Ave.
Broadway
METRO NORTH
E. 72nd St.
E. 59th St.
E. 57th St.
W. 57th St.
W. 42nd St.
E. 42nd St.
Central Park South
Plaza Hotel
Grand Army Plaza
Bloomingdale's
Bloomberg
Fuller Building
Trump Tower
Museum of Modern Art
St. Patrick's Cathedral
ROCKEFELLER CENTER
Radio City Music Hall
Grand Central Terminal (Metro North)
Chrysler Building
UNITED NATIONS HEADQUARTERS
QUEENSBORO BRIDGE
QUEENS MIDTOWN TUNNEL
TIMES SQUARE
Bryant Park
New York Public Library
QUEENS
BROOKLYN
NEW JERSEY
JERSEY CITY
Hoboken
Union City
North Bergen
Weehawken
Williamsburg
Long Island City
Astoria
Chinatown
Tribeca
Soho
Greenwich Village
Chelsea
Financial District
Brooklyn Heights
Park Slope

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

767 Fifth Avenue New York, NY 10153	Collateral Asset Summary – Loan No. 8 General Motors Building	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,400,000 30.6% 4.33x 15.5%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CCRE			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s)(1):	AAA/AAA/AAA			Location:	New York, NY 10153
				General Property Type:	Mixed Use
Original Balance(2):	$37,400,000			Detailed Property Type:	Office/Retail
Cut-off Date Balance(2):	$37,400,000			Title Vesting:	Fee
% of Initial Pool Balance:	4.2%			Year Built/Renovated:	1968/2017
Loan Purpose:	Refinance			Size:	1,989,983 SF
Borrower Sponsors(3):	Boston Properties Limited Partnership; 767 LLC; Sungate Fifth Avenue LLC			Cut-off Date Balance per SF(2):	$739
				Maturity Date Balance per SF(2):	$739
Mortgage Rate:	3.4300%			Property Manager:	Boston Properties Limited Partnership (borrower-related)
Note Date:	6/7/2017
First Payment Date:	7/9/2017
Maturity Date:	6/9/2027
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	0 months			UW NOI(7):	$227,306,409
IO Period:	120 months			UW NOI Debt Yield(2):	15.5%
Seasoning:	6 months			UW NOI Debt Yield at Maturity(2):	15.5%
Prepayment Provisions:	LO (30); DEF (83); O (7)			UW NCF DSCR(2):	4.33x
Lockbox/Cash Mgmt Status(4):	Hard/Springing			Most Recent NOI:	$151,425,346 (12/31/2016)
Additional Debt Type(2)(5):	Pari Passu/Subordinate Debt			2nd Most Recent NOI:	$150,511,664 (12/31/2015)
Additional Debt Balance(2)(5):	$1,432,600,000/$830,000,000			3rd Most Recent NOI:	$165,315,617 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy(8):	95.0% (6/1/2017)
Reserves(6)				2nd Most Recent Occupancy:	96.3% (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	96.7% (12/31/2015)
RE Tax:	$0	Springing	N/A	Appraised Value (as of):	$4,800,000,000 (5/8/2017)
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio(2):	30.6%
TI/LC:	$0	$0	N/A	Maturity Date LTV Ratio(2):	30.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(2):	$2,300,000,000	100.0%	Loan Payoff:	$1,606,000,000	69.8%
			Closing Costs:	$41,107,676	1.8%
			Return of Equity:	$652,892,324	28.4%
Total Sources:	$2,300,000,000	100.0%	Total Uses:	$2,300,000,000	100.0%

(1)	Fitch, KBRA, and Moody’s have confirmed that the General Motors Building Whole Loan (as defined below) has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation. In connection with the UBS 2017-C2 securitization, S&P delivered a credit assessment of “A+” with respect to the portion of the General Motors Building Whole Loan contributed to that securitization.

(2)	The General Motors Building Mortgage Loan (as defined below) is part of the General Motors Building Whole Loan, which is comprised of 34 pari passu senior notes with an aggregate original principal balance of $1,470,000,000 and four subordinate notes with an aggregate original principal balance of $830,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the Senior Notes (as defined below). The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV based on the General Motors Building Whole Loan are $1,156, $1,156, 9.9%, 9.9%, 2.77x, 47.9% and 47.9%, respectively.

(3)	The borrower sponsors did not provide a non-recourse carve-out guaranty or an environmental indemnity. See “The Borrower and the Borrower Sponsors” below for more details.

(4)	See “Lockbox and Cash Management” below for further discussion of cash management status.

(5)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(6)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(7)	UW NOI includes UW Gross Potential Rent which has been underwritten based on the June 1, 2017 rent roll and includes rent steps through June 2018, net present value step rent credit for investment grade and American Lawyer 100 law firm tenants through each such tenant’s scheduled lease expiration equal to $11,269,632, mark-to-market adjustment based on the appraiser’s concluded market rents of $17,100,676 and a gross up of vacant space based on the appraiser’s concluded market rents of $16,547,756. Further adjustments to base rent have been made based on future contractual rent increases as detailed in the “Cash Flow Analysis” table below. Boston Properties Limited Partnership has provided payment guarantees covering underwritten gap rent.

(8)	The General Motors Building Property (as defined below) is 95.0% leased and 95.0% physically occupied as of June 1, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

767 Fifth Avenue New York, NY 10153	Collateral Asset Summary – Loan No. 8 General Motors Building	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,400,000 30.6% 4.33x 15.5%

The Mortgage Loan. The eighth largest mortgage loan (the “General Motors Building Mortgage Loan”) is part of a whole loan (the “General Motors Building Whole Loan”) evidenced by 34 pari passu senior notes with an aggregate original principal balance of $1,470,000,000 (collectively, the “Senior Notes”) and by four subordinate notes with an aggregate original principal balance of $830,000,000 (collectively, the “Junior Notes”). The General Motors Building Whole Loan is secured by a first priority mortgage encumbering the General Motors Building Borrower’s fee interest in a 1,989,983 SF mixed use property located at 767 Fifth Avenue in New York, New York (the “General Motors Building Property”). Promissory Notes A-3-A1 and A-4-A1 with an aggregate original principal balance of $37,400,000 will be included in the UBS 2017-C7 Trust. The other Senior Notes, which have an aggregate outstanding principal balance as of the Cut-off Date of $1,432,600,000, and the Junior Non-Trust Notes are detailed in the note summary table below. The General Motors Building Loan Combination was originated by Morgan Stanley Bank, N.A., Citigroup Global Markets Realty Corp., Deutsche Bank AG, acting through its New York Branch and Wells Fargo Bank, National Association on June 7, 2017. The lenders provide no assurances that any non-securitized notes will not be split further. The General Motors Building Whole Loan is being serviced pursuant to the trust and servicing agreement for the BXP Trust 2017-GM Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The proceeds of the General Motors Building Whole Loan were used to refinance the General Motors Building Property, pay closing costs and return equity to the borrower sponsors.

General Motors Building Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
GM Building Pari Passu Notes
A-2-C2-2-B, A-2-A2, A-2-A3	$45,200,000	$45,200,000	JPMDB 2017-C7	No
A-1-S, A-2-S, A-3-S, A-4-S, A-1-C1, A-2-C1, A-3-C1, A-4-C1	$725,000,000	$725,000,000	BXP Trust 2017-GM	No
A-1-C2, A-1-C3-1, A-4-A3	$90,000,000	$90,000,000	BANK 2017-BNK6	No
A-1-C4, A-1-A3	$111,900,000	$111,900,000	BANK 2017-BNK7	No
A-4-A2, A-4-C2, A-4-C3	$115,000,000	$115,000,000	WFCM 2017-C38	No
A-2-C2-2-A, A-2-C3	$50,000,000	$50,000,000	UBS 2017-C2	No
A-2-C2-1, A-3-C2, A-3-C3-2	$100,000,000	$100,000,000	CD 2017-CD5	No
A-1-A2, A-3-C3-1, A-1-C3-2, A-3-A2-2	$92,700,000	$92,700,000	CGCMT 2017-B1	No
A-3-A2-1, A-3-A3	$55,200,000	$55,200,000	CGCMT 2017-P8	No
A-1-A1, A-2-A1	$47,600,000	$47,600,000	CCUBS 2017-C1	No
A-3-A1, A-4-A1	$37,400,000	$37,400,000	UBS 2017-C7	No

GM Building Junior Non-Trust Notes
B-1-S, B-2-S, B-3-S, B-4-S	$830,000,000	$830,000,000	BXP Trust 2017-GM	Yes
Total	$2,300,000,000	$2,300,000,000

The Borrower and the Borrower Sponsors. The borrower is 767 Fifth Partners LLC (the “General Motors Building Borrower”), a Delaware limited liability company and single purpose entity with two independent directors. The borrower sponsors of the General Motors Building Borrower are Boston Properties Limited Partnership (“BPLP”), 767 LLC and Sungate Fifth Avenue LLC. There is no separate non-recourse carve-out guarantor or environmental indemnitor for the General Motors Building Whole Loan.

BPLP is the operating partnership through which Boston Properties, Inc. (“Boston Properties”) conducts its business and owns all of its interests in properties. Boston Properties is a self-administered and self-managed publicly traded real estate investment trust. BPLP is one of the largest owners, managers and developers of Class A office properties in the United States, with significant presence in five markets: Boston, Los Angeles, New York, San Francisco and Washington, D.C. As of May 31, 2017, BPLP owned or had interests in 175 commercial real estate properties, aggregating approximately 48.2 million net rentable SF. New York is BPLP’s largest market by net operating income, and as of the first quarter 2017, its New York central business district portfolio was 94.3% leased at an average rental rate of $102.50 PSF. BPLP provided a guaranty of the payment of certain gap rent with respect to certain tenants. See footnotes to “Tenant Summary” chart and “Cash Flow Analysis” chart. In addition, BPLP provided a guaranty in lieu of certain required reserves. See “Escrows and Reserves” below.

The Property. The General Motors Building Property is a 50-story mixed use office and retail building comprised of approximately 1,989,983 total SF, which includes approximately 187,954 SF of retail space in the two-story retail base that wraps around the building and the below grade concourse. Originally developed in 1968 for the General Motors Corporation to serve as its headquarters, the General Motors Building Property occupies the entire city block bound by 58th Street, 59th Street, Madison Avenue and Fifth Avenue on the southeast corner of Central Park. The Fifth Avenue frontage of the General Motors Building Property features an open plaza with seating and is topped by the glass Apple cube, which serves as the entrance to Apple’s store in the below grade concourse. Because of its location, the General Motors Building Property features excellent light and unobstructed, protected views of Central Park from every office floor.

The General Motors Building Property is 95.0% leased as of June 1, 2017 by a diverse roster of office and retail tenants. Approximately 54.0% of the General Motors Building Property’s net rentable area (“NRA”) is leased by investment grade or American Lawyer 100 law firm tenants, which contribute approximately 49.0% of the General Motors Building Property’s underwritten rent. The top five tenants by underwritten rent at the General Motors Building Property occupy 52.8% of NRA and comprise 55.6% of the underwritten rent. The weighted average remaining lease term for the top five tenants is approximately 11.7 years, and the weighted average remaining lease term for the entire General Motors Building Property is approximately 9.4 years.

According to the General Motors Building Borrower, since acquiring the General Motors Building Property in 2008 and through 2016, Boston Properties has invested approximately $98.0 million in capital expenditures for tenant improvements and other capital projects at the General Motors Building Property and is budgeted to spend approximately $79.5 million in 2017. As part of the 2017 renovations, Apple is expected to expand its space by approximately 34,000 SF, increasing ceiling heights by lowering the floor approximately five feet and adding storage space and back of house capacity by expanding into formerly dark space located below grade.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

767 Fifth Avenue New York, NY 10153	Collateral Asset Summary – Loan No. 8 General Motors Building	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,400,000 30.6% 4.33x 15.5%

Major Tenants.

Weil, Gotshal & Manges (489,867 SF, 24.6% of NRA, 19.3% of underwritten base rent). Founded in 1931, Weil, Gotshal & Manges (“Weil”) is an international law firm that currently has 1,100 lawyers in 19 offices worldwide. Weil’s specialty areas of practice include litigation, corporate, restructuring, tax and benefits. Weil was ranked #15 on the American Lawyer 100 ranking for profits per partner for 2016. Weil is an original tenant at the General Motors Building Property, having been in continuous occupancy since 1968 and has expanded its space multiple times in its 49 years at the General Motors Building Property. Weil most recently extended its lease for 389,843 SF of its space through August 2034 at an initial base rent of $114.00 PSF, above its current in place weighted average gross rent of $92.37 PSF. Weil has the right to terminate (a) its 20,791 SF of below grade storage space, at any time, and (b) either (i) its 38,900 SF of space on the 22nd floor or (ii) its 39,900 SF space on the 32nd floor, in each case, on or after August 31, 2022.

Aramis (299,895 SF, 15.1% of NRA, 10.3% of underwritten base rent). Aramis is a men’s fragrance brand launched in 1964 by The Estée Lauder Companies. Aramis was the first prestige men’s fragrance to be sold in department stores and continues to be an industry leader in the men’s fragrance and grooming retail category. Aramis is an original tenant at the General Motors Building Property, having been in continuous occupancy since 1968. Aramis currently subleases 9,725 SF of its space that is noncontiguous on the 46th floor, and has two, five-year extension options remaining, each with eighteen months’ notice at 95% of fair market rents.

Perella Weinberg (130,155 SF, 6.5% of NRA, 4.7% of underwritten base rent). Perella Weinberg Partners is a global, independent corporate advisory and asset management firm with approximately $13.6 billion of commitments from institutional and private investors around the world. The firm is a private limited partnership with employees based in New York, London, Abu Dhabi, Beijing, Denver, Austin and San Francisco. Established in 2006, the firm provides advisory and asset management services to a global client base, including corporations, institutions and governments. Their advisory business advises clients on mergers and acquisitions, financial restructuring, capital structure advisory, private capital raising, pension matters, strategic advisory, independent special committee advisory, and government services. Their asset management business includes a suite of hedge fund strategies, private investment funds and outsourced investment office solutions.

Apple (105,748 SF, 5.3% of NRA, 6.8% of underwritten base rent). Apple is a designer, developer and retailer of consumer electronics, computer software and online services and is headquartered in Cupertino, California. Apple has its flagship retail location at the General Motors Building Property underneath a 35-foot glass cube at the center of the pedestrian plaza on the Fifth Avenue side of the General Motors Building Property. Apple recently executed an extension for 102,994 SF through January 2034 and is currently occupying the former FAO Schwarz space on the 58th Street side of the General Motors Building Property while its store undergoes a renovation that will expand its space by approximately 34,000 SF, increasing ceiling heights by lowering the floor approximately five feet and adding storage space and back of house capacity by expanding into formerly dark space located below grade. Apple is obligated to vacate its temporary space by December 31, 2018 and has the right to terminate its entire lease if its space is not delivered by February 3, 2020, subject to force majeure.

BAMCO (105,579 SF, 5.3% of NRA, 8.0% of underwritten base rent). BAMCO is a privately owned investment manager that provides services to investment companies and manages separate client-focused equity portfolios. BAMCO is a subsidiary of Baron Capital Group Inc., both of which are headquartered at the General Motors Building Property. BAMCO recently executed an early renewal to extend its lease through May 2035.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

767 Fifth Avenue New York, NY 10153	Collateral Asset Summary – Loan No. 8 General Motors Building	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,400,000 30.6% 4.33x 15.5%

The following table presents certain information relating to the leases at the General Motors Building Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration
Tenants
Weil, Gotshal & Manges(3)	NR/NR/NR	489,867	24.6%	$51,278,352	19.3%	$104.68	8/31/2034
Aramis(4)	NR/A2/A+	299,895	15.1%	$27,530,236	10.3%	$91.80	3/31/2020
Perella Weinberg	NR/NR/NR	130,155	6.5%	$12,392,687	4.7%	$95.21	1/31/2022
Apple(5)	NR/Aa1/AA+	105,748	5.3%	$18,057,615	6.8%	$170.76	1/31/2034
BAMCO	NR/NR/NR	105,579	5.3%	$21,290,010	8.0%	$201.65	5/31/2035
Subtotal/Wtd. Avg.		1,131,244	56.8%	$130,548,900	49.0%	$115.40
Remaining Tenants		758,875	38.1%	$135,768,165	51.0%	$178.91
Vacant Space		99,864	5.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,989,983	100.0%	$266,317,065	100.0%	$140.90

(1)	Information is based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant Name” field whether or not the parent company guarantees the lease.

(3)	Weil leases 100,024 SF of space through August 31, 2019 and 389,843 SF through August 31, 2034. Weil has the right to terminate (a) its 20,791 SF of below grade storage space, at any time, and (b) either (i) its 38,900 SF of space on the 22nd floor or (ii) its 39,900 SF of space on the 32nd floor, in each case on or after August 31, 2022. Rent was underwritten based on the rent due under an extension lease commencing in September 2019 for 389,843 SF of such tenant’s space. The BPLP Guaranty (as defined below) guarantees the payment of the gap rent between Weil’s current rent and its underwritten rent which commences in September 2019. Further, underwritten rent for the General Motors Building Property includes $11,269,632 of straight-line rents relating to six tenants, including Weil and Apple through the end of their lease terms (which in certain cases end beyond the loan maturity date). In addition, underwritten rent for the General Motors Building Property includes $17,100,676 in rent that was marked upward or downward based on the conclusion of market rent set forth in the appraisal.

(4)	Aramis subleases 9,725 SF of its space on the 46th floor to GF Capital Management at $107.00 PSF.

(5)	While the Apple cube space and expansion is under construction, Apple is temporarily occupying the space expected to be occupied by Under Armour once its lease commences. Apple is obligated to vacate its temporary space by December 31, 2018 and has the right to terminate its entire lease if its space is not delivered by February 3, 2020, subject to force majeure. Apple leases 2,754 SF through December 31, 2018 and 102,994 SF through January 1, 2034. Apple has 17 months of free rent, equal to $9,562,500, on its 21,907 SF of expansion space commencing in August 2017. Percentage rent of $4,921,916 was underwritten for Apple. Once Apple has moved back into its space, it will be required to pay 2.25% in percentage rent above $200,000,000 a year in sales. The BPLP Guaranty also guarantees the payment of the estimated gap percentage rent. The underwritten Apple percentage rent is equal to the 2.25% percentage rent on the average Apple sales from 2013 through 2016 over the new $200,000,000 breakpoint.

The following table presents certain information relating to the lease rollover schedule at the General Motors Building Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)(4)	Total UW Base Rent Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling(3)
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017	1	11,226	0.6%	0.6%	$88.51	$993,600	0.4%	0.4%
2018	6	52,373	2.6%	3.2%	$295.13	$15,456,871	5.8%	6.2%
2019	9	106,096	5.3%	8.5%	$85.99	$9,123,113	3.4%	9.6%
2020	22	532,016	26.7%	35.3%	$95.38	$50,741,831	19.1%	28.7%
2021	4	35,486	1.8%	37.0%	$466.95	$16,570,250	6.2%	34.9%
2022	8	144,898	7.3%	44.3%	$99.47	$14,412,478	5.4%	40.3%
2023	2	2,747	0.1%	44.5%	$681.08	$1,870,937	0.7%	41.0%
2024	1	38,100	1.9%	46.4%	$90.00	$3,429,000	1.3%	42.3%
2025	3	66,347	3.3%	49.7%	$102.24	$6,783,128	2.5%	44.8%
2026	6	48,201	2.4%	52.1%	$188.73	$9,096,994	3.4%	48.2%
2027	6	99,324	5.0%	57.1%	$123.57	$12,273,236	4.6%	52.9%
2028 & Beyond	38	753,305	37.9%	95.0%	$166.69	$125,565,627	47.1%	100.0%
Vacant	0	99,864	5.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	106	1,989,983	100.0%		$140.90	$266,317,065	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	UW Base Rent PSF Rolling, Total UW Base Rent Rolling and Approx. Cumulative % of Total Rent Rolling have been underwritten based on the June 1, 2017 rent roll, exclude $11,269,632 of total underwritten straight line rents associated with Weil ($6,010,916), which leases 100,024 SF of space through August 31, 2019 and 389,843 SF through August 31, 2034, and Apple ($4,107,800), which leases 2,754 SF through December 31, 2018 and 102,994 SF through January 1, 2034, as well as four other tenants.

(4)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

767 Fifth Avenue New York, NY 10153	Collateral Asset Summary – Loan No. 8 General Motors Building	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,400,000 30.6% 4.33x 15.5%

The Market. The General Motors Building Property is located on the entire city block bound by Fifth Avenue and Madison Avenue between East 58th Street and East 59th Street. This area of Midtown Manhattan is known as the Madison/Fifth Avenue subdistrict and is considered one of Manhattan’s premier office locations according to the appraisal. The General Motors Building Property is surrounded by many of New York’s landmarks, restaurants, hotels, shops and tourist attractions, made accessible by the presence of several transportation hubs. The General Motors Building Property is located within the boundaries of the Plaza District, which is generally bound by 47th Street to the south and 65th Street to the north, and from Avenue of the Americas to the East River.

As of the first quarter 2017, the three office statistical areas that comprise the Plaza District contain 81.1 million SF of Class A office space, 6.4 million SF of Class B office space and 481,485 SF of Class C office space. Historically, the Plaza District has evidenced the highest rents in Midtown Manhattan due to the demand generated by its location and quality space, according to the appraisal. As of the first quarter of 2017, the Class A office space in the Plaza District had a direct vacancy rate of 9.4% and average asking rents of $99.69 PSF, above the direct primary Midtown Manhattan average of $88.93 PSF.

According to the appraisal, as of first quarter 2017, the Madison/Fifth Avenue subdistrict consisted of approximately 19.8 million SF of Class A office space and had a direct vacancy rate of 11.0% and overall direct weighted average asking rents of $110.15 PSF. According to the appraisal, Class A overall vacancy in the Madison/Fifth Avenue subdistrict dropped by 2.0% from 13.3% in the first quarter 2016 to 11.3% in the first quarter 2017, the lowest quarterly total since the first quarter of 2008. Direct weighted average Class A rental rates increased by $5.10 PSF over the same time period.

Directly Competitive Buildings
Property	Office Area (NRA)	Direct Available SF	Sublease Available SF	% Occupied (Direct)	% Occupied (Total)	Direct Asking Rent (PSF)
						Low	High
650 Madison Avenue	521,544	18,094	0	96.5%	96.5%	$120.00	$130.00
660 Madison Avenue	239,113	0	6,676	100.0%	97.2%	N/A	N/A
667 Madison Avenue	267,135	59,435	0	77.8%	77.8%	$135.00	$195.00
712 Fifth Avenue	457,281	31,408	9,813	93.1%	91.0%	$85.00	$140.00
375 Park Avenue	830,009	7,650	0	99.1%	99.1%	$150.00	$180.00
390 Park Avenue	260,000	36,979	10,726	85.8%	81.7%	$185.00	$185.00
9 West 57th Street	1,500,000	416,505	0	72.2%	72.2%	$110.00	$200.00
Total/Wtd. Avg.	4,075,082	570,071	27,215	86.0%	85.3%	$85.00	$200.00

Source: Appraisal

The following table presents recent leasing data at competitive office buildings with respect to the General Motors Building Property:

Competitive Office Lease Summary
Property Name/Address	Year Built/ Renovated	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Lease Type
590 Madison Avenue	1982	1,016,413	Cemex	5,903	Feb-17	15	$145.00	Gross
520 Madison Avenue	1982	849,600	CIC Union	46,822	Jan-17	10	$127.00	Gross
375 Park Avenue	1958	830,009	Servcorp NYC	9,572	Jan-17	10	$173.00	Gross
9 West 57th Street	1971	1,500,000	Qatar Investment Authority	14,000	Jan-17	10	$180.00	Gross
650 Madison Avenue	1987	521,544	Carson Family Trust	4,002	Jan-17	10	$120.00	Gross
450 Park Avenue	1972/2003	247,242	Banco Bradesco	21,822	Dec-16	13	$149.00	Gross
399 Park Avenue	1961	1,250,000	Morgan Stanley	110,025	Jul-16	15	$108.50	Gross
9 West 57th Street	1971	1,500,000	Zimmer Partners	20,100	Jul-16	10	$155.00	Gross
375 Park Avenue	1958	830,009	Fried Frank	11,703	Jun-16	6	$167.00	Gross
375 Park Avenue	1958	830,009	Strategic Asset Services	16,000	May-16	7	$165.00	Gross

Source: Appraisal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

767 Fifth Avenue New York, NY 10153	Collateral Asset Summary – Loan No. 8 General Motors Building	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,400,000 30.6% 4.33x 15.5%

The following table presents recent leasing data at retail buildings competitive with the General Motors Building Property:

Competitive Retail Lease Summary
Property Name/Address	Tenant Name	Frontage	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Lease Type
723 Madison Avenue	Paule Ka	Madison Avenue	1,661	Dec-16	10	$874.31	Gross
650 Fifth Avenue	Nike	Fifth Avenue & 52nd Street	69,214	Dec-16	15.5	$479.53	Gross
680 Madison Avenue	Tom Ford	61st Street & Madison Avenue	8,470	Aug-16	10	$743.80	Gross
683 Fifth Avenue	Stuart Weitzman	Fifth Avenue	1,281	Jun-16	10	$3,903.20	Gross
685 Fifth Avenue	Coach	Fifth Avenue & 54th Street	24,149	Feb-16	10	$869.60	Gross
683 Madison Avenue	Bally’s	Madison Avenue & 61st Street	3,013	Jan-16	10	$1,660.00	Gross
730 Fifth Avenue	Zegna	West 57th Street	11,580	Feb-16	15	$621.76	Gross
650 Madison Avenue	Moncler	Madison Avenue & East 60th Street	3,000	Sep-15	10	$1,500.00	Gross

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the General Motors Building Property:

Cash Flow Analysis
	2013	2014	2015	2016	Year 1 Budget June 2018	UW	UW PSF
Gross Potential Rent(1)(2)	$188,477,818	$197,172,437	$193,759,747	$206,851,492	$214,650,510	$311,235,129	$156.40
Total Recoveries	$29,544,790	$35,800,858	$38,501,366	$39,027,298	$38,318,099	$27,629,542	$13.88
Total Other Income	$34,249,940	$24,345,489	$17,507,050	$10,470,664	$9,174,767	$12,447,503	$6.26
Less Vacancy & Credit Loss(3)	$0	$0	$0	$0	$0	($16,547,756)	($8.32)
Effective Gross Income	$252,272,548	$257,318,784	$249,768,162	$256,349,455	$262,143,376	$334,764,418	$168.22
Total Operating Expenses	$84,260,952	$92,003,166	$99,256,499	$104,924,109	$111,999,606	$107,458,009	$54.00
Net Operating Income	$168,011,596	$165,315,617	$150,511,664	$151,425,346	$150,143,770	$227,306,409	$114.23
Capital Expenditures	$0	$0	$0	$0	$0	$397,997	$0.20
TI/LC	$0	$0	$0	$0	$0	$5,363,618	$2.70
Net Cash Flow	$168,011,596	$165,315,617	$150,511,664	$151,425,346	$150,143,770	$221,544,794	$111.33

Occupancy %	96.9%	98.5%	96.7%	96.3%	N/A	95.0%
NOI DSCR(4)	3.29x	3.23x	2.94x	2.96x	2.94x	4.45x
NCF DSCR(4)	3.29x	3.23x	2.94x	2.96x	2.94x	4.33x
NOI Debt Yield(4)	11.4%	11.2%	10.2%	10.3%	10.2%	15.5%
NCF Debt Yield(4)	11.4%	11.2%	10.2%	10.3%	10.2%	15.1%

(1)	UW Gross Potential Rent is underwritten based on the June 1, 2017 rent roll and includes rent steps through June 2018, net present value step rent credit for investment grade and American Lawyer 100 law firm tenants through each such tenant’s scheduled lease expiration equal to $11,269,632, mark-to-market adjustment based on the appraiser’s concluded market rents of $17,100,676 and a gross up of vacant space based on the appraiser’s concluded market rents of $16,547,756.

(2)	Rent for Apple and Under Armour were underwritten to the contractual base rent as of January 2019, which coincides with the Under Armour lease commencement and the outside date at which Apple will vacate its temporary space. BPLP provided a payment guarantee for the gap rent between what Apple is currently paying to occupy its temporary space and what Under Armour will pay once its lease commences. Rent for Weil includes base rent for the 389,843 SF expansion space, commencing in September 2019. BPLP provided a payment guarantee for the gap rent between Weil’s current rent and their underwritten rent which commences in September 2019. BAMCO rent was underwritten to the renewal base rent as of January 2024. The gap rent between origination and the renewal rent commencing in January 2024 is guaranteed by BPLP. Continental Grain base rent was underwritten to the tenants’ direct rent, which commences in April 2020 when the tenant’s direct lease for the GM sublease space commences. BPLP provided a guaranty for the gap rent until 2020.

(3)	Vacancy underwritten to 5.0% based on the current physical vacancy.

(4)	Debt service coverage ratios and debt yields are based on the Senior Notes.

Escrows and Reserves. In connection with the origination of the General Motors Building Whole Loan, BPLP provided a payment guaranty (the “BPLP Guaranty”, and as further described below) in the amount of $269,107,196, in lieu of depositing (a) $107,946,183 for existing tenant improvement and leasing commission costs and (b) $161,161,013 in existing gap rent and free rent obligations. During the continuance of a Cash Management Sweep Period (as defined below), the General Motors Building Borrower is required to deposit on each monthly payment date 1/12 of the estimated annual taxes and, provided an acceptable blanket policy is no longer in place, 1/12 of the annual insurance premiums.

A “Cash Management Sweep Period” will commence upon the occurrence of (a) an event of default under the General Motors Building Whole Loan documents or (b) a Debt Service Coverage Ratio Event (as defined below), and will terminate upon (x) in the case of clause (a), the cure of such event of default, and (y) in the case of clause (b), the termination of such Debt Service Coverage Ratio Event.

A “Debt Service Coverage Ratio Event” will occur upon the General Motors Building Whole Loan DSCR being below 1.20x at the end of a calendar quarter and will end upon (A) the General Motors Building Whole Loan DSCR being 1.20x or greater for one calendar quarter or (B) the General Motors Building Borrower’s delivery of (x) cash to be held as an additional reserve fund, (y) a letter of credit in accordance with the General Motors Building Whole Loan documents or (z) so long as BPLP’s senior unsecured credit rating is BBB or higher by S&P and Baa3 or higher by Moody’s, a guaranty by BPLP, in each case in an amount that would be required to be prepaid in order for the DSCR to equal at least 1.20x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

767 Fifth Avenue New York, NY 10153	Collateral Asset Summary – Loan No. 8 General Motors Building	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,400,000 30.6% 4.33x 15.5%

In lieu of making required payments to any reserve accounts, the General Motors Building Borrower delivered a guaranty (a “BPLP Guaranty”) from BPLP (in the context of the BPLP Guaranty, the “BPLP Guarantor”). Such guaranty is required to be in an amount, which when aggregated with any cash and/or any letter of credit delivered by the General Motors Building Borrower to the lender, related to any such purpose is at least equal to the aggregate amount which the General Motors Building Borrower is required to have on deposit for such purpose. The BPLP Guaranty amount will be reduced as the General Motors Building Borrower expends funds for the purposes which such funds would have otherwise been deposited in the reserve account. Notwithstanding the foregoing, the aggregate amount of any BPLP Guaranty (and the face amount of any letter of credit obtained by BPLP and delivered on behalf of the borrower) may not at any time exceed 11.8% of the outstanding principal balance of the General Motors Building Whole Loan.

In addition, the BPLP Guaranty requires BPLP’s senior unsecured credit rating to be BBB or higher by S&P and Baa3 or higher by Moody’s (the “BPLP Guarantor Required Rating”). In the event the BPLP Guarantor no longer satisfies the BPLP Guarantor Required Rating, within 10 business days of such downgrade, withdrawal or qualification, the General Motors Building Borrower is required to (i) deposit with the lender cash in the amount of the guaranteed obligations under each BPLP Guaranty then outstanding, and/or (ii) provide the lender with a letter of credit with a face amount equal to the guaranteed obligations under each BPLP Guaranty then outstanding.

Lockbox and Cash Management. The General Motors Building Whole Loan is structured with a hard lockbox and springing cash management. The General Motors Building Borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account controlled by the lender. So long as no Cash Management Sweep Period exists, funds deposited into the lockbox account will be disbursed to the General Motors Building Borrower’s operating account on each business day. During a Cash Management Sweep Period, the funds in the lockbox account will be disbursed in accordance with the General Motors Building Whole Loan documents.

Additional Secured Indebtedness (not including trade debts). In addition to the General Motors Building Mortgage Loan, the General Motors Building Property also secures the other Senior Notes, which have an aggregate Cut-off Date principal balance of $1,432,600,000 and the Junior Notes, which have a Cut-off Date principal balance of $830,000,000. The Junior Notes are coterminous with the General Motors Building Mortgage Loan and accrue interest at the same rate as the General Motors Building Mortgage Loan. The General Motors Building Mortgage Loan along with the other Senior Notes are each pari passu in right of payment and the Senior Notes are senior in right of payment to the Junior Notes. The holders of the General Motors Building Mortgage Loan, the other Senior Notes and the Junior Notes have entered into a co-lender agreement which sets forth the allocation of collections on the General Motors Building Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The General Motors Building Whole Loan documents require “all risk” insurance / umbrella coverage in an amount equal to 100% of the full replacement cost and a commercial general liability insurance policy with a limit of not less than $2,000,000 in the aggregate. Terrorism coverage is required, which may be included in the property insurance policy or a stand-alone policy covering terrorist acts, whether or not the Terrorism Risk Insurance Act of 2002 or subsequent statute, extension or reauthorization (“TRIPRA”) is in effect; provided, however, that if TRIPRA is not in effect, the General Motors Building Borrower will not be required to pay annual premiums in excess of the Terrorism Cap (defined below) in order to obtain the terrorism coverage.

A “Terrorism Cap” means an amount equal to two times the amount of the then-current annual premium for the required comprehensive all risk insurance (excluding any terrorism, earthquake or flood component thereof) and business income/rent loss insurance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1210 AvidXchange Lane Charlotte, NC 28206	Collateral Asset Summary – Loan No. 9 AvidXchange Headquarters	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,400,000 43.5% 1.91x 13.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1210 AvidXchange Lane Charlotte, NC 28206	Collateral Asset Summary – Loan No. 9 AvidXchange Headquarters	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,400,000 43.5% 1.91x 13.4%

AvidXchange Headquarters
1210 AvidXchange Lane
Charlotte, NC 28206
VBGB Beer Hall/Restaurant
8.2.0 Bar/ Restaurant
The Fillmore Charlotte
The Underground
Charlotte Metro Credit Union Amphitheatre
AvidXchange Music Factory
Greenville Park
Johnson C. Smith University
Wesley Heights
Oaklawn Ave.
Andrill Ter.
Seaboard St.
W. 5th St.
W. Trade St.
W. 4th Street Ext.
S. Summit Ave.
Bytes Cafe
BUS LINE
ELMWOOD CEMETERY
Frazier Park
W. 4th St.
DoubleTree Hotel Charlotte
Johnson & Wales University
Persis Cafe, Cedar St. Tavern Bar
Great Wok
AMTRAK
N. Smith St.
W. 9th St.
N. Graham St.
Alexander Michael's
4th Ward
W. 6th St.
W. 7th St.
N. Church St.
Fourth Ward Park
Centralina Council of Governments
Discovery Place Education Studio
CHARLOTTE
Discovery Place/ Charlotte Nature Museum
Charlotte Mecklenburg Library
Carolina Panthers Practice Field
Fifth Third Center
Spirit Sq.
BB&T Ballpark
S. Mint St.
S. Poplar St.
The Dunhill Hotel
Charlotte Marriott City Center
Bank of America Corp. Center
Hearst Tower
7th Street Public Market
S. Cedar St.
S. Clarkson St.
Performing Arts Center & Spirit
Bank of America Stadium
W. 3rd St.
The Ritz-Carlton
LIGHT RAIL
7th Street
S. Church St.
Bechtler Museum of Modern Art
Epicenter
CTC
Spectrum Center
S. Tryon St.
3 Wells Fargo Center
Duke Energy Center
1 Wells Fargo Center
LYNX
3rd/ Conv. Ctr.
Uptown
E. Trade St.
Charlotte-Douglas Intl. Airport 6 miles
S. Mint St.
Charlotte Convention Center
S. Brevard St.
S. Caldwell St.
Davidson St
77
277
16
27
29
49
74
Huntersville
CONCORD
Mt. Holly
Belmont
CHARLOTTE
Uptown
Mint Hill
Matthews
Harrisburg
Pineville
Stallings
Indian Trail
Weddington

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1210 AvidXchange Lane Charlotte, NC 28206	Collateral Asset Summary – Loan No. 9 AvidXchange Headquarters	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,400,000 43.5% 1.91x 13.4%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Charlotte, NC 28206
				General Property Type:	Office
Original Balance:	$37,400,000			Detailed Property Type:	CBD
Cut-off Date Balance:	$37,400,000			Title Vesting:	Fee
% of Initial Pool Balance:	4.2%			Year Built/Renovated:	2017/N/A
Loan Purpose:	Recapitalization			Size:	201,450 SF
Borrower Sponsor:	Lexington Realty Trust			Cut-off Date Balance per SF:	$186
Mortgage Rate:	5.2980%			Maturity Date Balance per SF:	$172
Note Date:	12/8/2017			Property Manager:	N/A (tenant-managed)
First Payment Date(1):	1/6/2018
Maturity Date:	1/6/2033
Original Term to Maturity(1):	181 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period(1):	121 months			UW NOI:	$4,994,884
Seasoning(1):	0 months			UW NOI Debt Yield:	13.4%
Prepayment Provisions(1):	LO (24); DEF (96); O (61)			UW NOI Debt Yield at Maturity:	14.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	2.37x (IO) 1.91x (P&I)
Additional Debt Type(2):	Mezzanine			Most Recent NOI(4):	N/A
Additional Debt Balance(2):	$8,000,000			2nd Most Recent NOI(4):	N/A
Future Debt Permitted (Type)(2):	Yes (Mezzanine & Future Advances)			3rd Most Recent NOI(4):	N/A
Reserves(3)				Most Recent Occupancy:	100.0% (12/1/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(4):	N/A
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy(4):	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$86,000,000 (10/20/2017)
Replacements:	$0	Springing	N/A	Cut-off Date LTV Ratio:	43.5%
TI/LC:	$0	Springing	N/A	Maturity Date LTV Ratio:	40.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$37,400,000	82.4%	Return of Equity(5):	$44,601,122	98.2%
Initial Mezzanine Loan(2):	$8,000,000	17.6%	Closing Costs:	$798,878	1.8%
Total Sources:	$45,400,000	100.0%	Total Uses:	$45,400,000	100.0%

(1)	The first payment date for the AvidXchange Headquarters Mortgage Loan (as defined below) is February 6, 2018. On the Closing Date, UBS AG will deposit sufficient funds to pay the amount of interest that would be due with respect to a January 6, 2018 payment for the AvidXchange Headquarters Mortgage Loan. First Payment Date, Original Term to Maturity, IO Period, Seasoning and Prepayment Provisions are inclusive of the additional January 2018 interest-only payment to be funded by UBS AG on the Closing Date.

(2)	See “Mezzanine Loan and Preferred Equity” below for further discussion of current mezzanine debt and future advances permitted under such mezzanine debt.

(3)	See “Escrows and Reserves” below for further discussion of reserve information.

(4)	Historical operating history is not applicable as the AvidXchange Headquarters Property (as defined below) was built in 2017.

(5)	Proceeds of the AvidXchange Headquarters Mortgage Loan were primarily used to return equity to the borrower sponsor for the development of the AvidXchange Headquarters Property, which totaled approximately $62.4 million.

The Mortgage Loan. The ninth largest mortgage loan (the “AvidXchange Headquarters Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $37,400,000. The AvidXchange Headquarters Mortgage Loan is secured by a first priority fee mortgage encumbering a 201,450 SF office property in Charlotte, North Carolina (the “AvidXchange Headquarters Property”). The proceeds of the AvidXchange Headquarters Mortgage Loan were primarily used to return equity to the borrower sponsor for the development of the AvidXchange Headquarters Property, which was completed in April 2017, and to pay closing costs. According to the borrower sponsor, the development of the AvidXchange Headquarters Property totaled approximately $62.4 million.

The Borrower and the Borrower Sponsor. The borrower is Lex Charlotte AXC L.P. (the “AvidXchange Headquarters Borrower”), a single-purpose Delaware limited partnership, with one independent director in its organizational structure. The borrower sponsor and non-recourse carveout guarantor is Lexington Realty Trust, which has been involved in prior deeds in lieu of foreclosure, discounted payoffs and foreclosure proceedings. Please see “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Lexington Realty Trust (NYSE: LXP; Moody’s/S&P: Baa2/BBB-) is a publicly-traded real estate investment trust based in New York, New York. Founded in 1973 with senior management experience averaging over 20 years, Lexington Realty Trust focuses on sale-leaseback transactions, single-tenant build-to-suit developments and acquisitions throughout the United States. As of September 30, 2017, Lexington Realty Trust’s real estate portfolio consisted of 47.9 million SF across 178 properties in 38 states with leased occupancy of 97.9%. As of November 28, 2017, Lexington Realty Trust had a market capitalization of $2.5 billion.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1210 AvidXchange Lane Charlotte, NC 28206	Collateral Asset Summary – Loan No. 9 AvidXchange Headquarters	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,400,000 43.5% 1.91x 13.4%

The Property. The AvidXchange Headquarters Property is a six-story, 201,450 SF Class A office building located in Charlotte, North Carolina, within Center City Charlotte. Situated on 3.80 acres, the AvidXchange Headquarters Property also includes a six-story parking garage and surface parking comprising 878 spaces (4.4 spaces per 1,000 SF). Built-to-suit between 2015 and 2017 as AvidXchange’s headquarters, the AvidXchange Headquarters Property is leased to AvidXchange, Inc. (“AvidXchange”) under a 15-year absolute net lease which commenced in April 2017 with a lease expiration date in April 2032, four five-year renewal options and no termination options. The current rental rate is $25.62 PSF with annual rent steps of 2.0%.

AvidXchange is an accounts payable, invoice and payment automation company for midmarket companies throughout the United States. Founded in 2000, the company services more than 6,000 clients in various industries such as real estate, financial services, energy and construction, retailers and employs over 800 employees. AvidXchange completed a $225 million minority growth financing led by Bain Capital Ventures in September 2015 and most recently secured approximately $300.0 million in financing with contributions from MasterCard, Temasek, CDPQ and Peter Thiel, to support strategic partnership and initiatives going forward. The company has been recognized as one of the 50 fastest-growing private companies in the Charlotte area for six consecutive years, ranked among Deloitte’s 2017 Fast 500 for four consecutive years and was among the top 100 private cloud companies in the world by Forbes for two consecutive years. AvidXchange provided a letter of credit issued by MUFG Union Bank, N.A. in the amount of $5.5 million to the AvidXchange Headquarters Borrower as a security deposit for its lease, which is required to be increased to approximately $6.2 million by October 2022 and expires in December 2023; provided that, if the ratio of net earnings of the tenant to the fixed charges under the lease exceeds 2.00x for any trailing 12-month period commencing in the fourth lease year, then the amount of the letter of credit will be reduced to $0 and released, subject to reinstatement if, prior to December 2023, such net earnings of the tenant to the fixed charges under the lease is less than 1.50x for any two consecutive calendar quarters.

AvidXchange has occupied approximately 67,203 SF of space at two mixed use developments directly adjacent to the AvidXchange Headquarters Property since 2014 and 2016, respectively, one of which AvidXchange acquired the naming rights to (the “AvidXchange Music Factory”). The AvidXchange Music Factory is an approximately 182,703 SF entertainment, retail and office development anchored by two of Charlotte’s music venues, the Charlotte Metro Credit Union Uptown Amphitheater and The Fillmore, as well as other entertainment and restaurant outlets. Additionally, the existing parking garage at the AvidXchange Headquarters Property is utilized after hours as additional parking for the AvidXchange Music Factory.

Hamilton Street Properties, LLC (the “AvidXchange Ground Lessee”) has a 99-year ground lease from the AvidXchange Headquarters Borrower on approximately 0.89 acres of parking lot space on the AvidXchange Headquarters Property adjacent to the existing parking garage. The AvidXchange Ground Lessee has the option to develop an expansion to the existing parking garage in anticipation of further development of the adjacent land parcels. Prior to such expansion, AvidXchange is responsible for the total costs of all operating expenses, real estate taxes, insurance and repairs to operate the parking deck expansion area, and after the expansion, the AvidXchange Ground Lessee is required to assume responsibility of such costs relating to the parking deck expansion area.

The following table presents certain information relating to the lease at the AvidXchange Headquarters Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration
AvidXchange	NR/NR/NR	201,450	100.0%	$5,265,903	100.0%	$26.14	4/30/2032
Subtotal/Wtd. Avg.		201,450	100.0%	$5,265,903	100.0%	$26.14
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		201,450	100.0%	$5,265,903	100.0%	$26.14

(1)	Information is based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1210 AvidXchange Lane Charlotte, NC 28206	Collateral Asset Summary – Loan No. 9 AvidXchange Headquarters	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,400,000 43.5% 1.91x 13.4%

The following table presents certain information relating to the lease rollover schedule at the AvidXchange Headquarters Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling(3)	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2027	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2028 & Beyond	1	201,450	100.0%	100.0%	$26.14	$5,265,903	100.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	1	201,450	100.0%		$26.14	$5,265,903	100.0%

(1)	Information is based on the underwritten rent roll.

The Market. The AvidXchange Headquarters Property is located in Charlotte, Mecklenburg County, North Carolina, within the Charlotte-Gastonia-Concord metropolitan statistical area (the “Charlotte MSA”). Charlotte is the third-largest banking center in the United States, after New York and San Francisco. Fortune 500 companies that are headquartered in the Charlotte regional area include Bank of America, Lowe’s, Duke Energy, Nucor, Sonic Automotive and Sealed Air Corp. Additionally, Charlotte is home to many corporate operations as well as a hub for energy organizations and the country’s motorsports industry. According to the appraisal, the Charlotte MSA saw a compounded annual population growth rate of 1.9% since 2010, compared to the state and country’s growth rate over the same period of 1.0% and 0.8%, respectively.

Encircled by Interstate 277 and Interstate 77, the AvidXchange Headquarters Property is located 10.2 miles east of Charlotte Douglas International Airport. The AvidXchange Headquarters Property is located in downtown Charlotte within the Fourth Ward, which was previously occupied by industrial tenants but over the past 10 years, has transformed into a cultural and commercial district. Residential homes, condominiums and apartments are within walking distance to office, retail and entertainment developments. Other attractions in Charlotte include the NASCAR Hall of Fame, Harvey B. Gantt Center for African American Arts & Culture, Discovery Place, the Spectrum Center, which is home to the NBA Charlotte Hornets, and the Verizon Wireless Amphitheatre Charlotte. According to a third party market research report, the estimated 2017 population and average household income with a five-mile radius of the AvidXchange Headquarters Property is 241,854 and $70,102, respectively.

According to a third party market research report, the AvidXchange Headquarters Property is located within the Charlotte office market and the Plaza Midwood/NoDa office submarket. As of the third quarter of 2017, the Charlotte office market consisted of 5,591 buildings providing approximately 104.2 million SF of office space. The Charlotte office market reported a vacancy rate of 8.5% and asking rents of $23.84 PSF. During the third quarter of 2017, four buildings were added to the Charlotte office market, demonstrating positive net absorption of 573,263 SF. The Plaza Midwood/NoDa office submarket consisted of 278 buildings providing approximately 1.9 million SF of office space. The third quarter of 2017 vacancy rate was reported at 0.9% with an asking rental rate of $13.93 PSF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1210 AvidXchange Lane Charlotte, NC 28206	Collateral Asset Summary – Loan No. 9 AvidXchange Headquarters	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,400,000 43.5% 1.91x 13.4%

The following table presents recent leasing data at competitive office buildings with respect to the AvidXchange Headquarters Property:

Comparable Office Leases
Property Name/Address	Year Built/ Renovated	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Lease Type
AvidXchange Headquarters 1210 AvidXchange Lane Charlotte, NC	2017/N/A	201,450(1)	AvidXchange(1)	201,450(1)	April 2017(1)	15.0(1)	$25.62(1)	NNN
The Pinnacle 3455 Peachtree Road NE Atlanta, GA	1998/N/A	427,000	Merrill Lynch	140,000	November 2016	8.3	$38.50	Full Service Gross
Two Franklin Park 6100 Tower Circle Franklin, TN	2016/N/A	250,000	Schneider Electric	179,216	April 2016	10.3	$31.50	Full Service Gross
300 S Tyron 300 South Tyron Street Charlotte, NC	2017/N/A	638,459	Barings	205,000	July 2017	10.0	$36.00	Full Service Gross
500 East Morehead 500 East Morehead Street Charlotte, NC	2017/N/A	178,259	Elliott Davis Decosimo	58,594	March 2017	12.3	$33.00	Full Service Gross
Wells Fargo Building 8740 Research Drive Charlotte, NC	1984/2014	155,579	Wells Fargo	155,576	May 2014	10.0	$23.50	NNN
Lenovo Enterprise Campus 8001 Development Drive Morrisville, NC	1995/2014	487,536	Lenovo	487,536	March 2014	13.4	$15.00	NNN

Source: Appraisal

(1)	Based on the underwritten rent roll. The current UW Rent PSF for the AvidXchange Headquarters Property is $26.14.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the AvidXchange Headquarters Property:

Cash Flow Analysis

	2014(1)	2015(1)	2016(1)	TTM(1)	UW	UW PSF
Gross Potential Rent(2)	N/A	N/A	N/A	N/A	$5,265,903	$26.14
Total Recoveries	N/A	N/A	N/A	N/A	$154,481	$0.77
Less Vacancy & Credit Loss(3)	N/A	N/A	N/A	N/A	($271,019)	($1.35)
Effective Gross Income	N/A	N/A	N/A	N/A	$5,149,365	$25.56
Total Operating Expenses	N/A	N/A	N/A	N/A	$154,481	$0.77
Net Operating Income	N/A	N/A	N/A	N/A	$4,994,884	$24.79
Capital Expenditures	N/A	N/A	N/A	N/A	$30,218	$0.15
TI/LC	N/A	N/A	N/A	N/A	$201,450	$1.00
Net Cash Flow	N/A	N/A	N/A	N/A	$4,763,216	$23.64

Occupancy %(3)	N/A	N/A	N/A	N/A	95.0%
NOI DSCR (P&I)	N/A	N/A	N/A	N/A	2.00x
NCF DSCR (P&I)	N/A	N/A	N/A	N/A	1.91x
NOI Debt Yield	N/A	N/A	N/A	N/A	13.4%
NCF Debt Yield	N/A	N/A	N/A	N/A	12.7%

(1)	Historical operating history is not applicable as the AvidXchange Headquarters Property was built in 2017.

(2)	UW Gross Potential Rent includes contractual rent steps through May 2018 totaling $104,071.

(3)	As of the underwritten rent roll, the AvidXchange Headquarters Property is 100.0% occupied. The economic occupancy is underwritten to 95.0%.

Escrows and Reserves. On a monthly basis, the AvidXchange Headquarters Borrower is required to deposit (i) 1/12 of the annual estimated tax payments, (ii) 1/12 of the annual estimated insurance premiums, (iii) $2,518 for replacement reserves and (iv) $28,697 for TI/LC reserves; however, the requirement for such monthly deposits is waived provided that (a) no event of default has occurred and is continuing, (b) the AvidXchange Headquarters Property is demised pursuant to a Single Tenant Lease (as defined below) and such Single Tenant Lease is in full force and effect, or in regards to the requirement for monthly replacement reserves, the AvidXchange Headquarters Property is demised pursuant to a lease with AvidXchange and such lease is in full force and effect, (c) no Material Tenant Trigger Event (as defined below) has occurred and is continuing, and (d) the tenant is obligated under the Single Tenant Lease to pay taxes directly to the applicable authority in full in a timely manner and maintain insurance in accordance to the loan documents, and provides evidence to the lender of such performance, or in regards to the requirement for monthly replacement reserves, AvidXchange maintains the AvidXchange Headquarters Property in a condition reasonably acceptable to the lender, and provides evidence to the lender of such performance;

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1210 AvidXchange Lane Charlotte, NC 28206	Collateral Asset Summary – Loan No. 9 AvidXchange Headquarters	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,400,000 43.5% 1.91x 13.4%

provided, further, that with respect to a waiver of TI/LC escrows, the conditions in clauses (c) and (d) are not required. Notwithstanding the above, prior to January 6, 2032, as long as the Partial Replacement Lease Reserve Waiver Conditions (as defined below) remain satisfied, the requirement to escrow monthly tax payments, insurance premiums and TI/LC escrows will be waived. Following the occurrence of a Material Tenant Trigger Event, all excess cash flow will be deposited with the lender for tenant improvement and leasing commissions (the “Material Tenant Rollover Reserve”), provided that, such cash flow sweep will not be required if (x)(1) when a Single Tenant Lease is in full force and effect and no Material Tenant Trigger Event is continuing other than the type set forth in clause (vi) of the definition of Material Tenant Trigger Event or (2) in any other case when a Single Tenant Lease is not in full force and effect and (y) the balance on deposit in the Material Tenant Rollover Reserve is equal to or greater than the Material Tenant Rollover Cap Amount (as defined below).

A “Single Tenant Lease” is (i) the lease with AvidXchange or (ii) a triple net lease entered with a tenant reasonably acceptable to the lender that leases the entire AvidXchange Headquarters Property with an initial term that does not expire prior to January 6, 2033 upon terms and conditions reasonably acceptable to the lender.

A “Material Tenant Trigger Event” will occur upon the occurrence of (i) a Material Tenant (as defined below) failing to extend or renew its lease with respect to all or substantially all of its space on or prior to the date that is 12 months prior to the applicable expiration date under its lease or failing to provide the AvidXchange Headquarters Borrower notice of its election to extend or renew prior to the applicable deadline under its lease, (ii) a Material Tenant giving written notice to the AvidXchange Headquarters Borrower of its intention to terminate or cancel or not to extend or renew its lease, (iii) an event of default under a Material Tenant lease continuing beyond applicable grace and/or notice periods, (iv) any bankruptcy action of a Material Tenant, (v) the termination of a Material Tenant lease, or (vi) (a) so long as a Single Tenant Lease is in full force and effect, a Material Tenant going dark, vacating, ceasing to occupy or discontinuing its operations at 30% or more of its space at the AvidXchange Headquarters Property or (b) at any other time, the tenants of the AvidXchange Headquarters Property going dark, vacating, ceasing to occupy or discontinuing their operations at more than 20% of the AvidXchange Headquarters Property in the aggregate; provided that in connection with clause (vi) above, if a Material Tenant has entered into an acceptable Material Tenant sublease, the space demised pursuant to the sublease will not be considered “dark”, vacated, unoccupied or non-operated by such Material Tenant.

A Material Tenant Trigger Event will continue until in regards to clauses (i) and (ii) above, the Material Tenant extends or renews its lease with respect to all or substantially all of its space, in regards to clause (iii) above, a cure of the applicable event of default under the lease, in regard to clause (iv) above, the Material Tenant assumes its lease and continues to pay all rents and amounts required under the lease and the Material Tenant emerges from the bankruptcy proceeding under an approved plan, in regards to clause (i), (ii), (iv) or (v) above, one or more Acceptable Material Tenant Space Re-tenanting Events (as defined below) occurs, or in regards to clause (vi) above, (a) (x) so long as a Single Tenant Lease is in full force and effect, such Material Tenant reoccupies at least 70% of the space demised under its lease, or (y) the aggregate tenants reoccupy at least 80% of the net rentable area of the AvidXchange Headquarters Property, and conduct operations in a manner similar to prior going dark for two consecutive calendar quarters or (b) one or more Acceptable Material Tenant Space Re-tenanting Events.

A “Material Tenant” is (i) AvidXchange or (ii) any tenant, together with any affiliates, that (a) leases no less than 20% of the net rentable area of the AvidXchange Headquarters Property or (b) accounts for no less than 20% of the total in-place base rent at the AvidXchange Headquarters Property.

The “Partial Replacement Lease Reserve Waiver Conditions” mean (i) no event of default has occurred and is continuing, (ii) at least 70% of the AvidXchange Headquarters Property is demised to tenants reasonably acceptable to the lender pursuant to one or more triple net leases with an initial term that does not expire prior to January 6, 2033 (each, a “Partial Replacement Lease”), (iii) each such Partial Replacement Lease is in full force and effect and no defaults beyond applicable notice and grace periods exist under such Partial Replacement Lease, (iv) if any Partial Replacement Lease is a Material Tenant lease, no Material Tenant Trigger Event has occurred and is continuing, (v) (a) at any time a mezzanine loan is not outstanding, the debt service coverage ratio (“DSCR”) is at least 1.30x, or (b) at any time a mezzanine loan is outstanding, the aggregate DSCR is at least 1.05x, and (vi) the debt yield is not less than 12.0%; provided that in the case of the calculations under clauses (v) and (vi), no rents from leases that do not satisfy clauses (ii), (iii) and (iv) will be included in such calculations.

The “Material Tenant Rollover Cap Amount” is an amount equal to (i) if a Material Tenant Trigger Event has occurred in respect to 55% or less of 201,450 SF of the AvidXchange Headquarters Property, $50.00 multiplied by (a) on or before the monthly payment date in January 2030, the aggregate number of net rentable SF of the AvidXchange Headquarters Property required to cure such Material Tenant Trigger Events or (b) thereafter, 201,450 SF of the AvidXchange Headquarters Property or (ii) if a Material Tenant Trigger Event has occurred in respect to more than 55% of 201,450 SF of the AvidXchange Headquarters Property, then, as of any date, $60.00 multiplied by 201,450 SF of the AvidXchange Headquarters Property.

An “Acceptable Material Tenant Space Re-tenanting Event” will occur upon the leasing of all or a portion of Material Tenant space to a replacement tenant pursuant to a lease in accordance with the loan documents.

Lockbox and Cash Management. The AvidXchange Headquarters Mortgage Loan provides for a hard lockbox and springing cash management. In connection with the origination of the AvidXchange Headquarters Mortgage Loan, the AvidXchange Headquarters Borrower was required to instruct all tenants to deposit rents and other amounts due into the lockbox account. Prior to the occurrence of a Cash Management Trigger Event (as defined below), funds in the lockbox account are transferred to the AvidXchange Headquarters Borrower. During the occurrence and continuance of a Cash Management Trigger Event, funds in the lockbox account are required to be transferred to the cash management account within one business day. All funds in the cash management account are required to be applied on each monthly payment date in accordance with the AvidXchange Headquarters Mortgage Loan documents. Pursuant to the AvidXchange Headquarters Mortgage Loan documents, all excess funds on deposit (after payment of monthly reserve deposits, debt service payment, cash management bank fees, and if applicable, mezzanine loan debt service) will be applied as follows: (a) during the continuation of a Material Tenant Trigger Event, to the Material Tenant Rollover Reserve, (b) during the continuation of a Cash Sweep Trigger Event (as defined below), to a lender-controlled excess cash flow subaccount, and (c) if neither a Material Tenant Trigger Event nor a Cash Sweep Trigger Event is continuing, to the AvidXchange Headquarters Borrower.

A “Cash Management Trigger Event” will occur upon (i) an event of default, (ii) an event of default under the mezzanine loan, (iii) any bankruptcy action of the AvidXchange Headquarters Borrower, the guarantor or manager, (iv) (a) if a mezzanine loan is not outstanding, the DSCR based on the trailing 12-month period falling below 1.30x or (b) if a mezzanine loan is outstanding, the aggregate DSCR falling below 1.10x, (v) a Material Tenant Trigger Event, or (vi) an indictment for fraud or misappropriations of funds by the AvidXchange Headquarters Borrower, guarantor, affiliated manager or unaffiliated manager (if related to the AvidXchange Headquarters Property), or a director, officer, manager, or affiliate of the AvidXchange Headquarters Borrower, guarantor, manager or unaffiliated manager (if related to the AvidXchange Headquarters Property), each as described in the loan documents. A Cash

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1210 AvidXchange Lane Charlotte, NC 28206	Collateral Asset Summary – Loan No. 9 AvidXchange Headquarters	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,400,000 43.5% 1.91x 13.4%

Management Trigger Event will continue until, in regard to clause (i) above, a cure of the applicable event of default as accepted by the lender, in regard to clause (ii) above, a cure of the applicable event of default as accepted by the mezzanine lender, in regard to clause (iii) above, such bankruptcy petition has been discharged, stayed, or dismissed within 60 days of such filing among other conditions for the AvidXchange Headquarters Borrower or guarantor and within 120 days for the manager (or, solely with respect to the bankruptcy of the manager, when the AvidXchange Headquarters Borrower has replaced the manager with a qualified manager acceptable to the lender), in regard to clause (iv) above, if a mezzanine loan is not outstanding, the DSCR based on the trailing 12-month period is not less than 1.40x or (b) if a mezzanine loan is outstanding, the aggregate DSCR is not less than 1.15x, for two consecutive quarters, in regards to clause (v) above, a cure of the applicable Material Tenant Trigger Event, or in regard to clause (vi) above, the replacement of the indicted manager of the AvidXchange Headquarters Property, or the replacement of the indicted director or officer of the AvidXchange Headquarters Borrower, guarantor or manager.

A “Cash Sweep Trigger Event” will occur upon (i) an event of default, (ii) an event of default under the mezzanine loan, (iii) any bankruptcy action of the AvidXchange Headquarters Borrower, the guarantor or manager that is an affiliate of the AvidXchange Headquarters Borrower, or (iv) (a) if a mezzanine loan is not outstanding, the DSCR based on the trailing 12-month period falling below 1.20x or (b) if a mezzanine loan is outstanding, the aggregate DSCR falling below 1.05x. A Cash Sweep Trigger Event will continue until in regard to clause (i) above, a cure of the applicable event of default as accepted by the lender, in regard to clause (ii) above, a cure of the applicable event of default as accepted by the mezzanine lender, in regard to clause (iii) above, such bankruptcy petition has been discharged, stayed, or dismissed within 60 days of such filing among other conditions for the AvidXchange Headquarters Borrower or guarantor and within 120 days for the manager (or, solely with respect to the bankruptcy of the manager, when the AvidXchange Headquarters Borrower has replaced the manager with a qualified manager acceptable to the lender), or in regard to clause (iv) above, if a mezzanine loan is not outstanding, the DSCR based on the trailing 12-month period is not less than 1.30x or (b) if a mezzanine loan is outstanding, the aggregate DSCR is not less than 1.10x, in the case of either (a) or (b), for two consecutive quarters.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. The “AvidXchange Headquarters Mezzanine Loan” refers to a mezzanine loan, with an outstanding principal amount of $8,000,000, which funded concurrently with the origination of the AvidXchange Headquarters Mortgage Loan, and future advances under the same mezzanine loan, for an aggregate maximum principal amount of $12,000,000, secured by the direct or indirect ownership interests in the AvidXchange Headquarters Borrower, in accordance with mezzanine loan documents between LCP NC AXC LLC, as lender (the “Mezzanine Lender”) and Lex Charlotte AXC Mezz L.P., as borrower (the “Mezzanine Borrower”). The AvidXchange Headquarters Mezzanine Loan accrues interest at a rate of 5.0000% per annum and is interest-only in accordance with its terms and has an initial maturity date of December 8, 2022, with two additional one-year extensions options. The future advances permitted under the AvidXchange Headquarters Mezzanine Loan are made to the Mezzanine Borrower upon additional investors each making a $500,000 investment into the Mezzanine Lender and filing their visa petitions with the applicable government agencies pursuant to the Employment Based Fifth Preference Immigration Visa Program (“EB-5”). Including the AvidXchange Headquarters Mortgage Loan and the maximum funding of the AvidXchange Headquarters Mezzanine Loan, the cumulative Cut-off Date LTV, cumulative UW NCF DSCR (based on interest only payments) and cumulative UW NOI Debt Yield are 57.4%, 1.82x and 10.1%, respectively. At origination of the AvidXchange Headquarters Mortgage Loan, 19 investors participating in the EB-5 program have made capital contributions of $8,000,000 into the Mezzanine Lender. According to the AvidXchange Headquarters Mezzanine Loan documents, no more than 24 EB-5 investors can make capital contributions into the Mezzanine Lender. The AvidXchange Headquarters Mezzanine Loan and the AvidXchange Headquarters Mortgage Loan are subject to an intercreditor agreement between the AvidXchange Headquarters Mortgage Loan lender and Mezzanine Lender. The AvidXchange Headquarters Mezzanine Loan may be transferred at any time subject to the requirement and limitations set forth in the mezzanine intercreditor agreement.

Release of Property. Not permitted.

Terrorism Insurance. The AvidXchange Headquarters Borrower is required to obtain and maintain (or cause AvidXchange to obtain and maintain) property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

737 Lockefield Lane Indianapolis, IN 46202	Collateral Asset Summary – Loan No. 10 Lockefield Gardens	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,500,000 71.7% 1.38x 8.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

737 Lockefield Lane Indianapolis, IN 46202	Collateral Asset Summary – Loan No. 10 Lockefield Gardens	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,500,000 71.7% 1.38x 8.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

737 Lockefield Lane Indianapolis, IN 46202	Collateral Asset Summary – Loan No. 10 Lockefield Gardens	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,500,000 71.7% 1.38x 8.9%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Indianapolis, IN 46202
				General Property Type:	Multifamily
Original Balance:	$34,500,000			Detailed Property Type:	Garden
Cut-off Date Balance:	$34,500,000			Title Vesting:	Leasehold
% of Initial Pool Balance:	3.9%			Year Built/Renovated:	1935/1987
Loan Purpose:	Refinance			Size:	493 Units
Borrower Sponsor:	G. Marlyne Sexton			Cut-off Date Balance per Unit:	$69,980
Mortgage Rate:	4.6180%			Maturity Date Balance per Unit:	$59,955
Note Date:	11/1/2017			Property Manager:	M&J Management Company, LLC (borrower-related)
First Payment Date:	12/6/2017
Maturity Date:	11/6/2027
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	24 months
Seasoning:	1 month			Underwriting and Financial Information
Prepayment Provisions:	LO (25); DEF (92); O (3)			UW NOI(2):	$3,060,267
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield:	8.9%
Additional Debt Type:	N/A			UW NOI Debt Yield at Maturity:	10.4%
Additional Debt Balance:	N/A			UW NCF DSCR:	1.82x (IO) 1.38x (P&I)
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI(2):	$2,726,186 (9/30/2017 TTM)
Reserves(1)				2nd Most Recent NOI:	$2,635,333 (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$2,846,239 (12/31/2015)
RE Tax:	$99,923	$49,962	N/A	Most Recent Occupancy:	95.3% (10/18/2017)
Insurance:	$55,505	$6,938	N/A	2nd Most Recent Occupancy:	93.3% (12/31/2016)
Replacements:	$150,000	Springing	N/A	3rd Most Recent Occupancy:	95.4% (12/31/2015)
Deferred Maintenance:	$154,625	$0	N/A	Appraised Value (as of):	$48,100,000 (8/2/2017)
Environmental Holdback:	$119,125	$0	N/A	Cut-off Date LTV Ratio:	71.7%
Ground Lease Reserve:	$10,083	$0	N/A	Maturity Date LTV Ratio:	61.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$34,500,000	100.0%	Loan Payoff:	$15,460,289	44.8%
			Reserves:	$589,262	1.7%
			Closing Costs:	$424,199	1.2%
			Return of Equity:	$18,026,250	52.2%
Total Sources:	$34,500,000	100.0%	Total Uses:	$34,500,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	See “Operating History and Underwritten Net Cash Flow” below for further discussion of UW NOI and Most Recent NOI.

The Mortgage Loan. The tenth largest mortgage loan (the “Lockefield Gardens Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $34,500,000. The Lockefield Gardens Mortgage Loan is secured by a first priority mortgage encumbering the borrower’s leasehold interest in a 493-unit, multifamily property located in Indianapolis, Indiana (the “Lockefield Gardens Property”). The proceeds of the Lockefield Gardens Mortgage Loan were primarily used to refinance existing debt encumbering the Lockefield Gardens Property, fund reserves, pay closing costs and return equity to the borrower sponsor.

The Borrower and the Borrower Sponsor. The borrower is Sexton Lockefield, LLC (the “Lockefield Gardens Borrower”), a single-purpose Indiana limited liability company. G. Marlyne Sexton is the borrower sponsor and nonrecourse carve-out guarantor.

G. Marlyne Sexton is the owner of Sexton Companies, which was founded in 1962. The company has headquarters in Indianapolis, Indiana located approximately 10.9 miles from the Lockefield Gardens Property. Since inception, the Sexton Companies has developed 46 apartment properties totaling 12,213 units. As of October 2017, the Sexton Companies portfolio consists of 14 properties, containing a total of 4,527 units.

The Property. The Lockefield Gardens Property consists of 17 garden-style, low rise apartment buildings with a total of 493 units located on a 24.3-acre site. The Lockefield Gardens Property was originally constructed in 1935 (Phase I) and was renovated and expanded (Phase II) in 1987. The Lockefield Gardens Property is subject to a ground lease with The Trustees of Indiana University, as the ground lessor, dated as of October 1, 2013, which ground lease expires December 31, 2064 with no extension options. Annual rent due under the ground lease is approximately $120,999 through expiration. In addition to the multifamily units, there is approximately 11,654 SF of commercial space that is not leased but is utilized by neighboring Indiana University-Purdue University Indianapolis for no charge per the ground lease. The Lockefield Gardens Property features common amenities including a clubhouse, game room, on-site manager, swimming pool and Jacuzzi, detached garages, and outdoor grills and picnic areas. In addition, the Lockefield Gardens

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

737 Lockefield Lane Indianapolis, IN 46202	Collateral Asset Summary – Loan No. 10 Lockefield Gardens	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,500,000 71.7% 1.38x 8.9%

Property features 603 surface and garage parking spaces resulting in a parking ratio of 1.2 spaces per unit. As of October 18, 2017, the Lockefield Gardens Property was 95.3% occupied.

The table below shows the apartment unit mix at the Lockefield Gardens Property:

Lockefield Gardens Property Unit Mix Summary(1)

Floor Plan	No. of Units	% of Total Units	Occupied Units	Occupancy	Avg. Unit Size (SF)	Avg. Monthly Rent per Unit	Total Size (SF)
1 Bedroom / 1 Bath	330(2)	66.9%	314	95.2%	633	$802	209,030
1 Bedroom / 1.5 Baths	2	0.4%	2	100.0%	655	$829	1,309
2 Bedroom / 1 Bath	17	3.4%	16	94.1%	983	$1,004	16,704
2 Bedroom / 1.5 Baths	14	2.8%	12	85.7%	1,140	$1,029	15,954
2 Bedroom / 2 Baths	119	24.1%	117	98.3%	1,108	$1,066	131,908
2 Bedroom / 2.5 Baths	11	2.2%	9	81.8%	1,101	$1,297	12,110
Total/Wtd. Avg.	493(2)	100.0%	470	95.3%	785	$891	387,015

(1)	Information is based appraisal and borrower rent roll.

(2)	Includes two non-revenue 1 bedroom/1 bath units, which are model apartments.

The Market. The Lockefield Gardens Property is located within Marion County approximately one mile from the central business district of Indianapolis, Indiana and 0.5 miles from Indiana University – Purdue University Indianapolis. The Indiana University – Purdue University Indianapolis has a current enrollment of 30,000 students, making it the third largest campus for higher learning in Indiana. Primary access to the Lockefield Gardens Property is provided by Interstate 65, which is located down the street from Lockefield Gardens Property, and Interstate 70, which is located 1.5 miles from the Lockefield Gardens Property. The Lockefield Gardens Property is located approximately 1.1 miles from SalesforceTower (the tallest building in Indiana) and 0.9 miles from OneAmerican Tower (the second tallest building in Indiana). In addition, the Lockefield Gardens Property is located near local museums, monuments and attractions. The Lockefield Gardens Property is approximately 1.8 miles from Lucas Oil Stadium, the home field of the NFL’s Indianapolis Colts and approximately 2.1 miles from the Indianapolis Zoo.

According to the appraisal, the Lockefield Gardens Property is located within the Indianapolis metro market. As of the second quarter 2017, the submarket reported a vacancy of 5.2%, which is approximately 0.5% greater than the Lockefield Gardens Property, which was 4.7% vacant as of October 2017. Also as of the second quarter 2017, the average unit rental rate in the Indianapolis metro market was $845 per month, approximately 5.0% below the weighted average unit rental rate at the Lockefield Gardens Property of $887 per month. According to a third party market research report, the estimated 2016 population within a one-, three-, and five-mile radius of the Lockefield Gardens Property was 8,101, 99,564, and 258,633, respectively, and the 2016 estimated average household income within the same one-, three-, and five-mile radius is $49,680, $45,818, and $45,839, respectively.

Comparable rental properties to the Lockefield Gardens Property are shown in the table below:

Competitive Property Summary

Property Name/Location	Year Built	Distance to Subject	Number of Units(1)	Property Occupancy(1)	Unit Type	Avg. Monthly Rent per Unit(1)
Lockefield Gardens Property 737 Lockefield Lane Indianapolis, IN	1935	--	493	95.3%	One Bedroom Two Bedroom	$802 $1,072
Canal Square 359 North West Street Indianapolis, IN	1992	0.6 miles	320	91.0%	One Bedroom Two Bedroom	$1,221 $1,528
Continental Towers 410 N. Meridian Street Indianapolis, IN	1922	0.9 miles	124	98.0%	One Bedroom Two Bedroom	$960 $1,337
Canal Overlook 430 Indiana Avenue Indianapolis, IN	1987	0.6 miles	132	93.0%	One Bedroom Two Bedroom	$1,155 $1,568
Piccadilly 28 E 16th Street Indianapolis, IN	1926	1.7 miles	56	98.0%	One Bedroom Two Bedroom	$773 $880
Gardens of Canal Court 434 Canal Court South Drive Indianapolis, IN	2003	0.5 miles	421	99.0%	One Bedroom Two Bedroom	$1,128 $1,334

Source: Appraisal.

(1)	Information obtained from the borrower rent roll for the Lockefield Gardens Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

737 Lockefield Lane Indianapolis, IN 46202	Collateral Asset Summary – Loan No. 10 Lockefield Gardens	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,500,000 71.7% 1.38x 8.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Lockefield Gardens Property:

Cash Flow Analysis
	2014	2015	2016	9/30/2017 TTM(1)	UW(1)	UW per Unit
Gross Potential Rent(2)	$4,877,142	$4,959,304	$5,023,030	$5,045,661	$5,249,172	$10,647
Total Other Income(3)	$334,410	$359,645	$399,660	$411,844	$416,000	$844
Less Vacancy & Credit Loss	($171,851)	($152,187)	($343,987)	($268,878)	($262,459)(4)	($532)
Effective Gross Income	$5,039,701	$5,166,762	$5,078,703	$5,188,627	$5,402,713	$10,959
Total Operating Expenses	$2,310,140	$2,320,523	$2,443,370	$2,462,441	$2,342,446	$4,751
Net Operating Income	$2,729,562	$2,846,239	$2,635,333	$2,726,186	$3,060,267	$6,207
Capital Expenditures(5)	$0	$0	$0	$0	$123,250	$250
Net Cash Flow	$2,729,562	$2,846,239	$2,635,333	$2,726,186	$2,937,017	$5,957

Occupancy %	96.3%	95.4%	93.3%	94.2%	95.0%
NOI DSCR (P&I)	1.28x	1.34x	1.24x	1.28x	1.44x
NCF DSCR (P&I)	1.28x	1.34x	1.24x	1.28x	1.38x
NOI Debt Yield	7.9%	8.2%	7.6%	7.9%	8.9%
NCF Debt Yield	7.9%	8.2%	7.6%	7.9%	8.5%

(1)	The increase in Net Operating Income from 9/30/2017 TTM to UW is primarily due to an increase in Gross Potential Rent.

(2)	UW Gross Potential Rent is underwritten to the October 18, 2017 rent roll for the 493 apartment units, which reflects physical occupancy of 95.3%.

(3)	Total Other Income includes revenues from the garages, carports, corporate rental income, rental premiums from fireplaces and second floor apartments, application fees, reconditioning fees, redecorating fees and utility administration fees.

(4)	Vacancy is underwritten to 5.0%.

(5)	UW Capital Expenditures are underwritten to $250 per unit.

Escrows and Reserves. The Lockefield Gardens Borrower deposited $99,923 upfront in escrow for annual real estate taxes, $55,505 upfront in escrow for annual insurance premiums, $150,000 upfront in escrow for ongoing capital expenditures (which was replaced with a $150,000 letter of credit on October 31, 2017), $154,625 upfront in escrow for replacing the HVAC system ($32,500), concrete and sidewalk repairs ($37,100) and other smaller items, $119,125 upfront in escrow for environmental testing over the next three quarters for contamination related to prior dry cleaner tenancy, and $10,083 upfront in a ground lease escrow for ground lease rent payments. The Lockefield Gardens Borrower is required to escrow monthly $49,962 for real estate taxes and $6,938 for ongoing insurance premiums. The Lockefield Gardens Borrower’s obligation to make monthly capital expenditure reserve deposits is suspended so long as, among other things, such $150,000 evergreen letter of credit is maintained in full force and effect and the recourse carveout guarantor maintains a minimum net worth of $30,000,000 and liquidity of at least $3,000,000.

Lockbox and Cash Management. The Lockefield Gardens Mortgage Loan is structured with a springing lockbox and springing cash management. During the occurrence and continuance of a Cash Flow Sweep Event (as defined below) for the Lockefield Gardens Mortgage Loan, the Lockefield Gardens Borrower is required to (i) establish a soft lockbox account and (ii) deposit all property income received during the existence of a Cash Flow Sweep Event into the lockbox account. During the occurrence and continuance of a Cash Flow Sweep Event, all excess cash flow after payment of taxes, insurance, debt service, monthly reserve deposits and operating expenses will be held in an excess cash flow account as additional security for the Lockefield Gardens Mortgage Loan.

A “Cash Flow Sweep Event” will commence upon (i) the occurrence of an event of default under the related loan documents or the property management agreement, or (ii) the debt service coverage ratio based on the trailing 12-month period falling below 1.15x. A Cash Flow Sweep Event will continue until, in regard to clause (i) above, the Lockefield Gardens Mortgage Loan lender’s acceptance of a cure of such event of default under the related loan documents or the property management agreement (in such lender’s sole and absolute discretion) or the Lockefield Gardens Borrower’s entrance into a replacement property management agreement with a manager acceptable to the lender, or in regard to clause (ii) above, upon the date the debt service coverage ratio based on the trailing 12-month period is at least 1.25x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Environmental Matters. The Phase I environmental report dated August 16, 2017 identified a recognized environmental condition associated with the historical presence of a dry cleaner from as early as the mid-1980s until 2010. Additional testing was recommended to assess the potential vapor migration concern at the site. 125% of the estimated costs of testing and possible future mitigation were reserved. In addition, the lender received a commercial lender premises environmental liability policy from Great American E&S Insurance Company with a policy limit of $3,000,000 per incident and in the aggregate, a $50,000 self-insured retention and a term of approximately 13 years. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

Terrorism Insurance. The Lockefield Gardens Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

10950, 10960 and 10970 Sherman Way Burbank, CA 91505	Collateral Asset Summary – Loan No. 11 Plaza Del Sol	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$27,390,000 60.0% 2.12x 9.2%

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Société Générale			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Burbank, CA 91505
				General Property Type:	Mixed Use
Original Balance:	$27,390,000			Detailed Property Type:	Retail/Industrial
Cut-off Date Balance:	$27,390,000			Title Vesting:	Fee
% of Initial Pool Balance:	3.1%			Year Built/Renovated:	1984/2005-2006
Loan Purpose(1):	Recapitalization			Size:	165,528 SF
Borrower Sponsor:	BREIT Operating Partnership L.P.			Cut-off Date Balance per SF:	$165
Mortgage Rate:	4.0600%			Maturity Date Balance per SF:	$165
Note Date:	11/30/2017			Property Manager:	Shopcore Properties TRS Management LLC (borrower-related)
First Payment Date:	1/1/2018
Maturity Date:	12/1/2027
Original Term to Maturity	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI(4):	$2,518,752
Seasoning:	0 months			UW NOI Debt Yield:	9.2%
Prepayment Provisions(2):	YM0.5 (24); DEF/YM0.5 (91); O (5)			UW NOI Debt Yield at Maturity:	9.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	2.12x
Additional Debt Type:	N/A			Most Recent NOI(4):	$2,423,633 (9/30/2017 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$2,159,978 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$2,220,217 (12/31/2015)
Reserves(3)				Most Recent Occupancy:	100.0% (10/1/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	96.3% (12/31/2016)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	94.3% (12/31/2015)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$45,650,000 (10/20/2017)
TI/LC:	$0	Springing	$258,224	Cut-off Date LTV Ratio:	60.0%
Condo Assessment Reserve:	$0	Springing	$0	Maturity Date LTV Ratio:	60.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$27,390,000	59.3%	Purchase Price:	$45,650,000	98.8%
Borrower Equity:	$18,801,967	40.7%	Closing Costs:	$541,967	1.2%
Total Sources:	$46,191,967	100.0%	Total Uses:	$46,191,967	100.0%

(1)	See “The Mortgage Loan” and “The Property” below for further discussion of Loan Purpose.

(2)	On any payment date after the release date, the Plaza Del Sol Borrower (as defined below) may obtain the release of the Mortgaged Property from the lien of the mortgage encumbering such Mortgaged Property, provided, among others, the following conditions are satisfied: (i) (x) on any payment date prior to the release date or (y) on any payment date after the release date, (ii) with respect to (x) above, the borrower prepays an amount of principal equal to the release amount for the Mortgaged Property in question, together with a yield maintenance premium and with respect to (y) above, the borrower defeases an amount of principal equal to the release amount for the Mortgaged Property in question, and the borrower satisfies all of the requirements with respect to such defeasance including, without limitation, the rating agency comfort letter and opinion delivery requirements thereof; (iii) no event of default has or will be continuing; (iv) the borrower will remain a special purpose bankruptcy remote entity; (v) an amount such that the LTV of the Mortgage Loan for the Mortgaged Property then remaining subject to the liens of the mortgages does not exceed 125.0% and the applicable securitization will not fail to maintain its status as a REMIC trust; and (vi) the DSCR for all of the Mortgaged Property then remaining subject to the liens of the mortgages will be greater than or equal to 2.00x.

(3)	Monthly escrows are waived provided that (i) there has been no event of default has occurred and is continuing, (ii) no bankruptcy action of the Plaza Del Sol Borrower has occurred, (iii) as of the last day of a calendar quarter, the debt service coverage ratio is not less than 1.20x, and (iv) there has been no bankruptcy, insolvency, monetary default of a specified tenant or the termination, cancellation, and no failure of said tenant to extend or renew its lease has occurred.

(4)	The increase in UW NOI is primarily attributable to a decrease in year-over-year taxes due to the California proposition 13 reassessment for a sale and contractual rent steps through October 2018 totaling $33,202.

The Mortgage Loan. The eleventh largest mortgage loan (the “Plaza Del Sol Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $27,390,000. The Plaza Del Sol Mortgage Loan is secured by a first priority fee mortgage encumbering a 165,528 SF mixed use retail/industrial property located in Burbank, California (the “Plaza Del Sol Property”). The proceeds of the Plaza Del Sol Mortgage Loan along with equity contributions from the Plaza Del Sol Borrower were used to recapitalize the borrower sponsor’s recent acquisition of the Plaza Del Sol Property and pay closing costs.

The Borrower and the Borrower Sponsor. The borrower is BREIT PDS Property Owner LLC (the “Plaza Del Sol Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors. The Plaza Del Sol Borrower is wholly owned by BREIT Retail Holdings, LLC, which is owned by BREIT Operating Partnership, L.P., the borrower sponsor and non-recourse carveout guarantor for the Plaza Del Sol Mortgage Loan.

BREIT Operating Partnership, L.P. is a real estate investment trust managed by The Blackstone Group, L.P. (“Blackstone). Blackstone operates within four major sectors including real estate, private equity, hedge fund solutions, and credit, with $370 billion in assets under management. Blackstone is one of the world’s largest commercial real estate investors, with $104 billion of real estate assets under management as of June 30, 2017. In the real estate sector, Blackstone manages approximately 43.0 million SF of retail space, 24.0 million SF of industrial space, 53,000 multifamily units, and 197,000 hotel keys.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10950, 10960 and 10970 Sherman Way Burbank, CA 91505	Collateral Asset Summary – Loan No. 11 Plaza Del Sol	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$27,390,000 60.0% 2.12x 9.2%

The Property. The Plaza Del Sol Property is a 165,528 SF grocery-anchored, mixed use property located in Burbank, California, within the Los Angeles-Long Beach-Glendale Metropolitan Statistical Area. Built in 1984 and renovated in 2005-2006, the Plaza Del Sol Property consists of three single-story buildings consisting of 100,009 SF of retail space (60.4% of NRA, 70.8% of underwritten base rent) and 65,519 SF (39.6% of NRA, 29.2% of underwritten base rent) of warehouse/distribution center space. The Plaza Del Sol Property is situated on an 11.2-acre site along Sherman Way, a street on the northwest portion of Bob Hope Airport. The Plaza Del Sol Property was 100.0% leased as of October 1, 2017 to 23 tenants, including 20 retail tenants and three warehouse/distribution center tenants. The Plaza Del Sol Property is anchored by Vallarta Supermarket (45,000 SF, 27.2% of NRA), which took occupancy at the Plaza Del Sol Property in 2003 under a lease expiring on December 14, 2023. The other major retail tenant at the Plaza Del Sol Property is Planet Fitness (28,424 SF, 17.2% of NRA). Industrial/warehouse tenants at the Plaza Del Sol Property include Oakwood Worldwide (28,347 SF, 17.1% of NRA), WET Design (19,790 SF, 12.0% of NRA) and Diet to Go (17,382 SF, 10.5% of NRA). Sixteen (16) of the tenants at the Plaza Del Sol Property, representing 40.9% of NRA, have renewed their lease at least one time. Outside of the top five tenants, no other individual tenant comprises more than 2.4% of NRA or 3.6% of underwritten base rent.

Major Tenants.

Vallarta Supermarket (45,000 SF, 27.2% of NRA, 24.5% of underwritten base rent). Vallarta Supermarket occupies 45,000 SF under a lease that commenced December 15, 2003 and expires December 14, 2023, with one ten-year renewal option and no termination options. Founded in 1985, Vallarta Supermarkets is a Southern California based grocer providing a wide variety of Latin foods and products, including Latin-style meat cut to order, spices, ready-to-eat hot meals, sweet breads made daily and fresh produce in addition to traditional grocery store products. The privately owned company currently operates 49 stores throughout California and employs approximately 8,000 employees.

Planet Fitness (28,424 SF, 17.2% of NRA, 15.9% of underwritten base rent). Planet Fitness occupies 28,424 SF of retail space under a lease that commenced on March 10, 2016 and expires December 31, 2026 with two five-year renewal options and no termination options. Founded in 1992, Planet Fitness went public in 2015 and is traded on the NYSE under the symbol PLNT. Planet Fitness had a market capitalization of approximately $3.2 billion as of September 2017. As of March 31, 2017, the company had 1,367 owned and franchised locations in 48 states, the District of Columbia, Puerto Rico, the Dominican Republic and Canada.

Oakwood Worldwide (28,347 SF, 17.1% of NRA, 11.9% of underwritten base rent). Oakwood Worldwide occupies 28,347 SF of warehouse space under a lease that commenced March 1, 2017 and expires February 28, 2022 and has no termination options. Oakwood Worldwide is a provider of extended stay corporate housing and serviced apartments, accommodating approximately 100,000 guests per year.

WET Design (19,790 SF, 12.0% of NRA, 9.2% of underwritten base rent). WET Design occupies 19,790 SF of warehouse space under a lease that commenced April 1, 2017, expires March, 31 2022 and has no termination options. WET Design has produced over 200 fountains worldwide since it was founded in 1983. Headquartered in Sun Valley, California, their most famous fountain creations include the Fountains of Bellagio and the Dubai Fountain. WET Design uses water, fire, ice, fogs and lights in their fountain designs and holds over 60 patents.

Diet to Go (17,382 SF, 10.5% of NRA, 8.1% of underwritten base rent). Diet to Go occupies 17,382 SF of warehouse space under a lease that commenced June 8, 2017 and expires September 30, 2024, with two five-year renewal options and no termination options. Diet to Go is a meal delivery service offering low calorie, fresh and nutritionally balanced meals.

The following table presents certain information relating to the tenants at the Plaza Del Sol Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration

Anchor/Major Tenants
Vallarta Supermarket	NR/NR/NR	45,000	27.2%	$720,000	24.5%	$16.00	12/14/2023
Planet Fitness	NR/NR/NR	28,424	17.2%	$468,996	15.9%	$16.50	12/31/2026
Oakwood Worldwide	NR/NR/NR	28,347	17.1%	$350,369	11.9%	$12.36	2/28/2022
WET Design	NR/NR/NR	19,790	12.0%	$269,571	9.2%	$13.62	3/31/2022
Diet to Go	NR/NR/NR	17,382	10.5%	$239,872	8.1%	$13.80	9/30/2024
Subtotal/Wtd. Avg.		138,943	83.9%	$2,048,808	69.6%	$14.75
Other Tenants		26,585	16.1%	$894,907	30.4%	$33.66
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		165,528	100.0%	$2,943,715	100.0%	$17.78

(1)	Information is based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10950, 10960 and 10970 Sherman Way Burbank, CA 91505	Collateral Asset Summary – Loan No. 11 Plaza Del Sol	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$27,390,000 60.0% 2.12x 9.2%

The following table presents certain information relating to the lease rollover at the Plaza Del Sol Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	4	4,482	2.7%	2.7%	$30.52	$136,772	4.6%	4.6%
2019	1	1,000	0.6%	3.3%	$28.78	$28,779	1.0%	5.6%
2020	7	9,203	5.6%	8.9%	$32.97	$303,453	10.3%	15.9%
2021	2	3,700	2.2%	11.1%	$46.09	$170,520	5.8%	21.7%
2022	3	49,637	30.0%	41.1%	$13.54	$671,852	22.8%	44.5%
2023	1	45,000	27.2%	68.3%	$16.00	$720,000	24.5%	69.0%
2024	2	21,382	12.9%	81.2%	$16.24	$347,203	11.8%	80.8%
2025	2	2,700	1.6%	82.8%	$35.61	$96,139	3.3%	84.1%
2026	1	28,424	17.2%	100.0%	$16.50	$468,996	15.9%	100.0%
2027	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
2028 & Beyond	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	23	165,528	100.0%		$17.78	$2,943,715	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

The Market. The Plaza Del Sol Property is located in Burbank, California within the east San Fernando Valley area approximately 12.0 miles northwest of the Los Angeles central business district. Primary regional access to the Plaza Del Sol Property’s neighborhood is provided by Interstate 5 and Highway 170/134, which are northwest and southwest highways connecting the Plaza Del Sol Property to the central business district. The Plaza Del Sol Property is situated along Sherman Way, a major surface street on the northwest portion of the Hollywood Burbank Airport. The neighborhood surrounding the Plaza Del Sol Property is populated with commercial and residential development.

Retail:

According to a third party market research report, the Plaza Del Sol Property is located within the Greater Los Angeles retail market, which consisted of approximately 132.5 million SF of retail space as of the third quarter of 2017. The Plaza Del Sol Property is located within the Tri-Cities Regional submarket and within the Burbank local submarket. The Tri-Cities Regional submarket contained approximately 9.3 million SF of retail space as of the third quarter of 2017, with a vacancy rate of 2.3% and average lease rate of $28.20 PSF. The Burbank local submarket contained approximately 2.6 million SF of retail space as of the third quarter of 2017, with a vacancy rate of 0.6%, and an average lease rate of $26.76 PSF.

Industrial:

According to a third party market research report, the Plaza Del Sol Property is located within the Los Angeles County industrial market, which contained approximately 942.8 million SF of industrial space as of the third quarter of 2017. The Los Angeles County industrial market vacancy rate has declined from a peak of 3.1% in fourth quarter of 2010 to 1.2% in the second quarter of 2017.

The Burbank industrial local submarket had an inventory of 14.9 million SF, accounting for 8.6% of the industrial inventory of the Greater San Fernando Valley regional industrial submarket. The Burbank industrial local submarket vacancy rate of 0.7% is slightly below the Greater San Fernando Valley vacancy rate of 1.2%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10950, 10960 and 10970 Sherman Way Burbank, CA 91505	Collateral Asset Summary – Loan No. 11 Plaza Del Sol	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$27,390,000 60.0% 2.12x 9.2%

The following table presents certain demographic information relating to the Plaza Del Sol Property:

Statistic	3-mile Radius	5-mile Radius
Population
2010	242,046	558,288
2017 (estimated)	254,091	586,615
2022 (projected)	262,819	606,726
Annual % Increase 2010-2017	0.70%	0.71%
Annual % Increase 2017-2022 (projected)	0.68%	0.68%

Average Household Income
2017 (estimated)	$75,555	$86,034

Number of Family Households
2010	81,914	198,635
2017 (estimated)	85,483	206,737
2022 (projected)	88,198	213,001
Annual % Increase 2010-2017	0.61%	0.57%
Annual % Increase 2017-2022 (projected)	0.63%	0.60%

Source: Third Party Market Research Report

The following table presents comparable grocery anchor leases with respect the Plaza Del Sol Property:

Comparable Grocery Anchor Leases
Property – Tenant Name	Property Address	Size (SF)	Proximity	Lease Term (Years)	Rent	Lease Type
Plaza Del Sol Property – Vallarta Supermarket	10950, 10960, 10970 Sherman Way Burbank, CA	45,000(1)	-	20	$16.00(1)	NNN(1)
Garden Grove Promenade – Aldi	9901 Chapman Avenue Garden Grove, CA	21,493	43 miles	15	$12.60	NNN
Bixby Knolls Shopping Center – Smart & Final Extra	4552 Atlantic Avenue Long Beach, CA	30,000	37 miles	15	$18.24	NNN
Orchard Village Plaza – Aldi	24820 Orchard Village Road Santa Clarita, CA	20,017	18 miles	15	$19.92	NNN
Sun Valley Marketplace – Grocery Outlet	8920 Glenoaks Blvd Sun Valley, CA	13,457	2.3 miles	10	$18.72	NNN

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10950, 10960 and 10970 Sherman Way Burbank, CA 91505	Collateral Asset Summary – Loan No. 11 Plaza Del Sol	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$27,390,000 60.0% 2.12x 9.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Plaza Del Sol Property:

Cash Flow Analysis
	2014(1)	2015	2016	9/30/2017 TTM	UW	UW PSF
Base Rent(2)	N/A	$2,366,866	$2,311,840	$2,647,493	$2,943,715	$17.78
Total Recoveries	N/A	$749,209	$775,835	$771,410	$967,081	$5.84
Other Income	N/A	$4,803	$4,295	$4,137	$4,137	$0.02
Less Vacancy & Credit Loss	N/A	$0	$0	$0	($195,747)	($1.18)
Effective Gross Income	N/A	$3,120,877	$3,091,969	$3,423,040	$3,719,187	$22.47
Total Expenses	N/A	$900,661	$931,991	$999,408	$1,200,435	$7.25
Net Operating Income	N/A	$2,220,217	$2,159,978	$2,423,633	$2,518,752	$15.22
Capital Expenditures	N/A	$0	$0	$0	$41,382	$0.25
TI/LC	N/A	$0	$0	$0	$82,764	$0.50
Net Cash Flow	N/A	$2,220,217	$2,159,978	$2,423,633	$2,394,606	$14.47

Occupancy %	N/A	94.3%	96.3%	97.4%	95.0%
NOI DSCR	N/A	1.97x	1.92x	2.15x	2.23x
NCF DSCR	N/A	1.97x	1.92x	2.15x	2.12x
NOI Debt Yield	N/A	8.1%	7.9%	8.8%	9.2%
NCF Debt Yield	N/A	8.1%	7.9%	8.8%	8.7%

(1)	The Plaza Del Sol Property was acquired in October 2017 and the previous owner did not provide 2014 financial information to the borrower sponsor.

(2)	UW Base Rent is based on the underwritten rent roll dated October 1, 2017 and includes contractual rent steps through October 2018 totaling $33,202.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Various Brooklyn, NY 11222	Collateral Asset Summary – Loan No. 12 Greenpoint Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,400,000 58.4% 1.40x 6.8%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CCRE			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Brooklyn, NY 11222
				General Property Type(3):	Multifamily
Original Balance:	$25,400,000			Detailed Property Type:	Mid Rise
Cut-off Date Balance:	$25,400,000			Title Vesting:	Fee
% of Initial Pool Balance:	2.9%			Year Built/Renovated:	Various
Loan Purpose:	Refinance			Size(3):	73 Units
Borrower Sponsor:	Joshua Gotlib			Cut-off Date Balance per Unit:	$347,945
Mortgage Rate:	4.7700%			Maturity Date Balance per Unit:	$347,945
Note Date:	11/1/2017			Property Manager:	Nieuw Amsterdam Property Management, LLC (borrower-related)
First Payment Date:	12/6/2017
Maturity Date:	11/6/2022
Original Term to Maturity:	60 months
Original Amortization Term:	0 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI:	$1,721,632
Prepayment Provisions(1):	LO (25); DEF (31); O (4)			UW NOI Debt Yield:	6.8%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI Debt Yield at Maturity:	6.8%
Additional Debt Type:	N/A			UW NCF DSCR:	1.40x
Additional Debt Balance:	N/A			Most Recent NOI(4):	N/A
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(4):	N/A
Reserves				3rd Most Recent NOI(4):	N/A
Type	Initial	Monthly	Cap	Most Recent Occupancy:	98.6% (10/30/2017)
RE Tax:	$198,500	$39,700	N/A	2nd Most Recent Occupancy(4):	N/A
Insurance:	$46,814	$4,973	N/A	3rd Most Recent Occupancy(4):	N/A
Replacements(2):	$60,750	Springing	$60,750	Appraised Value (as of):	$43,500,000 (10/3/2017)
TI/LC(2):	$17,439	Springing	$17,439	Cut-off Date LTV Ratio:	58.4%
Immediate Repairs:	$8,010	$0	N/A	Maturity Date LTV Ratio:	58.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$25,400,000	100.0%	Loan Payoff:	$18,013,900	70.9%
			Reserves:	$331,513	1.3%
			Closing Costs:	$444,048	1.7%
			Return of Equity(5):	$6,610,539	26.0%
Total Sources:	$25,400,000	100.0%	Total Uses:	$25,400,000	100.0%

(1)	Following the lockout period, one or more individual Borrowers (as defined below) may obtain the release of one or more individual Greenpoint Multifamily Portfolio Properties (as defined below) upon a bona fide third-party sale, provided among other things: (i) after the partial release, (a) the debt service coverage ratio is at least 1.55x and (b) the loan-to-value ratio is not greater than 55.0% and (ii) the Greenpoint Multifamily Portfolio Borrower (as defined below) delivers defeasance collateral to the lender in an amount equal to 115% of the Allocated Cut-off Date Balance (identified in the “Portfolio Summary” chart below) of each such individual Greenpoint Multifamily Portfolio Property to be released.

(2)	The Greenpoint Multifamily Portfolio Borrower is required to escrow monthly (i) $1,666 into a replacements reserve on each payment date that the balance in such reserve falls below $30,000, until such balance is $60,750 and (ii) $484 into a TI/LC reserve at any time the balance in such reserve falls below $10,000, until such balance is $17,439.

(3)	The Greenpoint Multifamily Portfolio Properties also includes 14 commercial units totaling 11,626 SF that are not included in total units and represents 16.3% of the effective gross income.

(4)	Since acquisition in February 2017, the borrower sponsor has invested approximately $900,000 ($20,455 per renovated unit) into completely renovating 44 units (60.3% of total units). As a result, historical cash flows and occupancy are not available.

(5)	The Greenpoint Multifamily Portfolio Properties were purchased in February 2017 by the borrower sponsor for an acquisition basis of $31.2 million.

The Mortgage Loan. The twelfth largest mortgage loan (the “Greenpoint Multifamily Portfolio Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $25,400,000. The Greenpoint Multifamily Portfolio Mortgage Loan is secured by a first priority fee mortgage encumbering eight multifamily walk-up properties consisting of 73 multifamily units and 14 commercial units, located in Brooklyn, New York (the “Greenpoint Multifamily Portfolio Properties”). The proceeds of the Greenpoint Multifamily Portfolio Mortgage Loan were used to refinance existing debt encumbering the Greenpoint Multifamily Portfolio, fund reserves, pay closing costs and return equity to the borrower sponsor.

The Borrowers and the Borrower Sponsor. The borrowers are BSP SMK 3 LLC, BSP SMK 5 LLC, BSP SMK 657 LLC, BSP SMK 661 LLC, BSP SMK 667 LLC, BSP SMK 669 LLC, BSP SMK 673 LLC and BSP SMK King LLC (each, a “Borrower,” collectively, the “Greenpoint Multifamily Portfolio Borrower”). Each Borrower is a single purpose entity. The non-member manager of each Borrower, Black Spruce Management LLC (“Black Spruce”) is directly owned and controlled by the guarantor. Legal counsel to the Greenpoint Multifamily Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Greenpoint Multifamily Portfolio Mortgage Loan.

The borrower sponsor and non-recourse guarantor is Joshua Gotlib. In 2009, Mr. Gotlib co-founded Black Spruce, a real estate company that focuses on the acquisition and management of multifamily rentals in the five boroughs of New York City. Mr. Gotlib currently oversees all aspects of the business and is the chairman of the investment committee. Since inception, Black Spruce has acquired over $225 million of properties representing over 2,000 units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Brooklyn, NY 11222	Collateral Asset Summary – Loan No. 12 Greenpoint Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,400,000 58.4% 1.40x 6.8%

Prior to co-founding Black Spruce, from 2007 to 2009, Mr. Gotlib purchased, rehabilitated and sold over 50 distressed residential assets in Upper Manhattan. Black Spruce’s current portfolio consists of 54 properties in the New York metropolitan area with a total value of approximately $546.3 million.

The Properties. The Greenpoint Multifamily Portfolio Properties are comprised of eight multifamily properties containing 73 multifamily units and 14 commercial units located in the Greenpoint neighborhood of Brooklyn, New York. The Greenpoint Multifamily Portfolio Properties are located on one block that is defined by Driggs Avenue, Sutton Street, Kingsland Avenue and Meeker Avenue. The immediate area is primarily residential with similar walk-up apartment buildings that contain commercial units on the ground floor.

The Greenpoint Multifamily Portfolio Properties were constructed between 2001 and 2008 and renovated in 2016 and 2017. Since acquiring the Greenpoint Multifamily Portfolio Properties in February 2017 for $27.2 million, the borrower sponsor has invested approximately $900,000 ($20,455 per renovated unit) into renovating 44 units (60.3% of total units). The renovation included new flooring, kitchens, bathrooms, paint and general update of all the renovated apartments. The 44 renovated units are renting at an overall 27.6% premium versus the un-renovated apartments. As of October 30, 2017, the Greenpoint Multifamily Portfolio Properties were 98.6% occupied.

The following table presents certain information relating to the Greenpoint Multifamily Portfolio Properties.

Portfolio Summary
Property Name	Location	Year Built/ Renovated	Total Units	UW NCF(1)	% of UW NCF(1)	Allocated Cut-off Date Balance	% Allocated Cut-off Date Balance	Appraised Value	Purchase Price
164-166 Kingsland	Brooklyn, NY	2008/2016-2017	16	$434,375	25.2%	$6,414,534	25.3%	$10,970,000	$6,600,000
673 Meeker Ave	Brooklyn, NY	2001/2017	10	$211,139	12.3%	$3,132,562	12.3%	$5,360,000	$3,300,000
657 Meeker Ave	Brooklyn, NY	2003/2017	10	$208,603	12.1%	$3,085,387	12.1%	$5,250,000	$3,500,000
669 Meeker Ave	Brooklyn, NY	2002/2017	9	$201,915	11.7%	$2,985,543	11.8%	$5,090,000	$3,100,000
3 Sutton Street	Brooklyn, NY	2001/2017	7	$192,816	11.2%	$2,867,249	11.3%	$5,000,000	$2,600,000
5 Sutton Street	Brooklyn, NY	2001/2017	7	$175,200	10.2%	$2,593,182	10.2%	$4,430,000	$2,900,000
661 Meeker Ave	Brooklyn, NY	2003/2017	7	$146,543	8.5%	$2,157,802	8.5%	$3,700,000	$2,450,000
667 Meeker Ave	Brooklyn, NY	2004/2017	7	$151,042	8.8%	$2,163,741	8.5%	$3,700,000	$2,750,000
Total/Wtd. Avg.			73	$1,721,632	100.0%	$25,400,000	100.0%	$43,500,000	$27,200,000

(1)	Information is based on the underwritten rent roll.

The table below shows the consolidated unit mix at the Greenpoint Multifamily Portfolio Properties:

Greenpoint Multifamily Portfolio Properties Unit Mix Summary(1)
Floor Plan	No. of Units	% of Total Units	Occupied Total Units	Total Occupancy	Avg. Unit Size (SF)	Avg. UW Monthly Rent per Unit	Total Size (SF)
Studio	7	9.6%	7	100.0%	351	$1,732	2,457
1 Bedroom	37	50.7%	37	100.0%	473	$2,360	17,518
2 Bedroom	27	37.0%	26	96.3%	562	$2,596	15,174
3 Bedroom	1	1.4%	1	100.0%	817	$3,250	817
4 Bedroom	1	1.4%	1	100.0%	1725	$5,000	1725
Total/Wtd. Avg.	73	100.0%	72	98.6%	516	$2,436	37,691

(1)	Information is based on the borrower rent roll dated.

The Market. The Greenpoint Multifamily Portfolio Properties are located in the Greenpoint neighborhood within Brooklyn, New York. Greenpoint is located in the northernmost portion of Brooklyn and is bordered on the southwest by Williamsburg, the southeast by the Brooklyn-Queens Expressway and East Williamsburg, on the north by Newton Creek and Long Island City, Queens and by the East River on the west. The immediate area is predominantly residential and is surrounded by similar walk-up apartment buildings with ground floor retail space and the local area has a mix of commercial uses. The neighborhood is accessible with bus service available along Meeker and Kingsland Avenue. The Greenpoint Multifamily Portfolio Properties are located two blocks south of Nassau Avenue with access to the G Train, which runs from Queens to South Brooklyn and provides linkage points in Long Island City to Midtown Manhattan. Major traffic arteries include Interstate 495 and the Brooklyn Queens Expressway.

Greenpoint was founded as a predominantly industrial market and still retains some of its industrial background as high-tech companies are purchasing or renting former industrial warehouses. Franklin Street, which is approximately 1.3 miles northwest of the Greenpoint Multifamily Portfolio Properties, has developed its own commercial district with bars, restaurants, coffee shops and clothing boutiques and attracts many architects and graphic designer offices. Manhattan Avenue, which is 0.5 miles west of the Greenpoint Multifamily Portfolio Properties, is predominantly a retail strip.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Brooklyn, NY 11222	Collateral Asset Summary – Loan No. 12 Greenpoint Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,400,000 58.4% 1.40x 6.8%

According to the appraisal, Brooklyn is considered a business hub with a diverse economy that has strong influences in manufacturing, trade, energy, transportation, education and health services. Over the past ten years, Greenpoint and overall Brooklyn have seen an increased level of construction. Due to lack of vacant land, most development occurs when industrial properties are demolished or converted into alternate uses. Multifamily uses are in high demand as population trends continue to increase in Brooklyn as young professionals are priced out of Manhattan and other northern Brooklyn neighborhoods such as Williamsburg and Park Slope.

Since 2007, the Kings County multifamily submarket inventory has increased by 57.8% and the average asking rent has increased by 71.2% from $1,374 per unit to $2,352 per unit in 2016. In Q2 2017, the Kings County vacancy rate was 4.9% and the Q3 2017 Greenpoint vacancy rate was 2.2%.

King County Multifamily Historical Statistics(1)
Period	Supply (Units)	New Supply (Units)	Net Absorption (Units)	Vacancy	Asking Rent Per Unit
2007	19,746	268	172	3.2%	$1,374
2008	19,866	120	394	1.8%	$1,440
2009	20,351	485	355	2.4%	$1,392
2010	21,642	1,291	1,175	2.8%	$1,514
2011	22,535	893	1,019	2.1%	$1,618
2012	22,812	277	372	1.7%	$1,712
2013	24,381	1,569	1,194	3.1%	$1,882
2014	26,618	2,237	1,968	3.9%	$2,067
2015	28,097	1,479	1,742	2.7%	$2,215
2016	31,160	3,063	2,459	4.4%	$2,352
CAGR	4.7%				5.5%

Source: Appraisal

For the Greenpoint Multifamily Portfolio Properties, the appraisal concluded a studio market rent of $2,000, one-bedroom market rent of $2,800, a two-bedroom market rent of $3,000, a three-bedroom market rent of $3,500 and a four-bedroom market rent of $5,200, for an overall blended market rent of $2,775. The underwritten average rent for the Greenpoint Multifamily Portfolio Properties is 12.2% below the concluded market rent due to the 29 units that have yet to be renovated.

Comparable rental properties to the Greenpoint Multifamily Portfolio Properties are shown in the table below:

Greenpoint Rent Comparables
	Greenpoint Multifamily Portfolio Properties(1)		Market Comparables(2)
Bedroom Type	No. of Units	Avg. UW Monthly Rent Per Unit	No. of Units	Avg. Comparable Monthly Rent Per Unit
Studio	7	$1,732	195	$2,203
1 Bedroom	37	$2,360	65	$2,825
2 Bedroom	27	$2,596	65	$3,335
3 Bedroom	1	$3,250	40(3)	$4,395(3)
4 Bedroom	1	$5,000	NAV	NAV
Total/Wtd. Avg.	73	$2,436	NAP	$3,190

(1)	Information is based on the underwritten rent roll.

(2)	Information is based on the appraisal.

(3)	The appraisal concluded a blended number of market units and average rent for the three and four bedrooms.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Brooklyn, NY 11222	Collateral Asset Summary – Loan No. 12 Greenpoint Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,400,000 58.4% 1.40x 6.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Greenpoint Multifamily Portfolio Properties:

Cash Flow Analysis(1)

	2014(1)	2015(1)	2016(1)	TTM(1)	UW	UW per Unit
Gross Potential Rent(2)	N/A	N/A	N/A	N/A	$2,163,576	$29,638
Total Other Income(3)	N/A	N/A	N/A	N/A	$427,106	$5,851
Less Vacancy & Credit Loss(4)	N/A	N/A	N/A	N/A	($77,198)	($1,058)
Effective Gross Income	N/A	N/A	N/A	N/A	$2,513,485	$34,431
Total Operating Expenses(5)	N/A	N/A	N/A	N/A	$791,853	$10,847
Net Operating Income	N/A	N/A	N/A	N/A	$1,721,632	$23,584
Capital Expenditures	N/A	N/A	N/A	N/A	$0	$0
Net Cash Flow	N/A	N/A	N/A	N/A	$1,721,632	$23,584

Occupancy %	N/A	N/A	N/A	N/A	98.6%
NOI DSCR	N/A	N/A	N/A	N/A	1.40x
NCF DSCR	N/A	N/A	N/A	N/A	1.40x
NOI Debt Yield	N/A	N/A	N/A	N/A	6.8%
NCF Debt Yield	N/A	N/A	N/A	N/A	6.8%

(1)	The Greenpoint Multifamily Portfolio Properties were purchased in February 2017 by the borrower sponsor for an acquisition basis of $31.2 million. Since February 2017, the borrower sponsor has invested approximately $900,000 ($20,455 per renovated unit) into completely renovating 44 units (60.3% of total units). As such, historical operating performance and historical occupancy information are not available.

(2)	UW Gross Potential Rent is based on the underwritten rent roll for 73 apartment units, which reflects a physical occupancy of 98.6%.

(3)	Total Other Income includes income produced from the commercial units and $17,424 from the T-Mobile Antenna income from the 669 Meeker Avenue property.

(4)	Vacancy was underwritten to 3.0% for the multifamily units and commercial units which is greater than the appraisal’s concluded vacancy of 2.7% and greater than Greenpoint submarket vacancy of 2.2%.

(5)	UW Total Operating Expenses are based on the provided budget for real estate taxes, property insurance, utilities, repairs and maintenance, 2% contractual fee and payroll and benefits.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7100 Market Place Drive Aurora, OH 44202	Collateral Asset Summary – Loan No. 13 Marketplace at Four Corners	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 72.4% 1.33x 9.1%

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	CCRE			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Aurora, OH 44202
				General Property Type:	Retail
Original Balance(1):	$25,000,000			Detailed Property Type:	Anchored
Cut-off Date Balance(1):	$25,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	2.8%			Year Built/Renovated:	2002, 2004/N/A
Loan Purpose:	Refinance			Size(5):	525,708 SF
Borrower Sponsors:	John R. McGill; John R. McGill Family Trust			Cut-off Date Balance per SF(1):	$80
				Maturity Date Balance per SF(1):	$66
Mortgage Rate:	4.9160%			Property Manager:	MJM Property Management and Development LLC (borrower-related)
Note Date:	11/9/2017
First Payment Date:	1/6/2018
Maturity Date:	12/6/2027
Original Term to Maturity	120 months
Original Amortization Term:	360 months
IO Period:	0 months
Seasoning:	0 months			Underwriting and Financial Information
Prepayment Provisions:	LO (24); DEF (91); O (5)			UW NOI:	$3,819,509
Lockbox/Cash Mgmt Status(2):	Hard/Springing			UW NOI Debt Yield(1):	9.1%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	11.1%
Additional Debt Balance(1):	$17,000,000			UW NCF DSCR(1):	1.33x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI:	$3,915,035 (8/31/2017 TTM)
Reserves				2nd Most Recent NOI:	$3,890,306 (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$3,895,318 (12/31/2015)
RE Tax:	$321,300	$45,900	N/A	Most Recent Occupancy:	98.9% (9/6/2017)
Insurance:	$75,771	$5,829	N/A	2nd Most Recent Occupancy:	98.6% (12/31/2016)
Immediate Repairs:	$18,750	$0	N/A	3rd Most Recent Occupancy:	98.4% (12/31/2015)
Replacements:	$0	$6,834	N/A	Appraised Value (as of)(6):	$58,000,000 (10/3/2017)
TI/LC(3):	$0	$39,000	$1,000,000	Cut-off Date LTV Ratio(1)(6):	72.4%
Dicks Reserve Fund(4):	$750,000	$0	N/A	Maturity Date LTV Ratio(1)(6):	59.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$42,000,000	91.4%	Loan Payoff:	$44,279,121	96.4%
Borrower Equity:	$3,945,887	8.6%	Reserves:	$1,165,821	2.5%
			Closing Costs:	$500,944	1.1%
Total Sources:	$45,945,887	100.0%	Total Uses:	$45,945,887	100.0%

(1)	The Marketplace at Four Corners Mortgage Loan (as defined below) is part of the Marketplace at Four Corners Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance of $42,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate original principal balance of the promissory notes comprising the Marketplace at Four Corners Whole Loan.

(2)	Cash Management will be required upon a “Cash Management Trigger Event”, which will occur upon (i) an event of default, (ii) any bankruptcy action of the Marketplace at Four Corners Borrower, the guarantor or property manager, (iii) a debt service coverage ratio based on the trailing 12-month period falling below 1.15x for two consecutive quarters, or (v) a Lease Trigger Event. A “Lease Trigger Event” will occur (i) on the earlier of (a) six months (Kohl’s lease) or 12 months (Walmart lease) prior to the related expiration date or (b) the date on which Walmart, Kohl’s, Dick’s Sporting Goods or any other tenant occupying the space currently occupied by such tenant or tenants (each, a “Occupancy Reserve Tenant” and each related lease, a “Occupancy Reserve Lease”), is required to give notice that it will renew or terminate its lease or (ii) with respect to any Occupancy Reserve Tenant, if such tenant (a) fails to continuously operate, (b) is subject to bankruptcy action, (c) gives notice that it will terminate its Occupancy Reserve Lease, (d) gives notice that it will sublease the demised premises and co-tenancy clauses are triggered, or (e) such lease is terminated or expires.

(3)	The monthly TI/LC deposit will be $39,000 for the first 12 payment dates. Thereafter, the monthly TI/LC deposit will be reduced to $14,000.

(4)	The Dick’s Reserve Fund contains the $750,000 lease incentive payment that is due to Dick’s Sporting Goods on February 1, 2018 pursuant to the Dick’s Sporting Goods lease, which amount will be released directly to the tenant in accordance with the Loan Agreement.

(5)	Size includes the Walmart improvements (192,390 SF), which improvements are owned by the tenant.

(6)	The Appraised Value, Cut-off Date LTV Ratio, and Maturity LTV Ratio are based on the “As-Is” appraised value of $58,000,000 as of October 3, 2017; The Marketplace at Four Corners Property was under a contract for sale dated October 19, 2017, for an agreed purchase price of $56,000,000. The Cut-off Date LTV Ratio and Maturity LTV Ratio calculated based upon such agreed price are 75.0% and 61.5%, respectively.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Marketplace at Four Corners Mortgage Loan”) is part of a whole loan (the “Marketplace at Four Corners Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal balance of $42,000,000. The Marketplace at Four Corners Whole Loan is secured by a first priority fee mortgage encumbering a 525,708 SF anchored shopping center located in Aurora, Ohio (the “Marketplace at Four Corners Property”). Promissory Note A-1, with an original principal balance of $25,000,000, represents the Marketplace at Four Corners Mortgage Loan and will be included in the UBS 2017-C7 Trust. Promissory Note A-2, with an original principal balance of $17,000,000, was contributed to the UBS 2017-C6 Trust. The Marketplace at Four Corners Whole Loan was initially serviced pursuant to the pooling and servicing agreement for the UBS 2017-C6 Trust, and from and after the securitization of Promissory Note A-1, will be serviced pursuant to the pooling and servicing agreement

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7100 Market Place Drive Aurora, OH 44202	Collateral Asset Summary – Loan No. 13 Marketplace at Four Corners	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 72.4% 1.33x 9.1%

for the UBS 2017-C7 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Marketplace at Four Corners Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$25,000,000	$25,000,000	UBS 2017-C7	Yes
Note A-2	$17,000,000	$17,000,000	UBS 2017-C6(1)	No
Total	$42,000,000	$42,000,000

(1)	Promissory Note A-2 is expected to be contributed to the UBS 2017-C6 Trust.

The proceeds of the Marketplace at Four Corners Whole Loan, together with $3,945,887 in borrower equity, were used to refinance an existing loan, fund reserves and pay closing costs.

The Borrower and the Borrower Sponsors. The borrower is Four Corners Shopping Center, LLC (the “Marketplace at Four Corners Borrower”) a single-purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors. The nonrecourse carveout guarantors and borrower sponsors of the Marketplace at Four Corners Loan are John R. McGill and the John R. McGill Family Trust on a joint and several basis.

John R. McGill is the founder of McGill Property Group (“MPG”). John McGill previously worked as the vice president of development for Developers Diversified Realty until 1999 where he was responsible for oversight of all new development nationally. In 2004, John McGill founded MPG with his son Matt and currently, MPG’s commercial real estate portfolio comprises 6 commercial retail properties.

The Property. The Marketplace at Four Corners Property is a 525,708 SF anchored retail center located in Aurora, Ohio, within the Cleveland-Elyria MSA, approximately 24 miles southeast of downtown Cleveland. The improvements consist of seven buildings and two out parcels that were constructed in 2002 and 2004. The Marketplace at Four Corners Property is situated on an approximately 84.6-acre site with 2,057 surface parking spaces (6.30 per 1,000 SF). As of September 6, 2017, the Marketplace at Four Corners Property was 98.9% leased by a mix of 26 national, regional and local tenants. The Marketplace at Four Corners Property is anchored by Walmart (192,390 SF) (leased fee) and Kohl’s (86,584 SF), and features other major tenants including Dick’s Sporting Goods (50,000 SF), Marshalls (30,000 SF), Big Lots (27,117 SF), HomeGoods (25,606 SF), and PetSmart (19,583 SF). Additionally, the Marketplace at Four Corners Property is shadow-anchored by Home Depot and Target, which are located directly across Aurora Road. The remaining tenant base is comprised of national, regional and local tenants, with no remaining tenant occupying greater than 2.8% of the Marketplace at Four Corners Property’s net rentable area (“NRA”).

Major Tenants.

Walmart (192,390 SF, 36.6% of NRA, 12.9% of underwritten base rent). Walmart is a mass retail and wholesale merchandiser of consumer products and is headquartered in Bentonville, Arkansas. Walmart operates 11,695 stores under 59 banners in 28 countries and operates e-commerce websites in 11 countries while serving approximately 260.0 million customers weekly, as of fiscal year-end 2016. Walmart has been a tenant at the Marketplace at Four Corners Property since 2003 under a ground lease that commenced January 1, 2003 and expires December 31, 2022, with 14, five-year renewal options and no termination options. Walmart owns the improvements on the Walmart parcel.

Kohl’s (86,584 SF, 16.5% of NRA, 17.5% of underwritten base rent). Kohl’s is a retail department store which offers national brand and private label apparel, footwear, accessories, beauty products, and home products. Headquartered in Menomonee Falls, Wisconsin, Kohl’s operates in 49 states with 1,154 stores which encompass over 82.8 million SF of selling space as of fiscal year-end 2016. The prototype Kohl’s store is approximately 88,000 gross SF and services a trade area of 150,000 to 200,000 people. Kohl’s does operate a smaller store which is typically 55,000 to 68,000 SF and serves 100,000 to 150,000 people. The typical store lease has an initial term of 20 to 25 years with four to eight renewal options for consecutive five-year terms. In fiscal year 2016, Kohl’s earned approximately $18.7 billion in revenue and had a net income of approximately $556.0 million. Kohl’s has been a tenant at the Marketplace at Four Corners Property since 2002 under a lease that commenced February 1, 2002. Kohl’s renewed in 2017 on a ten-year lease that expires January 31, 2027, with five, five-year renewal options and no termination options.

Dick’s Sporting Goods (50,000 SF, 9.5% of NRA, 16.1% of underwritten base rent). Dick’s Sporting Goods is a sporting goods retailer which offers sports equipment, apparel, footwear, and accessories. Headquartered in Coraopolis, Pennsylvania, Dick’s Sporting Goods operates 797 stores in total including 676 Dick’s Sporting Goods stores and 121 specialty stores with a total of approximately 39.3 million SF, as of fiscal year-end 2016. The specialty stores include Golf Galaxy and Field & Stream banners. A store is typically located in shopping centers in regional shopping areas, as well as freestanding locations and in malls. A store typical has an initial lease term of 10 to 15 years with most leases containing multiple five-year renewal options. Dick’s Sporting Goods earned approximately $7.9 billion in revenue and approximately $287.4 million in net income in fiscal year 2016. Dick’s Sporting Goods has been a tenant at the Marketplace at Four Corners Property since 2003 under a lease that commenced February 1, 2003. Dick’s extended in 2016 and the new lease expires January 31, 2028, with three, five-year renewal options and no termination options.

Marshalls (30,000 SF, 5.7% NRA, 8.3% of underwritten base rent). Marshalls is a subsidiary of the TJX Companies. The TJX Companies is an off-price apparel and home fashions retailer. Headquartered in Framingham, Massachusetts, the TJX Companies operates 3,812 stores in the United States and internationally comprising of approximately 83.8 million SF, as of fiscal year-end 2016. The four segments of the TJX Companies include Marmaxx, HomeGoods, TJX Canada and TJX International. The TJX Companies earned approximately $33.2 billion in revenue and approximately $2.3 billion in net income in fiscal year 2016. Marshalls has been a tenant at the Marketplace at Four Corners Property since 2002 under a lease that commenced on September 26, 2002 with, two, five-year renewal options that have been exercised, resulting in an expiration of January 31, 2023. Marshalls has no termination options, except that if Walmart or a replacement store (as described in the Marshalls lease) is not open for business for more than 30 consecutive days, Marshalls has the right to terminate its lease or pay reduced rent in an amount equal to the lesser of (i) the minimum rent otherwise due for such month or (ii) 2% of gross sales for such month.

Big Lots (27,117 SF, 5.2% of NRA, 4.3% of underwritten base rent). Big Lots is a retailer of merchandise, food, furniture, home furnishings and everyday items. Headquartered in Columbus, Ohio, Big Lots employs over 35,000 and operates over 1,400 store in 47 states. Big Lots has been a tenant at the Marketplace at Four Corners Property since 2010. Recently the tenant renewed through January 31, 2022, with four, five-year renewal options. Big Lots

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7100 Market Place Drive Aurora, OH 44202	Collateral Asset Summary – Loan No. 13 Marketplace at Four Corners	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 72.4% 1.33x 9.1%

has the right under its lease to reduce income by 50% (the “Alternate Rent”) if at any time during the lease term, at least 70% of the Marketplace at Four Corners Property GLA is not open and operating for six consecutive months (the “Threshold Requirement”), until such time that the Threshold Requirement is satisfied; provided however, if after 12 months of paying Alternate Rent, the Threshold Requirement is not satisfied, then the tenant has the option to terminate its lease with 90 days’ notice.

The following table presents a summary regarding the largest tenants at the Marketplace at Four Corners Property.

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	% of Collateral SF	Annual UW Base Rent	% of Annual UW Base Rent	Annual UW Base Rent PSF(3)	Most Recently Reported Sales		Occ. Cost %(5)	Lease Expiration
							$(4)	PSF
Anchor Tenants
Walmart(6)	AA/Aa2/AA	192,390	36.6%	529,433	12.9%	$2.75	N/A	N/A	N/A	12/31/2022
Kohl’s	BBB/Baa2/BBB-	86,584	16.5%	720,838	17.5%	$8.33	N/A	N/A	N/A	1/31/2027
Anchor Tenants Subtotal/Wtd. Avg.		278,974	53.1%	$1,250,271	30.3%	$4.48

Major Tenants
Dick’s Sporting Goods	NR/NR/NR	50,000	9.5%	662,500	16.1%	$13.25	N/A	N/A	N/A	1/31/2028
Marshalls	NR/A2/A+	30,000	5.7%	342,000	8.3%	$11.40	$9,242,869	$308	5.0%	1/31/2023
Big Lots	NR/NR/BBB	27,117	5.2%	176,261	4.3%	$6.50	N/A	N/A	N/A	1/31/2022
Major Tenants Subtotal/Wtd. Avg.		107,117	20.4%	$1,180,761	28.7%	$11.02

Other Tenants(7)		131,119	24.9%	$1,688,873	41.0%	$12.88
Vacant Space		8,498	1.6%	$0	0.0%	$0.00
Total/Wtd. Avg.		525,708	100.0%	4,119,904	100.0%	$7.97

(1)	Information is based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant Name” field whether or not the parent company guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Most Recently Reported Sales $ reflects the 12-month period ending January 1, 2017.

(5)	Occ. Cost % is based on the contractual rent as of the underwritten rent roll and underwritten reimbursements divided by most recently reported sales.

(6)	Walmart owns the improvements on the 192,390 SF parcel.

(7)	Certain other tenants may have co-tenancy provisions tied to the occupancy of anchor tenants or other major tenants, which co-tenancy provisions may permit such tenants to reduce rent or terminate its lease.

The following table presents certain information relating to the lease rollover at the Marketplace at Four Corners Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	3	5,715	1.1%	1.1%	$19.29	$110,220	2.7%	2.7%
2019	0	0	0.0%	1.1%	$0.00	$0	0.0%	2.7%
2020	3	12,045	2.3%	3.4%	$19.33	$232,788	5.7%	8.3%
2021	3	10,400	2.0%	5.4%	$14.62	$152,000	3.7%	12.0%
2022	6	228,718	43.5%	48.9%	$3.77	$863,311	21.0%	33.0%
2023	2	51,300	9.8%	58.6%	$11.13	$570,975	13.9%	46.8%
2024	2	40,376	7.7%	66.3%	$8.50	$343,196	8.3%	55.2%
2025	0	0	0.0%	66.3%	$0.00	$0	0.0%	55.2%
2026	2	6,229	1.2%	67.5%	$14.62	$91,064	2.2%	57.4%
2027	3	92,844	17.7%	85.1%	$9.21	$854,938	20.8%	78.1%
2028 & Beyond	2	69,583	13.2%	98.4%	$12.95	$901,413	21.9%	100.0%
Vacant	0	8,498	1.6%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	26	525,708	100.0%		$7.97	$4,119,904	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7100 Market Place Drive Aurora, OH 44202	Collateral Asset Summary – Loan No. 13 Marketplace at Four Corners	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 72.4% 1.33x 9.1%

The Market. The Marketplace at Four Corners Property is located in Aurora, Ohio in Geauga County, within the Cleveland-Elyria MSA approximately 24 miles southeast of the Cleveland central business district and approximately 26 miles northeast of Akron. The Cleveland-Elyria MSA is the largest in Ohio and the 29th largest in the United States. Economic drivers in Cleveland include polymers, engineering biotechnology and logistics. The Cleveland-Elyria MSA has the largest concentration of polymer companies in the United States, which include the Goodyear Tire and Rubber Company, among others. Additionally, the nation’s largest hospital-based department of biomedical engineering is located at the Cleveland Clinic Foundation.

The city of Aurora is bordered by the Bainbridge Township to the north, the Mantua Township to the east, Streetsboro to the south, and the Twinsburg Township to the north. Access to Aurora is provided by Ohio Route 82 (approximately 3.3 miles south), which connects to Interstate 480 (approximately 6.9 miles southwest), which serves as a connector between interstate 80 and interstate 271. Aurora is considered a bedroom community and has many of its residents commute to Cleveland for work, however, local employment includes the public sector, the manufacturing sector, as well as the retail sector. Major employers in Geauga County include Chardon Local Schools, Geauga County Government, Great Lakes Cheese Company, Kenston Local Schools, Masco Corp/KraftMaid Cabinetry Inc, Tarkett/Johnsonite Inc. and Walmart, among others. According to the appraisal, the 2016 estimated population within a one-, three-, and five-mile radius of the Marketplace at Four Corners Property was 3,913, 28,586, and 69,381, respectively. The 2016 average household income within the same radii was $92,763, $125,554, and $115,574, respectively. Additionally, just south of the Marketplace at Four Corners Property is a densely populated suburban neighborhood, while northwest has both the Grantwood Golf Course and the Signature of Solon Country Club.

According to a third party market research report, the Marketplace at Four Corners Property is located within the Cleveland area retail market and the Geauga County retail submarket. As of the first quarter 2017, the Cleveland retail market reported an overall vacancy rate of 5.7%, and an average asking rental rate of $9.59 PSF. As of first quarter 2017, the Cleveland retail market reported negative absorption of 19,266 SF and new construction of 203,804 SF. The Geauga County retail submarket reported an overall vacancy rate of 5.7% and an average asking rental rate of $9.41 PSF. As of first quarter 2017, the Geauga County retail market reported absorption of 11,667 SF and no new construction.

The following table presents competitive retail properties with respect to the Marketplace at Four Corners Property:

Retail Property Comparable

Property Name	Year Built/Renovated	Size (SF)	Total Occupancy	Asking Rent PSF	Distance to Subject
Marketplace at Four Corners	2002, 2004/N/A	525,708(1)	98.9%(1)	$7.97(1)	N/A
The Commons at SouthPark 17887 Royalton Road Strongsville, OH	1996	65,701	95.6%	$14.00	22.7 miles
Strongsville Towne Center 15177 Pearl Road Strongsville, OH	1978	62,101	93.3%	$12.00	23.3 miles
Brooklor Plaza 25905 -26041 Lorain Road North Olmstead, OH	1962	111,071	100.0%	$11.00	27.3 miles
Eastgate Shopping Center 1375 -1425 Som Center Road Mayfield Heights, OH	1954	342,041	99.0%	$9.14	11.9 miles
Arlington Plaza Shopping Center 1400 S Arlington Street Akron, OH	1958	55,606	100.0%	$7.52	22.7 miles
Shoppes of Solon North 28500 Miles Road Solon, OH	2007	28,000	79.5%	$20.00	6.7 miles
Solon Square 33311-33405 Aurora Road, Ste 19 Solon, OH	1958	182,481	76.0%	$19.50 to $20.00	3.6 miles
Streetsboro Commons 9750-9800 State Route 14 Streetsboro, OH	2011	31,816	41.0%	$16.00	7.0 miles
Macedonia Commons 8160-8210 Macedonia Commons Blvd, Ste 3 Macedonia, OH	1994	289,763	100.0%	$18.00	7.2 miles
Corporate Park of Beachwood 3355 Richmond Road Beachwood, OH	1980	103,300	95.0%	$19.00	9.6 miles
9438 State Route 14 9438 State Route 14 Streetsboro, OH	2015	15,000	100.0%	$22.00	7.8 miles
Westgate- Building A 3031 Westgate Mall Fairview Park, OH	2008	41,147	100.0%	$21.63	25.1 miles

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7100 Market Place Drive Aurora, OH 44202	Collateral Asset Summary – Loan No. 13 Marketplace at Four Corners	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 72.4% 1.33x 9.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Marketplace at Four Corners Property:

Cash Flow Analysis
	2014	2015	2016	8/31/2017 TTM	UW		UW PSF
Base Rent(1)	$3,998,899	$4,128,699	$4,139,283	$4,161,730	$4,315,864		$8.21
Total Recoveries	$908,803	$994,781	$1,089,822	$1,127,681	$1,199,997		$2.28
Other Income	$650	$0	$0	$0	$0		$0.00
Less Vacancy & Credit Loss(2)	$0	$0	$0	$0	($275,793)		($0.52)
Effective Gross Income	$4,908,352	$5,123,480	$5,229,106	$5,289,411	$5,240,068		$9.97
Total Expenses	$1,369,389	$1,228,162	$1,338,800	$1,374,376	$1,420,559		$2.70
Net Operating Income	$3,538,963	$3,895,318	$3,890,306	$3,915,035	$3,819,509		$7.27
Capital Expenditures	$0	$0	$0	$0	$82,004		$0.16
TI/LC	$0	$0	$0	$0	$168,000		$0.32
Net Cash Flow	$3,538,963	$3,895,318	$3,890,306	$3,915,035	$3,569,505		$6.79

Occupancy %	91.1%	98.4%	98.6%	98.9%	95.0%	(2)
NOI DSCR(3)	1.32x	1.45x	1.45x	1.46x	1.43x
NCF DSCR(3)	1.32x	1.45x	1.45x	1.46x	1.33x
NOI Debt Yield(3)	8.4%	9.3%	9.3%	9.3%	9.1%
NCF Debt Yield(3)	8.4%	9.3%	9.3%	9.3%	8.5%

(1)	UW Base Rent is based on the underwritten rent roll with vacant spaces grossed up to market rents.

(2)	UW Occupancy % is based on underwritten economic vacancy of 5.0%.

(3)	Debt service coverage ratios and debt yields are based on the Marketplace at Four Corners Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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18702, 18706, 18804, 18912, 18916, & 11804 North Creek Parkway Bothell, WA 98011	Collateral Asset Summary – Loan No. 14 North Creek Parkway Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$23,725,000 65.0% 1.67x 12.0%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	KeyBank			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Bothell, WA 98011
				General Property Type:	Mixed Use
Original Balance:	$23,725,000			Detailed Property Type:	Office/Industrial
Cut-off Date Balance:	$23,725,000			Title Vesting:	Fee
% of Initial Pool Balance:	2.7%			Year Built/Renovated:	1986/N/A
Loan Purpose:	Acquisition			Size:	205,298 SF
Borrower Sponsor:	Peregrine Realty Partners			Cut-off Date Balance per SF:	$116
Mortgage Rate:	4.3300%			Maturity Date Balance per SF:	$105
Note Date:	11/22/2017			Property Manager:	CBRE, Inc.
First Payment Date:	1/1/2018
Maturity Date:	12/1/2027
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	60 months
Seasoning:	0 months			Underwriting and Financial Information
Prepayment Provisions:	LO (24); DEF (93); O (3)			UW NOI:	$2,853,543
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield:	12.0%
Additional Debt Type:	N/A			UW NOI Debt Yield at Maturity:	13.2%
Additional Debt Balance:	N/A			UW NCF DSCR:	2.27x (IO) 1.67x (P&I)
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI:	$2,839,586 (8/31/2017 TTM)
Reserves				2nd Most Recent NOI:	$2,558,294 (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$1,915,459 (12/31/2015)
RE Tax:	$103,229	$34,410	N/A	Most Recent Occupancy(4):	92.7% (10/19/2017)
Insurance(1):	$0	Springing	N/A	2nd Most Recent Occupancy:	100.0% (12/31/2016)
Replacements:	$120,000	$4,277	$153,974	3rd Most Recent Occupancy:	87.5% (12/31/2015)
TI/LC:	$22,241	$22,241	$1,334,437	Appraised Value (as of):	$36,500,000 (10/6/2017)
Alder Rollover Reserve(2):	$0	$31,583	$1,895,000	Cut-off Date LTV Ratio:	65.0%
Other(3):	$319,703	$0	N/A	Maturity Date LTV Ratio:	59.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$23,725,000	61.5%	Purchase Price:	$36,500,000	94.5%
Borrower Equity:	$14,072,408	36.4%	Reserves:	$565,173	1.5%
Seller Credits	$810,345	2.1%	Closing Costs:	$1,542,581	4.0%
Total Sources:	$38,607,754	100.0%	Total Uses:	$38,607,754	100.0%

(1)	Monthly escrows for insurance premiums are waived provided (i) no event of default has occurred and is continuing and (ii) the North Creek Parkway Center Property (as defined below) is insured via an acceptable blanket insurance policy.

(2)	Deposits into the Alder Rollover Reserve will commence on the first payment date, continuing through and including the December 1, 2022 payment date or ceasing upon the earliest occurrence of (i) Alder Biopharmaceuticals, Inc. extending its lease beyond the loan maturity date; (ii) borrower entering into one or more replacement leases for at least 95% of the Alder Biopharmaceuticals, Inc. space or 90% of the North Creek Parkway Center Property (as defined below) for lease terms extending beyond the maturity date and the replacement tenants are in occupancy and paying full, unabated rent; or (iii) the balance of the Alder Rollover Reserve being $1,895,000.

(3)	Other reserve consists of $227,007 of outstanding tenant improvement obligations and $92,696 for free rent or rent for tenants not yet in occupancy.

(4)	Two tenants have executed leases on expansion space totaling 7,297 SF or 3.6% of the net rentable area and are currently completing the build out of the respective spaces.

The Mortgage Loan. The fourteenth largest mortgage loan (the “North Creek Parkway Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $23,725,000 secured by a first priority fee mortgage encumbering a 205,298 SF mixed use office/industrial property located in Bothell, Washington (the “North Creek Parkway Center Property”). The proceeds of the North Creek Parkway Center Mortgage Loan along with equity contributions from the North Creek Parkway Center Borrower (as defined below) were used to acquire the North Creek Parkway Center Property, fund reserves, and pay closing costs.

The Borrower and the Borrower Sponsor. The borrower is North Creek Parkway Center Investors, LP (the “North Creek Parkway Center Borrower”), a single-purpose California limited partnership. The general partner of the North Creek Parkway Center Borrower is indirectly owned by Stephen M. Zotovich and Bradley E. Lofgren, principals of Peregrine Realty Partners (“Peregrine”). Peregrine is a West Coast-based commercial real estate firm founded in 2009 that invests in multi-tenant office and industrial properties throughout Southern California. Peregrine’s portfolio includes 10 office and industrial properties totaling approximately 694,000 SF.

The Property. The North Creek Parkway Center Property consists of a 205,298 SF six-building multi-tenant business park situated on a 13.5-acre parcel located in Bothell, Washington. The North Creek Parkway Center Property is comprised of approximately 148,616 SF of office space (72.4% of the net rentable area), 33,962 SF of lab space (16.5% of the net rentable area) and 22,720 SF of warehouse space (11.1% of the net rentable area). Built in 1986,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18702, 18706, 18804, 18912, 18916, & 11804 North Creek Parkway Bothell, WA 98011	Collateral Asset Summary – Loan No. 14 North Creek Parkway Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$23,725,000 65.0% 1.67x 12.0%

approximately $2.6 million in capital expenditures has been invested in the North Creek Parkway Center Property since 2012 including roof and paving repair. As of October 19, 2017, the North Creek Parkway Center Property was 92.7% leased to 20 tenants. Since early 2016, nine leases representing 27.0% of the net rentable area have been executed by new tenants or existing tenants for expansion space. In addition, tenants representing 43.1% of the net rentable area have renewed their leases at the North Creek Parkway Center Property at least once. The North Creek Parkway Center Property offers 651 parking spaces resulting in a parking ratio of 3.2 spaces per 1,000 SF.

Major Tenants.

Alder Biopharmaceuticals, Inc (68,700 SF, 33.5% of NRA, 39.2% of underwritten base rent). Alder Biopharmaceuticals, Inc (“Alder”) is a clinical-stage biopharmaceutical company that discovers, develops and seeks to commercialize therapeutic antibodies for those who suffer from migraines, autoimmune diseases and inflammatory diseases. Alder is traded on the Nasdaq under the ticker symbol ALDR and had a market capitalization of $748.8 million as of December 4, 2017. Alder received initial funding from the United States Army in 2004 to explore development of new production technologies for humanized antibodies and, since then, has focused on developing its proprietary technologies to address a variety of unmet medical needs. Alder’s lead product candidate, Eptinezumab, is currently in its second Phase II clinical study for migraine prevention.

Alder entered into its original lease at the North Creek Parkway Center Property in 2005 for 16,702 SF and has expanded its space four times, most recently in 2017, to occupy a total of 68,700 SF. Alder has a current lease expiration date of July 31, 2023 with one three-year renewal option and has no termination options.

Brooks Applied Labs (23,254 SF, 11.3% of NRA, 13.8% of underwritten base rent). Brooks Applied Labs (“Brooks”) was formed in 2015 through the merger of Brooks Rand Labs and Applied Speciation and Consulting and offers analytical services specific to the trace metals and metal speciation area. With numerous accreditations and decades of experience, Brooks has contributed to the development and validation of many of the methods that are commonly used for low-level metals and metal speciation analysis today. Brooks has been in occupancy at the North Creek Parkway Center Property since 2009 and recently expanded by 5,437 SF. Brooks has a current lease expiration date of January 31, 2023 with one five-year renewal option and no termination options.

Comfort Systems USA (16,015 SF, 7.8% of NRA, 6.6% of underwritten base rent). Comfort Systems USA (“Comfort Systems”) is a nationwide company that provides commercial HVAC, mechanical and electrical contracting to customers ranging from small businesses to Fortune 500 companies. Headquartered in Houston, Texas, Comfort Systems’ subsidiary companies located across the United States can build, service or retrofit systems for virtually any building. Comfort Systems is traded on the New York Stock Exchange under the ticker symbol FIX and had a market capitalization of $1.6 billion as of December 4, 2017. Comfort Systems has been in occupancy since 2016 with its lease expiring on September 30, 2021. Comfort Systems has one five-year renewal option and no termination options.

Mirabilis Medica, Inc (11,163 SF, 5.4% of NRA, 4.8% of underwritten base rent). Mirabilis Medica, Inc (“Mirabilis”) is the developer of a non-invasive therapeutic ultrasound platform with an initial application to the treatment of uterine fibroids, which, according to a third party research report, affect approximately 25% of all women. The Mirabilis platform uses high-resolution ultrasound imaging to localize treatment and a proprietary ultrasound technology to treat tissue deep in the body. Mirabilis has been in occupancy since 2007 with its lease expiring on May 4, 2018. The lease has one three-year renewal option and no termination options.

Eden Rock Communications (9,847 SF, 4.8% of NRA, 4.8% of underwritten base rent). Eden Rock Communications (“Eden Rock”) is a maker of wireless network technologies, specifically self-organizing networks. Nokia Networks (rated BB+/Ba1/BB+ by Fitch/Moody’s/S&P) acquired the company in 2015. Eden Rock entered into its original lease in 2011 for 5,644 SF and, in 2014, expanded to 9,847 SF and extended its lease until June 30, 2020. The lease has one five-year renewal option and no termination options.

The following table presents certain information relating to the leases at the North Creek Parkway Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Alder Biopharmaceuticals, Inc	NR/NR/NR	68,700	33.5%	$1,269,065	39.2%	$18.47(4)	7/31/2023
Brooks Applied Labs	NR/NR/NR	23,254	11.3%	$444,875	13.8%	$19.13(5)	1/31/2023
Comfort Systems USA	NR/NR/NR	16,015	7.8%	$212,469	6.6%	$13.27	9/30/2021
Mirabilis Medica, Inc	NR/NR/NR	11,163	5.4%	$155,110	4.8%	$13.90	5/4/2018
Eden Rock Communications	BB+/Ba1/BB+	9,847	4.8%	$155,090	4.8%	$15.75	6/30/2020
Subtotal/Wtd. Avg.		128,979	62.8%	$2,236,609	69.2%	$17.34
Remaining Tenants(6)		61,420	29.9%	$996,933	30.8%	$16.23
Vacant Space		14,899	7.3%	$0	0.0%	$0.00
Total/Wtd. Avg.		205,298	100.0%	$3,233,543	100.0%	$16.98

(1)	Information is based on the underwritten rent roll.

(2)	Credit ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Alder Biopharmaceuticals, Inc leases two suites totaling 43,260 SF at an Annual UW Rent PSF of $18.28 and one 25,440 SF suite at an Annual UW Rent PSF of $18.80.

(5)	Brooks Applied Labs leases one 17,817 SF suite at an Annual UW Rent PSF of $19.40 and recently executed a lease on a 5,437 SF expansion space at an Annual UW Rent PSF of $18.25. The tenant is currently completing its buildout of the expansion space.

(6)	Includes the 262 SF management office that has no associated rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18702, 18706, 18804, 18912, 18916, & 11804 North Creek Parkway Bothell, WA 98011	Collateral Asset Summary – Loan No. 14 North Creek Parkway Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$23,725,000 65.0% 1.67x 12.0%

The following table presents certain information relating to the lease rollover schedule at the North Creek Parkway Center Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(2)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	1	262(3)	0.1%	0.1%	$0.00	$0	0.0%	0.0%
2017	0	0	0.0%	0.1%	$0.00	$0	0.0%	0.0%
2018	2	11,865	5.8%	5.9%	$14.14	$167,746	5.2%	5.2%
2019	2	5,554	2.7%	8.6%	$13.03	$72,346	2.2%	7.4%
2020	4	20,900	10.2%	18.8%	$15.76	$329,392	10.2%	17.6%
2021	4	30,488	14.9%	33.6%	$14.57	$444,354	13.7%	31.4%
2022	2	13,559	6.6%	40.2%	$16.55	$224,410	6.9%	38.3%
2023	5	107,771	52.5%	92.7%	$18.51	$1,995,295	61.7%	100.0%
2024	0	0	0.0%	92.7%	$0.00	$0	0.0%	100.0%
2025	0	0	0.0%	92.7%	$0.00	$0	0.0%	100.0%
2026	0	0	0.0%	92.7%	$0.00	$0	0.0%	100.0%
2027	0	0	0.0%	92.7%	$0.00	$0	0.0%	100.0%
2028 & Beyond	0	0	0.0%	92.7%	$0.00	$0	0.0%	100.0%
Vacant	0	14,899	7.3%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	20	205,298	100.0%		$16.98	$3,233,543	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

(3)	Represents a management office with no associated rent.

The Market. The North Creek Parkway Center Property is located on North Creek Parkway along Interstate 405 in Bothell, Washington, approximately 20 miles northeast of the Seattle central business district. According to the appraisal, the North Creek Parkway Center Property is located in an area known as the “technology corridor” that is developed with a variety of office, high-tech and warehouse buildings.

According to the appraisal, as of the second quarter of 2017, demand for office space in the Seattle-Bellevue market remained strong, with year-to-date leasing activity out pacing the 10 year high achieved in 2016. The Seattle area continued to quickly absorb new office space, as net absorption reached approximately 2.0 million SF. The overall office vacancy rate in the Seattle-Bellevue area decreased 20 basis points over the previous quarter to 7.9% in the second quarter of 2017, a rate that was 5.9% below the region’s ten year stabilized vacancy rate of 13.8%.

According to a third party market research report, the life sciences industry is the fifth largest industry in Washington and is responsible for more than $12.5 billion of the state’s gross domestic product. Bothell is the second largest life sciences market within the Seattle area with 2.1 million SF of inventory spread between its two core areas of Canyon Park and North Creek, where the North Creek Parkway Center Property is located. The location in Bothell offers quality, low-cost alternatives to the more expensive Lake Union and Capitol Hill submarkets in Seattle. The largest biotech company in Washington, Seattle Genetics, is headquartered in Bothell and has approximately 900 employees and a market capitalization of $8.3 billion as of the second quarter of 2017. In addition, Seattle Genetics announced that it plans to hire 200 employees after adding 150 employees in 2016, and expand to 100,000 SF of new office space in its Canyon Park campus in order to accommodate growth.

According to a third party market research report, the North Creek Parkway Center Property is located within the Bothell/Kenmore office submarket, which as of the third quarter of 2017, contains approximately 5.1 million SF and had a vacancy rate of 13.1%. For the same period, the Bothell/Kenmore office submarket reported gross asking rent of $26.53 PSF and net absorption of 39,000 SF. According to the appraisal, the North Creek Parkway Center Property is located in the Eastside industrial high-tech market, which as of the third quarter of 2017, had an inventory of 8.4 million SF and an overall vacancy rate of 11.9%. The North Creek Parkway Center Property is located within the Bothell submarket of the Eastside industrial high-tech market, which reported an inventory of approximately 3.6 million SF and a vacancy rate of 15.5% for the third quarter of 2017.

The following table presents recent leasing data at competitive office buildings with respect to the North Creek Parkway Center Property:

Comparable Office Leases
Property Name	Location	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent PSF	Lease Type
North Creek Parkway Center Property	Bothell, WA	Brooks Applied Labs(1)	5,437(1)	November 2017(1)	5.3(1)	$18.25(1)	NNN
Parklands North Creek	Bothell, WA	Byram Healthcare	11,632	April 2017	5.4	$18.50	NNN
North Creek, Building 1	Bothell, WA	Mobius	4,197	April 2016	5.4	$18.00	NNN
Nexus Research Center	Bothell, WA	Qilu Puget Sound Biotherapeutics	10,564(2)	March 2016	5.3	$22.75(2)	NNN
North Creek Place	Bothell, WA	ISEC	8,007	January 2018	7.1	$18.50	NNN
Canyon Park 228	Bothell, WA	Orion Advisors	4,859	April 2017	5.3	$17.00	NNN

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

(2)	Represents lab space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18702, 18706, 18804, 18912, 18916, & 11804 North Creek Parkway Bothell, WA 98011	Collateral Asset Summary – Loan No. 14 North Creek Parkway Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$23,725,000 65.0% 1.67x 12.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the North Creek Parkway Center Property:

Cash Flow Analysis
	2014	2015	2016	8/31/2017 TTM	UW	UW PSF
Gross Potential Rent(1)	$2,027,750	$2,252,125	$2,746,455	$2,948,272	$3,470,207	$16.90
Total Recoveries	$1,155,207	$1,068,729	$1,267,323	$1,309,672	$1,357,232	$6.61
Total Other Income	$14,233	$11,128	$12,549	$17,806	$12,600	$0.06
Less Vacancy & Credit Loss	$0	$0	$0	$0	($531,018)	($2.59)
Effective Gross Income	$3,197,190	$3,331,982	$4,026,326	$4,275,750	$4,309,021	$20.99
Total Operating Expenses	$1,376,249	$1,416,523	$1,468,032	$1,436,164	$1,455,478	$7.09
Net Operating Income(2)	$1,820,941	$1,915,459	$2,558,294	$2,839,586	$2,853,543	$13.90
Capital Expenditures	$0	$0	$0	$0	$51,325	$0.25
TI/LC	$0	$0	$0	$0	$439,892	$2.14
Net Cash Flow	$1,820,941	$1,915,459	$2,558,294	$2,839,586	$2,362,327	$11.51

Occupancy %	80.8%	87.5%	100.0%	92.7%	89.0%(3)
NOI DSCR (P&I)	1.29x	1.35x	1.81x	2.01x	2.02x
NCF DSCR (P&I)	1.29x	1.35x	1.81x	2.01x	1.67x
NOI Debt Yield	7.7%	8.1%	10.8%	12.0%	12.0%
NCF Debt Yield	7.7%	8.1%	10.8%	12.0%	10.0%

(1)	UW Gross Potential Rent has been underwritten based on the rent roll dated October 19, 2017 and includes rent steps through December 2018 totaling approximately $115,786. The increase in UW Gross Potential Rent from 8/31/2017 TTM is primarily due to underwritten rent steps of $115,786 and the borrower executing three new leases in October and November 2017 with a combined rent of $286,017.

(2)	The Net Operating Income increased from 2015 to 2016 primarily due to the borrower executing six new leases representing 26.7% of the net rentable area from October 2015 through November 2016.

(3)	Vacancy underwritten to 11.0%. The North Creek Parkway Center Property was 92.7% leased as of October 19, 2017. Two tenants have executed leases on expansion space totaling 7,297 SF or 3.6% of the net rentable area and are currently completing the build out of the respective spaces.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

296 E. 5th Avenue, 206 E. 6th Avenue and 199 E. 5th Avenue Eugene, OR 97401	Collateral Asset Summary – Loan No. 15 5th Street Public Market	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,825,000 75.0% 1.38x 8.9%

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Société Générale			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Eugene, OR 97401
				General Property Type:	Mixed Use
Original Balance:	$21,825,000			Detailed Property Type:	Retail/Office
Cut-off Date Balance:	$21,825,000			Title Vesting(1):	Fee
% of Initial Pool Balance:	2.4%			Year Built/Renovated:	1929-1994/2011
Loan Purpose(1):	Refinance			Size:	78,955 SF
Borrower Sponsors:	Brian B. Obie; Brian B. Obie, trustee of the Brian B. Obie Revocable Trust dated August 6, 2014			Cut-off Date Balance per SF:	$276
				Maturity Date Balance per SF:	$243
				Property Manager:	Obie Industries Incorporated (borrower-related)
Mortgage Rate:	4.6200%
Note Date:	10/18/2017
First Payment Date:	12/1/2017
Maturity Date:	11/1/2027
Original Term to Maturity	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	36 months			UW NOI:	$1,942,636
Seasoning:	1 month			UW NOI Debt Yield:	8.9%
Prepayment Provisions(2):	LO (25); DEF/YM1 (91); O (4)			UW NOI Debt Yield at Maturity:	10.1%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR(1):	1.82x (IO) 1.38x(P&I)
Additional Debt Type:	N/A			Most Recent NOI:	$2,036,480 (8/31/2017 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$2,028,031 (12/31/2016)
Future Debt Permitted (Type)(3):	Yes (Mezzanine)			3rd Most Recent NOI:	$1,850,955 (12/31/2015)
Reserves(				Most Recent Occupancy:	97.2% (10/1/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2016)
RE Tax:	$135,780	$33,945	N/A	3rd Most Recent Occupancy:	93.5% (12/31/2015)
Insurance(4):	$7,596	Springing	N/A	Appraised Value (as of):	$29,100,000 (9/15/2017)
TI/LC(5):	$187,000	Springing	$187,000	Cut-off Date LTV Ratio:	75.0%
Replacements:	$0	$1,974	$71,060	Maturity Date LTV Ratio:	65.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$21,825,000	100.0%	Loan Payoff:	$13,010,235	59.6%
			Market Station Acquisition:	$5,200,000	23.8%
			Reserves:	$330,376	1.5%
			Closing Costs:	$466,994	2.1%
			Return of Equity:	$2,817,395	12.9%
Total Sources:	$21,825,000	100.0%	Total Uses:	$21,825,000	100.0%

(1)	See “The Mortgage Loan” and “The Property” below for further discussion of Loan Purpose and Title Vesting.

(2)	On any payment date after the release date, the 5th Street Public Market Borrower (as defined below) may obtain the release of a specified release parcel from the lien of the mortgage encumbering such property provided, among others, the following conditions are satisfied: (i) provision of defeasance collateral in an amount equal to the greatest of (a) 125% for the allocated value of the parcel in question (b) an amount that would result in the post-release DSCR for the remaining property being not less than 1.40x and (C) 100% of the net proceeds from the sale of the release parcel, and 5th Street Public Market Borrower satisfies all of the requirements with respect to such defeasance including, without limitation, the rating comfort letter and opinion delivery requirements thereof; (ii) no event of default has or is continuing; (iii) 5th Street Public Market Borrower is a special purpose bankruptcy remote entity; (iv) loan-to-value ratio of the loan (as so determined by lender) does not increase after the release, unless lender receives REMIC opinion; and (v) the debt service coverage ratio of the portion of the 5th Street Public Market Property remaining subject to the liens of the mortgages will not be less than the 1.40x.

(3)	The 5th Street Public Market Mortgage Loan (as defined below) permits future mezzanine financing, provided the following conditions are satisfied, among other things: (i) no event of default has occurred or is continuing, (ii) the loan-to-value ratio including the 5th Street Public Market Mortgage Loan and mezzanine debt is not greater than 80.0%, (iii) an aggregate net cash flow debt service coverage ratio for the 5th Street Public Market Mortgage Loan and mezzanine debt of no less than 1.20x, and (iv) the execution of an intercreditor agreement.

(4)	Monthly escrows for insurance premiums are waived provided (i) no event of default has occurred and is continuing, (ii) if, as of the last day of a calendar quarter, the debt service coverage ratio is less than 1.10x and (iii) the 5th Street Public Market Property is insured under an acceptable blanket insurance policy.

(5)	If at any time the balance in the tenant improvement and leasing commissions subaccount is less than $187,000, the 5th Street Public Market Borrower will immediately on the next succeeding payment date begin making the rollover reserve monthly deposit of $6,580 until the balance in the tenant improvement and leasing commissions subaccount is again equal to or greater than $187,000.

The Mortgage Loan. The fifteenth largest mortgage loan (the “5th Street Public Market Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $21,825,000. The 5th Street Public Market Mortgage Loan is secured by a first priority fee mortgage encumbering a 78,955 SF mixed use retail/office property consisting of the 5th Street Market (the “5th Street Market) and Market Station mixed-use buildings (both retail/office) and a lease fee interest in a hotel (the “Inn at the 5th”) located in Eugene, Oregon (collectively, the “5th Street Public Market Property”). The proceeds of the 5th Street Public Market Mortgage Loan were used to refinance the 5th Street Market and leased fee interest in the Inn at the 5th, purchase Market Station, fund reserves, pay closing costs, and return equity to the borrower sponsors.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

296 E. 5th Avenue, 206 E. 6th Avenue and 199 E. 5th Avenue Eugene, OR 97401	Collateral Asset Summary – Loan No. 15 5th Street Public Market	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,825,000 75.0% 1.38x 8.9%

The Borrower and the Borrower Sponsors. The borrower is 5th Street Public Market, LLC (the “5th Street Public Market Borrower”) a single-purpose Oregon limited liability company structured to be bankruptcy remote. The 5th Street Public Market Borrower is majority owned by the Brian B. Obie Revocable Trust dated August 6, 2014, which along with Brian Obie, will serve as the borrower sponsor and non-recourse carveout guarantor for the 5th Street Public Market Mortgage Loan.

Brian Obie is the President of Eugene-based Obie Companies, which controls or is affiliated with Obie Industries, Obie Development Partners, and Obie Hospitality. Mr. Obie started his professional career in the media business, operating two companies, one which he sold to 3M Media Corporation, and one which he took public onto the NASDAQ Stock Exchange. Mr. Obie served in the Eugene government over an 18-year period, as a Planning Commissioner, a City Councilman, and as Eugene Mayor from 1985 to 1988.

The Property. The 5th Street Public Market Property is a 78,955 SF mixed-use development consisting of two buildings located in Eugene, Oregon, at the north end of downtown Eugene, approximately 1.1 miles northwest of the University of Oregon. 5th Street Market is a 56,984 SF mixed-use building comprised of retail (42,859 SF) (the “5th Street Market Retail Component”) and office (14,125 SF). Market Station is a 21,971 SF mixed-use development comprised of retail (14,293 SF) and office (7,678 SF). As of October 1, 2017, the 5th Street Public Market Property was 97.2% occupied by 55 tenants, 55.5%, of which have been at the 5th Street Public Market Property for over ten years.

Additionally, the 5th Street Public Market Borrower holds the leased fee interest in the Inn at 5th, a 69-room boutique hotel owned by an affiliate of the borrower sponsors. According to a third party market research report, the Inn at 5th reported occupancy, ADR, and RevPAR penetrations factors of 103.1%, 172.7%, and 178.2%, respectively as of August 2017. The hotel premises are comprised of fee title to portions of the first and second floors of the Inn at 5th (the “Inn at 5th Hotel”) and the leased fee interest in the remainder of the collateral. The Inn at 5th tenant, which is affiliated with the 5th Street Public Market Borrower, owns a portion of the improvements on the first and second floors and all of the improvements located above the second floor as an air rights / leased fee parcel. The 5th Street Public Market Mortgage Loan documents provide for personal liability to the 5th Street Public Market Borrower and non-recourse carveout guarantor for losses related to leasehold mortgagee failing to use and apply net proceeds in accordance with the lease and intercreditor agreement.

The Inn at Fifth Street Market, LLC tenant has a right of first offer to purchase the 5th Street Market Retail Component and Inn at 5th Hotel of the 5th Street Public Market Property if the 5th Street Public Market Borrower decides to sell or transfer all or any portion of the 5th Street Market Retail Component or Inn at 5th Hotel. The right of first offer is extinguished by foreclosure and does not apply in the events of foreclosure or deed-in-lieu thereof.

Major Tenants.

Provisions Market Hall (9,398 SF, 11.9% of NRA, 9.3% of underwritten base rent). Provisions Market Hall has been in occupancy at the 5th Street Public Market Property since September 1, 2006 and last renewed its lease on May 1, 2015, at which time it expanded its space by 5,203 SF. Provision Market Hall’s lease expires on April 30, 2025 with two five-year renewal options and no termination options. Provisions Market Hall is a food market that sells produce, groceries, fresh meat and fish, house charcuterie, prepared food, wine and cookware. Provisions Market Hall also regularly hosts culinary events, such as cooking classes and wine tastings, which are hosted in either the market itself or in the dining space at Marche Restaurant & Bar, which owned by the same parent company.

McKenzie Brewing (Steelhead Brewery) (5,380 SF, 6.8% of NRA, 7.4% of underwritten base rent). McKenzie Brewing has been in occupancy at the 5th Street Public Market Property since January 1, 1991 and last renewed its lease on April 1, 2013. McKenzie Brewing’s lease expires on March 31, 2023 with two five-year renewal options and no termination options. McKenzie Brewing serves a selection of 24 house-made ales along with various domestic and imported beers and wines, and is open for both lunch and dinner.

Gervais (4,300 SF, 5.4% of NRA, 4.3% of underwritten base rent). Gervais occupies 4,300 SF of retail space under a lease that commenced on June 1, 2007 and expires February 28, 2021 with one five-year renewal options and no termination options. Gervais is a full-service salon and day spa offering body treatments, facials, manicures and pedicures, makeup consultations, hair coloring and texturing services.

Marche Restaurant and Bar (4,260 SF, 5.4% of NRA, 6.3% of underwritten base rent). Marche Restaurant and Bar has been in occupancy at the 5th Street Public Market Property since May 1, 1998 and last renewed its lease on November 1, 2011. Marche Restaurant and Bar’s lease expires on October 31, 2021 with two remaining five-year renewal options and no termination options. According to a third party market research report, Marche Restaurant and Bar is rated as one of the best in the area, offering breakfast, lunch and dinner for patrons and preparing all room service orders for the Inn at the 5th hotel. Marche also operates a catering service. The restaurant’s parent company, Marche, LLC, owns Provisions Market Hall and also leases three office units at the 5th Street Public Market Property ranging from 90 SF to 980 SF with varying expiration dates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

296 E. 5th Avenue, 206 E. 6th Avenue and 199 E. 5th Avenue Eugene, OR 97401	Collateral Asset Summary – Loan No. 15 5th Street Public Market	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,825,000 75.0% 1.38x 8.9%

The following table presents a summary regarding the largest tenants at the 5th Street Public Market Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	% of Collateral SF	Annual UW Base Rent	% of Annual UW Base Rent	Annual UW Base Rent PSF(2)	Lease Expiration

Provisions Market Hall	NR/NR/NR	9,398	11.9%	$162,672	9.3%	$17.31	4/30/2025
McKenzie Brewing (Steelhead Brewery)	NR/NR/NR	5,380	6.8%	$130,116	7.4%	$24.19	3/31/2023
Gervais	NR/NR/NR	4,300	5.4%	$75,859	4.3%	$17.64	2/28/2021
Marche Restaurant & Bar	NR/NR/NR	4,260	5.4%	$110,628	6.3%	$25.97	10/31/2021
Elephant’s Trunk	NR/NR/NR	3,454	4.4%	$54,552	3.1%	$15.79	12/31/2020
Sushi Pure	NR/NR/NR	3,210	4.1%	$77,318	4.4%	$24.09	5/31/2019
Sushi Station	NR/NR/NR	2,577	3.3%	$56,400	3.2%	$21.89	12/31/2023
K Dunn & Associates	NR/NR/NR	2,200	2.8%	$48,205	2.8%	$21.91	8/31/2019
Obie Industries	NR/NR/NR	1,950	2.5%	$44,585	2.5%	$22.86	1/31/2020
Made In Oregon	NR/NR/NR	1,911	2.4%	$49,107	2.8%	$25.70	5/31/2020
Subtotal/Wtd. Avg.		38,640	48.9%	$809,442	46.2%	$20.95
Remaining Tenants		38,112	48.3%	$941,458	53.8%	$24.70
Vacant Space		2,203	2.8%	$0	0.0%	$0.00
Total/Wtd. Avg.		78,955	100.0%	$1,750,900	100.0%	$22.81

(1)	Information is based on the underwritten rent roll.

(2)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

The following table presents certain information relating to the lease rollover at the 5th Street Public Market Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	2	677	0.9%	0.9%	$25.06	$16,967	1.0%	1.0%
2017	3	1,238	1.6%	2.4%	$23.89	$29,580	1.7%	2.7%
2018	11	7,462	9.5%	11.9%	$20.28	$151,310	8.6%	11.3%
2019	11	13,278	16.8%	28.7%	$23.70	$314,633	18.0%	29.3%
2020	14	17,238	21.8%	50.5%	$23.83	$410,736	23.5%	52.7%
2021	8	15,461	19.6%	70.1%	$23.35	$360,990	20.6%	73.3%
2022	2	2,189	2.8%	72.9%	$27.45	$60,096	3.4%	76.8%
2023	2	7,957	10.1%	83.0%	$23.44	$186,516	10.7%	87.4%
2024	0	0	0.0%	83.0%	$0.00	$0	0.0%	87.4%
2025	1	9,398	11.9%	94.9%	$17.31	$162,672	9.3%	96.7%
2026	1	1,854	2.3%	97.2%	$30.96	$57,400	3.3%	100.0%
2027	0	0	0.0%	97.2%	$0.00	$0	0.0%	100.0%
2028 & Beyond	0	0	0.0%	97.2%	$0.00	$0	0.0%	100.0%
Vacant	0	2,203	2.8%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	55	78,955	100.0%		$22.81	$1,750,900	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The 5th Street Public Market Property is located in Eugene, Lane County, Oregon within the Eugene metropolitan statistical area (“MSA”). The Eugene MSA is the third-largest MSA in Oregon with an estimated population of 374,200. The city of Eugene has an estimated population of over 166,000, making it the third most populous city in the state after Portland and Salem. The University of Oregon is approximately 1.1 miles southeast of the 5th Street Public Market Property and is a significant component of the Eugene economy, driving demand for retail, office and hotel properties. The 5th Street Public Market Property has a free shuttle between the Inn at the 5th Hotel and the University of Oregon campus with additional service to the university’s sporting events.

According to a third party market research report, the 5th Street Public Market Property is located within the Eugene office market, which contains approximately 11.1 million SF of office space, an occupancy rate of 95% and average rental rates of $16.25 PSF as of the third quarter of 2017. The appraisal notes that the only notable office project currently under development was already 70% preleased as of July 2017.

The Eugene retail market contains approximately 20.8 million SF of retail space, an occupancy rate of 96.4% and average rental rates of $14.84 PSF NNN.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

296 E. 5th Avenue, 206 E. 6th Avenue and 199 E. 5th Avenue Eugene, OR 97401	Collateral Asset Summary – Loan No. 15 5th Street Public Market	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,825,000 75.0% 1.38x 8.9%

The following table presents comparable retail properties with respect the 5th Street Public Market Property:

Comparable Retail Leases
Property Name/Address	Year Built	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Lease Type
5th Street Public Market Property 296 E. 5th Avenue, 206 E. 6th Avenue and 199 E. 5th Avenue Eugene, OR	1929-1994	Pendleton Woolen Mills	1,265	May 2017	5.0	$27.50	NNN
Retail Property 222 Broadway Eugene, OR	1920	N/A	1,500	June 2016	5.0	$18.72	NNN
13th Avenue Retail 762-766 E 13th Avenue Eugene, OR	1970	Jersey Mike’s Subs	1,657	April 2016	10.0	$30.00	NNN
485 Alexander Road 485 Alexander Road Eugene, OR	2016	Rain Bar	2,452	June 2016	5.0	$26.00	NNN
Commerce Retail 4325-4355 Commerce Street Eugene, OR	1990	Saigon Café	1,478	July 2016	5.0	$24.00	NNN
River Road Strip Retail 2740-2762 River Road Eugene, OR	2009	N/A	925	May 2017	3.0	$22.20	NNN
Mod’s Pizza Building 77 E 29th Avenue Eugene, OR	1960	Mod Pizza	2,706	March 2017	10.0	$28.82	NNN

Source: Appraisals

The following table presents comparable office properties with respect the 5th Street Public Market Property:

Comparable Offices Leases
Property Name/Address	Year Built	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Lease Type
5th Street Public Market Property 296 E. 5th Avenue, 206 E. 6th Avenue and 199 E. 5th Avenue Eugene, OR	1929-1994	78,955	Galt Foundation	1,229	January 2015	5.4	$19.53	Full Service Gross
The Forum Building 777 High Street Eugene, OR	1980	18,633	N/A	1,400	September 2016	5.0	$18.96	Full Service Gross
The Inkwell Building 2911 Tennyson Avenue Eugene, OR	2007	30,582	Spring Asset Management	9,341	May 2017	5.1	$22.00	Full Service Gross
Valley River Office Park 1580 Valley River Drive Eugene, OR	1990	35,302	N/A	1,860	September 2017	2.0	$20.16	Full Service Gross
Parkview Place 101 E Broadway Avenue Eugene, OR	1973	54,149	Sapient Private Wealth	3,352	May 2016	5.0	$20.04	Full Service Gross
Office Building 101 E Broadway Avenue Eugene, OR	1997	51,863	Audiologist	943	August 2016	3.0	$19.80	Full Service Gross

Source: Appraisals

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

296 E. 5th Avenue, 206 E. 6th Avenue and 199 E. 5th Avenue Eugene, OR 97401	Collateral Asset Summary – Loan No. 15 5th Street Public Market	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,825,000 75.0% 1.38x 8.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 5th Street Public Market Property:

Cash Flow Analysis
	2014	2015	2016	8/31/2017 TTM	UW	UW PSF
Base Rent(1)	$1,785,774	$1,845,569	$1,993,053	$2,057,718	$1,847,381	$23.40
Percentage Rent	$83,697	$88,852	$109,993	$91,900	$121,174	$1.53
Total Recoveries	$1,062,641	$1,100,333	$1,129,615	$1,131,509	$1,144,481	$14.50
Other Income(2)	$4,040	$0	$0	$0	$308,460	$3.91
Less Vacancy & Credit Loss	$0	$0	$0	$0	($155,610)	($1.97)
Effective Gross Income	$2,936,152	$3,034,754	$3,232,661	$3,281,127	$3,265,886	$41.36
Total Expenses	$1,183,781	$1,183,799	$1,204,630	$1,244,647	$1,323,250	$16.76
Net Operating Income	$1,752,371	$1,850,955	$2,028,031	$2,036,480	$1,942,636	$24.60
Capital Expenditures	$0	$0	$0	$0	$23,687	$0.30
TI/LC	$0	$0	$0	$0	$60,256	$0.76
Net Cash Flow	$1,752,371	$1,850,955	$2,028,031	$2,036,480	$1,858,694	$23.54

Occupancy %	95.4%	93.5%	100.0%	98.3%	95.5%
NOI DSCR	1.30x	1.38x	1.51x	1.51x	1.44x
NCF DSCR	1.30x	1.38x	1.51x	1.51x	1.38x
NOI Debt Yield	8.0%	8.5%	9.3%	9.3%	8.9%
NCF Debt Yield	8.0%	8.5%	9.3%	9.3%	8.5%

(1)	UW Base Rent is based on the underwritten rent roll and includes contractual rent steps through July 2018 totaling $34,573.

(2)	UW Other Income is comprised of ground lease income for the Inn at the 5th.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C7

TRANSACTION CONTACT INFORMATION

Questions regarding this Collateral Term Sheet may be directed to any of the following individuals:

UBS Securities LLC

David Schell	Tel. (212) 713-3375

Nicholas Galeone	Tel. (212) 713-8832

Siho Ham	Tel. (212) 713-1278

SG Americas Securities, LLC

Adam Ansaldi	Tel. (212) 278-6126

Jim Barnard	Tel. (212) 278-6263

Warren Geiger	Tel. (212) 278-5692

Justin Cappuccino	Tel. (212) 278-6393

Cantor Fitzgerald & Co. / CCRE

Steve Gargiulo	Tel. (212) 829-5259

Clark Andreson	Tel. (212) 829-5290

Brett Katz	Tel. (212) 610-2305

Michael Brown	Tel. (212) 610-2357

Baz Preston	Tel. (212) 829-5294

Kiran Manda	Tel. (212) 915-1925